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Filed Pursuant to Rule 424(b)(4)
Registration No. 333-137734

LEAF EQUIPMENT LEASING INCOME FUND III, L.P.

Units of Limited Partner Interests at $100.00 per Unit

Minimum Investment – 50 Units ($5,000)

We are LEAF Equipment Leasing Income Fund III, L.P., a Delaware limited partnership. Our general partner is LEAF Asset Management, LLC. We are offering a minimum of 20,000 units ($2 million), and a maximum of 1,200,000 units ($120 million). We will acquire a diversified portfolio of equipment to lease to end users. We will also acquire portfolios of equipment subject to existing leases from other third-party equipment lessors. We expect that approximately 80% of the proceeds of this offering will be available for investment, after deducting all front-end fees and expenses, reserves and funds provided by any financing we obtain. Our principal objective is to generate regular cash distributions to you and our other investors. We cannot assure you, however, that we will meet our objective. We anticipate that during our initial years of operation our distributions will be substantially tax-deferred due primarily to depreciation deductions on a portion of our equipment and operating losses.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should read “Risk Factors,” beginning on page 9 of this prospectus, for a discussion of factors you should consider before buying our units. Among the most prominent of these risks are the following:

•	A substantial portion, and possibly all, of the cash distributions you receive from us will be a return of capital.
•	You must rely on our general partner to manage us.
•	We have not specifically identified our investments. As a result, you cannot evaluate the risks of, or potential returns from, any of our investments.
•	Our performance will be subject to the risk of lease and secured loans defaults.
•	Our success will depend in part on our ability to realize residual value from a portion of our equipment once the leases on that equipment terminate.
•	We will borrow to buy equipment to increase the size of our portfolio. This increases our risk of loss if our revenues are insufficient to pay our debt service and other expenses.
•	Our general partner will receive substantial compensation from us, which will reduce distributions to you.
•

There is no readily available public market for your units and your units will be subject to substantial transfer restrictions. If you hope to sell your units, the price you receive will likely be at a substantial discount to the price you paid.

•	You will have very limited voting rights.
•	We will engage in transactions with affiliates.

	Per Unit	Minimum	Maximum

Public Offering Price (1)	$100.00	$2,000,000	$120,000,000
Dealer-manager fee, sales commissions, accountable reimbursements for permissible non-cash compensation, and accountable due diligence reimbursements	$10.50	$210,000	$12,600,000
Proceeds, before expenses, to us	$89.50	$1,790,000	$107,400,000

(1)	There is a reduced price for units purchased under our distribution investment plan as discussed in the “How to Subscribe” section of this prospectus.

Our general partner, its officers, directors and affiliates, investors who buy units through the officers and directors of our general partner, registered investment advisors and their clients, and the dealer-manager, selling dealers and their registered representatives and principals, may purchase units at a price reduced by the sales commissions, which will not be paid for those sales. Our general partner and its affiliates currently intend to acquire not less than 10,000 units ($1 million), and may purchase up to approximately 5% of the total units sold, if greater. In addition, our general partner will receive a 1% interest in all of our income, losses and cash distributions in return for a $1,000 capital contribution, instead of paying the public offering price set forth in the table above, which will further dilute your investment in us. Our general partner anticipates that it will be our single largest investor, although the total subscriptions of you and the other investors, as a group, will be greater.

The units will be offered on a “best efforts” “minimum-maximum” basis. This means the broker/dealers must sell at least 20,000 units and receive subscription proceeds of at least $2 million in order for this offering to close, and they must use only their best efforts to sell our remaining units.

Our subscription proceeds will be held in an interest bearing escrow account until $2 million has been received. This offering will not extend beyond February 6, 2009. If the minimum subscription proceeds are not received by February 6, 2008, then your subscription will be promptly returned to you from the escrow account with interest earned, if any, and without deduction for any fees.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 7, 2007

Chadwick Securities, Inc. – Dealer-Manager

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THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

QUESTIONS AND ANSWERS	iv
SUMMARY OF THE OFFERING	1
LEAF Equipment Leasing Income Fund III, L.P.	1
The Offering	8
RISK FACTORS	10
We May Not Return All of Your Investment or Any Rate of Return on Your Investment	10
Our General Partner Will Manage Us and Our Business and May Make Decisions With Which You Do Not Agree	10
Because We Do Not Know What the Composition of Our Investment Portfolio Will Be, You Cannot Evaluate Our Portfolio At the Time You Invest	10
Higher Than Expected Equipment Lease and Secured Loan Defaults May Result in Losses	10
If We Are Unable to Realize the Residual Value of Our Equipment, We May Incur Losses	11
Using Leverage to Build Our Portfolio Subjects Us to the Risk That Our Revenues May Not Be Sufficient to Cover Our Operating Costs Plus Debt Service and, Consequently, May Result in Losses	11
Cost Reimbursements and Significant Fees We Will Pay to Our General Partner, and Reserves Our General Partner Will Establish, Will Reduce Our Cash Available for Distribution	12
Your Ability to Dispose of Your Investment in Us Will Be Limited	12
You Will Have Very Limited Voting Rights and Ability to Control Our Business	13
Our General Partner May Be Subject to Various Conflicts of Interest Arising Out of Its Relationship to Us	13
Our General Partner’s Investment Committee is Not Independent	13
Our Lack of Operating History Decreases Your Ability to Evaluate Your Investment	13
Our General Partner May Have Difficulty Managing Its Growth, Which May Divert Its Resources and Limit Its Ability to Expand Its Operations Successfully	14
If We Do Not Generate Sufficient Cash, We Will Not Be Able To Pay Your 8.5% Annual Distributions or Reinvest a Portion of Our Revenues in Additional Leases During the Reinvestment Period	14
You May Not Receive Cash Distributions From This Investment In An Amount Sufficient to Return Your Investment or Provide a Return on Your Investment, and the Intended Cash Distributions May Be Reduced or Delayed	14
If You Choose to Redeem Your Units You May Receive Much Less Than If You Kept Your Units	14
Our Success Will Be Subject to Risks Inherent in the Equipment Leasing Business, Any of Which May Affect Our Ability to Operate Profitably	15
Interest Rate Changes May Reduce the Value of Our Portfolio and Our Returns On It	15
Spreading the Risks of Equipment Leasing and Secured Loans By Diversifying Our Investments Will Be Reduced If We Raise Only the Minimum Offering Amount	15
Competition From Other Equipment Lessors Could Delay Investment of Our Capital, Reduce the Creditworthiness of Potential Lessees or Borrowers to Which We Have Access, or Decrease Our Yields	16
Poor Economic Conditions May Adversely Affect Our Ability to Build Our Portfolio	16
Resignation or Removal of Our General Partner, or Loss of Key Management Personnel of Our General Partner, Could Adversely Affect Our Ability to Conduct Our Business or Make Distributions	16
Our General Partner’s Operating Systems Could Be Damaged or Disrupted By Events Beyond Its Control, Which Could Interfere With Our Ability to Conduct Our Business and Make Us Less Attractive to Customers as a Source of Equipment Leases and Secured Loans	17
Our Inability to Obtain Insurance For Certain Types of Losses Means We Must Bear the Cost of Any Losses From the Non-Insurable Risks	17
Lack of Independent Counsel or Independent Underwriter May Reduce the Due Diligence Review of Us and Our General Partner	17
You Could Be Liable for Our Obligations if You Participate in the Control of Our Business, and You May Be Required to Return Improperly Received Distributions	17
Your Ability to Begin an Action Against Our General Partner is Limited By Our Partnership Agreement	18
If We Are, or Become, Subject to Usury Laws, It Could Result in Reduced Revenues or, Possibly, Loss on Our Investment	18
Participation With Third-Parties in Joint Ventures May Require Us to Pay Additional Costs or Incur Losses Because of Actions Taken By the Third-Parties	18
Your Interests May Be Diluted	18
You May Be Required to Pay Taxes on Income From Us, Even If You Do Not Receive Commensurate Cash Distributions From Us	18
We Will Not Apply for an Advance Ruling from the IRS as to Any Federal Tax Consequence of an Investment in Us, and if the IRS Classifies Us as a Corporation You Will Lose Tax Benefits	19
We Could Lose Cost Recovery or Depreciation Deductions if the IRS Treats Our Operating Leases as Sales or Financings	19

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You Need Passive Income in Order to Deduct Any Tax Losses We May Generate	19
You Will Likely Be Subject to State and Local Taxes as a Result of Purchasing Our Units	19
An IRS Audit of Our Annual Federal Information Tax Return May Result in Adjustments to, or An Audit of, Your Personal Income Tax Returns	20
Your Investment in Us May Cause You to Pay Alternative Minimum Tax	20
Your Tax Benefits From an Investment In Us Are Not Contractually Protected	20
Tax-Exempt Organizations Will Have Unrelated Business Taxable Income from an Investment in Us	20
Foreign Investors In Us Will Be Subject to U.S. Tax Withholding and May Be Required to File U.S. Tax Returns	20
Changes in the Law May Reduce the Tax Benefits of Investing in Us	20
FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS	20
USE OF PROCEEDS	21
MANAGEMENT COMPENSATION	24
CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES	30
Conflicts of Interest	30
In General	30
Our General Partner’s Compensation is Not the Result of Arm’s Length Negotiation	31
Actions Taken By Our General Partner Will Affect the Amount of Cash Available for Distribution to Limited Partners and Our General Partner’s Compensation	31
Our General Partner and Its Affiliates Will Engage in Activities That Compete With Us	31
We May Enter into Joint Ventures With Affiliated Programs	32
We Do Not Have any Employees and Rely on the Employees of Our General Partner and Its Affiliates	32

Appendix A	Amended and Restated Agreement of Limited Partnership of LEAF Equipment Leasing Income Fund III, L.P.

Appendix B	Prior Performance Tables

Appendix C	Instructions for Completing the Subscription Agreement in LEAF Equipment Leasing Income Fund III, L.P.

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Questions and Answers

LEAF Equipment Leasing Income Fund III, L.P.

Q-1. What is LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”)?

A-1. LEAF III is a form of investment opportunity that is commonly referred to as an Equipment Leasing and Finance Fund. These funds provide investors with access to equipment leases and loans to businesses that usually are made only by large financial institutions and banks. These funds may be considered a nontraditional (or alternative) asset class because their assets are not correlated to traditional assets such as stocks and bonds. Thus, these funds may offer benefits associated with diversification and asset allocation. LEAF III also is a limited partnership and its general partner is LEAF Asset Management, LLC, which will manage all aspects of LEAF III and its business.

As LEAF III raises investor funds and borrows money, and after paying fees and expenses and making required distributions to you and the other investors, which are not guaranteed, LEAF III will use its capital to acquire a diversified portfolio of business essential equipment to lease to third-party businesses known as lessees. The general partner believes that borrowing funds will allow LEAF III to increase the size and diversification of its portfolio of equipment leases. The third-party lessee will be obligated under the lease to make non-cancelable interest and rental payments to LEAF III for the use of the equipment during the lease term, although there is a risk that it may fail to do so. For a more detailed discussion of LEAF III’s investment objectives and strategies, please refer to the “INVESTMENT OBJECTIVES AND STRATEGIES” section of the prospectus beginning on page 42.

Q-2. Are there different types of equipment leases?

A-2. Yes. Depending on the type of lease, the lessee may purchase the equipment for a nominal fee at the end of the lease term, or return the equipment to LEAF III. The general partner expects that approximately 65% to 75% of LEAF III’s equipment leases will be full payout leases, which are leases under which the rental payments during the initial term of the lease, on a present value basis, will be sufficient to return an amount equal to LEAF III’s purchase price of the leased equipment, plus an appropriate return, without consideration of the residual value of the leased equipment at the end of the lease. Under the full payout leases, the lessee may purchase the equipment at the end of the lease term for a nominal fee. Thus, LEAF III does not need to sell or re-lease the equipment to recover its invested capital in the equipment under a full payout lease. The general partner further expects that approximately 25% to 35% of LEAF III’s equipment leases will be operating leases, which are leases under which the total rental payments during the original term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment leased under the lease. Under the operating lease, the lessee would be required to return the equipment to LEAF III at the end of the lease term. Thus, LEAF III would need to sell or re-lease the equipment after the end of the operating lease to either the initial lessee or another party in order to recover its full purchase price for the equipment, plus an appropriate return on the lease. See the “INVESTMENT OBJECTIVES AND STRATEGIES – LEASING STRATEGIES – RESIDUAL REALIZATION – MAXIMIZING RETURNS AT THE END OF A LEASE” section of the prospectus beginning on page 49 for a more detailed discussion of LEAF III’s strategies to recover the residual value of equipment it leases to others under operating leases.

LEAF III expects that the cost per unit of the equipment it finances will range from $20,000 to $2 million, and the average per unit cost of its leases will be between $50,000 and $100,000. In addition, up to 30% of LEAF III’s capital available for investment from time to time may be used to provide secured loans to end users to acquire business essential equipment.

For a more detailed discussion of the lease types anticipated in LEAF III, please refer to the “INVESTMENT OBJECTIVES AND STRATEGIES” section of the prospectus beginning on page 42.

Q-3. What are the investor suitability requirements for this investment?

A-3. In general, you must have either a net worth of at least $45,000, plus $45,000 of annual gross income; or a net worth of at least $150,000. Some states impose higher suitability requirements. Also, the minimum investment amount for most investors is $5,000 (50 units). An investment in LEAF III is illiquid, and there is no readily available public market for its units. You should invest in LEAF III only if you are prepared to hold your units for at least nine years, and possibly longer.

For a more detailed discussion of investor suitability requirements in particular states, please refer to the “INVESTOR SUITABILITY” section of the prospectus beginning on page 87.

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Q-4. Who is LEAF III’s General Partner, LEAF Asset Management, LLC?

A-4. LEAF Asset Management, LLC is a recently formed limited liability company that will serve as the general partner of investor programs. It is based in Philadelphia, Pennsylvania, and is an indirect wholly-owned subsidiary of Resource America, Inc. (NASDAQ:REXI).

Headquartered in Philadelphia and New York, Resource America was founded over 40 years ago. Resource America is a specialized asset management company with more than $12.1 Billion in assets under management (as of September 30, 2006) through its subsidiaries that operate in three primary business segments: Equipment Finance, Real Estate and Structured Financial Products.

Equipment Leasing and Finance	Real Estate	Structured Financial Products

LEAF Asset Management’s senior management team has substantial experience in the equipment leasing and finance industries. Also, as of September 2006, the general partner’s affiliate, LEAF Financial Corporation, which will act as the servicer of LEAF III’s leases and secured loans, had over $600 million in assets under management through over 14,600 individual leases and loans. LEAF Financial has over two decades of experience in equipment leasing and is one of the largest independent Equipment Finance/Leasing Companies in the U.S. with over $600 million in assets under management based on 2005 net assets as of September 2006. According to the June 2006 issue of the Monitor 100, a publication for the Equipment Leasing industry, LEAF Financial Corporation was ranked #74 based on 2005 net assets with growth of 104.7% from the prior year. In addition, LEAF Financial Corporation serves as the general partner for Lease Equity Appreciation Fund I, L.P. (“LEAF I”) and Lease Equity Appreciation Fund II, L.P. (“LEAF II”), which are prior equipment leasing and finance programs sponsored by it since 2002.

For information concerning certain operating results of LEAF I and LEAF II as of September 30, 2006, see the “Prior Performance Tables” in Appendix B to the prospectus. LEAF I and LEAF II also file periodic reports with the SEC. See the “WHERE YOU CAN FIND MORE INFORMATION” section on page 92 of the prospectus to learn how to obtain copies of those filings from the SEC’s public reference room or its website.

LEAF Asset Management and its affiliates currently intend to acquire a minimum of $1 million of limited partner units in LEAF III, and they may purchase up to approximately 5% of the total units sold in this offering, if greater. The general partner anticipates that it will be the single largest investor in LEAF III, although the total investments of you and the other investors in LEAF III, as a group, will be greater. For a more detailed discussion of the general partner, please refer to the “MANAGEMENT” section of the prospectus beginning on page 35.

Q-5. What are the primary investment objectives of LEAF III?

A-5. LEAF III’s principal objectives are to invest in a diversified portfolio of equipment for lease to end users, or to acquire equipment subject to existing leases, or on a limited basis to finance the purchase of equipment by end users, in order to:

•	preserve, protect and return your invested capital;
•

generate regular cash distributions to you and the other investors during the period beginning on the initial closing date in this offering and ending five years after the offering period terminates (the “reinvestment period”);

•

reinvest revenues in purchases of additional equipment during the reinvestment period, after paying its expenses, establishing appropriate reserves and making specified distributions to you and the other investors; and

•	provide additional cash distributions to you after the end of the reinvestment period and until all of its equipment leases and secured loans have either matured and terminated or been sold.

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For a more detailed discussion of LEAF III’s investment objectives, please refer to the “INVESTMENT OBJECTIVES AND STRATEGIES” section of the prospectus beginning on page 42.

Q-6. What types of equipment will LEAF III finance?

A-6. LEAF III intends to focus on investing in equipment that is essential for businesses to conduct their operations so the end users will be highly motivated to make the required monthly payments in order to keep the equipment in place. However, LEAF III has not specifically identified its investments. As a result, you cannot evaluate the risks of, or potential returns from, any of its investments at the time you invest. The general partner expects that LEAF III will focus on business essential equipment such as:

•	general office equipment, including office machinery, furniture, telephone systems, computer systems and software;
•	medical and dental practice equipment for diagnostic and treatment use;
•	energy and climate control systems; and
•	light industrial and construction equipment, including small lift trucks, small earth moving equipment and tractors, manufacturing, material handling and electronic diagnostic systems.

This equipment will generally be leased by LEAF III to small to mid-sized businesses, which the general partner generally categorizes as businesses with 500 or fewer employees, $1 billion or less in total assets; or $100 million or less in total annual sales. For a more detailed discussion of the types of equipment the fund will finance, please refer to the “INVESTMENT OBJECTIVES AND STRATEGIES – EQUIPMENT FOR LEASE TO END USERS” section of the prospectus beginning on page 44.

Q-7. What can I expect to happen after I invest in LEAF III and when can I expect to receive distributions?

A-7. Once the general partner has accepted your subscription, you will receive a confirmation letter indicating LEAF III’s acceptance of your investment and a copy of your fully executed subscription agreement. Generally, LEAF III intends to begin making monthly cash distributions in the month following the first full month of operations after it sells the minimum number of units in this offering and has its initial closing. Monthly distributions, however, are not guaranteed. Also, in addition to your initial purchase of not less than 50 units in LEAF III, you may elect on your subscription agreement to use any cash distributions that you receive from us during the offering period following your initial investment to purchase additional units in us on the same terms as you purchased your initial units, to the extent units are available for sale, except that there is no minimum number of additional units that must be purchased and the subscription price for the units purchased with your distributions from us will be the “Distribution Investment Unit Price” of $89.50 per unit, which is our gross unit price of $100 per unit reduced by an amount equal to the dealer-manager fee, the sales commission and the selling dealer’s reimbursements for bona fide accountable due diligence expenses, which will not be paid for those sales. In addition, unless you are a resident of Massachusetts, Minnesota or Ohio, if you previously invested in LEAF I or LEAF II, you may elect on your subscription agreement to use any cash distributions you receive from either or both of those programs to purchase our units during the offering period, to the extent units are available for sale, on the same terms as our units are being offered to our other investors, except that there is no minimum number of units that must be purchased and the subscription price for our units purchased with your distributions from LEAF I and/or LEAF II will be the Distribution Investment Unit Price.

During the Fund’s remaining five year reinvestment period following the up to two year offering period, no new investors will be accepted by LEAF III. During this period LEAF III intends to invest its net revenues from its leases and secured loans in additional leases and secured loans after making certain required distributions to you and the other investors.

During LEAF III’s liquidation period (which the general partner anticipates will be approximately two years), LEAF III will not invest its revenues in additional leases or secured loans. Instead, it intends to distribute all of its available net cash to its partners as its leases mature and its remaining equipment is sold.

For a more detailed discussion of LEAF III’s distributions to you, please refer to the “INCOME, LOSSES AND DISTRIBUTIONS” section of the prospectus beginning on page 54.

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Q-8. Are there tax benefits and consequences of investing in LEAF III?

A-8. LEAF III, as a limited partnership, will not pay income taxes itself. Instead, all of its taxable income or losses and other tax items will be passed through to you and its other partners. The general partner anticipates that during LEAF III’s early years income taxes on distributions to you and the other investors will be substantially tax-deferred by operating losses and depreciation deductions available from the portion of its equipment leased to third-party end users under its operating leases, but not under its full payout leases or equipment serving as security for its secured loans. Also, the passive activity rules under the Internal Revenue Code will apply to natural persons and most other types of investors in LEAF III. Thus, you should anticipate that your share of LEAF III’s net income or net loss in each of its taxable years generally will be characterized as passive activity income or loss.

Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans and IRAs, generally are exempt from federal income tax, except that any unrelated business taxable income (“UBTI”) that exceeds $1,000 in any taxable year is subject to an unrelated business income tax. Other charitable and tax exempt organizations are also subject to tax on UBTI. Most of LEAF III’s net income, if any, in a given year will constitute UBTI.

For a more detailed discussion, please refer to the “FEDERAL INCOME TAX CONSEQUENCES” section of the prospectus beginning on page 57. You are urged to seek advice based on your individual circumstances from an independent tax advisor with respect to the tax consequences to you of an investment in LEAF III.

Q-9. Can I sell my units in LEAF III?

A-9. You should invest in LEAF III only if you are prepared to hold your units for at least nine years. Although you may request LEAF III to redeem some or all of your units at any time, LEAF III has no obligation to redeem any of your units and it will not maintain a cash reserve for this purpose. Also, in any calendar year, LEAF III is limited as to the number of units it may redeem so that it will not be treated as a publicly traded partnership for tax purposes. In addition, the redemption price for your units is unlikely to reflect the fair market value of your units at the time of redemption, particularly during the liquidation period. You may realize a greater return by holding on to your units for the duration of LEAF III’s term.

For a more detailed discussion, please refer to the “REDEMPTION OF UNITS” section of the prospectus beginning on page 82.

Q-10. Where can I get more information?

A-10. LEAF III has filed a registration statement on Form S-1 with the SEC regarding the units it offers by this prospectus and it will file periodic reports and other information with the SEC. These documents are available at the SEC’s web site at http://www.sec.gov. After you are an investor in LEAF III, you may contact LEAF Asset Management’s Investor Relations department regarding your account information. The telephone number is 1-866-323-0241. You are urged to thoroughly discuss an investment in LEAF III with your financial, tax and legal advisors.

For a more detailed discussion, please refer to the “WHERE YOU CAN FIND MORE INFORMATION” section of the prospectus beginning on page 92.

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SUMMARY OF THE OFFERING

Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus, including the “Risk Factors” section, before deciding to invest in our units. Throughout this prospectus when there is a reference to you it is a reference to you as a potential investor or limited partner in us. Also, certain capitalized terms used throughout this prospectus are defined in Section 1.1 of our partnership agreement, which is attached as Appendix A to this prospectus.

LEAF Equipment Leasing Income Fund III, L.P.

The Fund

We are a Delaware limited partnership that will acquire a diversified portfolio of equipment that we will lease to third-parties. We will also acquire equipment subject to existing leases from other third-party equipment lessors. In addition, we may use up to 30% of our total funds available for investment at any given time to make secured loans to end users to finance their purchase of equipment.

The equipment we acquire for lease or financing to others generally will be:
• new, used or reconditioned;

•         business-essential equipment, such as computers, general office equipment, medical and dental practice equipment, software, energy and climate control systems, light construction and industrial equipment;

•         intended for the small to mid-size business market, which generally includes businesses with 500 or fewer employees, $1 billion or less in total assets; or $100 million or less in total annual sales; and

• have a per unit equipment cost generally between $20,000 and $2 million, with an average per unit cost of $50,000 to $100,000.

We have not identified any investments as of the date of this prospectus. For a more complete discussion, you should read the “Investment Objectives and Strategies” section of this prospectus. Our principal office in Delaware is at 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801, and our telephone number is (800) 819-5556.

Management

We will be managed by LEAF Asset Management, LLC, which will also be our general partner. The principal office of LEAF Asset Management is at 1818 Market Street, 9th Floor, Philadelphia, Pennsylvania 19103, and its telephone number is (215) 569-1844. The management team of our general partner and its affiliate, LEAF Financial Corporation (“LEAF Financial”), which will service our leases and secured loans, has substantial experience in the finance and equipment leasing industries. Its members have held senior executive and risk management positions with financial institutions such as CitiCapital Vendor Finance, CoreStates Bank, N.A., Fidelity Leasing, Inc. and Tokai Financial Services, Inc. LEAF Financial’s core executive team, consisting of Crit DeMent, Miles Herman, Nick Capparelli and David English, and other senior staff members, were key members of management teams that built two equipment leasing operations which were acquired by international financial institutions. Most recently they were key members of a management team that, in 1996, began an equipment leasing business focused on the small to mid-sized business market for Resource America, Inc. (“Resource America”), the indirect corporate parent of our general partner, that by June 30, 2000 had grown into an operation that managed over $600 million in equipment leasing assets. This business was sold to European American Bank, a subsidiary of ABN AMRO Bank, N.V., in 2000 for $564.8 million, including the assumption of $431 million in third-party debt. We describe the background and experience of our general partner’s management team in the “Management” section of this prospectus.

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Fund Objectives	Our investment objectives are to:
• preserve, protect and return your invested capital;
• generate regular cash distributions to you during the period beginning on our initial closing date and ending five years after this offering terminates (the “reinvestment period”);

•         during the reinvestment period, enter into or purchase equipment leases and secured loans using our net offering proceeds from this offering, and borrow funds to increase the diversification of our portfolio, and reinvesting our revenues after paying our expenses, establishing appropriate reserves and making certain distributions to you and our other investors; and

•         provide additional cash distributions to you after the end of the reinvestment period and until all of our equipment leases and secured loans have either matured and terminated or been sold (the “liquidation period”).

We expect to begin making distributions in the month following the first full month of operations after we sell the minimum number of units in this offering and have our initial closing. We also expect that, during the early years of our operations, our distributions will be substantially tax-deferred. We cannot assure you, however, as to the timing or specific level of your distributions, or whether we will achieve any of our objectives.

• We describe our investment objectives and strategies in the “Investment Objectives and Strategies” section of this prospectus.
• We describe our distribution policies in the “Income, Losses and Distributions” section of this prospectus.
Risk Factors	An investment in our units involves risks, including the following:

•         A substantial portion, and possibly all, of the cash distributions you receive from us will be a return of capital. The portion of your total distributions that is a return of capital and the portion that is investment income will depend on a number of factors in our operations and cannot be determined until all of our equipment leases and secured loans have either matured and terminated or been sold.

• Our general partner will have all management authority over us and our business.

•         We will not specifically identify the equipment we will acquire or the persons to whom we will lease our equipment until we are ready to invest our funds. As a result, you cannot evaluate the risks of, or potential returns from, any of our investments at the time you invest.

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•         Higher than expected lease and secured loan defaults may result in our inability to fully recover our investment or expected income from the affected equipment and could reduce our cash distributions to you and our other limited partners.

•         We anticipate that approximately 25% to 35% of our leases will be operating leases under which the rental payments we receive will return approximately 80% to 85% of the purchase price we paid for the equipment. If we are unable to realize the residual value of approximately 15% to 20% of the purchase price we paid for that equipment after the operating leases terminate, by either re-leasing or selling the equipment, then we may lose any profit or even a portion of our investment in that equipment.

•         We will borrow to buy equipment for leases and secured loans, which will require a pledge of most or all of our equipment to the creditors. If our returns on these investments are insufficient to pay our debt service and other expenses, typically as a result of defaults on a portion of our leases or secured loans, then we may incur a loss and could lose some or all of the pledged equipment.

•         Our general partner and its affiliates will receive substantial compensation from us, which will reduce our cash distributions to you and our other limited partners. Some of these fees will be paid without regard to the amount of our cash distributions to you and our other limited partners and regardless of the profitability of our operations.

•         You will probably not be able to resell your units since they will not be listed on any stock exchange or interdealer quotation system, and there are significant restrictions in our partnership agreement on your ability to transfer your units. We do not intend to assist in the development of any secondary market for, or provide qualified matching services for purchasers and sellers of, our units. Any sale that you may be able to arrange for your units, including the redemption of the units by us, which is at our sole discretion, is likely to be at a substantial discount to your investment, partnership equity per unit or other measures of value.

•         You and our other limited partners will have very limited voting rights and ability to control our business. Also, your voting power will be diluted because our general partner and its affiliates currently intend to purchase at least 10,000 units ($1 million) and may purchase up to approximately 5% of the total units sold, if greater. However, our general partner and its affiliates may not participate in any vote by you and our other limited partners to remove our general partner as the general partner or regarding any transaction between us and our general partner or any of its affiliates.

For a more complete discussion of the risks relating to an investment in our units, you should read the “Risk Factors” section of this prospectus.
Leverage

We intend to finance a significant portion of the cost of the equipment we acquire through borrowings, including financings provided through securitizations. A “securitization” means, in general, a transfer of a portion of our equipment leases and secured loans to a special purpose entity that is wholly-owned by us and is bankruptcy-remote, which in turn pledges those assets to a trust that issues debt securities backed by the cash flow from those assets. Our securitizations are accounted for on our balance sheet as debt. We believe that, under current market conditions, on full investment and assuming we sell the maximum number of units, our borrowings will be approximately 80% of the aggregate acquisition costs of our investments. However, we do not have a required minimum or maximum amount of financing, and the amount of financing we actually use may be more or less than 80%. We describe our borrowing and securitization policies in the “Investment Objectives and Strategies – Borrowing” section of this prospectus.

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Income, Losses, and Distributions

Our income, losses and distributions will be allocated 99% to you and our other limited partners and 1% to our general partner. We describe our allocation of income, losses, and distributions in the “Income, Losses and Distributions” section of this prospectus.

Fees of Our General Partner and Its Affiliates	Our general partner and its affiliates will receive substantial fees and other compensation from us, as follows:
• Our general partner will have a partnership interest equal to 1% of all of our income, losses and cash distributions.

•         Our general partner will receive an organization and offering expense allowance of 3% of offering proceeds to reimburse it for expenses incurred in preparing us for registration or qualification under federal and state securities laws and subsequently offering and selling our units. This expense allowance does not cover dealer-manager fees, sales commissions, or reimbursement to the selling dealers of up to a maximum of .5% of our offering proceeds for their bona fide accountable due diligence expenses.

•         We expect to acquire all of our leases and secured loans through LEAF Funding, Inc. (“LEAF Funding”), an affiliate of our general partner, which will originate and hold the leases and secured loans on a temporary basis in order to facilitate their acquisition by us. The purchase price that we will pay LEAF Funding for those leases and secured loans will not exceed LEAF Funding’s net cost for acquiring and holding the leases and secured loans until we purchase them, which will include the cost to LEAF Funding of origination fees it pays to certain of its employees for their efforts in locating and facilitating the acquisition of the leases and secured loans on our behalf, in amounts typically ranging from 1% to 3% of LEAF Funding’s cost for the leases and secured loans to the extent those fees qualify as initial direct costs of the assets purchased by us under United States general accepted accounting principles (“GAAP”).

•         Our general partner will receive a fee of 2% of the purchase price we pay to acquire our equipment for leasing or financing to others or to purchase existing equipment leases or secured loans. The purchase price we pay will include the debt we incur or assume in connection with the acquisition. Our general partner will pay its out-of-pocket expenses, related to its acquisition activities on our behalf, but not origination fees incurred by LEAF Funding as described in the above bullet, such as costs of credit reports and travel and communication expenses, and it will not receive any reimbursement from us for those expenses except through this fee.

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•         Our general partner will receive a subordinated asset management fee for managing each type of investment described below equal to the lesser of the amount, for each type of lease or financing arrangement described below, that is reasonable, competitive, and would customarily be paid to non-affiliated third-parties rendering similar services in the same geographic location and for similar types of investments or:

• for our operating leases managed by third-parties under our general partner’s supervision – 1% of gross rental payments;
• for our operating leases managed by our general partner or its affiliates – 4% of gross rental payments;
• for our full payout leases which contain net lease provisions – 2% of gross rental payments; and
• for our secured loans – 2% of gross principal and interest payments.

During the reinvestment period, the management fees will be subordinated to the payment to you and our other limited partners of a cumulative annual distribution of 8.5% of your capital contributions, as adjusted by certain distributions made to you which are deemed to be a return of capital as described in the “Income, Losses and Distributions – Reinvestment of Our Revenues in Additional Leases and Secured Loans” section of this prospectus.

•         Our general partner will receive a subordinated commission equal to one-half of a competitive commission, up to a maximum of 3% of the contract sales price, for arranging the sale of our equipment after the expiration of a lease. This commission will be subordinated to the return to our limited partners of the purchase price of their units plus a cumulative annual distribution, compounded daily in this case only, of 8.5% of their capital contributions, as adjusted by our distributions to them that are deemed a return of capital.

•         Our general partner will receive a re-leasing fee equal to the lesser of a competitive rate or 2% of gross rental payments derived from any re-lease of equipment, payable as we receive rental payments from the re-lease. We will not, however, pay a re-leasing fee to our general partner if the re-lease is with the original lessee or its affiliates.

•         Our general partner will be reimbursed for operating and administrative expenses incurred by it on our behalf, subject to limitations contained in our partnership agreement and as described in the “Management Compensation” section of this prospectus.

•         Our general partner’s affiliate, Chadwick Securities, Inc. (“Chadwick Securities”), which is the dealer-manager for this offering of our units, will receive a dealer-manager fee of 3% of our offering proceeds for obtaining and managing the group of selling dealers that will sell our units in this offering. From this dealer-manager fee, Chadwick Securities, Inc. may pay the selling dealers an amount of up to 1% of the offering proceeds of each unit sold by them as a marketing fee and use a portion or all of the remainder of the dealer-manager fee for other underwriting expenses, including permissible non-cash compensation, as described in the “Plan of Distribution” section of this prospectus. In addition, Chadwick Securities, Inc. will receive up to .5% of the offering proceeds as reimbursement for the bona fide accountable due diligence expenses incurred by the selling dealers in this offering, all of which it will reallow to the selling dealers. Chadwick Securities, Inc. also will receive sales commissions of 7% of the offering proceeds, all of which it will reallow to the selling dealers except for units sold by it. However, Chadwick Securities, Inc. does not anticipate that it will directly sell a material number of units.

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For a more complete description of the fees and other compensation payable to our general partner and its affiliates, you should read the “Management Compensation” section of this prospectus.
Our General Partner’s Relationship with Us May Be Conflicted	Our general partner may be subject to conflicts of interest because of its relationship to us. These potential conflicts include:
• There were no arm’s-length negotiations in determining our general partner’s compensation.
• Actions taken by our general partner will affect the amount of our general partner’s compensation and the amount of cash available for distribution to you and our other limited partners.
• Our general partner and its affiliates may engage in activities that compete with us.
• We do not have any employees and rely on employees of our general partner and its affiliates.

For a more complete description of the conflicts of interest to which our general partner may be subject, you should read the “Conflicts of Interest and Fiduciary Responsibilities” section of this prospectus.

Use of Proceeds	We expect to invest approximately 80% of our offering proceeds in:
• equipment that we lease to end users;
• equipment that is already subject to existing leases; and
• loans to end users to purchase equipment that also serves as collateral for the repayment of the loans.

We will use the balance of our offering proceeds to pay dealer-manager fees, sales commissions, bona fide accountable due diligence expense reimbursements, organization and offering expenses and acquisition fees, and to establish a working capital reserve. We describe our expected use of the offering proceeds in the “Use of Proceeds” section of this prospectus.

Partnership Agreement	You and the other purchasers of our units will be our limited partners. Our partnership agreement will govern the following:
• our activities;

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• the relationships among you and the other limited partners; and
• the relationship between our general partner and you and our other limited partners.

The following is a brief summary of some of the principal provisions of our partnership agreement, apart from the income, loss and distribution allocation provisions and the fees of our general partner and its affiliates described previously in this summary. For a more complete description, you should read the “Summary of Our Partnership Agreement” section of this prospectus. In addition, the form of our amended and restated partnership agreement is included as Appendix A to this prospectus.

• Voting rights: You will have one vote for each unit you purchase. You and our other limited partners are entitled to vote on specified fundamental matters, such as:
• amendments to our partnership agreement;
• removal of our general partner;
• our merger with another entity;
• the sale of all, or substantially all, of our assets; or
• our dissolution.
Otherwise, you and our other limited partners have no participation in determining our operations or policies.
• Meetings: Our general partner, or our limited partners holding 10% or more of our outstanding units, may call a meeting of the limited partners on matters on which they are entitled to vote.

•         Limited liability: So long as you do not participate in the control of our business and otherwise act in conformity with our partnership agreement, your liability as a limited partner will be limited to the amount of your invested capital, plus your share of any of our undistributed profits and assets.

•         Transferability of units: Our partnership agreement restricts the transfer of units so that we will not be treated as a “publicly traded partnership” for federal income tax purposes and will not be taxed as a corporation. As a result of these restrictions, you probably will not be able to transfer your units if or when you want to.

•         Removal of general partner: Our general partner may be removed only on a vote of limited partners holding a majority of our outstanding units. Neither our general partner nor any of its affiliates may participate in any vote by you and our other limited partners to remove our general partner as general partner.

•         Amendment of partnership agreement: Our partnership agreement generally may be amended by the vote of limited partners holding a majority of our outstanding units. However, no amendment may be made that would change any partner’s interest in distributions or partnership income or losses without the consent of all affected partners.

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•         Term: We will terminate as a partnership on December 31, 2031, unless sooner terminated as set forth in our partnership agreement. Our partnership agreement does not provide for renewal or extension of the partnership term, which may only be done by amendment of our partnership agreement by limited partners owning more than 50% of our units.

The Offering

Securities Offered	A minimum of 20,000 units and a maximum of 1,200,000 units.
Minimum Investment	You must purchase a minimum of 50 units for $5,000. However, there is no minimum investment for certain investors as described in “– Distribution Investments,” below.
Distribution Investments

In addition to your initial purchase of not less than 50 units as described in “– Minimum Investment,” above, you may elect on your subscription agreement to use any cash distributions that you receive from us during the offering period following your initial investment to purchase additional units in us on the same terms as you purchased your initial units, to the extent units are available for sale, except that there is no minimum number of additional units that must be purchased and the subscription price for the units purchased with your distributions from us will be the “Distribution Investment Unit Price,” of $89.50 per unit, which is our gross unit price of $100 per unit reduced by an amount equal to the dealer-manager fee, the sales commission and the selling dealer’s reimbursements for bona fide accountable due diligence expenses, which will not be paid for those sales, as described in the “How to Subscribe” section of this prospectus.

Also, unless you are a resident of Massachusetts, Minnesota or Ohio, if you previously invested in Lease Equity Appreciation Fund I, L.P. (“LEAF I”) or Lease Equity Appreciation Fund II, L.P. (“LEAF II”), which are prior equipment leasing programs sponsored by LEAF Financial Corporation, an affiliate of our general partner, you may elect on your subscription agreement to use any cash distributions you receive from either or both of those programs to purchase our units during the offering period, to the extent units are available for sale, on the same terms as our units are being offered to our other investors, except that there is no minimum number of units that must be purchased and the subscription price for our units purchased with your distributions from LEAF I and/or LEAF II will be the Distribution Investment Unit Price, as described in the “How to Subscribe” section of this prospectus.

Offering Period

Until February 6, 2009. After February 6, 2008, the states or other jurisdictions may require renewal, requalification or other consents for this offering. This offering will terminate if we do not receive and accept subscriptions for the minimum offering amount of $2 million by February 6, 2008.

Escrow

We will deposit your investment in an interest-bearing escrow account until we have received the minimum offering amount of $2 million or until February 6, 2008, whichever is earlier. If we have not received the minimum offering amount by then, all of your funds will be returned to you with any interest earned, and without deduction for any fees. If we receive the minimum offering amount on or before February 6, 2008, however, then:

• you will be admitted as a limited partner;

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• your escrowed subscription proceeds will be delivered to us for use as described in this prospectus; and
• the interest earned on your escrowed subscription funds, if any, will be paid to you.

Pennsylvania Investors. Because the minimum closing amount is less than $12 million, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of Fund subscriptions.

Also, if you are a Pennsylvania or Iowa resident, we must hold your subscription proceeds in escrow until we receive and accept subscriptions for at least 60,000 units ($6 million) including your subscription. In addition, we must offer you the opportunity to rescind your subscription if we have not received subscriptions for $6 million within 120 days of the date the escrow agent receives your subscription proceeds. We must repeat this offer to you every 120 days after that during the period of this offering until we have received and accepted subscriptions for 60,000 units.

Subscription Procedure

You must fill out and sign a subscription agreement, the form of which is attached to this prospectus as Appendix C, in order to purchase our units. You should send your subscription agreement and a check for the purchase price of your units as instructed in the subscription agreement. Wire transfer instructions are available on request.

Closings

We will hold the initial closing of this offering when we receive subscription proceeds of at least $2 million, excluding subscription proceeds from Pennsylvania and Iowa residents and from our general partner and its affiliates. At that time, we will admit investors as limited partners and receive the escrowed subscription proceeds from the escrow agent. After the initial closing, we will hold weekly closings until we have sold all of the units or this offering terminates, whichever comes first.

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RISK FACTORS

Units of limited partner interest are inherently different from capital stock of a corporation, although many of the business risks we will be subject to are similar to those that would be faced by a corporation engaged in a similar business. You should consider the following risk factors together with all of the other information included in this prospectus in evaluating the purchase of our units. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In that case, you may lose some or all of your investment.

We May Not Return All of Your Investment or Any Rate of Return on Your Investment

A substantial portion, and possibly all, of the cash distributions you receive from us will be a return of capital. The portion of your total distributions that is a return of capital and the portion that is investment income will depend on a number of factors in our operations and cannot be determined until all of our leases and secured loans have matured and terminated or been sold. At that time you will be able to compare the total amount of all cash distributions received by you to your total capital invested in us, and determine your investment income.

Our General Partner Will Manage Us and Our Business and May Make Decisions With Which You Do Not Agree

Our general partner will have all management authority over us and our business. Therefore, you should not purchase our units unless you are willing to entrust all aspects of our management to our general partner. See “– You Will Have Very Limited Voting Rights and Ability to Control Our Business,” below.

Because We Do Not Know What the Composition of Our Investment Portfolio Will Be, You Cannot Evaluate Our Portfolio At the Time You Invest

We are what is typically referred to as a blind pool offering because we have not specifically identified the equipment we will lease or finance or the persons with whom we will enter into leases or secured loans. We will begin to develop our portfolio once we are ready to invest our funds. Our general partner, however, anticipates that our portfolio of equipment leases and secured loans will be similar to those of the previous equipment leasing funds sponsored by our general partner’s affiliate, LEAF Financial, although a greater portion of our portfolio may be invested in secured loans, since LEAF Financial’s first fund did not provide for investments in secured loans and its second fund imposed a cap of 20% on secured loans, compared to our 30% cap on secured loans. See “Appendix B – Prior Performance Tables.” For a description of the strategies we intend to apply in developing our portfolio, you should read the “Investment Objectives and Strategies” section of this prospectus.

The composition of our investment portfolio will depend on national and local economic conditions and the markets for equipment and equipment leases at the time we acquire the equipment. As a result, you cannot evaluate the risks of, or potential returns from, our portfolio at the time you invest.

Higher Than Expected Equipment Lease and Secured Loan Defaults May Result in Losses

We expect that our average per unit cost of the equipment subject to our leases and secured loans will be between $50,000 and $100,000, and we intend to focus our leases and secured loans on the small to mid-size market, which may have greater risks of default than if we had a larger average per unit cost and focused on larger customers. For example, few small to mid-sized private businesses have audited financial statements, which increases the risk that the financial statements of those companies may be inaccurate or incomplete, or that our credit evaluations of our customers may not accurately reflect the risk of their potential defaults on our leases and secured loans. Although our general partner and its affiliates have developed credit evaluation systems designed to address this situation as discussed in more detail in the “Investment Objectives and Strategies” section of this prospectus, their systems may not identify all of the risks involved in the financial statements submitted to us by potential lessees or borrowers. Higher than expected equipment lease or secured loan defaults will result in a loss of anticipated revenues. These losses may adversely affect our ability to make distributions to you and our other limited partners and, if the level of defaults is sufficiently large, may result in our inability to fully recover our investment.

While we will seek to repossess and re-lease or sell the equipment that is subject to a defaulted lease or secured loan, we may not be able to do so on advantageous terms. In some cases, the cost of repossessing the equipment subject to a defaulted lease or secured loan may make trying to recover the equipment impractical. Also, if a lessee or borrower under files for protection under the bankruptcy laws, then:

•	we may experience difficulties and delays in recovering the equipment from the defaulting party;
•	the equipment may be returned in poor condition; and

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•	we may be unable to enforce important contract provisions against the insolvent party, including the contract provisions that require the equipment to be returned to us in good condition.

In addition, we may suffer a loss or our ability to make distributions may be adversely affected by the high costs of:

•	enforcing a lessee’s or borrower’s contract obligations;
•	recovering equipment from the defaulting party;
•	transporting, storing, and repairing the equipment; and
•	finding a new lessee or purchaser for the equipment.

Also, if a lessee or borrower defaults on a lease or secured loan, respectively, that we acquired using borrowed funds or subsequently financed, which generally will be the case with respect to all of our leases and secured loans, the entire proceeds from the re-leased or sold equipment will typically first be applied to payment of the financing and only after full repayment to our creditor would we be entitled to any remaining proceeds. In these circumstances, we may lose some or all of our investment in the equipment.

If We Are Unable to Realize the Residual Value of Our Equipment, We May Incur Losses

We expect that approximately 25% to 35% of our lease portfolio will be “operating leases,” under which the net present value of aggregate rental payments during the initial lease term generally is structured to result in our recovery of 80% to 85% of the purchase price of the equipment. Thus, our ability to recover the full purchase price of the equipment and our expected return in connection with an operating lease depends on the potential value of the equipment once the primary lease term expires. We call this the “residual value.” The residual value will depend on numerous factors beyond our control, including:

•	whether the original lessee wants to keep the equipment;
•	the cost of comparable new equipment;
•	the obsolescence or poor condition of the leased equipment; and
•	the existence of a secondary market for the type of used equipment.

For a description of the strategies we intend to use in realizing residual value, you should read the “Investment Objectives and Strategies – Leasing Strategies – Residual Realization – Maximizing Returns At the End of a Lease” section of this prospectus.

Using Leverage to Build Our Portfolio Subjects Us to the Risk That Our Revenues May Not Be Sufficient to Cover Our Operating Costs Plus Debt Service and, Consequently, May Result in Losses

We expect to “leverage” the acquisition costs of our equipment through borrowings, including securitization financing. For a description of the borrowing and securitization financing strategies we intend to use, you should read the “Investment Objectives and Strategies – Borrowing” section of this prospectus. We anticipate that our borrowings and securitization financings will be approximately 80% of the aggregate acquisition costs of our equipment. However, we are not limited as to the amount of debt or securitization financing that we may incur. As a result, the amount of our debt and securitization financing may be significantly more or less than 80%. The actual amount will depend on our general partner’s assessment of the availability of funds on acceptable terms and on the composition of our investment portfolio.

While leverage can enhance our return on invested capital, if the return on investments we finance fails to cover the cost of the financings, or if the return is negative, our ability to make distributions to you and our other limited partners will be impaired and the value of our net assets will decline more rapidly than would be the case in the absence of leverage.

Our general partner anticipates that we will pledge most, if not all, of our portfolio as collateral for our financings. If we are unable to pay our debt service because of the failure of our lessees or borrowers to make timely payments, or due to other factors, we may lose the pledged collateral. Also, lenders or securitizers may require covenants that could restrict our flexibility in making business and financing decisions in the future, and in order to repay our financing, we may be required to dispose of our assets at a time we would otherwise not do so.

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Cost Reimbursements and Significant Fees We Will Pay to Our General Partner, and Reserves Our General Partner Will Establish, Will Reduce Our Cash Available for Distribution

Before making any distributions to you and our other limited partners, we will reimburse our general partner for expenses incurred by it on our behalf during the related period as described in the “Management Compensation” section of this prospectus. The amount of these expenses will be determined by our general partner subject to limitations set forth in our partnership agreement. In addition, our general partner and its affiliates, including Chadwick Securities, Inc., LEAF Funding and LEAF Financial, will provide services to us for which we will be charged substantial fees as described in “Management Compensation.”

Some fees will be paid without regard to the amount of our cash distributions to you and our other limited partners, and regardless of the success or profitability of our operations. For example, after we receive our minimum required offering proceeds and begin operations our general partner and its affiliates will be entitled to certain fees and expense reimbursements as described in the “Management Compensation” section of this prospectus. Some of those fees and expense reimbursements will be required to be paid at the time of the initial closing in this offering or as we begin to acquire our portfolio, and we may pay other expenses, such as accounting and interest expenses, costs for supplies, etc., even though we have not yet begun to receive revenues from our leases and secured loans. This lag between the time when we must pay fees and expenses and the time when we begin to receive revenues may result in losses to us during our early years, which our general partner believes is typical for a start-up company such as us in the equipment leasing business.

The compensation and fees of our general partner and its affiliates were established by our general partner and are not based on arm’s-length negotiations. Approximately 21.27% of our offering proceeds will be used to pay organization, offering and equipment acquisition fees to our general partner and its affiliates, including sales commissions and certain other offering expenses paid to our general partner’s affiliate, Chadwick Securities, Inc., a portion or all of which will be reallowed by Chadwick Securities, Inc. to the selling dealers. Also, our general partner will determine the amount of cash reserves that we will maintain for future expenses, contingencies or investments. The reimbursement of expenses, payment of fees or creation of reserves could adversely affect our ability to make distributions to you and our other limited partners.

Your Ability to Dispose of Your Investment in Us Will Be Limited

We do not anticipate that a public market will develop for our units, and our partnership agreement imposes significant restrictions on your right to transfer your units. For a description of these restrictions you should read the “Summary of Our Partnership Agreement – Transfer of Units” section of this prospectus.

We have established these restrictions to comply with federal and state securities laws and so that we will not be considered to be a publicly traded partnership that is taxed as a corporation for federal income tax purposes. Thus, you probably will not be able to sell or otherwise liquidate your units in the event of an emergency and if you were able to arrange a sale, the price you would receive for your units would likely be at a substantial discount to the price you paid for your units. Also, your units probably will not be readily acceptable as collateral for loans.

You should invest in us only if you are prepared to hold your units for at least nine years, which is the period consisting of:

•	an offering period of up to two years;
•	an additional five-year reinvestment period; and
•	a subsequent liquidation period of approximately two years, during which our leases and secured loans will either mature and terminate or be sold and we will liquidate our other assets.

As a result, you should view your investment in us as illiquid and should not purchase our units unless you have no need for the funds you invest. You should also consider that our anticipated term as a partnership of nine years as described above could be more than nine years if we encounter unexpected difficulties in liquidating our investments.

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You Will Have Very Limited Voting Rights and Ability to Control Our Business

Unlike a holder of common stock in a corporation, as a limited partner you will have only limited voting rights on matters affecting our business. For example you will have no right to elect our general partner on an annual or other continuing basis. Instead, our general partner may be removed only on the vote of limited partners holding a majority of our outstanding units. In this regard, our general partner and its affiliates currently intend to purchase not less than 10,000 units ($1 million) and may purchase up to approximately 5% of the total units sold, if greater, as limited partners. These units will not be included in the minimum offering proceeds required for us to begin operations, but they will dilute your voting power. Under our partnership agreement, however, neither our general partner nor any of its affiliates may participate in any vote by the limited partners to remove our general partner as general partner. For a description of the voting rights of you and our other limited partners, you should read the “Summary of Our Partnership Agreement – Meetings of Limited Partners” and “– Voting Rights of Limited Partners” sections of this prospectus.

Our General Partner May Be Subject To Various Conflicts of Interest Arising Out of Its Relationship to Us

We will not employ our own full-time officers, directors or employees. Instead, the officers, directors and employees of our general partner and its affiliates will supervise and control our business affairs, as well as the affairs of their other businesses. Therefore, they will devote to us and our business only the amount of time that they think is necessary to conduct our business. For a further discussion of conflicts of interest between our general partner and you and our other limited partners, you should read the “Conflicts of Interest and Fiduciary Responsibilities – Conflicts of Interest” section of this prospectus. In addition, the terms of this offering and the partnership agreement, and the compensation and fees of our general partner and its affiliates, are established by our general partner and are not based on arm’s length negotiations.

Our General Partner’s Investment Committee is Not Independent

Any conflicts in determining and allocating investments between us and our general partner, or between us and another program managed by our general partner or its affiliates, will be resolved by our general partner’s investment committee, which also will serve as LEAF Financial’s investment committee as discussed in the “Management – Investment Committee” section of this prospectus. Since all of the members of our general partner’s investment committee are officers of our general partner or its affiliates, and are not independent, matters determined by the investment committee, including conflicts of interest between us and our general partner and its affiliates involving investment opportunities, may not be as favorable to you and the investors as they would be if independent members were on the committee. Generally, if an investment is appropriate for more than one program our general partner and its investment committee will allocate the investment to a program (which includes us) after taking into consideration at least the following factors:

•	which program has been seeking investments for the longest period of time;
•	whether the program has the cash required for the investment;
•	whether the amount of debt to be incurred with respect to the investment is acceptable for the program;
•	the effect the investment would have on the program’s cash flow;
•	whether the investment would further diversify, or unduly concentrate, the program’s investments in a particular lessee, class or type of equipment, location, industry, etc.; and
•	whether the term of the investment is within the term of the program.

Notwithstanding the foregoing, our general partner and its investment committee may make exceptions to these general policies when, in our general partner’s judgment, other circumstances make application of these policies inequitable or uneconomic.

Also, our partnership agreement does not prohibit our general partner or its affiliates from investing in or acquiring equipment, equipment leases and secured loans and they can engage in equipment acquisitions, financing, refinancing, leasing and releasing opportunities on their own behalf or on behalf of other partnerships. Our general partner could be confronted with decisions whereby it would have an economic incentive to place its interests above ours. Any conflicts in determining and allocating investments between us and our general partner, or between us and another program managed by our general partner or its affiliates, will be resolved by the investment committee of our general partner which will evaluate the suitability of all prospective lease acquisitions and financing transactions for investment by us.

Our Lack of Operating History Decreases Your Ability to Evaluate Your Investment

Our general partner was formed in August 2006 and we were formed in September, 2006 by our general partner. As a new limited partnership, we have no prior operations which you can use to help evaluate the desirability of purchasing our units. Also, we cannot predict whether our intended operations will meet our stated investment objectives.

In addition, our general partner has no prior experience in managing funds such as us, although our general partner’s management team and its affiliate, LEAF Financial, have that experience. However, Lease Equity Appreciation Fund I, L.P. and Lease Equity Appreciation Fund II, L.P., which are prior equipment leasing funds sponsored by LEAF Financial, an affiliate of our general partner, have been in existence for approximately 3.5 and 1.5 years, respectively. Thus, our general partner’s affiliate has only a short history in managing funds similar to us for you to evaluate. See “Appendix B – Prior Performance Tables,” to this prospectus. Although LEAF Financial previously sponsored eight public equipment leasing programs in the late 1980’s and early 1990’s when it had a different name and was under different ownership and management, we have not included any information regarding those prior programs in this prospectus for the reasons set forth in the “Other Programs Managed by Our General Partner or Its Affiliates” section of this prospectus.

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Our General Partner May Have Difficulty Managing Its Growth, Which May Divert Its Resources and Limit Its Ability to Expand Its Operations Successfully

Although our general partner is a recently-formed entity, the amount of assets that its affiliates manage has grown substantially, and our general partner intends to continue to sponsor funds similar to us, which may be concurrent with us, and anticipates that it will experience growth in its assets under management. Our general partner’s future success will depend on the ability of its officers and key employees to implement and improve its operational, financial and management controls, reporting systems and procedures, and manage a growing number of assets and investment funds. Our general partner, however, may not implement improvements to its management information and control systems in an efficient or timely manner and it may discover deficiencies in its existing systems and controls. Thus, our general partner’s anticipated growth may place a strain on its administrative and operations infrastructure, which could increase its costs and reduce its efficiency.

If We Do Not Generate Sufficient Cash, We Will Not Be Able to Pay Your 8.5% Annual Distributions or Reinvest a Portion of Our Revenues in Additional Leases During the Reinvestment Period

During the period ending five years after the completion of this offering, we have the right to reinvest our revenues above the amounts necessary to pay you 8.5% annual distributions on your adjusted capital contribution, if any, in additional equipment leases and secured loans. Under our partnership agreement your “adjusted capital contribution” at any given time is the purchase price of your units reduced by certain distributions made to you which are deemed to be a return of capital as described in the “Income, Losses and Distributions – Reinvestment of Our Revenues in Additional Leases and Secured Loans” section of this prospectus. However, for the reasons described in this “Risk Factors” section, you should not assume that we will be able to generate cash for reinvestment in additional equipment leases and secured loans or even that we will generate cash sufficient to pay you all or any part of an 8.5% annual distribution.

You May Not Receive Cash Distributions From This Investment In An Amount Sufficient to Return Your Investment or Provide a Return on Your Investment, and the Intended Cash Distributions May Be Reduced or Delayed

We cannot predict the amount of cash we will generate and, as a result, the amount of distributions we may pay you, if any. The actual amounts of cash we generate will depend on numerous factors relating to our business which may be beyond our control and may reduce or delay our cash distributions to you and our other limited partners, including:

•	the demand for the equipment leases and secured loans we provide;
•	our ability to obtain financings or leverage, including securitizations, to build our equipment portfolio;
•	required principal and interest payments on the debt we intend to incur;
•	profitability of our operations;
•	equipment lease and secured loan defaults;
•	prevailing economic conditions; and
•	government regulations.

If You Choose to Redeem Your Units You May Receive Much Less Than If You Kept Your Units

At any time after you have been admitted as one of our limited partners, you may request us to redeem some or all of your units. However, the redemption of your units is subject to the following:

•	we have no obligation to redeem any of your units;

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•	we will not maintain a cash reserve for this purpose;
•	in any given year our total unit transfers, including redemptions of units by us, may not exceed 2% of our total capital or profits interests; and
•	the redemption price has been unilaterally set and is described in the “Redemption of Units” section of this prospectus.

If we do agree to redeem your units, the redemption price may provide you a much lower value than the value you would realize if you kept your shares for the duration of our term. Depending on when you request redemption, the redemption price may be less than the unreturned amount of your investment.

Our Success Will Be Subject to Risks Inherent in the Equipment Leasing Business, Any of Which May Affect Our Ability to Operate Profitably

A number of factors may affect our ability to operate profitably. These include:

•	changes in economic conditions, including fluctuations in demand for equipment, interest rates and inflation rates;
•	the quality of the equipment we acquire and lease or finance;
•	the continuing strength of the equipment manufacturers;
•	the timing of equipment purchases and our ability to forecast technological advances;
•	technological and economic obsolescence;
•	our ability to obtain financings or leverage, including securitizations, to build our equipment portfolio;
•	defaults by lessees or borrowers; and
•	increases in our expenses, including labor, tax and insurance expenses.

Interest Rate Changes May Reduce the Value of Our Portfolio and Our Returns On It

Changes in interest rates will affect the market value of our portfolio. In general, the market value of an equipment lease or secured loan will change in inverse relation to an interest rate change when the equipment lease or secured loan has a fixed rate of return. Thus, in a period of rising interest rates, the market value of our equipment leases and secured loans will decrease. A decrease in the market value of our portfolio will adversely affect our ability to obtain financing against our portfolio or to liquidate it.

Interest rate changes will also affect the return we obtain on new equipment leases or secured loans. For example, during a period of declining rates, our gross revenues may be reduced because our reinvestment of rental and loan payments may be at lower rates than we obtained in prior equipment leases or secured loans, or the existing equipment leases or secured loans may be prepaid by the lessee or the borrower. Also, when we obtain financing (i.e., borrowings or securitizations) an increase in interest rates will not necessarily be reflected in increased rates of return on the equipment leases or secured loans funded through that debt, which would adversely affect our net return on the equipment leases and secured loans. Thus, interest rate changes may materially affect our revenues, which in turn may affect the amount we are able to distribute to you and our other limited partners. For a discussion of the possible effects interest rate changes may have on us, you should read the “Management’s Discussion and Analysis of Financial Condition” section of this prospectus.

Spreading the Risks of Equipment Leasing and Secured Loans By Diversifying Our Investments Will Be Reduced If We Raise Only the Minimum Offering Amount

We may begin operations if we sell a minimum of 20,000 units, excluding units subscribed for by Pennsylvania and Iowa residents and by our general partner and its affiliates. We estimate that this will result in net offering proceeds available to us of approximately $1,554,582 (77.73%) for investment, after deducting organization and offering expenses, as described in the “Use of Proceeds” section of this prospectus, which will reduce our ability to acquire a diversified portfolio.

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Iowa and Pennsylvania investors: Because the minimum offering amount is less than 1,200,000 units ($12 million), you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscriptions.

Competition From Other Equipment Lessors Could Delay Investment of Our Capital, Reduce the Creditworthiness of Potential Lessees or Borrowers to Which We Have Access, or Decrease Our Yields

The equipment leasing business is highly fragmented and competitive. We will compete with:

•	a large number of national, regional and local banks, savings banks, leasing companies and other financial institutions;
•	captive finance and leasing companies affiliated with major equipment manufacturers; and
•	other sources of equipment lease financing, including other publicly-offered partnerships.

Some of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than either we or our general partner and its affiliates will have, even if we sell the maximum number of units in this offering. Competition with these entities may:

•	delay investment of our capital;
•	reduce the creditworthiness of potential lessees or borrowers to which we have access; or
•	decrease our yields.

For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. A lower cost of funds could enable a competitor to offer leases or secured loans at rates which are less than ours, potentially forcing us to lower our rates or lose potential lessees or borrowers.

Poor Economic Conditions May Adversely Affect Our Ability to Build Our Portfolio

A general economic slowdown in the United States during the first several years after we begin operations could adversely affect our ability to invest the proceeds of this offering as quickly as we would like to if businesses aggressively seek to reduce their costs. If this happens, our distributions to you and our other limited partners during the initial period of our operations may be less than if our offering proceeds were fully invested in accordance with our timetable. An economic slowdown might also reduce interest rates, which could reduce the returns we can obtain on our leases and secured loans and, as a consequence, the distributions we can make to you and our other limited partners.

An economic slowdown in the United States may:

•	reduce our income or our distributions;
•	increase the delinquencies or defaults on our leases and secured loans; and
•	reduce our ability to obtain financing or leverage, including securitizations, to build our equipment portfolio.

Resignation or Removal of Our General Partner, or Loss of Key Management Personnel of Our General Partner, Could Adversely Affect Our Ability to Conduct Our Business or Make Distributions

Our future success depends to a significant degree on the continued service of our general partner and its senior management team and, in particular, Mr. Crit DeMent, our general partner’s chairman of its board of directors and chief executive officer. Although our general partner’s affiliate, LEAF Financial, has entered into an employment agreement with Mr. DeMent, it does not have any current plans to execute employment agreements with any of its other officers or employees, and our general partner has not, and does not intend to, enter into any employment agreement with Mr. DeMent or any of its other officers or other employees. As a result, our general partner may be unable to retain employees or attract and retain new employees, either of which could materially and adversely affect our ability to conduct our business and make distributions to you and our other limited partners. Neither we, our general partner, nor LEAF Financial maintain key man life insurance with respect to Mr. DeMent.

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Our General Partner’s Operating Systems Could Be Damaged or Disrupted By Events Beyond Its Control, Which Could Interfere With Our Ability to Conduct Our Business and Make Us Less Attractive to Customers as a Source of Equipment Leases and Secured Loans

Our ability to originate leases and secured loans, manage our operations and realize residual values from our equipment leases and secured loans depends on the operating systems of our general partner. In particular, this includes its computer and telecommunications and related equipment, and its ability to protect those systems against damage or disruptions from such contingencies as:

•	power loss;
•	telecommunications failure;
•	computer intrusions; and
•	viruses and similar adverse events.

Although our general partner will implement security and protective measures, our general partner’s systems could still be vulnerable. Any damage or disruption to these systems could make us less attractive to customers as a source of equipment leases and secured loans.

Our Inability to Obtain Insurance For Certain Types of Losses Means We Must Bear the Cost of Any Losses From the Non-Insurable Risks

While our equipment leases and secured loans will generally require lessees or borrowers to have comprehensive insurance on the equipment under lease or financed and to assume the risk of loss, some losses may be either uninsurable or not economically feasible to insure, such as losses from war, earthquakes or terrorist acts. Furthermore, we can neither anticipate nor obtain insurance against all possible contingencies that may affect the equipment. If an event occurs for which we have no insurance, we could lose some or all of our investment in the affected equipment.

Lack of Independent Counsel or Independent Underwriter May Reduce the Due Diligence Review of Us and Our General Partner

The legal counsel that represents our general partner and the dealer-manager, Chadwick Securities, Inc., also represents us. You and our other limited partners, as a group, have not been represented by separate legal counsel, and Chadwick Securities, Inc.’s due diligence examination of us and this offering cannot be considered to be independent. See the “Conflicts of Interest and Fiduciary Responsibilities – Conflicts of Interest” section of this prospectus.

You Could Be Liable For Our Obligations If You Participate in the Control of Our Business, and You May Be Required to Return Improperly Received Distributions

In general, limited partners are not liable for the obligations of a limited partnership unless they participate in the control of the limited partnership’s business. What constitutes participating in the control of a limited partnership’s business has not been clearly established in all states. If it were determined that any of the following rights, or the exercise of those rights by the limited partners as a group, constituted participation in the control of our business, then you could be held liable for our obligations to the same extent as a general partner:

•	the right to remove our general partner;
•	the right to approve some amendments to our partnership agreement; or
•	the right to take other specified actions under our partnership agreement.

As of the date of this prospectus, however, we are not aware that limited partners in any state have been held liable under any law or by any court to the same extent as general partners as the result of the limited partner rights, or the exercise of those rights, listed above.

This means that you could be held personally liable for our losses beyond the amount you paid for your units. In addition, you may be required to return to us any distribution you received from us if you knew at the time the distribution was made that it was improper because it rendered us insolvent. For a further discussion of your liabilities as a limited partner, you should read the “Summary of Our Partnership Agreement – Limited Liability of Limited Partners” section of this prospectus.

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Your Ability to Begin an Action Against Our General Partner is Limited By Our Partnership Agreement

Our partnership agreement provides that neither our general partner nor any of its affiliates will have any liability to us for any loss we suffer arising out of any action or inaction of our general partner or an affiliate if the general partner or affiliate determined, in good faith, that the course of conduct was in our best interests and did not constitute negligence or misconduct. As a result of these provisions in our partnership agreement, your right to begin an action against our general partner may be more limited than it would be without these provisions. For a discussion of these provisions of our partnership agreement, you should read the “Conflicts of Interest and Fiduciary Responsibilities – Fiduciary Duty of Our General Partner” section of this prospectus.

If We Are, or Become, Subject to Usury Laws, It Could Result in Reduced Revenues or, Possibly, Loss on Our Investment

Equipment leases have sometimes been deemed to be loan transactions subject to state usury laws. These laws impose maximum interest rates that may be charged on loans as well as penalties for violation, including restitution of any excess interest received and declaring the debt to be unenforceable. We will seek to structure our equipment leases so that they will not be deemed to be loans and violate state usury laws. However, uncertainties in the application of some laws may result in inadvertent violations which could result in reduced investment returns or, possibly, loss on our investment in the affected equipment. Also, we may use up to 30% of our total funds available for investment at any given time to make secured loans to end users to finance their purchase of equipment. These loans will be subject to the same risks and uncertainties discussed above.

Participation With Third-Parties in Joint Ventures May Require Us to Pay Additional Costs or Incur Losses Because of Actions Taken By the Third-Parties

Our partnership agreement permits us to invest in joint ventures. Investing in joint ventures involves risks not present when directly investing in equipment to lease to end users. These risks include:

•

the possibility that our co-venturer may become bankrupt or otherwise fail to meet its financial obligations, thereby causing us to pay our co-venturer’s share of the joint venture’s debts, since each co-venturer generally must guarantee all of the joint venture’s debts;

•	our co-venturer may have business or economic objectives or interests that are inconsistent with ours and it may want to manage the joint venture in ways that do not maximize our return;
•	actions by a co-venturer might subject equipment leases owned by the joint venture to liabilities greater than those we contemplate; and
•

when more than one person owns property, there may be a stalemate on decisions, including decisions regarding a proposed sale or other transfer of the assets. Although our partnership agreement requires that any joint venture arrangement in which we participate must contain provisions permitting us to buy the assets from the other co-venturer in the case of a sale, we may not have the resources to do so.

Your Interests May Be Diluted

Some investors, including the general partner and its officers and directors, may purchase our units at discounted prices as described in the “Plan of Distribution” and “How to Subscribe” sections of this prospectus, and generally will share in our revenues and distributions based on the number of units purchased by each investor, rather than the subscription price paid by the investor for his units. Thus, investors who pay discounted prices for their units will receive higher returns on their investments in us as compared to investors who pay the entire $100 per unit.

You May Be Required to Pay Taxes on Income From Us, Even If You Do Not Receive Commensurate Cash Distributions From Us

You will be required to pay federal income taxes, and probably state and local income taxes, on your share of our taxable income, whether or not you receive cash distributions from us. For example, your share of our taxable income could exceed the amount of cash that we distribute to you if we repay the principal of any debt we incur with rental income or proceeds from the sale of one of our investments. This could happen because repaying the principal amount of a debt reduces the amount of cash available for distribution to you and our other limited partners, but is not tax deductible. Thus, your cash distributions from us may not equal your share of our taxable income or even equal your tax liability resulting from that income. See the “Federal Income Tax Consequences – Flow Through of Taxable Income” section of this prospectus.

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We Will Not Apply for an Advance Ruling from the IRS as to Any Federal Tax Consequence of an Investment in Us, and if the IRS Classifies Us as a Corporation You Will Lose Tax Benefits

We will not apply for an advance ruling from the IRS as to whether we will be treated as a partnership for federal tax purposes or with respect to any tax consequence to you of an investment in us. Instead, we intend to rely on the opinion of our special tax counsel. See the “Federal Income Tax Consequences – Special Counsel’s Tax Opinion Letter” section of this prospectus. If the IRS were to successfully contend that we should be treated as a “publicly traded partnership,” then we would be treated as a corporation for federal income tax purposes rather than a partnership. This would have the following principal consequences to you:

•	tax losses realized by us would not pass through to you;
•	instead of not paying any income tax as a partnership, we would be taxed at income tax rates applicable to corporations, which would reduce our cash distributions to you; and
•	our distributions to you would be taxable to you as dividend income to the extent of our current and accumulated earnings and profits.

To reduce the possibility that the IRS could successfully contend that our units are “publicly-traded,” Section 13.2(c) of our partnership agreement places substantial restrictions on your ability to transfer your units. With respect to our tax status as a partnership, see the “Federal Income Tax Consequences – Partnership Classification” section of this prospectus.

We Could Lose Cost Recovery or Depreciation Deductions if the IRS Treats Our Operating Leases as Sales or Financings

We intend to claim cost recovery or depreciation deductions on the equipment subject to our operating leases, but not the equipment subject to our full payout leases or secured loans. In this regard, we anticipate that approximately 65% to 75% of our leases will be full payout leases and approximately 25% to 35% of our leases will be operating leases. In addition, up to 30% of our equipment at any given time may be financed for others under secured loans. If the IRS were to successfully contend that our operating leases were actually sales or financings rather than leases, we would not be entitled to cost recovery or depreciation deductions with respect to the equipment covered by those leases. See the “Investment Objectives and Strategies – Equipment for Lease to End Users” section of this prospectus. The IRS could also challenge our method of calculating our cost recovery or depreciation deductions, or our other deductions, and the amount of our deductions could be reduced if we were audited. See the “Federal Income Tax Consequences – Tax Treatment of Leases,” “– Depreciation,” and “– Limitations on Interest Deductions” sections of this prospectus.

You Need Passive Income in Order to Deduct Any Tax Losses We May Generate

Because our operations generally must be treated as passive activities by you and our other limited partners, your share of any tax losses we generate will be passive losses which you can use on your personal federal income tax returns only to offset passive income you receive from us or from other passive activities (other than publicly-traded partnerships) in which you invest, if any, in calculating your personal federal income tax liability. For example, you cannot use a passive loss from us to offset any “active” (i.e., non-passive) income, such as your salary, on your personal federal income tax returns. Also, passive losses may not be used to offset “portfolio” income such as interest income on our secured loans or other nonpassive income you may receive from us or from other passive investments in which you invest, if any.

In addition, a portion of your share of our gross income might be treated for federal income tax purposes as portfolio income and gross income that is not from a passive activity, which means that it cannot be offset by passive losses, instead of passive income. See the “Federal Income Tax Consequences – Passive Activity Limitations on Losses,” and “– Tax Treatment of Leases” sections of this prospectus.

You Will Likely Be Subject to State and Local Taxes as a Result of Purchasing Our Units

You will likely be subject to state and local taxes imposed by the various jurisdictions in which we do business or own property. Initially, we will own assets and do business in Delaware, which currently imposes a personal income tax. It is your responsibility to file all of your personal federal, state and local tax returns. Our special tax counsel has not given any opinion on the state or local tax consequences of an investment in us. We urge you to seek advice based on your particular circumstances from an independent tax advisor with respect to the state and local tax consequences of purchasing our units. See the “Federal Income Tax Consequences – State and Local Taxation” section of this prospectus.

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An IRS Audit of Our Annual Federal Information Tax Return May Result in Adjustments to, or an Audit of, Your Personal Income Tax Returns

We anticipate incurring tax losses during at least our early years due primarily to depreciation of equipment leased to others under our operating leases, operating expenses and the interest deductions related to the borrowings we intend to incur as described in the “Investment Objectives and Strategies – Borrowing,” section of this prospectus. Also, we may be required to file disclosure reports with the IRS and its Office of Tax Shelter Analysis if the tax results of our intended activities cause us to be a “reportable transaction” under the Internal Revenue Code and the Treasury Regulations. Our anticipated tax losses and reportable transaction reports to the IRS, if any, would increase the risk of an IRS audit of our federal information income tax returns, which could result in an IRS audit of your personal federal income tax returns. Also, any adjustments to our returns required by the IRS could require you to make corresponding adjustments on your personal federal income tax returns. In addition, an IRS audit of your personal federal income tax return could include an examination by the IRS of your returns for prior years, and could cover items unrelated to your investment in us. See the “Federal Income Tax Consequences – Interest and Penalties” section of this prospectus.

Your Investment In Us May Cause You to Pay Alternative Minimum Tax

You may have to pay alternative minimum tax as a result of your investment in us, because you will be allocated a share of our alternative minimum tax preference and adjustment items. For example, depreciation or cost recovery deductions of equipment subject to our operating leases are computed differently for regular federal income tax purposes than for purposes of the alternative minimum tax. This would increase your alternative minimum taxable income, as compared to your regular taxable income, during the early years of the applicable cost recovery or depreciation period of the equipment subject to our operating leases. See the “Federal Income Tax Consequences – Alternative Minimum Tax” section of this prospectus.

Your Tax Benefits from an Investment In Us Are Not Contractually Protected

You have no contractual protection against the possibility that a portion or all of the intended tax benefits of your investment in us will be disallowed by the IRS. No one provides any insurance, tax indemnity or similar agreement for the tax treatment of your investment in us. You have no right to rescind your investment in us, or to receive a refund of any of your investment in us, if a portion or all of the intended tax benefits of your investment in us are ultimately disallowed by the IRS or the courts. Also, none of the fees paid by us to our general partner, its affiliates or independent third-parties (including our special tax counsel) are refundable or contingent on whether the intended tax benefits of your investment in us are ultimately sustained if challenged by the IRS.

Tax-Exempt Organizations Will Have Unrelated Business Taxable Income from an Investment in Us

Tax-exempt organizations are subject to tax on unrelated business taxable income (“UBTI”). Most of our net income, if any, in a given year will constitute UBTI. See the “Federal Income Tax Consequences – Federal Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations” and “Investment by Qualified Plans” sections of this prospectus.

Foreign Investors In Us Will Be Subject to U.S. Tax Withholding and May Be Required to File U.S. Tax Returns

We generally will be required to withhold federal income tax at the highest applicable rate under the Internal Revenue Code on the income we allocate to units owned by foreign investors, whether or not any corresponding cash distributions are made to them. If too much tax is withheld, foreign investors will have to file U.S. income tax returns to seek a refund. See the “Federal Income Tax Consequences – Federal Tax Treatment of Foreign Investors” section of this prospectus.

Changes in the Law May Reduce the Tax Benefits of Investing in Us

The present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and the changes may be retroactive. Any future revisions in federal income tax laws and their interpretations could reduce or eliminate the tax advantages to you of your investment in us. See the “Federal Income Tax Consequences – Changes in the Law” section of this prospectus.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

Certain statements included in this prospectus and its exhibits address activities, events or developments that we and our general partner anticipate, as of the date of this prospectus, will or may occur in the future. For example, the words “believes,” “anticipates,” and “expects” are intended to identify forward-looking statements. These forward-looking statements include such things as:

•	investment objectives;
•	references to future operating results and financial success;

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•	business strategy;
•	estimated future capital expenditures;
•	competitive strengths and goals; and
•	other similar matters.

These statements are based on certain assumptions and analyses made by us and our general partner in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, whether actual results will conform with these expectations is subject to a number of risks and uncertainties, many of which are beyond our control, including, but not limited to:

•	changes in economic conditions, including fluctuations in demand for equipment, interest rates and inflation rates;
•	the quality of the equipment we acquire and lease or finance;
•	the continuing strength of the equipment manufacturers;
•	the timing of equipment purchases and our ability to forecast technological advances;
•	technological and economic obsolescence;
•	defaults by lessees or borrowers; and
•	increases in our expenses, including labor, tax and insurance expenses.

Thus, all of the forward-looking statements made in this prospectus and its exhibits are qualified by these cautionary statements. You are urged not to place undue reliance on these forward-looking statements, because actual results may differ materially from those anticipated by us and our general partner. For a more complete discussion of the risks and uncertainties to which we are subject, see the “Risk Factors” section of this prospectus.

USE OF PROCEEDS

The tables below set forth information about our expected use of the proceeds from this offering, assuming we pay the maximum compensation, fees and expense reimbursements permitted under our partnership agreement. Because we have not yet acquired any of our investments, we cannot precisely calculate some of the expenses referred to in the tables below, so the amounts may vary materially. We expect to use approximately 80% of our offering proceeds to acquire equipment to lease to, or finance for, end users, or to acquire equipment subject to existing leases or secured loans.

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	Minimum offering of units	Fees and expenses as a percent of offering proceeds (1)

Offering proceeds (2)(3)	$2,000,000	100%
Maximum offering expenses based on the amount of the offering proceeds shown in the table:
Sales commissions and related fees (4)(5)(6)	(140,000)	7.00%
Dealer-Manager fees (4)(5)(6)	(60,000)	3.00%
Reimbursement for accountable due diligence expenses (4)(5)(6)	(10,000)	0.50%

Organization expenses (4)(5)(6)	(60,000)	3.00%

Total public offering and organization expenses (4)(5)(6)	(270,000)	13.50%
Net offering proceeds	1,730,000	86.50%
Acquisition fees (2)	(155,418)	7.77%

Reserves (7)	(20,000)	1.00%

Total offering proceeds available for investment	$1,554,582	77.73%

Fees and expenses as a percentage of offering proceeds		21.27%

	Maximum offering of units	Fees and expenses as a percent of offering proceeds (1)

Offering proceeds (2)(3)	$120,000,000	100%
Maximum offering expenses based on the amount of the offering proceeds shown in the table:
Sales commissions and related fees (4)(5)(6)	(8,400,000)	7.00%
Dealer-Manager fees (4)(5)(6)	(3,600,000)	3.00%
Reimbursement for accountable due diligence expenses (4)(5)(6)	(600,000)	0.50%

Organization expenses (4)(5)(6)	(3,600,000)	3.00%

Total public offering and organization expenses (4)(5)(6)	(16,200,000)	13.50%
Net offering proceeds	103,800,000	86.50%
Acquisition fees (2)	(9,327,491)	7.77%

Reserves (7)	(1,200,000)	1.00%

Total offering proceeds available for investment	$93,272,509	77.73%

Fees and expenses as a percentage of offering proceeds		21.27%

(1)	The percentages in this column were calculated by dividing the corresponding dollar amount in the first column by the amount of offering proceeds set forth in the table.

(2)       The amount of our general partner’s acquisition fees shown in the table equals 2% of the estimated total purchase price of our equipment, including debt relating to the acquisition and out-of-pocket acquisition expenses incurred by our general partner, based on our general partner’s assumption that we will borrow, on average, 80% of the cost of the equipment we acquire. Based on this assumption, our borrowings will be approximately $6.2 million if we receive the minimum subscription proceeds of $2 million and $373 million if we receive the maximum subscription proceeds of $120 million. Assuming 80% leverage, our total funds available for investment, consisting of both our net offering proceeds and the funds we intend to raise through debt financing as described above, less the reserves, acquisition fees and public offering and organization expenses shown in the tables above, will be approximately $7,770,909 if we receive the minimum subscription proceeds of $2 million, and approximately $466,374,546 if we receive the maximum subscription proceeds of $120 million. See the “Investment Objectives and Strategies – Borrowing” section of this prospectus. Our use of leverage, by increasing the amount we can invest in our equipment, also increases the amount of acquisition fees we will pay to our general partner from our offering proceeds. In addition, we expect to acquire all of our leases and secured loans through LEAF Funding, an affiliate of our general partner, which will originate and hold the leases and secured loans on a temporary basis in order to facilitate their acquisition by us. The purchase price we pay LEAF Funding for our leases and secured loans will not exceed LEAF Funding’s cost for acquiring and holding the leases and secured loans until we purchase them. Under United States generally accepted accounting principles (“GAAP”), LEAF Funding’s “cost” will include origination fees it pays to certain of its employees for their efforts in locating and facilitating the acquisition of the leases and secured loans by LEAF Funding on our behalf, in amounts typically ranging from 1% to 3% of LEAF Funding’s cost for the leases and secured loans, that qualify as initial direct costs under GAAP. Our use of leverage, by increasing the amount we can invest in equipment, also increases the amount of our general partner’s acquisition fees and the amount of the purchase price we pay to LEAF Funding for our leases and secured loans as described above.

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(3)	Excludes $1,000 contributed to us by our general partner at the time of our formation.

(4)

We will pay the selling dealers a sales commission of 7% per unit sold. However, we will not pay the 7% sales commissions with respect to units sold to our general partner, its officers, directors and affiliates, registered investment advisors or their clients, the dealer-manager, selling dealers and their registered representatives and principals and investors who buy units through the officers and directors of our general partner. Also, we will not pay the 7% sales commissions with respect to units purchased with distributions from either us, or LEAF I or LEAF II, our affiliated equipment leasing programs, as described in the “Plan of Distribution” and “How to Subscribe” sections of this prospectus.

(5)

We will pay an amount equal to 3% of our offering proceeds to Chadwick Securities, Inc. for acting as the dealer-manager of a group of selling dealers that will be selected to sell our units. However, we will not pay the 3% dealer-manager fee with respect to units purchased with distributions from either us, or LEAF I or LEAF II, our affiliated equipment leasing programs, as described in the “Plan of Distribution” and “How to Subscribe” sections of this prospectus. Out of the dealer-manager fee received by Chadwick Securities, Inc., it may pay the selling dealers up to 1% per unit as a marketing fee and use a portion or all of the remainder of the dealer-manager fee for other underwriting expenses, including permissible non-cash compensation, as described in the “Plan of Distribution” section of this prospectus. This permissible non-cash compensation may be deemed to be additional sales compensation to the selling dealers. Chadwick Securities, Inc. also will receive reimbursement of the selling dealers’ bona fide accountable due diligence expenses of up to .5% of our offering proceeds, all of which will be reallowed by it to the selling dealers, except that we will not pay the up to .5% reimbursement of the selling dealers’ bona fide accountable due diligence expenses with respect to units purchased with distributions from either us, or LEAF I or LEAF II, our affiliated equipment leasing programs, as described in the “Plan of Distribution” and “How to Subscribe” sections of this prospectus.

(6)

Our organization expenses do not include sales commissions, dealer-manager fees, and reimbursements of bona fide accountable due diligence expenses of the selling dealers of up to .5% of our offering proceeds that Chadwick Securities, Inc. will receive and reallow to the selling dealers as described in the “Plan of Distribution” and “How to Subscribe” sections of this prospectus. Our organization expenses, however, do include legal, accounting and escrow fees, printing costs, filing and qualification fees, certain overhead costs of our general partner in organizing us and preparing us for the offer and sale of our units and similar fees and expenses. To the extent that our actual organization expenses exceed our general partner’s 3% organization and offering expense allowance to pay for those expenses, the excess must be paid by our general partner without any reimbursement from our offering proceeds.

(7)       Initially, we intend to establish reserves equal to approximately 1% of our offering proceeds for working capital purposes. The amount of our reserves may vary from time to time as our general partner determines the appropriate amount of reserves for our operations. The amount of reserves our general partner establishes will depend on its analysis of:

•	the timing and amount of lease and secured loan payments we receive;
•	our debt service payments on our borrowings and securitizations;
•	our costs and expenses and other existing liabilities;
•	our general partner’s expectations regarding our potential future liabilities, if any; and
•	whether our general partner determines a reserve is needed for our future investment acquisitions.

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MANAGEMENT COMPENSATION

The following table sets forth our estimate of the maximum amounts of all compensation and other payments that our general partner and its affiliates will receive, directly or indirectly, from us. This compensation was not determined by arm’s-length negotiation. Our partnership agreement does not permit our general partner or its affiliates to receive more than the maximum fees or expenses stated for each type of compensation by reclassifying those items under a different category.

Offering Stage (1)

Entity receiving compensation	Type and method of compensation	Estimated amount

Chadwick Securities, Inc.	Dealer -manager fee of 3% of the offering proceeds for acting as the dealer-manager for a group of selling broker dealers.

$60,000 if we sell the minimum offering amount; $3.6 million if we sell the maximum offering amount. From this amount, Chadwick Securities, Inc., an affiliate of our general partner, may pay the selling dealers up to 1% of the proceeds of each unit sold by them as a marketing fee and use a portion or all of the remaining dealer-manager fee for other underwriting expenses, including permissible non-cash compensation, as described in the “Plan of Distribution” section of this prospectus.

Chadwick Securities, Inc.	Sales commissions of 7% of the proceeds of each unit sold by it.

Not determinable at this time. We do not anticipate that Chadwick Securities, Inc. will sell a material number of units. If all units were sold by Chadwick Securities, Inc., it would receive $140,000 for the minimum offering amount and $8.4 million for the maximum offering amount.

Chadwick Securities, Inc.	Bona fide accountable due diligence expenses.

This amount includes reimbursements paid to Chadwick Securities, Inc. of up to .5% of our offering proceeds, all of which will be reallowed by it to the selling dealers for their bona fide accountable due diligence expenses.

General partner and its affiliates	Organization and offering expense allowance of 3% of the offering proceeds.

$60,000 if we sell the minimum offering amount; $3.6 million if we sell the maximum offering amount. To the extent, if any, the organization and offering expense allowance exceeds our actual, reasonable organization and offering expenses, the excess will be additional compensation to our general partner.

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Operational Stage

Entity receiving compensation	Type and method of compensation	Estimated amount

General partner and its affiliates

Acquisition fee equal to 2% of the purchase price we pay to the seller for equipment we purchase to lease to third-parties, equal to 2% of the purchase price we pay to the seller for equipment subject to existing leases that we acquire, and equal to 2% of the purchase price we pay to the seller for equipment we purchase to finance for third-parties pursuant to our secured loans.

Total acquisition fees, assuming our anticipated use of financing of 80%, on average, of the cost of the equipment we acquire, would be approximately 7.8% of our offering proceeds. Thus, the total acquisition fees would be approximately $155,818 if we sell the minimum offering amount and $9,327,491 if we sell the maximum offering amount as set forth in the “Use of Proceeds” section of this prospectus.

LEAF Asset Management, our general partner, is an affiliate of Chadwick Securities, Inc., which serves as the dealer-manager of this offering, LEAF Funding, Inc., which will originate our equipment leases and secured loans, and LEAF Financial Corporation, which will service our equipment leases and secured loans. See the “Management – Organizational Diagram,” “Investment Objectives and Strategies – Origination and Servicing Agreement,” and “Plan of Distribution” sections of this prospectus. The purchase price of our equipment or existing leases on which our general partner’s acquisition fees are based, include amounts attributable to debt or securitization financing we incur or assume in connection with the equipment, leases or secured loans. Our general partner will pay its out-of-pocket expenses related to its acquisition activities on our behalf, but not the acquisition expenses incurred by its affiliate, LEAF Funding, as discussed below, and our general partner will not be reimbursed by us for those expenditures other than through its receipt of these acquisition fees, although it will receive reimbursements for certain operating expenses we incur as described below. Notwithstanding, the acquisition expenses will be included in the purchase price of the equipment and leases, or the principal amount of the secured loans, on which our general partner’s 2% acquisition fee is based.

In addition, we expect to acquire all of our leases and secured loans through LEAF Funding, an affiliate of our general partner, which will originate and hold the leases and secured loans on a temporary basis in order to facilitate their acquisition by us. The purchase price we pay LEAF Funding for our leases and secured loans will not exceed LEAF Funding’s cost for acquiring and holding the leases and secured loans until we purchase them. Under United States general accepted accounting principles (“GAAP”), LEAF Funding’s “cost” will include origination fees it pays to certain of its employees for their efforts in locating and facilitating the acquisition of the leases and secured loans by LEAF Funding on our behalf, in amounts typically ranging from 1% to 3% of LEAF Funding’s cost for the leases and secured loans, that qualify as initial direct costs under GAAP. Our use of leverage, by increasing the amount we can invest in equipment, also increases the amount of our general partner’s acquisition fees and the amount of the purchase price we pay to LEAF Funding for our leases and secured loans as described above. (2)

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Operational Stage

Entity receiving compensation	Type and method of compensation	Estimated amount

General partner and its affiliates

Subordinated asset management fee for managing each type of investment described below equal to the lesser of the amount, for each type of lease or financing arrangement described below, that is reasonable, competitive, and would customarily be paid to non–affiliated third–parties rendering similar services in the same geographic location and for similar types of investments or:

•         for our operating leases managed by third–parties under our general partner’s supervision – 1% of gross rental payments;

Not determinable at this time. During the period ending five years after this offering terminates, we will subordinate and defer payment of the management fees to the receipt by you and our other limited partners of annual cash distributions equal to 8.5% of your capital contributions, as adjusted by certain distributions made to you which are deemed to be a return of capital, on a cumulative basis as described in the “Income, Losses and Distributions – Reinvestment of Our Revenues in Additional Leases and Secured Loans” section of this prospectus.

•         for our operating leases managed by our general partner or its affiliates – 4% of gross rental payments;

•         for our full payout leases which contain net lease provisions – 2% of gross rental payments; and/or

•         for our secured loans – 2% of gross principal and interest payments.

General partner and its affiliates

Subordinated remarketing fee for arranging the sale of any investment equal to the lesser of:

•         3% of the contract sales price; or

•         one–half the competitive commission charged by independent third–parties for comparable services. (5)

Not determinable at this time. We will not accrue or pay a subordinated remarketing fee for any portion of sales proceeds which we reinvest. We will subordinate and defer payment of the remarketing fees to the receipt by you and our other limited partners of cash distributions equal to the purchase price of your units plus annual cash distributions equal to 8.5%, compounded daily, of your capital contributions, as adjusted by certain distributions made to you which are deemed to be a return of capital, on a cumulative basis as described in the “Income, Losses and Distributions – Reinvestment of Our Revenues in Additional Leases and Secured Loans” section of this prospectus.

General partner and its affiliates

Re-leasing fee for arranging the re-lease of equipment equal to the lesser of:

•         2% of gross rental payments derived from the re-lease; or

•         the competitive rate for comparable services for similar equipment. (5)

Not determinable at this time. Re-leasing fees are subject to the following limitations:

•         we will pay the re-leasing fees only if our general partner maintains adequate staff to provide re-leasing services;

•         we will pay re-leasing fees only as we receive the related lease payments;

•         we will not pay re-leasing fees if the re-lease is to the original lessee or its affiliates;

•         we will pay re-leasing fees only if our general partner has rendered substantial re-leasing services; and

•         we will pay re-leasing fees only if our general partner is compensated for rendering equipment management services, whether or not the asset management fee is then subordinated.

General partner and its affiliates	Partnership interest equal to 1% of all of our income, losses and cash distributions.	Not determinable at this time.

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Operational Stage

Entity receiving compensation	Type and method of compensation	Estimated amount

General partner and its affiliates

Reimbursement for our operating expenses paid on our behalf, including the actual cost of goods and materials obtained from unaffiliated third-parties, and also including reimbursement for our general partner’s administrative services reasonably necessary or advisable in its discretion to our prudent operation (e.g. legal and accounting expenses), provided that the reimbursement may not exceed the lesser of:

•         the actual cost of the services; or

•         the amount we would be charged by independent third-parties for comparable services.

Also, there is no reimbursement for these services if they are already covered by a separate fee, and our general partner and its affiliates will not be reimbursed for the following expenses:

•         salaries, fringe benefits, travel expenses or other overhead costs incurred by any controlling person of our general partner or its affiliates (6); or

•         rent, depreciation, utilities, capital equipment or other similar overhead costs.

Not determinable at this time.

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Liquidation Stage

Entity receiving compensation	Type and method of compensation	Estimated amount

General partner and its affiliates

Our general partner’s and its affiliates’ compensation during the liquidation period generally is the same as set forth in “– Operational Stage,” above, except that no fees or expense reimbursements associated with new investments will be paid since no revenues may be reinvested in purchases of additional equipment during the liquidation period. The liquidation period begins five years after the last closing date on which we admit subscribers for units as limited partners. It ends when all of our assets have been sold, our creditors have been paid, the remaining proceeds have been distributed to our partners and a certificate of termination has been filed.

See “– Operational Stage,” above.

(1)     If you choose to use your cash distributions from your initial investment in us to purchase additional units during the offering period or, if you are not a resident of Massachusetts, Minnesota or Ohio, your cash distributions from your prior investments, if any, in LEAF I or LEAF II, which are previous equipment leasing funds sponsored by LEAF Financial, an affiliate of our general partner, then the units will be purchased on the same terms as our other units are being offered except that the subscription price will be the Distribution Investment Unit Price, and except that there is no minimum amount of units that must be purchased using distributions from us, LEAF I or LEAF II. Also, there is a discounted subscription price for certain other investors as described in the “Plan of Distribution” section of this prospectus.

(2)     Acquisition fees include our general partner’s out-of-pocket expenses in connection with our acquisition of equipment, leases and secured loans, but do not include fees to unaffiliated finders and brokers. Acquisition fees also do not include origination fees paid by LEAF Funding to certain of its employees in connection with their efforts in locating equipment, leases and secured loans and facilitating their acquisition on our behalf, that qualify under GAAP as initial direct costs and are included in LEAF Funding’s cost to temporarily acquire the equipment, leases and secured loans we purchase from LEAF Funding. Our general partner will reduce or refund acquisition fees if our investment in equipment, including equipment leases and secured loans, is less than the greater of:

•	80% of the offering proceeds reduced by .0625% for each 1% of financing encumbering our investments; or
•	75% of the offering proceeds.

For example, if we had no financing, we would invest at least 80% of our offering proceeds in our investments. If we had 80% financing, we would invest at least 75% of our offering proceeds in our investments, computed as follows:

80% x .0625% = 5%

80% - 5% = 75%

(3)

An operating lease is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment. Typically, rental payments under a full payout lease also include an appropriate return.

(4)	We will pay the asset management fee monthly, subject to its subordination. This fee is for our general partner’s services in:
•	establishing our portfolio, including obtaining financing;
•	collecting lease revenues;
•	monitoring compliance by lessees with the lease terms;
•	assuring that equipment is being used in accordance with all contractual arrangements;
•	arranging for necessary maintenance and repair of equipment if a lessee fails to do so;
•	monitoring property, sales and use tax compliance; and
•	preparing operating and financial data reports.

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(5)       A “Competitive” commission is one which is reasonable, customary and competitive in light of the size, type and location of the equipment.

(6)

Our partnership agreement defines a “controlling person” of our general partner or any of its affiliates as its chairmen, directors, presidents, or other executive or senior officers, any holder of a 5% or greater interest in our general partner or any such affiliate or any person having the power to cause the direction of our general partner or any such affiliate, whether through ownership of voting securities, by contract or otherwise.

We estimate that the total amount of expenses we reimburse to our general partner and its affiliates during our first full year of operations, assuming we sell the maximum number of units, will be approximately $900,000, as set forth in the following table.

Estimate of Our Expense Reimbursements to Our General Partner During Our First Full Year of
Operations

2007

Accounting/Information Technology	$510,300
Customer Service	$299,700
Investor Services	$90,000
TOTAL:	$900,000

(1)

These expense reimbursements are expected to consist of labor expenses of employees, excluding their respective chairmen, directors, presidents, or other executive or senior officers, of LEAF Financial and its affiliates for services, and are based on the employees’ time records.

In addition, Lease Equity Appreciation Fund I, L.P. (“LEAF I”), which was initially sponsored by LEAF Asset Management, Inc., a wholly-owned subsidiary of our general partner that merged into LEAF Financial, an affiliate of our general partner, in June 2004, began operations March 3, 2003 and closed its offering of units on August 15, 2004, with offering proceeds of $17,060,774. As of September 30, 2006, see the table below, our general partner and its affiliates had received cumulative expense reimbursements of $2,051,711 (unaudited) from LEAF I. Lease Equity Appreciation Fund II, L.P. (“LEAF II”), which was sponsored by LEAF Financial, an affiliate of our general partner, began operations April 14, 2005 and had its final closing date on October 13, 2006. As of September 30, 2006, see the table below, our general partner and its affiliates had received cumulative expense reimbursements of $833,588 (unaudited) from LEAF II. Also, see the “Other Programs Managed by Our General Partner or its Affiliates” section of this prospectus regarding the other programs sponsored by LEAF Financial before it was acquired by Resource America and new management installed.

The following is a tabular presentation of the expenses reimbursed to LEAF Financial, as general partner, including reimbursements to LEAF Asset Management, Inc. before it was merged into LEAF Financial, and its affiliates by LEAF I and LEAF II as discussed above.

Summary of Expense Reimbursements of

Lease Equity Appreciation Fund I, L.P. as of September 30, 2006 (unaudited) (1)(2)

	2006		2005		2004	2003

Accounting/Information Technology	$240,284		$333,259		$145,588	$265,939
Customer Service	$179,652		$221,351		$271,920	$306,450
Investor Services		(3)		(3)	$64,673	$22,596

TOTAL:	$419,936	$554,611	$482,180	$594,985

(1)

These expense reimbursements consist of labor expenses of employees of LEAF Financial and its affiliates, excluding their respective chairmen, directors, presidents, or other executive or senior officers, for services to, or on behalf of LEAF I, and are based on the employees’ time records.

(2)

Lease Equity Appreciation Fund I, L.P. did not conduct any operations or reimburse any expenses to LEAF Financial, its general partner, in 2002, because it had not yet reached its minimum subscriptions.

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(3)

During this period expenses for investor services were not, and will not be, reimbursed to LEAF Financial and its affiliates due to a transition in LEAF Financial’s method of tracking investor services and allocating the expenses described in footnote (1).

Summary of Expense Reimbursements of Lease Equity

Appreciation Fund II, L.P. as of September 30, 2006 (unaudited) (1)(2)

	2006		2005

Accounting/Information Technology	$311,089		$226,676
Customer Service	$182,574		$113,249
Investor Services		(3)		(3)
TOTAL:	$493,663	$339,926

(1)

These expense reimbursements consist of labor expenses of employees of LEAF Financial and its affiliates, excluding their respective chairmen, directors, presidents, or other executive or senior officers, for services to, or on behalf of LEAF I, and are based on the employees’ time records.

(2)

Lease Equity Appreciation Fund II, L.P., which was formed in 2004, did not conduct any operations or reimburse any expenses to LEAF Financial, its general partner, in 2004, because it had not yet reached its minimum subscriptions.”

(3)

During this period expenses for investor services were not, and will not be, reimbursed to LEAF Financial and its affiliates due to a transition in LEAF Financial’s method of tracking investor services and allocating the expenses described in footnote (1).

CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES

Conflicts of Interest

In General

Our general partner may be subject to various conflicts of interest arising out of its relationship to us. Because of our general partner’s organizational and operational control over us, these conflicts will not be resolved through arms-length negotiations but, rather, through the exercise of our general partner’s judgment consistent with its fiduciary responsibilities to you and us. Some provisions of our partnership agreement are designed to protect the interests of you and our other limited partners if conflicts arise. In this regard, you should read Article IX of our partnership agreement and, in particular, Sections 9.2 and 9.5. These sections do the following:

•	limit the actions our general partner may take on our behalf;
•	limit the compensation and fees we will pay our general partner and its affiliates; and
•	limit the expenses for which we will reimburse our general partner and its affiliates.

Further, our general partner depends on its indirect parent company, Resource America, for management and administrative functions and financing for capital expenditures. Neither our partnership agreement nor any other agreement requires Resource America to pursue a future business strategy that favors us. Resource America’s directors and officers have a fiduciary duty to make decisions in the best interests of the stockholders of Resource America. Our general partner’s management, administrative and financial dependence on Resource America has the effect of creating a conflict of interest with us. Notwithstanding this conflict of interest, our general partner must uphold its fiduciary duties to us as described in “– Fiduciary Duty of Our General Partner,” below.

However, our partnership agreement does not necessarily directly respond to each potential conflict, and there will be no established mechanism to resolve these conflicts. In these situations, our general partner will rely solely on its judgment, subject to its fiduciary duties, to resolve the conflict. The potential conflicts include those set forth below.

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Our General Partner’s Compensation is Not the Result of Arm’s Length Negotiation

Our general partner has unilaterally determined the compensation that we will pay it and its affiliates, including Chadwick Securities, Inc., LEAF Funding and LEAF Financial. However, our general partner believes that the amount of compensation is consistent with practices in the industry and applicable offering guidelines in effect on the date of this prospectus.

Actions Taken By Our General Partner Will Affect the Amount of Cash Available For Distribution to Limited Partners and Our General Partner’s Compensation

The amount of cash we have available for distribution to you and our other limited partners will be affected by decisions of our general partner regarding various matters, including:

•	the amount and timing of equipment purchases and sales;
•	cash expenditures;
•	financing; and
•	the creation, reduction or increase of reserves.

We intend to increase the amount of equipment we can acquire and lease by obtaining financing to provide approximately 80% of the aggregate cost of all of the equipment we acquire. The actual amount of borrowings we incur, however, may be higher or lower than that amount. In addition, using financing to increase the amount of equipment we acquire will also increase our general partner’s acquisition and management fees, which are directly based on the total amount of our assets, and the purchase price of the equipment, leases and secured loans we purchase from LEAF Funding at its cost, which includes the origination fees it pays to certain of its employees that qualify as initial direct costs of LEAF Funding under GAAP. See the “Management Compensation” section of this prospectus.

Our general partner will be liable for our obligations to the extent that they exceed our assets. As a result, our general partner has the right to cause us to establish and maintain cash reserves that it believes are necessary to meet our obligations. Because our general partner may be exposed to liability to our creditors if our reserves are insufficient to pay our contingent liabilities, our general partner may have a conflict of interest in allocating our cash flow between distributions to you and our other limited partners or to our reserve accounts. To the extent that our general partner increases the amount of cash it allocates to reserves, the amount of cash available for distributions to you and our other limited partners will decrease and our general partner’s exposure to our contingent liabilities may be lessened.

Our General Partner and Its Affiliates Will Engage in Activities That Compete With Us

Our partnership agreement does not prohibit our general partner or its affiliates from investing in, acquiring or leasing equipment, and they will continue to engage in acquisitions, financing, refinancing, leasing and re-leasing opportunities on their own behalf or on behalf of other partnerships or entities. Neither our general partner nor its affiliates may, however, publicly offer for sale interests in more than one equipment leasing program simultaneously unless the programs:

•	have different investment objectives; or
•	are specified equipment programs, as defined under relevant securities regulations or guidelines.

Our general partner and its affiliates have the right to take for their own accounts, or to recommend to any program they manage, any particular investment opportunity, subject to the limitations set forth in our partnership agreement.

Any conflicts in determining and allocating investments between us and our general partner, or between us and another program managed by our general partner or its affiliates, will be resolved by our general partner’s investment committee, which also will serve as LEAF Financial’s investment committee as discussed in the “Management – Investment Committee” section of this prospectus. Generally, if an investment is appropriate for more than one program our general partner and its investment committee will allocate the investment to a program (which includes us) after taking into consideration at least the following factors:

•	which program has been seeking investments for the longest period of time;
•	whether the program has the cash required for the investment;

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•	whether the amount of debt to be incurred with respect to the investment is acceptable for the program;
•	the effect the investment would have on the program’s cash flow;
•	whether the investment would further diversify, or unduly concentrate, the program’s investments in a particular lessee, class or type of equipment, location, industry, etc.; and
•	whether the term of the investment is within the term of the program.

Notwithstanding the foregoing, our general partner and its investment committee may make exceptions to these general policies when, in our general partner’s judgment, other circumstances make application of these policies inequitable or uneconomic.

We May Enter Into Joint Ventures With Affiliated Programs

We may invest in joint ventures with other programs that are sponsored by our general partner or its affiliates. These investments may result in conflicts of interest resulting from the differing financial positions of the co-venturers. For example, it may be in the interest of one entity to sell jointly-held equipment while it may be in the interest of the other entity to continue holding the equipment. However, we will not participate in a joint venture unless:

•	we and the other program have similar investment objectives;
•	we and the other program invest on substantially the same terms;
•	there are no duplicate fees;
•	our general partner’s compensation in us and the other program is substantially the same;
•	we have the right of first refusal to buy any investment the other program wants to sell; and
•

the joint venture is entered into either for the purpose of effecting appropriate diversification for us and the other program, or for the purpose of relieving our general partner or its affiliates from a commitment entered into for the purposes of:

•	facilitating our acquisition of equipment or equipment leases or secured loans;
•	borrowing money or otherwise obtaining financing for us; or
•	any other lawful purpose related to our business.

Notwithstanding, there may be an impasse on joint venture decisions since neither we nor the other program will have complete control over the joint venture’s equipment and, although we will have the right to buy the equipment from the other joint venturer in the event of a sale, we may not have the resources do so.

We Do Not Have Any Employees and Rely on the Employees of Our General Partner and Its Affiliates

We do not have any officers or employees and will rely solely on the officers and employees of our general partner and its affiliates to manage us and our business. Our general partner and its affiliates will conduct business activities of their own in which we will have no economic interest. The officers and employees of our general partner and its affiliates who provide services to us are not required to work full time on our affairs and will devote significant time to the affairs of our general partner and its affiliates and will be compensated by our general partner and its affiliates for those services. There may be significant conflicts between us and our general partner and its affiliates regarding the availability of these officers and employees to provide services to us.

We Must Reimburse Our General Partner and Its Affiliates for Expenses

We must reimburse our general partner and its affiliates for costs incurred by them in managing and operating us, including specified costs incurred by them in providing corporate staff and support services properly allocable to us. See the “Management Compensation” section of this prospectus.

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We Have Not Retained Separate Counsel or Other Professionals

The legal counsel that represents our general partner and the dealer-manager, Chadwick Securities, Inc., also represents us. You and our other limited partners, as a group, have not been represented by legal counsel. Counsel has not acted on behalf of you and other prospective investors in us, nor has counsel conducted a review or investigation of us, our general partner or this offering on your behalf. Therefore, none of the agreements and arrangements between us and our general partner, including our partnership agreement, or between us and our general partner’s affiliates, including Chadwick Securities, Inc., LEAF Funding and LEAF Financial, was negotiated on an arm’s length basis.

The attorneys, accountants and other experts who perform services for us will also perform services for our general partner, its affiliates and for other partnerships or ventures that our general partner or its affiliates may sponsor. However, should a dispute arise between us and our general partner, we will retain separate legal counsel to represent us in the matter.

Lack of Independent Underwriter and Due Diligence Investigation in This Offering

The dealer-manager for this offering is Chadwick Securities, Inc., an affiliate of our general partner. Although Chadwick Securities, Inc. will receive a reimbursement of up to .5% of our offering proceeds for the bona fide accountable due diligence expenses of the selling dealers, except for units sold to certain investors as described in the “Plan of Distribution” and “How to Subscribe” sections of this prospectus, all of which it will reallow to the selling dealers, its review and due diligence investigation of us and the information provided in this prospectus cannot be deemed to be independent.

Conflicts Regarding Redemption of Units

You and our other investors may present your units to us for redemption at any time. This creates the following conflicts of interest between you and our general partner.

•

We have no obligation to redeem your units at any time for any reason. Our general partner may decline your redemption request in its sole discretion. For example, if our general partner determines that we do not have the necessary cash flow, taking into account future distributions to our other partners and foreseeable investments, reinvestments, and operating expenses, your request may be declined. In addition, our general partner may conclude that the redemption might cause our total unit transfers in the year to exceed 2% of our total capital or profits interests, which is not permitted under our partnership agreement. See Appendix A to this prospectus. All of these determinations are subjective and will be made in our general partner’s sole discretion.

•

Our general partner will also determine the redemption price based on provisions set forth in our partnership agreement. To the extent the formula for arriving at the redemption price has any subjective determinations, they will fall within the discretion of our general partner.

See the “Redemption of Units” section of this prospectus.

Our General Partner Also is Our Tax Matters Partner

Our general partner will serve as our tax matters partner and represent us before the IRS and all other taxing authorities. As tax matters partner, our general partner will have broad authority to act on behalf of you and our other investors in any administrative or judicial proceeding involving the IRS, and this authority may involve conflicts of interest. For example, a potential conflict would include whether to contest or settle a proposed adjustment by the IRS to the amount of our depreciation deductions under our operating leases, which are allocated 99% to you and our other investors. While our general partner will take into account the interests of you and our other investors as a whole, there is no assurance that any settlement would be in the best interest of you or any other particular investor given your or his particular tax situation.

Our General Partner and Its Affiliates Will Purchase Units as Investors

Our general partner and its affiliates currently intend to purchase not less than 10,000 units ($1 million) and may acquire up to approximately 5% of the total units sold in this offering, if greater. These subscriptions will not be included in the minimum number of units required for us to begin operations, but the price of their units will be reduced by 7% as described in the “Plan of Distribution” section of this prospectus. Thus, even though they pay a reduced price for their units, these investors generally will:

•	share in our income, losses and distributions on the same basis as you and our other investors as described in the “Income, Losses and Distributions” section of this prospectus; and
•	have the same voting rights, except that they are prohibited from voting on the removal of our general partner as general partner.

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The purchase of units by our general partner, its officers, directors, or other affiliates as limited partners will dilute the voting rights of you and our other investors and there may be a conflict with respect to certain matters. See the “Summary of Our Partnership Agreement – Voting Rights of Limited Partners” section of this prospectus.

General Restrictions

To reduce, but not eliminate, certain conflicts of interest we will not:

•	issue any units after this offering terminates or issue units in exchange for property;
•	make loans to our general partner or its affiliates;
•

receive loans from our general partner or its affiliates unless the loan has a term of 12 months or less from the date on which it was made and any interest or other financing charges or fees we pay do not exceed the lower of the following:

•	if our general partner borrowed to make the loan, the rate of interest and other amounts paid or payable by our general partner or its affiliate in connection with the borrowing; or
•

if our general partner did not borrow to make the loan, the rate of interest and other amounts paid or payable in an arm’s-length borrowing that we could obtain, without reference to our general partner’s or its affiliate’s financial abilities or guarantees;

•	invest in or underwrite the securities of other partnership programs;
•	operate in a manner that would cause us to be classified as an “investment company” for purposes of the Investment Company Act of 1940;
•	grant our general partner or any of its affiliates exclusive listing rights to sell our investments or other assets;
•

except as described in this prospectus, permit our general partner or any of its affiliates to receive a fee or commission in connection with the reinvestment of our cash from sales or operations, or the resale, re-lease, exchange or refinancing of equipment, except as permitted by our partnership agreement and as described in this prospectus;

•

grant our general partner or any of its affiliates any rebates or give-ups or participate in any reciprocal business arrangements with them that would circumvent the restrictions in our partnership agreement, including the restrictions applicable to transactions with affiliates of our general partner;

•

permit our general partner, directly or indirectly, to pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to the advisor to advise the purchaser of our units; but this does not prohibit the normal sales commissions payable to the selling dealers as described in the “Plan of Distribution” section of this prospectus;

•

purchase or lease any equipment from, or sell or lease equipment to, our general partner or its affiliates or any investment program in which they have an interest. However, if the conditions set forth below are met, we expect that we will acquire all of our equipment, leases and secured loans from LEAF Funding, an affiliate of our general partner, and that LEAF Funding will first acquire the equipment on a temporary or interim basis in order to facilitate our acquisition of the equipment or our financing needs. The conditions referred to above are the following:

•

our general partner or its affiliate, including LEAF Funding, holds the equipment only on an interim basis, generally not longer than six months, for purposes of facilitating the acquisition of the equipment by us, borrowing money or obtaining financing for us or for other purposes related to our business;

•	our general partner determines that the acquisition of the equipment is in our best interest;

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•	we acquire the equipment at a price no greater than the cost to our general partner or its affiliates, as determined under GAAP and as adjusted for intervening operations, plus compensation permitted under our partnership agreement and described in this prospectus;
•	there is no difference in interest terms of any financing secured by the equipment at the time acquired by our general partner or its affiliates and the time acquired by us; and
•

our general partner or its affiliates do not benefit from the transaction apart from compensation permitted under our partnership agreement and described in this prospectus. See the “– We May Enter Into Joint Ventures With Affiliated Programs,” above, and the “Investment Objectives and Strategies – Origination and Servicing Agreement” section of this prospectus.

Also, except as permitted under the Origination and Servicing Agreement and our partnership agreement, our general partner may not enter into any agreements, contracts or arrangements on our behalf with itself or any of its affiliates.

Fiduciary Duty of Our General Partner

Our general partner is accountable to us as a fiduciary. Under Delaware law, this generally means that our general partner has duties of due care and fair dealing in acting for us and handling our affairs. Our partnership agreement does not excuse our general partner from liability or provide it with any defenses for breach of its fiduciary duty. However, our partnership agreement does permit our general partner and its affiliates to have business interests or activities that may conflict with ours, and includes provisions to resolve conflicts in allocating investment opportunities among us and other programs that may be sponsored by our general partner and its affiliates.

The fiduciary duty owed by a general partner is analogous to the fiduciary duty owed by directors to a corporation and its stockholders and is subject to the same rule, commonly referred to as the “business judgment rule.” Under this rule, directors are not liable for mistakes made in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. Under the terms of our partnership agreement our general partner and its affiliates have limited their liability to us and to you and our other investors for any loss suffered by us or by you and our other investors that arises out of any action or inaction on their part if:

•	they determined in good faith that the course of conduct was in our best interest;
•	they were acting on behalf of, or performing services for, us; and
•	their course of conduct did not constitute negligence or misconduct.

In addition, as permitted by Delaware law, we will indemnify our general partner and its affiliates against any loss of the kind described in the preceding sentence to the extent of our own assets, but without any additional obligation on the part of you and our other limited partners. However, we will not indemnify our general partner or its affiliates for any violation, or alleged violation, of federal or state securities laws unless:

•	there has been a judgment on the merits in favor of our general partner and its affiliates or the claims were dismissed on the merits by the court;
•	the court has been advised by us of the position of the SEC and applicable state securities law authorities on the issue of indemnification for securities law violations; and
•	the court approves the indemnification of litigation and/or settlement costs.

The effect of the foregoing provisions may be to limit your recourse to our general partner. However, you should be aware that, in the SEC’s opinion, the indemnification for liabilities under the Securities Act of 1933, as amended, is contrary to public policy and therefore unenforceable.

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The Delaware Revised Uniform Limited Partnership Act provides that a limited partner may institute legal action (a “derivative” action) on a partnership’s behalf to recover damages from a third-party when the general partner refuses to institute the action or where an effort to cause the general partner to do so is not likely to succeed. In addition, the statutory or case law may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners (a “class action”) to recover damages from a general partner for violations of its fiduciary duties to the limited partners. In addition, we will not incur the cost of that portion of any insurance that insures any party against any liability the indemnification of which is prohibited under our partnership agreement; provided, however, that with respect to public liability insurance obtained by us in connection with any of our equipment, equipment leases, secured loans or business operations, our general partner is permitted to add itself as an additional insured thereunder so long as, and to the extent that, our general partner pays for the incremental premium costs resulting from its being added as an additional insured. For this purpose, “public liability insurance” includes insurance that would cover damage to property or personal injury to non-affiliated persons incurred during the performance of services related to us and our operations.

MANAGEMENT

Our General Partner. Our general partner is LEAF Asset Management, LLC, a Delaware limited liability company with offices at 1818 Market Street, 9th Floor, Philadelphia, Pennsylvania 19103. Our general partner was formed in August 2006 to act as the general partner and manager of equipment leasing and financing partnerships, and its executive officers and directors will be responsible for selecting, managing and disposing of our equipment, leases and secured loans. In this regard, after we receive the minimum offering proceeds and hold our initial closing, we intend to enter into the Origination and Servicing Agreement under which LEAF Funding, a wholly-owned subsidiary of LEAF Financial and an affiliate of our general partner, will originate leases and secured loans for us and LEAF Financial, an affiliate of our general partner, will service our portfolio of leases and secured loans. LEAF Financial has more than 100 individuals, including LEAF Funding’s field sales force and telephone sales force that are dedicated to originating leasing assets. LEAF Financial also uses a complete technology platform that enables automated lease applications, credit scoring, customer relationship management, asset tracking, collection management, and document generation. See the “Investment Objectives and Strategies” section of this prospectus for a more detailed discussion of the services LEAF Financial and LEAF Funding will provide to us.

In addition, our general partner depends on its indirect parent company, Resource America, for management and administrative functions and financing for capital expenditures. Resource America is a publicly-traded specialized asset management company (Nasdaq: REXI) that uses industry-specific expertise to generate and administer investment opportunities for its own account and for outside investors in the structured finance, equipment leasing and financing and real estate sectors.

Equipment Finance	Real Estate	Structured Financial Products

As of the date of this prospectus, the officers and directors of our general partner are as follows:

Name	Age	Position

Crit S. DeMent	54	Chairman of the Board of Directors and Chief Executive Officer
Miles Herman	46	President, Chief Operating Officer and Director
Jonathan Z. Cohen	36	Director
Steven J. Kessler	62	Director
Robert K. Moskovitz	49	Chief Financial Officer and Treasurer
David H. English	55	Executive Vice President and Chief Investment Officer
Daniel G. Courtney	43	Senior Vice President – Investment Programs
Darshan V. Patel	36	General Counsel and Secretary

With respect to the biographical information set forth below:

•

the approximate amount of an individual’s professional time devoted to the business and affairs of our general partner, LEAF Financial and LEAF Funding have been aggregated, because there is no reasonable method for them to distinguish their activities among the companies; and

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•

for those individuals who also hold senior positions with other affiliates of our general partner, if it is stated that they devote approximately 100% of their professional time to the business and affairs of our general partner, LEAF Financial and LEAF Funding, it is because either the other affiliates are not currently active, or the individuals are not required to devote a material amount of their professional time to those affiliates, or there is no reasonable method to distinguish their activities between their professional time devoted to the business and affairs of our general partner, LEAF Financial and LEAF Funding, on the one hand, and their professional time devoted to the business and affairs of our general partner’s other affiliates, such as, for example, another affiliated investment program or Chadwick Securities, Inc.

Crit S. DeMent has been Chairman of the Board of Directors and Chief Executive Officer of LEAF Asset Management since it was formed in August 2006. Mr. DeMent also serves as Chairman of the Board of Directors and Chief Executive Officer of LEAF Financial since November 2001, Chairman of the Board of Directors of LEAF Funding since March 2003, a Senior Vice President of Resource America since 2005 and Senior Vice President – Equipment Leasing of Resource Capital Corp. since March 2005. Before that, he was President of Fidelity Leasing, Inc. and its successor, the Technology Finance Group of Citi-Capital Vendor Finance from 1998 to 2001. Mr. DeMent was Vice President of Marketing for Tokai Financial Services from 1987 through 1996. Mr. DeMent expects to devote approximately 75% of his professional time to the business and affairs of our general partner, LEAF Financial and LEAF Funding.

Miles Herman has been President, Chief Operating Officer and a Director of LEAF Asset Management since it was formed in August 2006. Mr. Herman also serves as President, Chief Operating Officer and a Director of LEAF Financial since January 2002, and Senior Vice President and a Director of LEAF Funding since January 2004. Mr. Herman held various senior operational offices with Fidelity Leasing, Inc. and its successor from 1998 to 2001, ending as Senior Vice President. From 1990 to 1998, he held various operational, marketing, program management, business development and sales positions with Tokai Financial, most recently as Director as Capital Markets. Before that, he served as Vice President, Operations and Sales at LSI Leasing Services, Inc. from 1989 to 1990, and as a manager of operations at Master Lease Corporation from 1984 to 1989. Mr. Herman expects to devote approximately 100% of his professional time to the business and affairs of our general partner, LEAF Financial and LEAF Funding.

Jonathan Z. Cohen has been a Director of LEAF Asset Management since it was formed in August 2006. Mr. Cohen also serves, or has served, in the following positions with Resource America: President since 2003, Chief Executive Officer since 2004, a Director since 2002, Chief Operating Officer from 2002 to 2004, Executive Vice President from 2001 to 2003, and Senior Vice President from 1999 to 2001. In addition, Mr. Cohen serves as Vice Chairman of the Managing Board of Atlas Pipeline Partners GP, LLC since its formation in 1999, Vice Chairman and a Director of Atlas America, Inc. since its formation in 2000, Trustee and Secretary of RAIT Investment Trust (a publicly-traded real estate investment trust) since 1997, Vice Chairman of RAIT since 2003, and Chairman of the Board of The Richardson Company (a sales consulting company) since 1999.

Steven J. Kessler has been a director of LEAF Asset Management since it was formed in August 2006. Mr. Kessler also serves, or has served, in the following positions with Resource America: Executive Vice President since 2005, Chief Financial Officer since 1997, and Senior Vice President from 1997 to 2005. Before joining Resource America, Mr. Kessler was Vice President-Finance and Acquisitions at Kravco Company (a national shopping center developer and operator) from 1994 to 1997. From 1983 to 1993, Mr. Kessler worked for Strouse Greenberg & Co., a regional full service real estate company, ending as Chief Financial Officer and Chief Operating Officer. Prior to 1993, Mr. Kessler was a Partner at Touche Ross & Co. (now Deloitte & Touche LLP), independent public accountants. Mr. Kessler also serves as Trustee of GMH Communities Trust (a publicly-traded specialty housing real estate investment trust) since 2004.

Robert K. Moskovitz has been Chief Financial Officer, Chief Accounting Officer and Treasurer of LEAF Asset Management since it was formed in August 2006. Mr. Moskovitz also serves as Chief Financial Officer and Chief Accounting Officer of LEAF Financial since February 2004, and Treasurer of LEAF Financial since September 2004, and Chief Financial Officer of LEAF Funding since May 2004. He has over twenty years of experience as the Chief Financial Officer of both publicly and privately owned companies. From 2002 to 2004, Mr. Moskovitz was an independent consultant on performance management initiatives, primarily to the financial services industry. From 2001 to 2002 he was Executive Vice President and Chief Financial Officer of ImpactRx, Inc., which provides advanced sales and marketing intelligence to pharmaceutical companies. From 1999 to 2001, he was the Chief Financial Officer of Breakthrough Commerce LLC, a holding company that provided seed capital and management to technology start-ups. From 1983 to 1997 Mr. Moskovitz held senior financial positions with several high growth public and privately held companies. He began his professional career with Deloitte & Touche (formerly Touche Ross & Co). Mr. Moskovitz is a Certified Public Accountant and holds a B.S. degree in Business Administration from Drexel University. Mr. Moskovitz expects to devote approximately 100% of his professional time to the business and affairs of our general partner, LEAF Financial and LEAF Funding.

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David H. English has been Executive Vice President and Chief Investment Officer of LEAF Asset Management since it was formed in August 2006. Mr. English also serves as Executive Vice President of LEAF Financial since April 2003 and President and a Director of LEAF Funding since May 2003. From 1996 until joining LEAF Financial, Mr. English was the Senior Vice President-Risk Management for Citi-Capital Vendor Finance’s Technology Finance Group, and its predecessor, Fidelity Leasing, Inc., where he held a similar position. From 1991 to 1996 Mr. English held various credit and operational management positions with Tokai Financial Services, Inc., including Director of Credit for the small ticket leasing division. Mr. English served in credit management positions with the Commercial Finance Division of General Electric Capital Corporation from 1990 to 1991 and with Equitable Life Leasing Corporation from 1985 through 1990. Mr. English began his career with Household Finance Corporation in 1974. Mr. English is a 1975 graduate of the University of Pittsburgh with a B.S. degree in Mathematics. Mr. English expects to devote approximately 100% of his professional time to the business and affairs of our general partner, LEAF Financial and LEAF Funding.

Daniel G. Courtney has been Senior Vice President, Investment Programs of LEAF Asset Management since it was formed in August 2006, and serves as Senior Vice President, Investment Programs of LEAF Financial since October 2005. Mr. Courtney also is registered with Chadwick Securities, Inc., an affiliate of our general partner and the dealer-manager of this offering. Mr. Courtney was Senior Vice President with ATEL Capital Group, a San Francisco-based sponsor of leasing limited partnerships from October 2003 to October 2005. From April 2000 to October 2003 Mr. Courtney was Vice President of Marketing and Business Development for BridgeSpan, Inc., which provided technology and financial services to banks and insurance companies. From 1984 to 2000 Mr. Courtney served in various sales and marketing management roles for various fund sponsors of real estate and equipment leasing programs and as a registered representative with Stifel Nicolaus & Company in St. Louis. Mr. Courtney is a General Securities Principal and holds various NASD securities licenses. Mr. Courtney received a B.S. degree in Business Administration from Southeast Missouri State University. Mr. Courtney expects to devote approximately 100% of his professional time to the business and affairs of our general partner, LEAF Financial and LEAF Funding.

Darshan V. Patel has been General Counsel and Secretary of LEAF Asset Management since it was formed in August 2006. Mr. Patel also serves as President of Chadwick Securities, Inc., the dealer-manager of this offering and an affiliate of our general partner, as General Counsel and Secretary of LEAF Financial since August 2001 and as Secretary of LEAF Funding since March 2003. In addition, Mr. Patel serves as Associate General Counsel of Resource America, a position he has held since 2001. From 1998 to 2001, Mr. Patel was associated with the law firm of Berman, Paley, Goldstein & Kannry, New York, NY. From 1996 to 1998, Mr. Patel was associated with the law firm of Glynn & Associates, Flemington, NJ. Mr. Patel expects to devote approximately 25% of his professional time to the business and affairs of our general partner, LEAF Financial and LEAF Funding.

LEAF Financial Corporation

As of the date of this prospectus, the officers and directors of LEAF Financial are as follows:

Name	Age	Position

Crit S. DeMent	54	Chairman of the Board of Directors and Chief Executive Officer
Miles Herman	47	President, Chief Operating Officer and Director
Jonathan Z. Cohen	36	Director
Alan D. Schreiber, M.D.	63	Director
Linda Richardson	59	Director
David H. English	55	Executive Vice President
Darshan V. Patel	36	General Counsel and Secretary
Robert K. Moskovitz	49	Chief Financial Officer and Treasurer
Daniel G. Courtney	44	Senior Vice President – Investment Programs
Nicholas R. Roberto	44	General Manager - Commercial
Sherryl B. Hughes	56	Vice President – Credit
Frank J. Monzo	48	Vice President of Portfolio Administration
James Grant	45	Vice President of Portfolio Servicing Operations
Gregory Kalescky	44	Vice President of Credit – Healthcare
Patrick McGahren	46	Vice President of Sales – Healthcare
William J. Conway	51	Vice President of Credit – Technology

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See “– Our General Partner,” above, for biographical information on certain of these individuals who are also officers of our general partner. Biographical information on the other officers is set forth below. Biographical information on the other directors will be provided by our general partner on request.

Nicholas R. Roberto joined LEAF Financial in January 2007 as the General Manager of its Industrial Business Unit. Prior to LEAF Financial, Mr. Roberto was a Vice President and Operations Manager with Financial Federal Credit Inc., a commercial finance company specializing in financing and leasing equipment in the construction, transportation, and waste management industries. For over 22 years, Mr. Roberto has held a variety of positions in the commercial finance industry, including serving as Vice President, Credit and Operations for American Express Business Finance Corporation from 1998 to 2000 and Vice President, Credit and Portfolio Quality for AT&T Capital Leasing Services from 1993 to 1998. Mr. Roberto holds an M.B.A. degree in Management and Finance from the University of Connecticut and a B.A. degree in Economics and Business from Lafayette College.

James Grant has been Vice President of Portfolio Management of LEAF Financial since February 2006. Prior to joining LEAF Financial, Mr. Grant was employed as Assistant Vice President at Financial Federal Credit, Inc. from April 2001 to February 2006. Before that, he was employed in senior level management capacities at several commercial finance institutions including Financial Federal Credit Inc., CNH Capital Corporation, Rockford Industries/American Express Business Finance Corporation, SEQUA Capital Corporation and Credit Alliance/Leasing Service Corporation.

Gregory Kalescky has been Vice President of Credit – Healthcare of LEAF Financial since April 2006. Prior to joining LEAF Financial, Mr. Kalescky was employed as a First Vice President with MBNA America (Delaware) N.A., a healthcare financial services institution, from October 2003 until March 2006. Prior to MBNA, Mr. Kalescky was Director of Healthcare Risk Management with DeLage Langden Financial Services from September 2000 through August 2001 and Director of Credit Diagnostic Imaging from October 2001 through August 2003. Mr. Kalescky holds a B.A. degree in Economics from Columbia University.

Frank J. Monzo has been Vice President of Portfolio Administration of LEAF Financial since November 2005. Mr. Monzo was Vice President of Finance for ExcellaDerm Corporation, a medical device manufacturer based in Rancho Santa Margarita, California, from October 2001 to October 2005. For 20 years prior to joining ExcellaDerm, Mr. Monzo held a variety of positions in the commercial finance industry, most recently as Vice President and Portfolio Manager for Finova Capital Corporation’s Corporate Finance division. Mr. Monzo holds a B.S. degree in Business Administration from LaSalle College.

Sherryl B. Hughes has been Vice President – Credit of LEAF Financial since June 2002. From 1999 to 2002, Ms. Hughes was a Vice President of Credit/Operations for Court Square Leasing Corporation. From 1997 to 1999 she was the Director of Credit and Portfolio Management at American Business Leasing, Inc. Ms. Hughes was the Corporate Credit Manager for Master Lease Corporation from 1983 until it was acquired by Tokai Bank. Following the acquisition, she held various managerial positions in Credit and Operations with Tokai Financial Services, Inc., until 1997.

Patrick McGahren has been LEAF Financial’s Vice President of Sales – Healthcare since April 2006. Prior to joining LEAF Financial, Mr. McGahren was a principal and the President of Unicyn Financial Companies, specializing in Healthcare Financing from September 2004 until April 2006. Prior to being named as President, Mr. McGahren held the Sr. V.P. Sales position at Unicyn from October 1999 to September 2004. From 1987 to 1999, Mr. McGahren held various sales and marketing positions at Unicyn and Coronet Funding Inc. Mr. McGahren holds a B.A. degree in Business Administration and Marketing from Rutgers University.

William J. Conway has been LEAF Financial’s Vice President of Credit – Technology since January 2007. Mr. Conway previously served LEAF Financial as Director of Credit from November 2005 to December 2007. From September 1991 to October 2005 Mr. Conway was the Credit Manager for NEC Financial Services Inc. From 1984 to 1990 Mr. Conway worked for Master Lease Corporation, which was acquired in 1988 by Tokai Financial Services, Inc., the equipment leasing subsidiary of the Tokai Bank of Japan, as Credit Officer, Corporate Training Director, and Middle Ticket Pricing Specialist. Mr. Conway holds a B.S. degree in Business Administration from Drexel University and a Masters Degree in Business Administration from Saint Joseph’s University.

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Investment Committee. Our general partner and its affiliate, LEAF Financial, have agreed that LEAF Financial’s investment committee also will serve as our general partner’s investment committee. The investment committee will review all significant transactions involving us, including any potential conflicts of interest regarding the acquisition of an investment by us and another affiliated program as discussed in “Conflicts of Interest – Our General Partner and its Affiliates Will Engage in Activities That Compete With Us.” The current members of LEAF Financial’s and our general partner’s investment committee are the following:

•	Mr. Crit S. DeMent;
•	Mr. Miles Herman; and
•	Mr. David H. English.

See “– Our General Partner,” above, for biographical information on Crit S. DeMent, Miles Herman and David H. English. The investment committee will consult with the appropriate Business Unit Vice President of Credit (Messrs. Conway and Kalesky and Ms. Hughes) or Mr. Roberto on an as needed basis, depending on the type of transaction being considered. See “– LEAF Financial Corporation,” above, for biographical information on Messrs. Conway, Kalesky and Roberto and Ms. Hughes. In addition, other management members of LEAF Financial and Resource America may be called on to provide advice to the management committee on an as needed basis.

See the “Investment Objectives and Strategies” section of this prospectus for various discussion of the services the investment committee will provide on behalf of us and our general partner.

Code of Business Conduct and Ethics. Because we do not directly employ any persons, we rely on a Code of Business Conduct and Ethics adopted by Resource America that applies to the principal executive officer, principal financial officer and principal accounting officer of our general partner, as well as to persons performing services for us generally. You may request a copy of this code of ethics from our general partner at LEAF Asset Management, LLC, 1818 Market Street, 9th Floor, Philadelphia, Pennsylvania 19103.

Organizational Diagram (1)

This organizational diagram does not include all of the subsidiaries of Resource America.

(1)

After we receive our minimum offering proceeds and begin operations we will enter into an Origination and Servicing Agreement with LEAF Financial, an affiliate of our general partner, acting as a third-party servicer of our leases and secured loans, and LEAF Funding, another affiliate of our general partner, acting as a third-party originator of our leases and secured loans. See the “Investment Objectives and Strategies – Origination and Servicing Agreement” section of this prospectus.

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Compensation. We do not pay the officers or directors of our general partner or the officers and directors of its affiliates any compensation. However, we will pay our general partner and its affiliates fees and reimburse certain of their expenses incurred on our behalf as described in the “Management Compensation” section of this prospectus. These expense reimbursements include reimbursing our general partner and its affiliates for certain costs incurred on our behalf, including the cost of personnel, other than controlling persons of our general partner, who will perform administration, accounting, secretarial, transfer and other services required by us. These individuals also will perform similar services for our general partner and its affiliates and other investment programs, including LEAF Financial’s two prior equipment leasing programs, as well as investment programs to be formed in the future by our general partner or its affiliates. Our partnership agreement provides that expense reimbursements paid by us to our general partner or its affiliates must be limited to the lesser of their:

•	actual cost; or
•	the cost of comparable services from third-parties.

We expect that we will allocate the cost of employee and officer compensation and benefits, excluding those allocable to controlling persons of our general partner, based on the amount of their business time spent on our business.

Security Ownership of Certain Beneficial Owners. Resource America owns 100% of the common stock of Resource Asset Management, Inc., which owns 100% of our general partner, LEAF Asset Management, LLC, as its sole member and equity owner.

Change in Partnership Management. Our general partner may withdraw as general partner, or be removed as general partner by our limited partners, under the circumstances described in the “Summary of Our Partnership Agreement – Withdrawal or Removal of Our General Partner” section of this prospectus.

Affiliated Company. Chadwick Securities, Inc., the dealer-manager for this offering, is a Pennsylvania corporation and an indirect wholly-owned subsidiary of Resource America. It is registered as a broker-dealer with the SEC and is a member of the NASD and the Securities Investor Protection Corporation.

OTHER PROGRAMS MANAGED BY OUR

GENERAL PARTNER OR ITS AFFILIATES

Lease Equity Appreciation Fund I, L.P. (“LEAF I”) was initially sponsored by LEAF Asset Management, Inc. beginning in 2002. In June 2004, LEAF Asset Management, Inc. which was a wholly-owned subsidiary of LEAF Financial Corporation, was merged into LEAF Financial. Currently, LEAF Financial serves as the general partner of LEAF I, which had its final closing on August 15, 2004, with total offering proceeds of $17,056,225 from 436 investors, and as the general partner of Lease Equity Appreciation Fund II, L.P. (“LEAF II”), which was sponsored by LEAF Financial and had its final closing on October 13, 2006, with total offering proceeds of $59,864,085.60 from 1,421 investors.

Set forth below for both LEAF I and LEAF II are charts of their respective equipment portfolios broken out by equipment type and by business type as of September 30, 2006. These allocations will vary from time to time in each of those programs. The most recent breakouts of these programs can be found in their most recent Form 10-K or Form 10-Q filings with the SEC as discussed below. The charts below combine operating leases and full payout leases and notes for summary purposes.

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Further information concerning LEAF I and LEAF II and their respective results of operations can be found in Appendix B to this prospectus. You also may obtain each program’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q by requesting the Form 10-K or Form 10-Q from LEAF Financial Corporation, 1818 Market Street, 9th Floor, Philadelphia, Pennsylvania 19103.

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In addition, before LEAF Financial was acquired by Resource America, it had sponsored eight public equipment leasing programs between 1984 and 1990, which were known as the Fidelity Income Funds. Following LEAF Financial’s acquisition by Resource America, and under new management installed by Resource America, all eight of those programs have now been liquidated. We have not provided any information concerning those prior programs in Appendix B to this prospectus, because we believe that those prior programs are not comparable to us for the following reasons:

•	the change in LEAF Financial’s management after Resource America acquired the company;
•	the prior programs engaged in the direct lease of computer and computer peripheral equipment to large corporations;
•	the prior programs did not use leverage; and
•	the prior programs began between 1984 and 1990 when markets, leasing strategies, interest rates, equipment, etc. were much different from what they are now.

Unlike those prior programs, we anticipate that our asset base will encompass a broader range of equipment and we will use vendor and other third-party marketing channels rather than direct leasing. Also, we will focus on the small to mid-size business market, instead of large corporations, and we anticipate using extensive leverage to finance a substantial portion of our investment portfolio. You may request additional information concerning its previous liquidated programs from LEAF Financial Corporation, 1818 Market Street, 9th Floor, Philadelphia, Pennsylvania 19103.

INVESTMENT OBJECTIVES AND STRATEGIES

Principal Investment Objectives

Our principal objectives are to invest in a diversified portfolio of equipment for lease to end users, or to acquire equipment subject to existing leases, or on a limited basis to finance the purchase of equipment by end users, in order to:

•	preserve, protect and return your invested capital;
•	generate regular cash distributions to you during the period beginning on our initial closing date and ending five years after this offering terminates (the “reinvestment period”);
•

during the reinvestment period, enter into or purchase equipment leases and secured loans using our net offering proceeds from this offering, and borrow funds to increase diversification of our portfolio, and reinvesting our revenues after paying our expenses, establishing appropriate reserves and making certain distributions to you and our other investors; and

•

provide additional cash distributions to you after the end of the reinvestment period until all of our equipment leases and secured loans have either matured and terminated or been sold (the “liquidation period”).

We sometimes refer to the process of marketing, selecting and acquiring equipment for lease to end users, equipment already subject to leases or funding loans secured by equipment as the “origination” of the investment. We have not identified or originated any investments as of the date of this prospectus.

We intend to structure each of our equipment investments at a price that we determine will provide a present value return to us, including the estimated residual value of the equipment in the case of an operating lease, which may or may not be fully realized by us as discussed below under “– Leasing Strategies – Residual Realization – Maximizing Returns At the End of a Lease,” that will achieve our investment objectives as described above, including the return of our invested capital and an appropriate return on our investment. In structuring our equipment investments, we will take into account our operating expenses, including the costs of using leverage to increase our portfolio diversification. See the “Risk Factors – Using Leverage to Build Our Portfolio Subjects Us to the Risk That Our Revenues May Not Be Sufficient to Cover Our Operating Costs Plus Debt Service and, Consequently, May Result in Losses” section of this prospectus. However, we may not be successful in achieving our investment objectives. See the “Risk Factors” section of this prospectus.

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We will make distributions to you and our other limited partners only if we have cash available after paying our obligations, including paying administrative expenses, fees and debt service and making allowance for necessary reserves. We expect to begin distributions in the month following the first full month of operations after we obtain the minimum offering proceeds and hold the initial closing in this offering. We also expect that, during the early years of our operations our distributions to you and our other limited partners will be substantially tax-deferred. However, we cannot assure you of the following:

•	that our distributions to you and our other limited partners will be in any specific amount; or
•	when our distributions to you and our other limited partners will be made.

Leasing – A Possible Portfolio Diversification Solution

The following table demonstrates that the addition of multiple asset classes to a portfolio can result in a reduction of overall investment risk, although this is not guaranteed, as illustrated in the chart below.

This is for illustrative purposes only and not indicative of any investment. An investment cannot be made directly in an index. Past performance is no guarantee of future results. This image depicts the relationship between portfolio volatility, measured by standard deviation, and the number of asset classes included in a portfolio. Diversification does not eliminate the risk of experiencing investment losses.

In addition to stocks and bonds, many financial planners recommend an allocation to non-traditional or alternative investments as part of a diversified investment portfolio. An investment in equipment leasing and us can be viewed as an alternative investment designed to help reduce overall portfolio risk. However, we have not specifically identified our investments. As a result, you cannot evaluate the risks of, or potential returns from, any of our investments.

Investors may choose to invest in equipment leasing funds for various reasons, including:

•	portfolio diversification;
•	principal protection;
•	regular cash distributions, which are not guaranteed and may constitute a return of capital; and
•	tax advantages.

.

An example of a conservative allocation of assets in an investment portfolio presented by “Business Week” is set forth in the following table. The table is only an example of how asset diversification in an investment portfolio can be achieved. You should not consider the asset allocations in the table appropriate for you without first consulting an independent financial advisor.

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Source: “Business Week” June 2005

Equipment for Lease to End Users

We will purchase equipment for lease to end users. The cost per unit of the equipment we purchase for lease generally ranges from $20,000 to $2 million, and we expect the average per unit cost to be between $50,000 and $100,000. Due to this relatively small average per unit cost, we anticipate spreading the risk of lessee default over a large number of different end users.

We will enter into operating leases and full payout leases.

•

Operating Leases are leases under which the aggregate noncancellable rental payments during the original term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment leased under the lease.

•

Full payout leases are leases in which the rent over the term of the lease will return our invested capital plus an appropriate return without consideration of the residual, and where the lessee may acquire the equipment at the end of the lease term for a nominal amount.

We expect that approximately 65% to 75% of our leases will be full payout leases, with the remainder being operating leases. However, we are not limited as to type of leases we may enter into and, as a result, either operating leases or full payout leases possibly could constitute most of our portfolio.

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Also, we may use up to 30% of our total funds available for investment at any given time to finance the end user’s purchase of the equipment by providing a secured loan. A secured loan allows the end user to purchase the equipment and pay the purchase price over a period of time with the equipment and, if we determine prudent or necessary, other assets such as the borrower’s accounts receivable or personal guarantee, serving as collateral for the repayment of the loan. Our secured loans may be made to the same types of customers and cover the same types of equipment as our loans. For example, we may provide practice acquisition financing for dentists through our secured loans. This type of financing would be comprehensive as to the type of property financed through it in order to enable a new dentist to acquire all of the equipment and other tangible personal property he needs to set up a new practice, such as specialized dental equipment, furniture, filing cabinets, a telephone system, a copier, computers, software, etc. This type of secured loan also could be used by an established dentist to upgrade or expand his practice in the same manner as described above. These types of secured loans generally would be collateralized by the borrower’s accounts receivable and his personal guarantee, in addition to the equipment and furniture covered by the financing.

In addition, we attempt to structure our secured loans so that, in an economic sense, there is no difference to us between a secured loan and a full payout lease. For example, all customers who receive secured loans from us must meet the same underwriting criteria as the customers that lease equipment from us. See “– Leasing Strategies – Underwriting – Obtaining the Right Kind of Business,” below. Before funding any secured loan, we will review the equipment that the end user proposes to purchase to ensure that we agree with the end user that the equipment has a fair market value equal to or greater than the proposed principal amount of the secured loan requested from us by the end user to acquire that equipment. Also, if our general partner, in its discretion, deems it advisable based on the above, we will either:

•	reject the secured loan;
•	reduce the principal amount of the secured loan; or
•	require the end user to provide us additional collateral for the loan such as a guarantee, a pledge of the end user’s receivables, etc.

Equipment Already Subject to Lease

We also may acquire portfolios of equipment subject to existing leases or secured loans from third-parties. We anticipate that at the end of this offering, acquired equipment subject to existing leases or secured loans probably will not exceed 40% of our investments. While the per unit cost range and average per unit cost for the equipment will depend on the portfolios we may identify for acquisition, we anticipate that these costs may be less, and possibly materially less, than the cost of equipment for leases we originate.

Types of Equipment

We expect that we will focus on equipment to lease or finance that is essential for businesses to conduct their operations so that the end users will be highly motivated to make the required monthly payments in order to keep the equipment in place. We will particularly focus on business-essential equipment in the following areas:

•	computers, including related software and hardware such as printers;
•	medical and dental practice equipment for diagnostic and treatment use, including MRI and X-ray;
•	industrial equipment, including manufacturing, material handling and electronic diagnostic systems;
•	general office equipment, such as office machinery, furniture and telephone systems;
•	energy and climate control systems; and
•	light construction equipment, including small lift trucks and earth moving equipment and tractors.

We are not limited in the amount we may invest in any particular equipment category. The amount we invest in any one category will depend on the entities to which we lease or finance equipment and their equipment needs, neither of which can be accurately predicted by us as of the date of this prospectus. We anticipate, however, that we will lease a wide variety of equipment to a wide variety of end users who will be engaged in a wide variety of industries and be located in a wide variety of geographic locations. Within these categories, the equipment we lease or finance will generally meet the following criteria:

•	standard production designs, rather than designs conforming to customer specifications;
•	stable secondary market pricing history;

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•	not subject to rapid obsolescence due to technology changes; and
•	principally new equipment we purchase from manufacturers or vendors, although we may also purchase used or reconditioned equipment if the equipment is then owned by the entity which will be the lessee or if a particular lessee specifically wants to lease used equipment.

Equipment we purchase from third-parties subject to existing leases or secured loans will typically already be in use by the lessee or borrower at the time we acquire the equipment.

Market

Equipment leasing is a commercial financing product that provides businesses with an alternative source of cash to acquire equipment that is essential to their operations. Businesses may choose leasing over other financing options because of the following:

•	the preservation of working capital;
•	increased cash flow;
•	tax benefits; and
•	the opportunity and flexibility to protect against either changes in the business or technical obsolescence.

According to the Equipment Leasing and Finance Association’s website on November 9, 2006, see the address below, 80% of all U.S. businesses lease all or some of their equipment. The following figures from the Equipment Leasing Association represent the total amount of business investment in computers and equipment in the last five years and the amount of that total that is leased.

Year	Business Investment in Equipment (Billions)	Equipment Leasing Volume (Billions)	Percentage of Leased Equipment (Percent)
2001	697	216	31.0%
2002	620	205	33.1%
2003	629	182	28.9%
2004	670	185	27.6%
2005	733	203	27.7%
2006*	794	220	27.7%

Note: *2006 data are estimates.

U.S. Dept. of Commerce, Economics and Statistics Administration, Bureau of Economic Analysis, and Equipment Leasing Association of America. Estimates by Financial Institutions Consulting. Source: Equipment Leasing and Finance Association website at www.elaonline.org/research/trends.cfm on 11/04/06.

Of the estimated $850 billion spent by businesses on equipment in 2006, $229 billion (27%) is estimated to have been acquired by American businesses through leasing. *

* Source: Equipment Leasing and Finance Association “Overview of the Equipment Leasing & Finance Industry,” as of November 4, 2006 on its website at www.elaonline.org/research/overview.cfm.

We group domestic lease providers into the four major categories set forth below.

•	Banks – companies that are either majority owned by, or affiliated with, a bank.
•	Industrial – companies that are majority owned by an industrial or non-financial services parent company.
•	Independent – public or privately owned and operated finance companies that offer leases directly to businesses and are not affiliated with any particular manufacturer or dealer.

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•	Captive – companies that are primarily engaged in supporting the financing or leasing of a parent company’s products.

We will seek to provide our lease financing to the small to mid-size business market, generally businesses with:

•	500 or fewer employees;
•	$1 billion or less in total assets; or
•	$100 million or less in total annual sales.

We believe that this market niche is one whose equipment financing needs are not met in an organized fashion by traditional banks, commercial lenders or other financial services companies. We believe that many of these lenders are hindered in dealing with this market because:

•	their overhead costs, regulatory structure, marketing efforts, operating systems or size make originating and processing relatively small transactions impractical;
•

credit decisions using the standard financial analysis techniques employed by these lenders are impractical, if not unworkable, since few small to mid-sized private businesses have audited financial statements, and few traditional lenders have developed commercial credit scoring systems or risk rating tools that deal with the behavioral predictors and credit capacity evaluation necessary for informed lending to small and mid-size private businesses; and

•	traditional commercial lenders often lack expertise for collateral evaluations on small and mid-size private business assets.

Thus, we believe that this market is only sporadically served by local, regional and national providers, with each confined to its own niche, product or locale.

Leasing Strategies

We believe the key factors in establishing and maintaining our lease portfolio are as follows:

•	Origination – leasing at the right rate and cost. We expect that LEAF Funding, an affiliate of our general partner, will originate all of our equipment leases and secured loans. See “– Origination and Servicing Agreement,” below. LEAF Funding’s strategy for originating our leases and secured loans will involve marketing to direct sales organizations that will offer our leases as part of their equipment marketing package. By developing and maintaining these programs, LEAF Funding will be able to use the sales forces of these organizations, and those of their distributors, dealers and resellers, to market our leasing products and services to the highly dispersed population of small to mid-sized businesses. We anticipate that LEAF Funding’s programs will allow us to provide equipment financing to businesses without the need for us, our general partner or LEAF Funding to maintain a large field sales force and thus provide us with cost-efficient marketing.

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* Industries and vendors listed are from prior LEAF Funds. Although representative of the type of industries and vendors intended to be in this Fund, the Fund may acquire interests in equipment in different industries and from different vendors than depicted herein.

•	Underwriting – obtaining the right kind of business. We anticipate that LEAF Financial, an affiliate of our general partner, will service all of our equipment leases and secured loans. See “– Origination and Servicing Agreement,” below. LEAF Financial, an affiliate of our general partner, has developed credit evaluation systems designed to address the inability of most small to mid-sized businesses to provide audited financial statements. Key elements of LEAF Financial’s systems include:
•	automatic extraction of credit information from online data bases;
•	credit scoring for smaller transactions; and
•	credit analyst review only of larger transactions and transactions where credit scoring does not provide a clear acceptance or rejection.

LEAF Financial’s credit scoring systems, which were developed for it in part by Fair Isaac Corporation, operate by assigning point values to various factors such as business longevity, type of business, payment history, bank account balances, lawsuits, judgments, liens and credit ratings. Fair Isaac (NYSE: FIC) is a leading provider of credit management solutions and is the developer of the well known and widely used FICO® scores, the standard measure of credit risk for consumer lending by banks, credit card issuers, insurers and retailers. The credit scoring system uses data obtained from Dun & Bradstreet, Experian, Equifax and TransUnion. The system weighs these point values based on their correlation to default predictiveness, and then adds them to arrive at a credit score for the applicant. The system either grants or declines approval, or refers the application to a credit analyst, based on thresholds established from statistical correlations between scores and payment performance using industry and other data. Our general partner expects to make approximately 70% of our credit decisions, measured by number of applications, through credit scoring.

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LEAF Financial, however, generally will use traditional financial analysis in the event we underwrite transactions of more than $100,000. Also, to measure our actual loss performance versus what we anticipate, LEAF Financial will use a cumulative loss curve that indicates when, during the lifecycle of a pool of leases, the losses may occur. The cumulative loss timing curve was developed from an analysis of diversified lease and loan pools representing tens of thousands of leases and loans to small and medium size businesses. Because lease transactions are not all originated at the same time or in the same amount, the loss curve is weighted by amount originated and averaged by the duration of transactions.

•	Residual realization – maximizing returns at the end of a lease. Our general partner does not generally take aggressive residual positions, and the equipment types that we target generally will not warrant a large residual position. We anticipate that approximately 25% to 35% of our leases will be operating leases under which the rental payments we receive will return approximately 80% to 85% of the purchase price we paid for the equipment. Thus, based on the past experience of its senior management team, our general partner believes that both the number of our leases and their estimated residual values which might entail aggressive residual positions will not be material based on our total equipment investments. We plan to realize residual income on our operating leases using the following four methods:
•

Automatic billing extension – Our lease documentation will require the lessee to provide 60 days notice before lease termination in order to arrange for disposition of the equipment. If the lessee does not provide this notice, then we will automatically bill the lessee on a month-to-month basis.

	•	Re-leasing to lessee – We anticipate that a significant amount of our equipment will be re-leased to the current lessee at the end of the initial lease term.
	•	Sold in place to lessee – We anticipate that we will sell the majority of our equipment in place to the original lessee at the end of its lease, re-lease or automatic billing extension period.
	•	Resale market – We expect to sell equipment that is not sold in place to the lessee at the end of its lease, re-leased or automatic billing extension period either to the original vendor or to a variety of used equipment dealers.
We believe successful realization of residuals at the end of a lease term depends on an accurate residual value assessment at the beginning. LEAF Financial, as servicer of our leases, will make residual value assessments on our behalf using information from a number of sources, including:
	•	secondary market publications;
	•	interviews with manufacturers and used equipment dealers;

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•	auction sales guides;
•	historical sales data;
•	industry organizations;
•	valuation companies; and
•	the prior experience of our general partner’s management as to propensity to re-lease or be sold in place.
Based on its analysis of this information, LEAF Financial will establish a residual value for the end of each lease term for each type of equipment. As a result, the residual value will equal the depreciated book value at the end of a lease term. However, as to any particular piece of equipment, LEAF Financial may not be able to re-lease or sell the equipment on our behalf at the end of the equipment’s lease term at a rate or price that will provide us the residual value LEAF Financial estimated on that equipment.
•	Collections – assuring portfolio performance. LEAF Financial’s collection department will be supported by an automated collection tracking system that accesses all account-related information stored on its main computers. The tracking system will:
	•	prioritize and queue delinquent accounts by age and dollar amount;
	•	permit collectors to record all correspondence and discussions with lessees and borrowers; and
	•	generate management reports which will allow us to assess the quality and quantity of collections by individual service representatives, supervisory units and the collection department as a whole.
LEAF Financial’s collections policy is designed to identify payment problems early enough to permit it to address delinquencies in our leases or secured loans quickly and, when necessary, to act on our behalf to preserve our interest in the equipment.
•	Systems automation – controlling costs and providing enhanced service with automated solutions. LEAF Financial will use five functionally integrated systems that will provide fully automated, low cost processing of our leases and secured loans:
	•	a management system that allows LEAF Financial to establish leasing program relationships with direct sales organizations without having to develop new software for each new program developed;
	•	an application management system that is capable of processing high volumes of lease applications;
	•	a credit scoring model that automates the task of evaluating high volumes of lease applications;
	•	a contract management system that provides LEAF Financial with a stable, fully automated array of portfolio management tools, including electronic invoice generation, payment posting technologies and extensive collections and customer service screens, enabling efficient portfolio servicing of our leases and secured loans; and
	•	an accounting and financial management system that will provide accurate and efficient financial and investor reporting.
•	Lease provisions. The terms and provisions of each equipment lease will vary depending on a number of factors, including:
	•	the type and intended use of the equipment;
	•	the business, operations and financial condition of the lessee;

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	•	any regulatory considerations; and
	•	the tax consequences and accounting treatment of the lease transaction.
Certain terms and provisions, however, generally will be included in all of our equipment leases. For example, we anticipate that each equipment lease will hold the lessee responsible for:
	•	paying rent without deduction or offset of any kind;
	•	bearing the risk of equipment loss and maintaining both casualty and liability insurance on the equipment;
	•	paying sales, use or similar taxes relating to the lease or other use of the equipment;
	•	paying all miscellaneous charges such as documentation fees, late charges, charges for returned checks and similar fees and costs;
	•	indemnifying us against any liability resulting from any act or omission of the lessee or its agents related to the equipment;
	•	maintaining the equipment in good working order and condition during the term of the equipment lease;
	•	notifying us and obtaining our approval for moving the equipment; and
	•	requiring our prior written consent before assigning or subleasing the equipment.
Our equipment leases will usually have terms ranging from 12 to 84 months. We anticipate that the average lease term over our aggregate lease portfolio will range from 48 to 60 months. We also anticipate that most of our leases will not be cancelable during their initial terms. However, we may agree to allow cancellation of a lease if the lessee pays enough compensation so that the cancellation will not prevent us from achieving our objectives. At the end of each lease term, the lessee may have the option to buy the equipment or renew the lease, either at set prices or at prices tied to current fair market value.
•	Portfolio acquisition strategies. We may purchase portfolios of equipment subject to existing leases and secured loans. We anticipate that the principal sources for these portfolios will be:
	•	small company equipment lessors;
	•	international leasing institutions;
	•	regional and national commercial banks; and
	•	captive finance companies of large manufacturers.
In evaluating a portfolio acquisition, we expect to consider the following factors:
	•	the business objectives of the seller in selling the portfolio;
	•	the amount of the equipment and the number of leases in the portfolio;
	•	how the leases were originated, whether directly with the end-user or through vendors or brokers;
	•	the portfolio characteristics, including geographic and lessee concentrations, equipment cost range, types of leases and the original and remaining terms of the leases;
	•	the seller’s credit decision process;
	•	the seller’s lease documentation and any material variations from industry practices;

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•	the seller’s servicing policies; and
•	the portfolio’s aging, performance and default history, including the default history of other portfolios sold by the seller.

We will also consider other elements such as:

•	who the seller is and its overall industry reputation;
•	the performance of other portfolios we may have acquired from the seller;
•	the effect of the acquisition on our own portfolio; and
•	credit enhancements available from the seller, such as guarantees or additional security.

Based on the number of transactions and the portfolio characteristics, LEAF Financial will credit score a sampling of the lessees in the portfolio as well as the lessees having the largest positions in the portfolio. If we then decide to pursue the portfolio acquisition, LEAF Financial will do a credit analysis of the entire portfolio, or a larger sampling, through credit scoring, financial analysis or other appropriate procedures. The results of LEAF Financial’s analysis will be presented to our general partner’s investment committee, which also serves as LEAF Financial’s investment committee as discussed in the “Management – Investment Committee” section of this prospectus, which will decide which portfolios, if any, we will make an offer to acquire and the terms of our offer.

In acquiring portfolios of equipment subject to existing leases, we will seek portfolios that will be consistent with the types of credit, industries and equipment we will focus on in our direct equipment leasing activities. However, because a portfolio is often sold only in its entirety, it is possible that a material portion of the equipment and the related leases in a portfolio offered to us will not conform to these criteria. We will consider a portfolio for acquisition only when:

•	at least two-thirds of the equipment leases, by book value, conform to our equipment type and market criteria; or
•	our general partner believes that the lessees are creditworthy.

Once we acquire a portfolio of equipment subject to existing leases, it will become part of our overall assets and subject to LEAF Financial’s normal administrative processes and procedures as the servicer of our leases and secured loans.

•

Transaction approval policies. Our general partner’s investment committee, which also serves as LEAF Financial’s investment committee as discussed in the “Management – Investment Committee” section of this prospectus, will set and may revise, from time to time, standards and procedures for the review and approval of our equipment acquisitions and leases of that equipment. The investment committee will:

•	supervise and approve significant individual transactions or portfolio purchases;
•	supervise and approve transactions that vary from standard credit criteria and policies; and
•

resolve conflicts, if any, that may arise in the allocation of investments between us and our general partner or among us and other programs managed by our general partner or its affiliates as described in the “Conflicts of Interest and Fiduciary Responsibilities – Conflicts of Interest – Our General Partner and Its Affiliates Will Engage in Activities That Compete With Us” section of this prospectus.

The investment committee will make decisions by majority vote and will promptly complete a written report of all actions taken.

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Borrowing

We expect to augment the proceeds of this offering with borrowings, including financings through securitizations as described below, in order to finance a significant portion of the cost of the equipment we acquire. This will allow us to increase the size and diversification of our equipment lease portfolio. We are not limited in the amount of debt, including financings through securitizations of our equipment leases, we may incur. We anticipate that our financings, as a percent of our aggregate portfolio of equipment, on full investment and assuming we sell the maximum number of units in this offering, will be approximately 80%. Our ability to obtain financing will, however, depend on our general partner’s assessment of whether funds are available at rates and on terms that are economically advantageous to us. As a result, the amount of our financings may vary significantly from our expectations. We have not obtained any commitments, or entered into any arrangements for financing from any potential lenders, as of the date of this prospectus.

We will seek to establish a “warehouse” credit facility to provide short-term funding for our investments. This short-term financing will be provided by a bank and will be secured by our receivables from our equipment leases and secured loans. Generally, we plan to repay warehouse borrowings from the proceeds of various third-party commercial paper (“CP”) conduit securitization financing facilities we will seek to obtain. We anticipate that we will continue to service all of the leases or secured loans we securitize, for which we will receive a fee. In this regard, we may securitize our secured loans in the same manner as our leases as described below.

In a CP conduit transaction, we sell to a special purpose entity only that amount of lease receivables and interests in the related equipment and leases that is needed to accomplish the particular borrowing or financing we are seeking. Typically, the special purpose entity will be our wholly-owned subsidiary, and the assets we sell to it will be managed by us through our general partner. Thus, our general partner will receive the same fees with respect to those assets that it would receive with respect to any other assets of ours that may be subject to a loan from a bank. See the “Management Compensation” section of this prospectus. We will use a special purpose entity in the CP conduit securitization so that the assets backing the securitization will be “bankruptcy remote” from us. This means that in the event of our bankruptcy our creditors, other than holders of our securitization notes, cannot use the securitized assets as a source of payment of amounts owed to them until the securitization notes have been paid. The special purpose entity, in turn, securitizes the lease receivables by pledging its interest in them and in the related equipment and leases to another entity, known as a CP conduit, that is owned by an unrelated third-party. The CP conduit funds the securitization by issuing commercial paper secured by the assets pledged to it and payable from the pledged lease receivables, which generally is short-term financing.

When one of our CP conduit facilities reaches its capacity, we will seek to either obtain additional CP conduit facilities or reduce the amount outstanding under our existing facilities by a refinancing through a term note securitization. We also may enter into a term note securitization if longer term financing is desired. In a term note securitization, the pledge of the equipment, equipment leases and lease receivables will be released by the CP conduit and the assets will be repledged by us to a trust that issues term notes to unaffiliated third-party investors which are paid from the lease receivables and secured by the related leases and equipment. Thus, CP conduit securitizations and term note securitizations are alternatives, which never exist simultaneously on the same assets. Again, since term note securitizations are financings, we will have the same control over the pledged assets that we would have had if, instead, we had obtained a bank loan.

We intend to structure our securitization transactions as financings, and will account for them as financings. This means that our balance sheet will carry the securitizations as our debt, and our operating statements will recognize interest expense on that debt. Also, our general partner will not receive a fee when commercial paper or term notes are issued based on the amount of those securitization financings.

In each securitization transaction, we will receive cash equal to a substantial percentage of the aggregate present value of the adjusted future cash flows from the securitized equipment leases. In addition, we will retain an undivided interest in the remaining future cash flow from the securitized equipment leases after all obligations to securitization lenders have been paid, including equipment residual values. In the experience of our general partner’s management, we will typically retain approximately 10% to 12% of the present value of the aggregate future cash flows from the securitized equipment leases in CP conduit securitizations and approximately 6% of the present value of the aggregate future cash flows from the securitized equipment leases in term note securitizations.

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Over the life of a securitized lease pool, we will be entitled to receive the excess cash flow attributable to our retained interest. The excess cash flow will equal the amount by which lease payments and collections on equipment residuals received, net of defaults, exceeds the sum of:

•	servicing, backup servicing, trustee, custodial and insurance and credit enhancement fees, if any, and other securitization and sale expenses; and
•	amounts of principal, interest or other payments due to the noteholders or other providers of securitization financing.

As a result, our retained interest in our securitized leases, including equipment residual values, if any, will be effectively subordinated. Consequently, to the extent of our retained interest, we will bear the credit losses incurred on the securitized portfolio. Relatively small fluctuations between estimated and actual chargeoff rates could be material in relation to our retained interest and could have an adverse effect on our ability to realize our recorded basis in the retained interest.

Origination and Servicing Agreement

After we receive our minimum offering proceeds and begin operations we will enter into an Origination and Servicing Agreement with LEAF Financial and LEAF Funding, two of our general partner’s affiliates. Under this agreement, in order to facilitate the acquisition of equipment, leases and secured loans by us, LEAF Funding will:

•	temporarily acquire equipment from third-parties on our behalf;
•	originate secured loans with third-parties on our behalf; and
•	originate equipment leases with third-parties on our behalf, including equipment directly leased to end users and equipment already subject to leases.

We expect to purchase all of our equipment, leases and secured loans from LEAF Funding at its cost, including its related initial direct costs under generally accepted accounting principles (“GAAP”), as described in the “Management Compensation” section of this prospectus.

This agreement further provides that LEAF Financial will service our equipment leases and secured loans, including but not limited to:

•	underwriting;
•	receivables management;
•	re-leasing or selling the equipment after the termination of a lease; and
•	marketing our services.

The compensation of LEAF Financial and LEAF Funding for providing these services will be from the fees and reimbursements described in the “Management Compensation” section of this prospectus. The form of Origination and Servicing Agreement is included as an exhibit to the registration statement of which this prospectus is a part. See the “Where You Can Find More Information” section of this prospectus.

Changes in Investment Objectives and Policies

You and our other limited partners will have no right to vote on the establishment or implementation of our investment objectives and policies, all of which are the responsibility of our general partner. However, our general partner cannot make any material changes in our investment objectives and policies without the consent of limited partners owning a majority of the total outstanding units entitled to vote. Any material change proposed by our general partner, or any non-material change made by our general partner, will be subject to our general partner’s duty to act in our best interests. In proposing a material change, our general partner will consider whether the proposed change will be beneficial to our ability to preserve, protect and return your capital or make distributions.

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INCOME, LOSSES AND DISTRIBUTIONS

Our taxable income, taxable loss and cash distributions will be allocated 99% to you and our other investors, as a group, and 1% to our general partner.

Allocations of Net Income, Net Loss and Distributions Among Investors

For any fiscal period, we will apportion net income, net loss and cash distributions allocable to you and our other investors, as a group, including our general partner and its affiliates to the extent they purchase units, in the ratio that the number of units held by each investor, multiplied by the number of days during the period the investor owned the units, bears to the amount obtained by totaling the number of units outstanding on each day during that period.

We will not make distributions in kind, that is, of our non-cash assets, except on our liquidation, and then only to a liquidating trust.

Timing of Distributions

Generally, we will make cash distributions on a monthly basis, beginning in the month following our first full month of operations after we receive the minimum amount of offering proceeds and hold the initial closing in this offering. We anticipate that the monthly cash distributions, provided funds are available, will be made approximately 15 days after the end of each month. Since monthly cash distributions are subject to the availability of funds, any anticipated monthly distributions may not be made.

Federal Income Tax Deferral

We anticipate that income taxes on a portion of our distributions will be deferred during our early years due primarily to operating losses and cost recovery or depreciation deductions available from the portion of our equipment leased to third-party end users under our operating leases, but not equipment subject to our full payout leases or our secured loans, and interest deductions on borrowings, including securitizations, we enter into to help increase the size and diversification of our investment portfolio.

Reinvestment of Our Revenues in Additional Leases and Secured Loans

We have the right to invest our revenues during the period beginning with the initial closing date of this offering and ending five years after this offering terminates (the “reinvestment period”). Before we can reinvest our revenues, however, we must, at a minimum, distribute to you and our other investors an amount which satisfies both of the following requirements:

•

the amount distributed includes an amount of net proceeds from sales and refinancings of our equipment investments sufficient for you and our other investors to pay your federal, state and local income taxes, if any, resulting from those sales, based on our assumption that you and our other investors are in a 30% tax bracket; and

•

for each month after the end of the offering period for this offering and until the end of the reinvestment period, the amount distributed equals a cumulative, noncompounded (except when calculating “payout” for the subordinated remarketing fee discussed in the “Management Compensation” section of this prospectus), annual rate of return of 8.5% on your adjusted capital contribution (the “8.5% return”).

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Under our partnership agreement, your capital contribution is the purchase price you paid for your units. Thus, initially your 8.5% return is determined by multiplying your capital contribution by 8.5%. Thereafter, your 8.5% return is determined by multiplying your “adjusted” capital contribution by 8.5%. Your “adjusted capital contribution” is your original capital contribution, reduced, but not below zero, from time to time by the following distributions made to you, but only to the extent the distributions exceed your 8.5% return on a cumulative basis at the time they are made:

•	distributions of distributable cash to you during the period from the initial closing date until five years after the final closing date of this offering (the “reinvestment period”);
•	if you purchased your units before we received our minimum offering proceeds, interest distributed to you that was earned while your subscription funds were held in an escrow account;
•	any portion of your capital contribution returned to you because we did not invest all of our net offering proceeds; and
•	your share of our liquidating distributions.

In addition, your capital contribution will be reduced, but not below zero, without first reducing your unpaid 8.5% return, if any, by the total amount of all payments made to you, if any, in redemption of a portion or all of your units. Thus, your 8.5% return is calculated on a decreasing base of your capital contribution. For example, on a $100 investment, a $10 distribution in year one would result in a $1.50 reduction in your capital contribution. The $1.50 reduction consists of $1.50 in distributions in excess of the $8.50 that was required to satisfy the 8.5% return in year one. This leaves a $98.50 adjusted capital contribution on which the 8.5% return would be calculated in year two.

Return of Unused Capital

We will distribute to you and our other investors, without interest, any of your subscription funds (net offering proceeds, including sales commissions) allocable to your units that we do not commit to investment within 24 months after the beginning of this offering or that are not required as reserves.

•	“Net offering proceeds” means our gross offering proceeds minus the organization and offering expense allowance and dealer-manager fees, sales commissions and due diligence expenses payable by us.

Funds will be considered committed for investment, and need not be returned, to the extent we have written agreements in principle, commitment letters, letters of intent, option agreements or similar contracts. We must complete investments under those agreements within a further period of 12 months or return the uninvested funds to you and our other investors, except that investments using funds from Ohio investors must be completed within a three month period or those funds must be returned.

Cash from Reserve Account

Our partnership agreement requires us initially to establish a cash reserve for general working capital purposes of not less than 1% of our offering proceeds. Any cash reserves used need not be restored, but if they are restored they may be restored from our operating revenues. We may distribute to you and our other limited partners any cash reserves that our general partner determines are no longer required for our operations. However, our general partner intends to make distributions only out of our:

•	cash from operations; and
•	cash from sales or refinancings; and

We will not borrow for the purpose of making distributions, nor will we make distributions out of offering proceeds we are holding pending investment or capital reserves, unless our general partner determines the reserve is no longer required.

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Election to Invest Cash Distributions in Units During the Offering Period

In addition to your initial purchase of not less than 50 units ($5,000), you may elect on your subscription agreement to use any cash distributions that you receive from us during the offering period to purchase additional units, to the extent units are available for purchase, on the same terms as you purchased your initial units except as described below.

Also, unless you are a resident of Massachusetts, Minnesota and Ohio, if you previously invested in Lease Equity Appreciation Fund I, L.P. (“LEAF I”) or Lease Equity Appreciation Fund II, L.P. (“LEAF II”), which are prior equipment leasing and financing programs sponsored by LEAF Financial, an affiliate of our general partner, you may elect on your subscription agreement to use any cash distributions you receive from either or both of those programs to purchase our units during the offering period, to the extent units are available for purchase, on the same terms as our units are offered to our other investors except as described below.

All units purchased by you with distributions from us LEAF I or LEAF II, if you previously invested in one or both of those programs (unless you are a resident of Massachusetts, Minnesota and Ohio), will be purchased on the same terms as our other units are being offered, except that your subscription price for units purchased with distributions from us will be the Distribution Investment Unit Price and there is no minimum number of units (or additional units) that you must purchase, as described in the “How to Subscribe” section of this prospectus.

We will use your distributions to purchase your units not later than 30 days from the applicable distribution date, to the extent that units are then available for purchase. You may choose to reinvest your distributions at any time during the offering period by making the appropriate election on your subscription agreement, which is Appendix C to this prospectus. If you wish to change the election you made on a previously submitted subscription agreement, you may do so by written notice to our general partner as described in Appendix C.

Notice to Massachusetts, Minnesota and Ohio residents: Massachusetts, Minnesota and Ohio investors may not elect to have their distributions from LEAF I or LEAF II, invested in our units, but if they make an initial investment of 50 units in us, they may elect to have any distributions from us during our offering period with respect to those units in us invested in additional units in us as described above, subject to availability of the units.

FEDERAL INCOME TAX CONSEQUENCES

Special Counsel’s Tax Opinion Letter

We have not requested a ruling from the IRS with respect to any federal tax consequence to you of an investment in us. Instead, we have obtained and will rely on a tax opinion letter from Kunzman & Bollinger, Inc., our special counsel for this offering. You are encouraged to read the tax opinion letter, which has been filed as Exhibit 8.1 to the registration statement of which this prospectus is a part. See the “Where You Can Find More Information” section of this prospectus for information on how you can obtain a copy of the tax opinion letter.

The following discussion covers all of the material and any significant federal income tax issues related to purchasing, holding and disposing of our units that may be relevant to a “typical limited partner.” We consider a typical limited partner to be a natural person who is a citizen of the United States and purchases units in this offering. However, the tax consequences of investing in us may not be the same for all typical limited partners. This is because the practical utility of the tax aspects of any investment depends largely on each limited partner’s particular income tax position in the year in which items of income, gain, loss, deduction or credit are properly taken into account in computing his or her federal income tax liability. In addition, the tax consequences of an investment in us by certain investors, such as tax-exempt entities, corporations, trusts, partnerships, foreign persons or other investors that may be subject to special treatment under federal income tax laws, may be different from those discussed below and special counsel’s tax opinions may not be applicable to those investors.

Our special counsel’s tax opinion letter includes the following disclosures:

•

The tax opinion letter was written to support the promotion or marketing of units in us to potential limited partners, and our special counsel has helped our general partner organize and document this offering of our units.

•

The tax opinion letter is not confidential. There are no limitations on the disclosure by us or by any of our limited partners to any other person of the tax treatment or tax structure of us or an investment in us.

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•

Our limited partners have no contractual protection against the possibility that a portion or all of their intended tax benefits from an investment in us ultimately are not sustained if challenged by the IRS. See the “Risk Factors – Your Tax Benefits from an Investment In Us Are Not Contractually Protected” section of this prospectus.

•	Each potential limited partner is urged to seek advice based on his particular circumstances from an independent tax advisor with respect to the federal tax consequences to him of an investment in us.

This discussion and special counsel’s tax opinion letter are based in part on the current federal income tax laws. Future changes in existing law, which may take effect retroactively, may cause the actual tax consequences of an investment in us to vary substantially from those discussed below and could render special counsel’s tax opinions inapplicable. Special counsel’s tax opinions also are based in part on statements made in this prospectus by us and our general partner concerning us and our proposed activities, including forward-looking statements. See the “Forward-Looking Statements and Associated Risks” section of this prospectus. In addition, our general partner has made certain representations to our special counsel relating to us and our proposed activities, which are set forth in special counsel’s tax opinion letter. Any material inaccuracy in this prospectus or our general partner’s representations may render special counsel’s tax opinions inapplicable.

In giving its opinions, special counsel made the principal assumptions that any amount borrowed by you to purchase your units will not be borrowed from any other limited partner or anyone related to another limited partner, and you will be severally, primarily, and personally liable for the borrowed amount. In this regard, our general partner and its affiliates will not make or arrange financing for you or our other limited partners to use to purchase our units. Also, in giving its opinions special counsel assumed that you will not be protected from losing the amount you paid for your units through nonrecourse financing, guarantees, stop loss agreements or other similar arrangements.

Special counsel believes that its tax opinion letter addresses all of the material and any significant federal tax issues associated with an investment in us by a typical limited partner. Although special counsel’s tax opinions express what it believes a court would probably conclude if presented with those issues, its opinions are only predictions, and are not guarantees, of the outcome of the particular tax issues being addressed. The IRS could challenge our special counsel’s tax opinions and the challenge could be sustained in the courts and cause adverse tax consequences to you and our other limited partners. Taxpayers bear the burden of proof to support claimed deductions, and opinions of counsel are not binding on the IRS or the courts.

Subject to the foregoing, special counsel has given the following opinions with respect to the proper federal tax treatment of an investment in us by a typical limited partner:

(1)	We will be classified as a partnership for federal income tax purposes, and not as a corporation.
(2)	We will not be treated as a publicly traded partnership under the Code.
(3)	The passive activity limitations on losses and credits under §469 of the Code will apply to our typical limited partners.
(4)

Our business expenses, including payments for personal services actually rendered in the taxable year in which accrued, which are reasonable, ordinary and necessary and do not include amounts for items such as the acquisition costs of Equipment, Leases, Secured Loans or Equipment subject to Existing Leases, Organization and Offering Costs and other items that are required to be capitalized under the Code, are currently deductible.

•

Potential Limitations on Deductions. Your ability in any taxable year to use your share of these deductions from us on your individual federal income tax returns may be reduced, eliminated or deferred by the following limitations:

•

your personal tax situation, such as the amount of your regular taxable income, alternative minimum taxable income, losses, itemized deductions, personal exemptions, etc., which are not related to your investment in us;

•	the amount of your adjusted tax basis in your units at the end of our taxable year;

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•	your “at risk” amount in us at the end of our taxable year; and
•	the passive activity limitations on losses.
(5)

Our reasonable purchase price for equipment that we are deemed to own under the Code that is leased to independent third-party lessees under operating leases (but not equipment leased under full payout leases or equipment that is subject to secured loans), which cannot be deducted immediately, will be eligible for cost recovery deductions under the Modified Accelerated Cost Recovery System (“MACRS”) beginning in the taxable year the equipment is placed in service by us.

Your ability in any taxable year to use your share of these deductions from us on your personal federal income tax returns may be reduced, eliminated or deferred by the “Potential Limitations on Deductions” set forth in opinion (4), above.

(6)	As a limited partner, your initial tax basis in your units will be the purchase price of your units.
(7)	As a limited partner, your initial “at risk” amount in us will be the purchase price of your units.
(8)

The allocations of income, gain, loss and deduction, or items thereof, set forth in our partnership agreement will govern your share of those items to the extent the allocations do not cause or increase deficit balances in your capital account in us.

(9)

We will possess the requisite profit motive under §183 of the Code. Also, the IRS anti-abuse rule in Treas. Reg. §1.701-2 and potentially relevant judicial doctrines will not have a material adverse effect on the federal tax consequences of an investment in us by a typical limited partner as described in special counsel’s tax opinions.

(10)

Our special counsel’s overall conclusion is that the federal income tax benefits, in the aggregate, which are a significant feature of an investment in us by a typical limited partner will be realized as contemplated by this prospectus. This opinion is based in part on special counsel’s conclusion that substantially more than half of our material federal income tax benefits, in terms of their financial impact on a typical limited partner, will be realized if challenged by the IRS and litigated.

Our special counsel’s tax opinions are limited to those set forth above. The following is a summary discussion of the material federal income tax consequences of an investment in us.

Partnership Classification

Because we were formed as a limited partnership, under current Treasury Regulations we will automatically be treated as a partnership for federal income tax purposes unless we elect to be taxed as a corporation, which we will not do, or we are deemed to be a publicly traded partnership under the Code. A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on either a secondary market or the substantial equivalent of a secondary market. Also, if a publicly traded partnership derives less than 90% of its gross income from certain passive sources such as interest, dividends, rents from real property and gains from the sale of real property, the publicly traded partnership will be taxed as a corporation. Since we will derive less than 90% of our gross income from those sources of income, our units must not be “publicly traded” as defined by the Code or we will be taxed as a corporation.

In this regard, we do not intend to list our units for trading in any securities market, exchange, or interdealer quotation system. Therefore, we will be a publicly traded partnership only if our units become readily tradable on a secondary securities market or on the substantial equivalent of a secondary market. Our units will not become readily tradable merely because we may provide information to you and our other limited partners regarding another limited partner’s desire to buy or sell units, or occasionally arrange transfers between our limited partners.

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Also, Treas. Reg. §1.7704-1 provides certain “safe harbors” under which certain types of transfers of partnership interests are not counted as trades on a secondary market or the substantial equivalent of a secondary market. These safe harbors include the following:

•	Private Transfers. Private transfers are not counted. Private transfers include, but are not limited to the following:
•	transfers at death;
•	transfers between family members; and
•	transfers from qualified retirement plans and IRA’s.
•

Qualified Matching Services. Transfers of our units made through a qualified matching service are not counted. However, we and our affiliates will not sponsor or operate, either formally or informally, a qualified matching service for our units. See the “Summary of the Offering – Risk Factors” section of this prospectus.

•

Lack of Actual Trading. In addition, we will not be treated as a publicly traded partnership under the regulations if the total of all of our units transferred during any taxable year, other than private transfers and transfers through a qualified matching service as described above, do not represent more than 2% of the total interests in our capital or profits in that taxable year.

Although units redeemed by a partnership under a qualified redemption agreement will not count against the 2% limitation, the redemption provisions in Section 13.5 of our partnership agreement have not been structured to meet the requirements of a qualified redemption plan under Treas. Reg. §1.7704-1. Since any units redeemed by us must be counted within the 2% limitation in our taxable year in which the redemption is made, Section 13.5 of our partnership agreement provides that we will not redeem any units in a calendar year that, together with all other units transferred in that calendar year, would exceed the 2% limitation set forth above.

In addition, Section 13.2(c) of our partnership agreement provides that our general partner will not permit the transfer of any of our units (including redemptions of units) in any taxable year that do not fall within at least one of the “safe harbors” set forth in Treasury Regulations, including those described above, so long as, in the opinion of our legal counsel, there are adverse federal income tax consequences from being treated as a “publicly traded partnership.” Based on this provision, our units should not be deemed to be readily tradable on a secondary market or the substantial equivalent of a secondary market. Thus, we should not be treated as a publicly traded partnership that is taxable as a corporation under the Code. Instead, our special counsel has given its opinion that we will be classified as a partnership for federal income tax purposes.

Flow Through of Taxable Income

Although we will file annual federal information income tax returns, we will not pay any federal income taxes as a partnership. Instead, you and our other limited partners will be required to report on your personal income tax returns your respective share of our income, gains, losses and deductions without regard to whether we make cash distributions to you. Consequently, the amount of taxable income we allocate to you in any taxable year may exceed the amount of cash we distribute to you in that taxable year. In that event, you would have to pay any resulting tax liability in excess of your cash distributions from us in that taxable year with your personal funds.

Treatment of Distributions

Our cash distributions to you and our other investors generally will not be taxable for federal income tax purposes except to the extent that they exceed the amount of your adjusted tax basis in your units immediately before the distribution. The excess distributions to you, if any, generally would be considered to be gain from the sale or exchange of your units, and would be taxable to you under the rules described in “– Sale or Other Disposition of Units,” below. Also, your share of our liabilities for which no partner, including our general partner, bears the economic risk of loss, which are known as “nonrecourse liabilities,” will increase your adjusted tax basis in your units. However, if your share of our nonrecourse liabilities is reduced, the amount of the reduction of your share of our nonrecourse liabilities will be treated the same as a distribution of cash from us to you. Also, to the extent, if any, that our distributions to you , including any reductions in your share of our nonrecourse liabilities, cause your “at risk” amount in us to be less than zero at the end of any taxable year, you will be required to recapture as income any losses that we allocated to you in previous years that you deducted on your personal income tax returns. See “– ‘At Risk’ Limitation on Deductions,” below.

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When we issue additional units to existing or new limited partners during the offering period of this offering, your percentage ownership interest in us will decrease, which will also result in a corresponding decrease in your share of our nonrecourse liabilities. This decrease in your share of our nonrecourse liabilities will be deemed a distribution of cash to you and may be taxable as described above. Also, a non-pro rata distribution of money or property to you and our other limited partners may result in ordinary income to you, regardless of your adjusted tax basis in your units, if the distribution reduces your share of our “unrealized receivables,” including depreciation recapture, or substantially appreciated “inventory items.” These terms are defined in Section 751 of the Code, and are known as “Section 751 assets.” In that event, you would be treated as having been distributed your proportionate share of our Section 751 assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to you. This generally would result in your realization of ordinary income under Section 751(b) of the Code in an amount that would equal the excess of:

•	the non-pro rata portion of that distribution to you; over
•	your tax basis for the share of our Section 751 assets deemed relinquished by you in the exchange.

Basis of Units Limitation on Deductions

Your deduction on your personal income tax returns of your share of our losses cannot exceed your adjusted tax basis in your units at the end of our taxable year. Your initial tax basis for your units will be the amount of money that you paid for your units. Subsequently, your initial tax basis in your units will be:

•	increased by:
•	your share of our income; and
•	your share of our nonrecourse liabilities, which will change from time to time; and
•	decreased, but not below zero, by:
•	our distributions to you;
•	your share of our losses;
•	any decreases in your share of our nonrecourse liabilities, which will change from time to time; and
•	your share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized.

Your adjusted tax basis in your units, however, will not be increased or decreased by any debt of ours for which our general partner is liable, if, for example, it has either guaranteed the loan or because of its general liability for our obligations under applicable state law as our general partner. Also, on the sale or other taxable disposition of a unit by you, any gain you recognize cannot be offset by any of your losses that were previously suspended by the basis limitation discussed above. Should a cash distribution from us to you exceed your adjusted tax basis in your units immediately before the distribution, taxable gain would result to you to the extent of the excess as discussed in “– Treatment of Distributions,” above.

“At Risk” Limitation on Deductions

Your ability to deduct your share of our losses generally will be limited to the amount for which you are “at risk” with respect to our activities at the end of our taxable year, if that amount is less than the amount of your adjusted tax basis in your units at the end of our taxable year. In general, you will be at risk to the extent of the adjusted tax basis of your units, reduced by:

•	any portion of your adjusted tax basis in your units that is attributable to your share of our nonrecourse liabilities; and
•

any amount of money that you borrowed to buy your units if the lender of those borrowed funds is another of our limited partners, is related to another of our limited partners, or can look only to your units for repayment.

Thus, your at risk amount in us will increase or decrease as the adjusted tax basis of your units increases or decreases, other than increases or decreases attributable to your share of our nonrecourse liabilities. Also, you will not be at risk for the amount you paid for your units if that amount is protected from loss through nonrecourse financing, guarantees, stop loss agreements or other similar arrangements.

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You must recapture losses deducted by you in previous years to the extent, if any, that our distributions to you cause your at risk amount to be less than zero at the end of any taxable year. Losses disallowed or recaptured as a result of the “at risk” limitation will carry forward and will be allowable in subsequent taxable years to the extent that your tax adjusted basis or your at risk amount in us, whichever is the limiting factor, subsequently increases.

Passive Activity Limitations on Losses

The passive activity rules under §469 of the Code allow taxpayers to deduct their passive activity losses only against their passive activity income. Under these rules, taxpayers generally must separate their income and loss into three categories:

(1)	active trade or business income or loss, such as ordinary income from a salary and other types of compensation for personal services;
(2)	passive income or loss, such as income or loss from an investment in a limited partnership as a limited partner; and
(3)	portfolio income or loss, which generally consists of:
•	interest, dividends and royalties that are not received in the ordinary course of a trade or business; and
•	gain or loss that is not derived in the ordinary course of a trade or business on the sale of property that generates portfolio income or is held for investment.

The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely-held corporations, including S corporations.

A passive activity involves the conduct of a trade or business in which the taxpayer does not materially participate. Rental activities, however, generally are treated as passive activities whether or not the taxpayer materially participates in the activity. In addition, as set forth above, since limited partners generally do not materially participate in the management or activities of their limited partnership, limited partner interests in limited partnerships generally are treated as passive activities. Accordingly, as a limited partner, you generally must treat your investment in us as an investment in a passive activity. As a passive activity, interest earned on our funds before their investment in equipment will be treated as portfolio income that cannot be offset with passive losses.

Also, a portion of your share of our gross income might be treated for federal income tax purposes as portfolio income and gross income that is not from a passive activity, which means that it cannot be offset by passive losses, instead of passive income.

As a limited partner, you can deduct passive losses against your passive income, if any, to reduce your overall income tax liability, but you cannot offset active (i.e., non-passive) income or portfolio income with passive losses. Thus, your ability to use your share of our passive losses will be limited by the amount of your passive income in any given tax year from us, plus your net passive income from any other passive activities (other than publicly traded partnerships as discussed below) in which you may have invested. This means that if your share of our passive loss in any taxable year is greater than the total of your net passive income from all other sources in that taxable year, you cannot deduct the excess loss in the year you incurred it. You can, however, carry the suspended passive loss forward indefinitely to offset any passive income you may derive in future years to the extent of the suspended passive loss, whether your passive income is derived from us or from another passive activity (other than a publicly traded partnership as discussed below) in which you may invest. Also, any suspended passive losses generally may be deducted against your non-passive income if you sell all of your units to a third-party in a taxable transaction.

Losses from a publicly traded partnership that is taxed as a partnership are treated as passive activity losses that may only be used to offset income subsequently generated by the same publicly traded partnership. The IRS generally treats income from a publicly traded partnership as portfolio income, unless it is used to offset previous losses from the same publicly traded partnership. We have been structured to avoid being classified as a publicly traded partnership; however, these rules mean that your share of our passive income or passive losses cannot be used to offset any losses or income you may derive as a limited partner in any publicly traded partnership in which you may have invested.

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Limitations on Interest Deductions

The amount of a noncorporate taxpayer’s investment interest deduction is generally limited to the amount of the taxpayer’s net investment income. For purposes of this limitation, investment interest does not include any interest that is taken into account under §469 of the Code in computing income or loss from a passive activity. Thus, your share of our passive interest expense that we use in computing our net passive income or passive loss will not be limited by the investment interest limitation. However, your share of our portfolio income and related expenses will be treated as investment income and investment expenses.

Also, we may enter into transactions involving the prepayment of interest or the payment of points, commitment fees, and loan origination or brokerage fees. In general, prepaid interest, points, and similar costs cannot be deducted currently, but must be capitalized and amortized over the life of the related loan.

Partnership Income Tax Withholding

If we are required, or elect, in our general partner’s discretion, under applicable law to pay any federal, state or local income tax on behalf of you or our other limited partners, our general partner or any former limited partner, we are authorized under our partnership agreement to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash from us to the person on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized under our partnership agreement to treat the payment as a distribution to all of our current limited partners and our general partner.

Organization and Offering Expenses and Start-Up Costs. We cannot deduct the costs of organizing us as a limited partnership or our start-up costs, in the year we incur them. Instead, we must capitalize and amortize our organization expenses and start-up costs over a 180-month period. Also, we can deduct our syndication expenses, if at all, only on our liquidation, and then only as a capital loss. Syndication expenses include the following:

•	brokerage fees such as the dealer-manager fee and sales commissions paid in this offering;
•	registration and filing fees with the SEC, the NASD and each state in which our units are offered for sale;
•	our legal fees for securities and tax advice concerning this prospectus;
•	accounting fees for the preparation of information to be used in this offering; and
•	printing and reproduction costs of this prospectus and our sales literature, and other selling or promotional expenses we may incur in connection with this offering.

The proper classification of a portion of these expenses may not be clear, and it is possible that the IRS may seek to recharacterize a portion of our organization costs as nonamortizable syndication costs. Since the determination of this issue is inherently factual, and the nature of the expenses that might be at issue is not currently known, special counsel cannot express any opinion on this issue.

Business Expenses. Ordinary and necessary business expenses, including reasonable compensation for services rendered, are currently deductible expenses. In this regard, our general partner has represented, based on the experience and knowledge of industry practices of its management, that the amounts we will pay to our general partner and its affiliates under our partnership agreement for services rendered by them to us, or on our behalf, are reasonable amounts that ordinarily would be paid for similar services in similar transactions between persons having no affiliation and dealing with each other “at arms’ length.” The fees we pay to our general partner and its affiliates, however, will not be currently deductible to the extent it is determined by the IRS or the courts that those fees are:

•	in excess of reasonable compensation;
•	properly characterized as syndication expenses or other capital costs, such as equipment costs; or
•	not “ordinary and necessary” business expenses.

In the event of an IRS audit of our annual federal information income tax return, payments by us to our general partner and its affiliates will be scrutinized by the IRS to a greater extent than payments to an unrelated party.

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Although a portion of our activities might otherwise qualify for the “U.S. production activities deduction,” you and our other limited partners will not be entitled to this deduction with respect to our activities, because the deduction cannot exceed 50% of the IRS Form W-2 wages paid by a taxpayer for a tax year, and neither we, nor you and our other limited partners, will pay any Form W-2 wages with respect to our activities since we will not have any employees. Instead, we will rely on our general partner and its affiliates to manage us and our business. See the “Management” section of this prospectus.

Tax Treatment of Leases

Your cost recovery or depreciation deductions with respect to any item of our equipment depends, in part, on whether the lease agreement covering the equipment is treated under the Code as a “true lease,” which means that we retain ownership of the equipment after it is leased. Cost recovery and depreciation deductions are not available if a purported lease agreement is classified by the IRS or the courts as a sale or a financing or refinancing arrangement under which the ownership of the equipment shifts to a purchaser. See “– Depreciation,” below.

Whether we are the owner of any particular item of equipment, and whether our leases will be treated as true leases for federal income tax purposes, depends on both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied by the IRS in audits, although that has happened in a number of instances. Whether our leases will meet the relevant requirements to be characterized as true leases and, in the case of our operating leases, whether we will be treated for tax purposes as the owner of the equipment subject to the operating leases, will depend on the specific facts surrounding each lease. Since these facts cannot be determined now with regard to leases that will be entered into in the future, special counsel cannot render an opinion on this issue.

Also, both the lessor and the lessee in a deferred rental agreement must accrue the rent and interest annually. A deferred rental agreement is a lease of tangible property for more than $250,000 that either provides for increasing rental payments or provides that some rent for the use of the property in a calendar year is payable after the close of the following calendar year. In general, the amount of rent that must be allocated to a tax year will be determined by the terms of the lease. If we enter into a transaction that meets the definition of a deferred rental agreement, then we will recognize income before we receive the corresponding cash.

On a limited basis we may finance end users’ acquisition of equipment by providing them with secured loans. We will not be entitled to any depreciation or cost recovery deductions with respect to the equipment involved in those transactions. See “– Depreciation,” below. Whether or not we will be deemed to be in the trade or business of lending money with respect to any secured loans we may make, whether or not our income and expenses (including interest expense) allocable to those secured loans ultimately will be treated as passive or as portfolio under the passive activity rules, and whether or not a portion of our gross income from our secured loans will be treated as income that is not from a passive activity, are inherently factual determinations on which special counsel cannot render an opinion. See “– Passive Activity Limitations on Losses,” above.

Depreciation

We will be entitled to depreciation or cost recovery deductions under the Modified Accelerated Cost Recovery System (“MACRS”) on equipment that we are treated as owning under the Code. Generally, we expect to be eligible to claim cost recovery deductions on equipment subject to our operating leases, but not on equipment subject to our full payout leases or our secured loans. Our depreciable equipment generally will have either three, five or seven year cost recovery periods under the Code, depending primarily on the type of equipment, during which time we can recover our cost of the equipment through cost recovery deductions. The amount deductible in each year generally is calculated for regular federal income tax purposes using the 200% declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. Cost recovery deductions are calculated differently for purposes of the alternative minimum tax. See “– Alternative Minimum Tax,” below.

We intend to allocate all or a portion of the acquisition fees we pay to our general partner for the selection and purchase of equipment subject to our operating leases to the cost basis of the equipment. The IRS may not agree that cost recovery deductions calculated on a cost basis that includes our general partner’s acquisition fees are properly allowable. The IRS might assert that the acquisition fees are attributable to items other than the equipment, or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to us, as well as your respective share of those deductions, would be reduced accordingly. Because the determination of this issue depends in part on the magnitude and type of services performed by our general partner in return for the acquisition fees, which are presently undeterminable and may vary for each piece of equipment acquired by us, special counsel is unable to render an opinion as to whether or not our decision to include a portion or all of our general partner’s acquisition fees for equipment acquired by us and leased to others under operating leases in the amount of cost recovery deductions we intend to claim for equipment subject to our operating leases would be upheld by the courts if challenged by the IRS.

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In addition, we may enter into operating leases with “tax-exempt” entities which, in this context, includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, foreign persons and entities, and some international organizations. If we do, we must use the straight-line depreciation method for the equipment subject to our operating leases, which is then called “tax-exempt use property” for depreciation purposes. The depreciation period for tax-exempt use property is the longer of:

•	the equipment’s asset depreciation range class life, which generally is longer than the three, five and seven year cost recovery periods discussed above; or
•	125% of the term of the operating lease, including all options to renew as well as some successor leases to the original operating lease.

Also, if our total deductions (other than interest expense) directly allocable to equipment treated as tax-exempt use property, plus our deductions for interest expense properly allocable to the equipment, exceed our income from the operating lease, then the excess deductions, which are referred to as “tax-exempt use losses” are not allowed, subject to certain exceptions, and must be carried forward to the next tax year.

In addition, we anticipate that many of our limited partners will be tax-exempt entities, including, in addition to those listed above, employee benefit plans such as qualified pension and profit sharing plans, Keogh plans and individual retirement accounts (“IRAs”). The proportionate share of these tax-exempt limited partners in our equipment also will be treated as tax-exempt use property, which will affect our depreciation deductions as described above with respect to all of our partners, unless our tax-exempt limited partners are subject to federal unrelated business income tax on their share of our taxable income. In this regard, most, if not all, of their taxable income from us will probably be treated as unrelated business taxable income in the hands of employee benefit plans and our other tax-exempt investors. See “– Federal Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations,” below. Also, our taxable income will be treated as United States source business income in the hands of foreign limited partners if no exemption from United States’ taxation is available to them. See “– Federal Tax Treatment of Foreign Investors,” below. However, any adjustments in our cost recovery deductions, as well as any suspended tax-exempt use losses, as discussed above, because we have tax-exempt limited partners, will be specially allocated under our partnership agreement to those tax-exempt limited partners only. Also, our general partner has represented that it will ensure that participation by certain tax-exempt entities in us will be limited at all times to less than 25% of our total units sold, excluding units purchased by our general partner and its affiliates. This, in turn, will limit the amount of our equipment that could potentially be treated as tax-exempt use property because our units have been sold to tax-exempt limited partners. See the “Investment by Qualified Plans – Plan Assets” section of this prospectus. For these reasons, our general partner anticipates that the sale of our units to tax-exempt limited partners will have no adverse effect on the depreciation or cost recovery deductions we allocate to our limited partners who are not tax-exempt entities.

Although we do not currently anticipate entering into operating leases for equipment that will be used predominantly outside the United States, it is possible that we may do so in the future. If we do, we must use the straight line method of depreciation over a period corresponding to the equipment’s asset depreciation range class life, which generally is longer than the three, five and seven year cost recovery periods discussed above.

Sale or Other Disposition of Partnership Property

Because the income tax rates for noncorporate taxpayers on ordinary income generally are much higher than the income tax rates on capital gains, the Code has many rules classifying income as either ordinary income or capital gains, and distinguishing between long-term and short-term capital gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income in any taxable year.

On a sale or other taxable disposition of any of our assets, we will realize a gain or loss equal to the difference between our basis in the asset at the time of disposition and the price we receive for it. Also, any foreclosure on assets we have pledged as collateral for our borrowings would be considered a taxable disposition of the pledged assets by us. We would realize gain on the foreclosure to the extent that the face amount of the debt being discharged was greater than our tax basis in those assets, even though we would receive no cash. Also, your respective share of any capital gain that we may realize on the disposition of our assets generally may also be treated by you as capital gain on your individual federal income tax returns, subject, however, to recapture rules that may require a portion or all of the gain to be treated as ordinary income as discussed below.

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Before any gain that we may realize on the sale of an asset can be treated as capital gain, the asset must be a capital asset in our hands. In this regard, capital assets do not include property held by a taxpayer primarily for sale to customers in the ordinary course of its business. We expect to acquire and dispose of many assets many times throughout our term. Whether we can treat any gains on these sales as capital gains will depend on the facts and circumstances at the time of each sale. Because this is an inherently factual determination which depends, in part, on how many times we sell our equipment investments, special counsel is unable to express an opinion on this issue. Even if the equipment sold was a capital asset in our hands, since equipment is tangible personal property all cost recovery or depreciation deductions we previously have taken with respect to the equipment sold will be recaptured as ordinary income to the extent we realize gain on the sale. Recapture means that we must treat as ordinary income a portion or all of any gain we may realize from the sale of our equipment that otherwise would be treated under the Code as capital gain. Recapture cannot be avoided by holding the equipment for any specified period of time. In addition, if we sell property on an installment basis, we must recognize all depreciation and cost recovery recapture as ordinary income at the time of sale, even though we receive the payments in later taxable years.

Also, certain gains and losses are grouped together under the Code to determine their tax treatment. For example, gain on the sale or exchange of certain assets, including equipment used in a trade or business and held for more than one year, is added to gain from certain compulsory or involuntary conversions of property. If these gains exceed the losses from the sales, exchanges, and conversions of the equipment, the excess gains will be taxed as capital gains, subject to the general rules of recapture of cost recovery and depreciation deductions as ordinary income, as described above, and a special recapture rule described below. If the losses exceed the gains, however, the excess losses will be treated as ordinary losses.

Under a special recapture rule, any net gain will be treated as ordinary income rather than as capital gain if we have non-recaptured net losses from the five preceding taxable years. Based on our intended activities and the recapture rules discussed above, you should anticipate that substantially all, if not all, of any gain we realize on the sale or other taxable disposition of our equipment will be treated as ordinary income for income tax purposes, rather than capital gain.

Sale or Other Disposition of Units

We do not anticipate that a public market will develop for our units, and our partnership agreement imposes significant restrictions on your right to transfer your units. For a description of these restrictions you should read the “Summary of Our Partnership Agreement – Transfer of Units” section of this prospectus. We have established these restrictions to comply with federal and state securities laws and so that we will not be considered to be a publicly traded partnership that is taxed as a corporation for federal income tax purposes. Thus, you probably will not be able to sell or otherwise liquidate your units in the event of an emergency and if you were able to arrange a sale, the price you would receive for your units would likely be at a substantial discount to the price you paid for your units. Also, you units probably will not be readily acceptable as collateral for loans. You should invest in us only if you are prepared to hold your units for at least nine years, which is the period consisting of:

•	an offering period of up to two years;
•	an additional five-year reinvestment period; and
•	a subsequent liquidation period of approximately two years, during which our leases and secured loans will either mature and terminate or be sold and we will liquidate our other assets.

As a result, you should view your investment in us as illiquid and should not purchase our units unless you have no need for the funds you invest. You should also consider that our anticipated term as a partnership of nine years as described above could be more than nine years if we encounter unexpected difficulties in liquidating our investments.

Your gain or loss on the sale or other taxable disposition of your units (including our redemption of any of your units) generally will equal the difference between the amount you realize from the sale and your adjusted tax basis in the units sold. Different tax rules will apply, however, if we were to redeem all of your units. The amount you realize from a sale of your units includes the cash or other consideration you receive from the purchaser, as well as your share of our nonrecourse liabilities. This gain or loss, except as noted below, will be taxed as either long-term or short-term capital gain or loss, depending on how long you have held your units, assuming that the units qualify as capital assets in your hands. Because the Code deems the amount realized from the sale to include your share of our nonrecourse liabilities, for which you will receive no cash, the gain you ma y realize on a sale of your units could result in a tax liability to you in excess of the cash, if any, you receive from the sale.

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Also, the portion of your gain, if any, attributable to our Section 751 assets, which includes inventory and unrealized receivables, will be treated as ordinary income, rather than capital gain. Section 751 assets include, among other items, assets that are subject to recapture of depreciation or cost recovery deductions, determined as if your proportionate share of our properties is sold at the time you sell your units. Thus, a substantial portion, if not most, of any gain you realize on the sale of your units may be treated as ordinary income depending primarily on how long you have held your units and the amount of cost recovery or depreciation deductions you have claimed on our equipment that we lease to our customers under operating leases.

You must promptly notify us of any sale or exchange of your units. Once we are notified, we are required to inform the IRS, the buyer and you of the fair market value of the allocable share of our unrealized receivables and appreciated inventory attributable to the units you sold or exchanged, which must be treated as ordinary income as discussed above. Our written report to you and the buyer must be made by January 31 following the calendar year of the sale. If you fail to timely notify us of the sale or other transfer of your units, the IRS will penalize you $50 per sale.

Generally, no gain or loss for income tax purposes is recognized on the gift of property, although gift taxes may be owed. However, a gift of your units may be treated as a part sale to the extent of your share of our nonrecourse liabilities. Thus, you may be required to recognize gain in an amount equal to the difference between your share of our nonrecourse debt and, in the case of a charitable contribution, the portion of your basis in your units allocable to the deemed sale transaction. In the case of a non-charitable gift, the amount of your share of our nonrecourse debt is offset by your entire basis in your units. Also, charitable contribution deductions for the fair market value of your units would be reduced by the amounts involved in any deemed partial sale of your units and may be reduced in certain cases by the amount of gain which would have been taxed as ordinary income if the units had been sold. Also, interests in different partnerships do not qualify for tax-free like-kind exchanges.

Consequences of No Section 754 Election

Section 754 of the Code permits a partnership to elect to adjust the basis of partnership property on the transfer of an interest in the partnership by sale or exchange or on the death of a partner, and on the distribution of property by the partnership to a partner. The general effect of this election is that transferees of the partnership interests are treated, for purposes of depreciation and gain, as though they had acquired a direct interest in the partnership assets and the partnership is treated for these purposes, on certain distributions to its partners, as though it had newly acquired an interest in the partnership assets and therefore acquired a new cost basis for the assets. The election, once made, may not be revoked without the consent of the IRS. Due to the complexities and added expense of the tax accounting required to implement a Section 754 election to adjust the basis of our property when units are sold, taking into account the limitations under our partnership agreement on the sale of our units, we do not intend to make the election, although we reserve the right to do so. Even if we do not make the Section 754 election, however, the basis adjustment described above is mandatory under the Code with respect to the transferee partner only, if at the time a unit is transferred by sale or exchange, or on the death of a partner, our adjusted basis in our property exceeds the fair market value of the property by more than $250,000 immediately after the transfer of the unit. Similarly, a basis adjustment is mandatory under the Code if a partnership distributes property in-kind to a partner (which we will not do), and the sum of the partner’s loss on the distribution and the basis increase to the distributed property is more than $250,000.

Accordingly, except in the special circumstances described above where basis adjustments to our property would be mandatory, if we sell property after a limited partner transfers a unit, taxable gain or loss to the transferee of the unit will be measured by the difference between the transferee’s share of the amount realized by us on the sale of the property and his or her share of our tax basis in the property (which, in the absence of a Section 754 election, will be unchanged by the transfer of the unit), rather than by the difference between his or her share of the amount realized by us on the sale of the property and the portion of his or her purchase price for the unit that was allocable to the property. As a consequence, the transferee of the unit will be subject to tax on a portion of our proceeds from the sale of the property which, as to the transferee, may constitute a return of capital if the purchase price paid by the transferee for the unit exceeded his or her share of our adjusted basis for all of our properties. Therefore, you and our other limited partners may have even greater difficulty in attempting to sell your units, since the transferee of your units would obtain no current tax benefits from purchasing your units to the extent that the purchase price exceeds your allocable share of our basis in our assets.

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Tax Treatment of Our Termination

If we terminate as a partnership, we must sell our assets, use the sales proceeds and our other funds to repay our liabilities, and distribute any remaining funds to our partners. Sales and other dispositions of our assets would have the tax consequences described in “– Sale or Other Disposition of Partnership Property,” above. Any liquidating cash distributions we make that exceed the tax basis of a unit generally would be taxable as capital gain, but also would be subject to recapture as ordinary income as described in “– Sale or Other Disposition of Units,” above, assuming the units constitute capital assets in a limited partner’s hands. Cash distributions in amounts less than a limited partner’s basis in his or her units may result in a loss, generally a capital loss, that would be subject to the general limitations on deducting losses and capital losses.

Possible IRS Audits

We have not sought any rulings from the IRS with respect to any tax issues involving our intended operations as described in this prospectus, nor with respect to the purchase, ownership, redemption or sale of our units by you and our other limited partners. Thus, the IRS may audit our federal information income tax returns and it may not agree with some or all of our tax positions. An audit of our federal information income tax return in any taxable year may result in:

•	an increase in our income;
•	the disallowance of our deductions;
•	the reallocation of income and deductions among our partners;
•	an audit of the personal income tax returns of you and our other limited partners;
•	adjustments of items on your personal income tax returns that are unrelated to this investment; and/or
•	additional federal income taxes and penalty or interest liabilities to you and our other limited partners.

You and our other limited partners must report your share of our income, losses, gains, deductions, and credits (if any) on your personal federal income tax returns in a manner that is consistent with our federal information income tax returns, unless you file a statement with the IRS identifying the inconsistency.

Generally, the federal tax treatment of our income, gains, losses, deductions, and credits (if any) will be determined at the partnership level in a unified partnership proceeding, rather than at the partner level in separate proceedings with you and the our other limited partners. In any audit of us, the IRS will deal with our general partner, serving as our “tax matters partner.” Only limited partners owning at least a 1% interest in us will be entitled to receive a separate notice from the IRS of any audit of our federal information income tax return and the results of the audit. However, groups of our limited partners who together own a 5% or greater interest in us may, by giving notice to the IRS, become a “notice group” and designate a member of their group to receive IRS notices. All of our limited partners have the right to participate in any audit of us at their own expense. We are required to keep you and our other limited partners informed of any administrative and judicial proceedings involving our tax matters. Also, we will keep you and our other limited partners advised of any significant audit activities by the IRS involving us.

Any tax controversy could result in substantial legal and accounting expenses to us, even if the outcome is favorable. Our general partner will participate as our tax matters partner and general partner in all audits, examinations, hearings, actions and other proceedings by tax authorities relating to us at our expense. As our tax matters partner, our general partner may enter into settlement agreements with the IRS that are binding on our limited partners who own less than a 1% interest in us, except limited partners who are members of a notice group, as described above, or who have filed a statement with the IRS stating that our general partner does not have authority to enter into settlement agreements that are binding on them.

Alternative Minimum Tax

With limited exceptions, taxpayers must pay an alternative minimum tax if it exceeds the taxpayer’s regular federal income tax for the year. For noncorporate taxpayers, the alternative minimum tax is imposed on alternative minimum taxable income (“AMTI”) that is above an exemption amount. AMTI generally is taxable income, plus or minus various adjustments, plus tax preference items. The tax rate for noncorporate taxpayers is 26% for the first $175,000, $87,500 for married individuals filing separately, of a taxpayer’s AMTI in excess of the exemption amount; and additional AMTI is taxed at 28%. However, the regular tax rates on capital gains also will apply for purposes of the alternative minimum tax. For tax years beginning in 2006, the exemption amounts for individuals under the “Tax Increase Prevention and Reconciliation Act of 2005 (“TIPRA”) are the following amounts:

•	married individuals filing jointly and surviving spouses, $62,550, less 25% of AMTI exceeding $150,000 (zero exemption when AMTI is $400,200);

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•	unmarried individuals, $42,500, less 25% of AMTI exceeding $112,500 (zero exemption when AMTI is $282,500); and
•

married individuals filing separately, $31,275, less 25% of AMTI exceeding $75,000 (zero exemption when AMTI is $200,100). Also, AMTI of married individuals filing separately is increased by the lesser of $31,275 or 25% of the excess of AMTI (without regard to the exemption reduction) over $200,100.

As of the date of this prospectus, the exemption amounts for alternative minimum tax purposes for individuals in 2007 and subsequent years will be substantially reduced from the exemption amounts set forth above unless Congress and the President take action to prevent that reduction in the exemption amounts.

Some of the principal adjustments to taxable income that are used to determine AMTI are summarized below.

•	Depreciation deductions may not exceed deductions computed using the 150% declining balance method and, for property placed in service before January 1, 1999, using an extended recovery period.
•	Miscellaneous itemized deductions are not allowed.
•	Medical expenses are deductible only to the extent they exceed 10% of adjusted gross income.
•	State and local property taxes and income taxes (or, at the taxpayer’s election, sales and use taxes) are not deductible.
•	Interest deductions are restricted.
•	The standard deduction and personal exemptions are not allowed.
•	Only some types of operating losses are deductible.
•	Different rules under the Code apply to incentive stock options that may require earlier recognition of income.

The principal tax preference items that must be added to taxable income for alternative minimum tax purposes include certain excess intangible drilling costs and tax-exempt interest earned on certain private activity bonds.

The principal partnership tax items that may have an impact on your and our other limited partners’ AMTI as a result of investing in us are cost recovery deductions on the portion of our equipment leased to others under operating leases, which generally will be computed for regular federal income tax purposes using the 200% declining balance method, rather than the 150% declining balance method used for alternative minimum tax purposes and deductions relating to our interest expenses on borrowings we expect to obtain to increase our portfolio of equipment, leases and secured loans. See “– Depreciation,” above, and the following table.

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Illustration of How Cost Recovery Adjustments Under an

Equipment Leasing Program’s Operating Leases

Can Affect an Investor’s AMTI (“Alternative Minimum Taxable Income”)

(See the footnotes to the following table for the principal assumptions)

Cost Recovery Period	Deduction for Regular Tax	Deduction for AMT	Increase or (Decrease) in Investor’s AMTI Compared to Investor’s Regular Tax Taxable Income

Year 1	$14,290	$10,710	$3,580
Year 2	$24,490	$19,130	$5,360
Year 3	$17,490	$15,030	$2,460
Year 4	$12,490	$12,250	$240
Year 5	$8,930	$12,250	($3,320)
Year 6	$8,920	$12,250	($3,330)
Year 7	$8,930	$12,250	($3,320)
Year 8	$4,460	$6,130	($1,670)

Total	$100,000	$100,000	-0	-

Thus, the investor’s share of the program’s depreciation deductions for alternative minimum tax purposes is:

•	less than those deductions for regular tax purposes during the first four years; but
•	greater than those deductions for regular tax purposes during the last four years.

The above table assumes that:

(1)	the program’s only cost recovery deductions for the taxable year are for general office equipment that is classified as 7-year property for both regular tax and alternative minimum tax purposes:
(2)	the program’s purchase price for the property is $10 million (which includes leverage);
(3)	the investor made a $100,000 (1% of the program’s total capital) investment;
(4)	the investor’s allocable 1% share of the program’s basis (i.e., purchase price) in the property is $100,000;
(5)	the program has a full taxable year of 12 months; and
(6)	the mid-year convention is used, which has the effect of adding another year to the 7-year cost recovery period.

The rules relating to the alternative minimum tax for corporations are different from those discussed above. Also, all prospective limited partners contemplating purchasing our units are urged to seek advice based on their particular circumstances from an independent tax advisor as to the likelihood of them incurring or increasing any alternative minimum tax liability because of an investment in us, and any changes in the law relating to the alternative minimum tax since the date of this prospectus.

Profit Motive, IRS Anti-Abuse Rule and Judicial Doctrines Limitations on Deductions

Your ability to deduct your share of our tax losses could be lost if we lack the appropriate profit motive. There is a presumption under §183 of the Code that an activity is engaged in for profit if, in any three of five consecutive taxable years, the gross income derived from the activity exceeds the deductions attributable to the activity. Thus, if we fail to show a profit in at least three out of five consecutive years this presumption will not be available and the possibility that the IRS could successfully challenge your share of our tax losses would be substantially increased. The fact that the possibility of ultimately obtaining profits is uncertain, standing alone, does not appear to be sufficient grounds for the denial of losses.

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Also, if a principal purpose of a partnership is to reduce substantially its partners’ federal income tax liability in a manner that is inconsistent with the intent of the partnership rules of the Code, based on all the facts and circumstances, the IRS is authorized under Treas. Reg. §1.701-2, which we refer to as the “IRS anti-abuse rule,” to remedy the abuse. Our special counsel considered the IRS anti-abuse rule, as well as the possible application to us and our intended activities of potentially relevant judicial doctrines, including the step transaction, business purpose, economic substance, substance over form, and sham transaction doctrines, which, if applicable to us, would deny or limit our tax deductions and tax losses. Under these judicial doctrines, for example, tax deductions and losses from a transaction or investment generally will be disallowed if the transaction or investment has no economic substance apart from tax benefits. Special counsel, however, has expressed the opinion that we will possess the requisite profit motive under §183 of the Code, and the IRS anti-abuse rule in Treas. Reg. §1.701-2 and the potentially relevant judicial doctrines listed above will not have a material adverse effect on the tax consequences of an investment in us by a typical limited partner as described in special counsel’s opinions. In this regard, special counsel’s opinions are based in part on:

•

our general partner’s representation that our principal purpose is to conduct our business as described in this prospectus on a profitable basis to you and our other limited partners, apart from tax benefits; and

•	the abilities and experience of our general partner’s management. See the “Management” section of this prospectus and “Appendix B – Prior Performance Tables,” to this prospectus.

Interest and Penalties

Taxpayers must pay interest on underpayments of federal income taxes and the Code contains various penalties, including a penalty under §6662 of the Code equal to 20% of the amount of a substantial understatement of federal income tax liability. There is a substantial understatement of federal income taxes by a noncorporate taxpayer if the correct income tax, as finally determined, exceeds the income tax actually shown on his or her tax return by the greater of 10% of the correct tax or $5,000. A noncorporate taxpayer may avoid this penalty if the understatement was not attributable to a “tax shelter,” as that term is defined below, and there is or was substantial authority for the taxpayer’s tax treatment of the item that caused the understatement, or if the relevant facts were adequately disclosed on the taxpayer’s tax return and the taxpayer had a reasonable basis for the tax treatment of that item. However, in the case of an understatement that is attributable to a “tax shelter,” as that term is defined below, which may include us for this purpose, the penalty may be avoided only if there was reasonable cause for the underpayment and the taxpayer acted in good faith, or there is or was substantial authority for the taxpayer’s treatment of the item and the taxpayer reasonably believed that his or her tax treatment of the item was more likely than not the proper treatment. For purposes of this penalty, the term “tax shelter” includes a partnership if a “significant” purpose of the partnership is the avoidance or evasion of federal income tax. In this regard, because the IRS has not explained what a “significant” purpose of avoiding or evading federal income taxes means, our special counsel cannot express an opinion as to whether we are a “tax shelter” as defined by the Code for purposes of this penalty.

In addition, there is a 20% penalty under §6662A of the Code for a reportable transaction understatement of federal income taxes on a taxpayer’s personal federal income tax return for any tax year. This penalty is increased from 20% to 30%, and a “reasonable cause” exception to the penalty is not available, if the taxpayer fails to properly disclose his participation in a reportable transaction to the IRS, whether or not there actually is an understatement of federal taxes on the taxpayer’s return with respect to the reportable transaction. A reportable transaction understatement generally is the amount of the increase (if any) in taxable income resulting from the proper tax treatment of a tax item instead of the taxpayer’s treatment of the tax item on the taxpayer’s tax return, multiplied by the highest applicable income tax rate. A tax item is subject to these rules if it is attributable to:

•	any listed transaction (a transaction is a listed transaction if it is the same as, or substantially similar to, a transaction that the IRS has publicly determined is a tax avoidance transaction); and
•

any of four other types of reportable transactions, if a “significant” purpose of the transaction is federal income tax avoidance or evasion. As discussed above, because of a lack of clear legal authorities, special counsel is unable to render an opinion as to whether or not we would be deemed to have a significant purpose of tax avoidance.

One of the four types of reportable transactions noted above that are in addition to listed transactions, is a “loss transaction,” if a significant purpose of the transaction is federal income tax avoidance or evasion. Under Treas. Reg. §1.6011-4, a loss transaction, subject to certain exceptions, is any investment resulting in a partnership or any noncorporate partner of a partnership claiming:

•	a loss under §165 of the Code of at least $2 million in any single taxable year; or
•	$4 million in aggregate §165 losses in the taxable year that the investment is entered into and the five succeeding taxable years combined.

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For this purpose, a §165 loss includes certain amounts deductible under any provision of the Code that treats a transaction as a sale or other disposition or otherwise results in a deduction under §165. Losses under §165 from fire, storm or other casualty, theft or a compulsory or involuntary conversion are not taken into account in determining whether a transaction is a loss transaction. With respect to our intended activities, under IRS rulings a loss under §165 from the sale or exchange of our equipment, leases or secured loans would not be taken into account in determining whether we are a loss transaction type of reportable transaction if the asset we sold at a loss had not been separated from any portion of the income it generated and the basis of the asset (for purposes of determining the loss) was a qualifying basis. In this regard, our basis in our equipment, leases and secured loans (less adjustments for any allowable depreciation, amortization, or casualty loss) will be a qualifying basis if it is equal to, and is determined solely by reference to, the amount paid in cash by us for the asset. However, because we intend to securitize a significant portion of our equipment portfolio, any losses from the eventual sale of our equipment assets may not qualify for this exclusion from §165 losses for purposes of the reportable transaction rules if the securitization is treated by the IRS for this purpose as separating from a portion of the income they generated, as discussed above. Generally, an amount we paid in cash would not be disregarded merely because we issued a debt instrument to obtain the cash. However, if we issued a debt instrument to the person (or a related party) who sold the asset to us or assumed a debt instrument (or took an asset subject to a debt instrument) issued by the person (or a related party) who sold the asset to us, we would be treated as having paid cash for the asset only if the debt instrument was secured by the asset and all amounts due under the debt instrument were paid in cash no later than the time we sold the asset for which the loss was claimed.

Depending primarily on the dollar amount we have invested in our equipment portfolio (including the amounts of our borrowings and securitizations), the types of equipment investments and the sales or other dispositions we make of our equipment portfolio, it is possible (although not anticipated by us) that we could realize a §165 loss, or aggregate §165 losses, that would meet one or both of the dollar amount thresholds described above. Becoming a reportable transaction would not, by itself, mean that our tax treatment of our activities was improper or that there was a reportable transaction understatement of our taxable income or of the federal income taxes owed by you or our other limited partners on our taxable income. It would, however, increase the likelihood that the IRS would audit our annual information income tax returns. See the “Risk Factors – An IRS Audit of Our Annual Federal Information Tax Return May Result in Adjustments to, or An Audit of, Your Personal Income Tax Returns,” section of this prospectus. In each taxable year, if any, in which we determined we were a reportable transaction, we would be required to file an information return with the IRS. In addition, each material advisor to a reportable transaction, which would include our general partner if we ever determine that we are, or are reasonably likely to become, a reportable transaction, must maintain a list that identifies you and our other investors, and provides any other information required by the IRS concerning our limited partners’ investments in us. No filing by you and our other limited partners would be required unless your allocable share of our §165 losses separately met either the $2 million or the $4 million threshold amounts described above, or we become a reportable transaction for some reason other than §165 losses and you were deemed under the Code and the Treasury Regulations to have participated in us as a reportable transaction. Again, however, merely disclosing participation in a reportable transaction to the IRS when required to do so has no effect on the legal determination of whether any tax position we have taken is proper or improper. For individuals there is a $10,000 penalty for failing to disclose participation in a reportable transaction (other than a listed transaction for which the penalties are much greater) when required to do so, even if it is ultimately found by the IRS or the courts that there was no understatement of federal taxes with respect to the reportable transaction.

State and Local Taxation

Your share of our taxable income or loss generally must be included in determining your reportable income for state or local tax purposes in the jurisdiction where you reside, and other states in which we do business may require you and our other limited partners to file state income tax returns and may impose taxes on your pro rata share of our income derived from that state. In addition, we may be required to withhold state and local taxes on your share of our income or assets, regardless of whether we make cash distributions to you. Any tax losses generated by our operations in one state may not be available to offset income from our operations in other states. To the extent that you pay tax to a state by virtue of our operations within that state, you may be entitled to a deduction or credit against tax owed to your state of residence with respect to the same income. Your payment of these state and local taxes may be deductible by you for regular federal income tax purposes if you itemize your deductions (which will be offset to the extent of any refunds you receive of those taxes that you deducted in a prior year), but not for alternative minimum tax purposes. See “– Alternative Minimum Tax,” above.

Your personal federal, state and local income tax returns are your responsibility. It is not practical for our special counsel to evaluate the many different state and local tax laws that may affect you and our other limited partners as a result of our doing business in those states and localities, and our special counsel’s tax opinion letter does not include any opinion with respect to your potential liability for state and local taxes or tax return filing requirements. You are urged to seek advice based on your particular circumstances from an independent tax advisor to determine the effect state and local taxes, including gift and death taxes as well as income taxes and tax return filing requirements, may have on you in connection with this investment.

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Social Security Benefits and Self-Employment Tax

As a limited partner, your share of our income or loss will not be subject to self-employment tax. In addition, you will not earn any increased benefits under the Social Security Act by investing in us and if you are currently receiving Social Security benefits, your share of our taxable income will not be taken into account in determining any reduction in your Social Security benefits because of “excess earnings.”

Estate and Gift Taxation

There is no federal tax on lifetime or testamentary transfers of property between spouses. The gift tax annual exclusion amount is $12,000 per donee in 2007, which will be adjusted in subsequent years for inflation. Under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Tax Act”), the maximum estate and gift tax rate is 45% from 2007 through 2009. Estates of $2.0 million or less in 2007 and 2008, which increases to estates of $3.5 million or less in 2009, are not subject to federal estate tax to the extent those exemption amounts (i.e., unified credit equivalents) were not previously used, in whole or in part, by the decedent to reduce federal gift taxes on any lifetime gifts in excess of the applicable annual exclusion amount for gifts. Under the 2001 Tax Act, the federal estate tax will be repealed in 2010, and the maximum gift tax rate in 2010 will be 35%. In 2011, however, the federal estate and gift taxes are scheduled to be reinstated under the rules in effect before the 2001 Tax Act was enacted, which would decrease the unified credit and increase the tax rates.

Federal Tax Treatment of Foreign Investors

Our income generally will be subject to U.S. taxation in the hands of foreign investors, and foreign investors may be required to file a U.S. federal income tax return to report their respective shares of our income, gains, losses, and deductions. Additionally, we are required to withhold tax on each foreign investor’s share of our income, whether or not any cash distributions are made. We will deduct any amount required to be withheld from distributions otherwise payable to the foreign investor, and the foreign investor will be liable to repay us for any withholdings in excess of the distributions to which he or she is otherwise entitled. Foreign investors are urged to seek advice based on their particular circumstances from an independent tax advisor regarding the applicability of these rules and the other tax consequences of an investment in us.

Federal Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations

Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans and individual retirement accounts (“IRAs”), generally are exempt from federal income tax. However, any unrelated business taxable income (“UBTI”) received by an otherwise tax-exempt entity, plan or trust that exceeds $1,000 in any taxable year is subject to an unrelated business income tax. Other charitable and tax-exempt organizations in addition to those listed above, may also be subject to tax on UBTI. If a tax-exempt entity purchases our units, most of its share of our net income, if any, in a given year will be UBTI. In addition, if a charitable remainder trust has any UBTI, then all of its otherwise non-taxable income will be subject to tax. We urge tax-exempt entities considering the purchase of our units to seek advice based on their particular circumstances from an independent tax advisor regarding the tax consequences to them of investing in us, including the likelihood of their incurring or increasing any UBTI.

Changes in the Law

Your investment in us may be affected by changes in the tax laws. For example, in 2003 the top four federal income tax brackets for individuals were reduced through December 31, 2010, including reducing the top bracket to 35% from 38.6%. The lower federal income tax rates will reduce to some degree the amount of taxes you can save by virtue of your share of our deductions and losses in any taxable year. On the other hand, the lower federal income tax rates also will reduce the amount of federal income tax liability incurred by you on your share of our net income in any taxable year. However, the federal income tax brackets discussed above may be changed again, even before 2011, and other changes in the tax laws could be made that would have an adverse effect on your anticipated tax benefits from an investment in us.

You are urged to seek advice based on your particular circumstances from an independent tax advisor with respect to the impact of recent legislation on your investment in us and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in us.

INVESTMENT BY QUALIFIED PLANS

Fiduciaries under ERISA

Under the federal law commonly known as ERISA, fiduciaries of qualified plans must act solely for the benefit of the plan’s participants and beneficiaries. A fiduciary must:

•	perform its duties with the skill, prudence and diligence of a prudent person;

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•	diversify the plan’s investments so as to minimize the risk of large losses; and
•	act in accordance with the plan’s governing documents.

Fiduciaries include anyone who exercises any control over the management or the funds or other property of the plan. In addition, a plan participant who exercises control over his or her individual account in the qualified plan under a self-directed investment arrangement will generally be held responsible for the consequences of his or her investment decisions. Also, some qualified plans of sole proprietorships, partnerships and closely-held corporations are generally not subject to ERISA’s fiduciary duty rules, although they, as well as IRAs and self-directed accounts, are subject to the IRS’s prohibited transaction rules, which are discussed below. IRAs generally are not subject to ERISA’s fiduciary duty rules.

We urge each potential investor in us who is subject to ERISA’s fiduciary duty rules with respect to a qualified plan to consider those rules in the context of the particular circumstances of the qualified plan before making an investment in us.

Prohibited Transactions

ERISA and the Code prohibit qualified plans and IRAs from engaging in certain transactions involving assets of the qualified plan or IRA, which are referred to as “prohibited transactions,” with certain parties, which are referred to as “disqualified persons.” Disqualified persons include:

•	fiduciaries of the qualified plan or IRA;
•	officers, directors and certain shareholders and other owners of the company sponsoring the qualified plan; and
•	persons and legal entities sharing certain family or ownership relationships with other disqualified persons.

In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules. Types of prohibited transactions include:

•	direct or indirect transfers of a qualified plan’s or IRA’s assets to a disqualified person;
•	the use of a qualified plan’s or IRA’s assets by a fiduciary for his or her personal benefit; and
•	a fiduciary receiving cash or other consideration for his or her own benefit from a third-party in connection with a transaction involving the assets of the qualified plan or the IRA.

Under ERISA, a disqualified person that engages in a prohibited transaction must return any profits to the plan and pay back any losses to the plan. Also, the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA. These prohibited transactions generally must be undone by the disqualified person to avoid additional penalties. In addition, if a taxpayer engages in a prohibited transaction with an IRA in which he or she is a beneficiary, the IRA will cease being an IRA and all of its assets will be treated as if they had been distributed to the taxpayer in the year in which the prohibited transaction occurred.

Subject to the rules discussed below, in order to avoid the occurrence of a prohibited transaction under the Code or ERISA, our units may not be purchased by a qualified plan or an IRA with funds or other assets for which we or any of our affiliates are fiduciaries.

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Plan Assets

In some circumstances, ERISA applies a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested are deemed to be the assets of the qualified plan or the IRA itself. If our assets were determined to be plan assets, then fiduciaries of the qualified plans and IRAs that purchased our units might be subject to liability for actions that we take. In addition, some of the transactions described in this prospectus in which we might engage, including transactions with our affiliates, may be prohibited transactions, even if the original purchase of our units by the plan or IRA was not a prohibited transaction. Moreover, fiduciaries of qualified plans or IRAs subject to ERISA’s fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to us by investing in us. ERISA, however, exempts certain investments from the look-through rule. Under the Department of Labor’s current regulations, our assets will not be treated as plan assets of our qualified plan or IRA limited partners if:

•	our units a re publicly offered, which means that our units must be “freely transferable,” as that term is defined by ERISA;
•	less than 25% of our units are owned by qualified plans, IRAs, and certain other employee benefit plans; or
•	we are an operating company.

We cannot be certain that our units will be deemed to be freely transferable, or that we will be deemed to be an operating company, because those issues involve factual determinations. Therefore, we will rely on the “less than 25%” ownership exemption, and we will ensure that qualified plans, IRAs, and certain other employee benefit plan investors at all times own less than 25% of the total number of our outstanding units. In making this determination, we will, as provided in the Department of Labor’s regulations, disregard the value of any units held by our general partner, any person who provides investment advice for a fee with respect to our assets, and any affiliate of those persons.

Other ERISA Considerations

In addition to the considerations described above in connection with the “plan asset” issue, a fiduciary’s decision to cause a qualified plan or IRA to purchase our units should involve, among other factors, considerations that include whether:

•

the purchase is prudent in light of the illiquid nature of our units and potential minimum required distributions from the plan or IRA, see the “Risk Factors – Your Ability to Dispose of Your Investment in Us Will Be Limited” section of this prospectus;

•	the investment will provide sufficient cash distributions in light of the qualified plan’s likely required benefit payments and other needs for liquidity;
•

the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on unrelated business taxable income derived from us; and

•

the fair market value of our units will be sufficiently ascertainable, and with sufficient frequency, to enable the qualified plan or IRA to value its assets in accordance with the rules and policies applicable to the qualified plan or IRA.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION

We have not yet begun operations and will depend on the proceeds of this offering of our units to carry on our proposed activities. We intend to use the offering proceeds, after paying dealer-manager fees, sales commissions, the bona fide accountable due diligence reimbursements, the organization and offering expense allowance and other permitted fees and establishing a working capital reserve, to purchase and lease equipment, finance secured loans and purchase portfolios of equipment subject to existing leases. We will seek to finance approximately 80% of the purchase price of our equipment by borrowing funds through warehouse loan and CP conduit facilities as well as through term note securitizations. However, as of the date of this prospectus we have no arrangements with, or commitments from, any lender to provide financing to us. To the extent that our offering proceeds are less than the maximum, or we are unable to obtain warehouse or CP conduit financing or engage in term note securitization financings, our ability to diversify our investments will be reduced, which could reduce the return on your investment in us.

Initially, we intend to establish working capital reserves of approximately 1% of our offering proceeds, which we believe will be sufficient to satisfy our liquidity requirements. However, our operating costs will adversely affect our liquidity and to the extent that our working capital reserves are insufficient to satisfy our cash requirements, we will be required to obtain additional funds through third-party financing, which may not be available on terms acceptable to us or at the times when we need it.

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Fluctuations in prevailing interest rates will affect us, because the cost of capital as reflected in interest rates is a significant factor in determining the market rate for our equipment leases and secured loans and the cost of the funds we intend to borrow to increase the size of our portfolio. Higher interest rates will:

•	increase our borrowing costs;
•	reduce our yield on leveraged investments;
•	reduce the amount of financing we may be able to obtain because of a reduction in value of our fixed-rate equipment leases and secured loans; and
•	possibly, reduce the desirability of using leverage to increase the size of our portfolio.

Interest rate changes generally will result in corresponding changes in rates on new equipment leases and secured loans as well as variable rate financing or new financing. Except as discussed above, interest rate fluctuations would generally have little or no effect on existing equipment leases as their rates would generally be fixed.

We expect that our warehouse and CP conduit borrowings will have variable interest rates and that some or all of any term note securitizations we may obtain will also have variable rates. Because warehouse debt is short-term, we do not believe it carries material interest rate risk. However, we will seek to manage interest rate risk in any CP conduit or variable rate term note securitization by engaging in hedging transactions that would have the effect of fixing our interest rate on those obligations.

SUMMARY OF OUR PARTNERSHIP AGREEMENT

The following is a brief summary of the material provisions of our amended and restated agreement of limited partnership that are not covered elsewhere in this prospectus. The partnership agreement sets out the terms and conditions on which we will conduct our business and affairs, including the rights and obligations of you and our other limited partners. A copy of our partnership agreement is included as Appendix A to this prospectus. You should study the entire partnership agreement carefully before purchasing our units.

General

We are a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act with LEAF Asset Management, LLC as our general partner. Our registered office and principal place of business in Delaware is 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801. Our general partner’s principal place of business is 1818 Market Street, 9th Floor, Philadelphia, Pennsylvania 19103. We may change our principal place of business by written notice to you.

Our term began when we filed a certificate of limited partnership with the Delaware Department of State in May 2006. Under our partnership agreement, we will terminate at midnight on December 31, 2031, or earlier if a dissolution event occurs as described in “– Events Causing Dissolution,” below. However, our general partner anticipates that our actual term before we cease operations as a limited partnership and liquidate our assets will be much shorter, approximately 9 years after the date of this prospectus. See the “Risk Factors – Your Ability to Dispose of Your Investment in Us Will Be Limited,” section of this prospectus.

Capital Contributions

Our general partner contributed $1,000 in cash as its capital contribution to us in exchange for a 1% interest in our income, losses and cash distributions. Each limited partner will contribute $100 to our capital for each unit purchased, other than the original limited partner and the limited partners (including our general partner and its affiliates) who purchase units with the price discounts described in the “Plan of Distribution” and “How to Subscribe” sections of this prospectus. You and our other limited partners are not obligated to make additional capital contributions to us, except as described below under

“– Limited Liability of Limited Partners.”

Powers of our General Partner

Except as otherwise specifically provided in our partnership agreement, our general partner will have complete and exclusive discretion in the management of our business. You will not be permitted to participate in our management. Except to the extent limited by Delaware law, our general partner may delegate any or all of its duties under the partnership agreement to another person, including any of its affiliates. The partnership agreement designates our general partner as our tax matters partner and authorizes and directs it to represent us and you and our other limited partners in connection with all examinations of our affairs by tax authorities and any resulting administrative or judicial proceedings, and to expend our funds in doing so.

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Liability of Our General Partner

Our general partner will be liable for all of our general obligations to the extent we do not pay them. However, our general partner will not have any personal liability for:

•	obligations that are specifically nonrecourse to us; or
•	the repayment of your capital contribution.

Limited Liability of Limited Partners

Our units are not assessable, and you will not have any personal liability for any of our obligations or liabilities. You will only be liable for our obligations and liabilities to the extent of your capital contribution and your pro rata share of our undistributed profits and other assets. However, if you participate in the management or control of our affairs, you may be deemed to be acting as a general partner and you may lose your limited liability as against third-parties who reasonably believe, in doing business with us, that you are a general partner. In addition, Delaware law provides that you may be liable to us for a distribution we make to you if, after giving effect to the distribution, our liabilities exceed the fair value of our assets.

Withdrawal or Removal of Our General Partner

Our general partner may not voluntarily withdraw as our general partner without:

•	60 days’ advance written notice to you and our other limited partners;
•	obtaining an opinion of counsel that the withdrawal will not cause our termination as a limited partnership or materially and adversely affect our federal tax status as a partnership; and
•	the selection of a substitute general partner, and the acceptance of its appointment as our substitute general partner by limited partners owning a majority of our units.

Our general partner may be removed by limited partners owning a majority of our units. Neither our general partner nor any of its affiliates may participate in any vote by our limited partners to remove our general partner as general partner.

Consequences of Withdrawal or Removal of Our General Partner

On the withdrawal or removal of our general partner, we must pay our general partner the fair market value of its partnership interest, plus or minus, as the case may be, accrued but unpaid fees owed to our general partner by us and the difference between any other amounts owed to our general partner by us and amounts owed to us by our general partner. The method of payment must be fair and protect our solvency and liquidity. The method of payment is deemed fair if:

•	in a voluntary withdrawal, it provides for a non-interest bearing unsecured promissory note with principal payable only from distributions our general partner otherwise would have received; or
•

in an involuntary removal, it provides for a rate of interest equal to the lesser of the rate we would obtain from an unrelated bank lender for an unsecured 60-month loan or the “Prime Rate” of interest published in the Money Rates section of the Wall Street Journal, plus 4%, and provides for payment of principal and interest in 60 equal monthly installments.

Liability of Withdrawn or Removed General Partner

After the withdrawal or removal of our general partner as our general partner, it will remain liable for all obligations and liabilities incurred by it or by us while it was acting as our general partner and for which it was liable as our general partner. Our general partner will be free of any obligation or liability arising from our activities after the time its withdrawal or removal becomes effective.

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Transfer of Units

There is no public or secondary market for our units, and we do not expect that a market will develop. Generally, you may transfer or assign your units to any person, whom we call an assignee, only if you satisfy the following conditions:

•	you and the assignee sign a document that our general partner reasonably determines satisfies the following:
•	states your intention that the assignee is to become a substitute limited partner, if that is the case;
•	shows that there is a legal transfer and binds the assignee to all of the terms and provisions of our partnership agreement;
•

includes a representation by both you and the assignee that the assignment or transfer complies with all applicable laws, including the applicable minimum investment and investor suitability requirements under state securities laws; and

•	the assignee pays us a fee that will not exceed $150 for our expenses.

Also, unless our general partner consents, no units may be assigned:

•	to a minor or incompetent unless a guardian, custodian or conservator has been appointed for the person;
•	to any person if, in our counsel’s opinion, the assignment would terminate our taxable year or adversely affect our status as a limited partnership for federal income tax purposes;
•

to any person if, in our counsel’s opinion, the assignment would affect our existence or qualification as a limited partnership under Delaware law or the laws of any other jurisdiction in which we conduct business;

•	to any person not permitted, in our counsel’s opinion, to be an assignee under applicable law, including federal and state securities laws;
•	if the assignment is for less than 50 units unless the assignment is for all of your units;
•	if the assignment would result in your keeping a portion of your units that is less than the greater of:
•	50 units; or
•	the minimum number of units required to be purchased under the minimum investment standards applicable under the state securities laws to your initial purchase of units; or
•

if, in our counsel’s opinion, the effect of the assignment would be to cause the equity participation in us by certain benefit plan investors to equal or exceed 25% of our total outstanding units at any time.

Any attempt to assign or transfer units in violation of our partnership agreement or applicable law will be ineffective. We will recognize assignments of units as of the last day of the month in which all conditions to the assignment have been satisfied, and we will amend our partnership agreement at least quarterly to effect the substitution of substitute limited partners.

In addition, our partnership agreement provides that so long as there are adverse federal income tax consequences from being treated as a publicly traded partnership, in our counsel’s opinion, we will not permit any interest in a unit to be assigned or sold which does not meet at least one of the “secondary market” safe harbors set forth in the Treasury Regulations. Under these rules, for example, any transfer that would cause the total of all unit transfers or assignments in a taxable year to exceed 2% of our total capital or profits interests, excluding exempted private transfers, would be prohibited. We anticipate that the “private transfers” and the 2% “lack of actual trading” safe harbors will be the only safe harbors potentially available to you and our other limited partners. For a more detailed summary of these safe harbors, see the “Federal Income Tax Consequences – Partnership Classification” section of this prospectus. If we determine that a purported transfer or assignment of a unit was effected on a secondary market, we have the right to refuse to recognize the proposed sale and to take any action we deem necessary or appropriate so that the proposed sale is not in fact recognized. Also, you must provide us with all information with regard to any transfer or assignment of your units (or any proposed transfer or assignment of your units) that we deem necessary to determine whether it occurred or will occur on a secondary market.

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Redemption of Units

We are permitted by the partnership agreement to redeem your units on your request at any time. However, any redemption of units is in our general partner’s sole discretion. For a more complete discussion of the redemption of units, you should read the “Redemption of Units” section of this prospectus.

Books and Records

We will maintain our books and records at our general partner’s principal office. You will have the right to have a copy of a list of our limited partners (the “Participant List” described below) mailed to you for a reasonable copying charge. However, you must first certify that the list will not be:

•	reproduced and sold to another party;
•	used for any commercial purpose unrelated to your interest in partnership matters; or
•	used for an unlawful purpose.

The Participant List is an alphabetical list of the names, addresses, and business telephone numbers of our limited partners along with the number of units held by each of them. The Participant List is maintained as part of our books and records, and will be updated at least quarterly to reflect changes in the information it contains.

If we or our general partner neglect or refuse to exhibit, produce, or mail a copy of the Participant List as requested, our general partner will be liable to any limited partner requesting the list for the costs, including attorneys’ fees, incurred by that limited partner for compelling the production of the Participant List, and for actual damages suffered by any limited partner by reason of such refusal or neglect. It is a defense that the actual purpose and reason for the request for inspection or for a copy of the Participant List is to secure the Participant List or other information for the purpose of selling the list or copies of the list, or using the list or other information for a commercial purpose other than in the interest of the applicant as a limited partner relative to our affairs. Thus, our general partner will require the limited partner requesting the Participant List to first represent that the list is not being requested for a commercial purpose unrelated to the limited partner’s interest in us. The remedies provided to our limited partners requesting copies of the Participant List are in addition to, and do not in any way limit, other remedies available to our limited partners under federal law or the laws of any state.

In addition, you or your representative will have the right, on written request, subject to reasonable notice and at your own expense, to inspect and copy at our general partner’s principal office any other partnership books and records that we maintain.

Meetings of Limited Partners

There will be no annual or other periodic meetings of the limited partners. However, a meeting of our limited partners must be called by our general partner following its receipt of written request(s), either in person or by registered mail, for a meeting on any matter on which our limited partners may vote from limited partners holding 10% or more of the then outstanding units. Every request by our limited partners for a meeting must state with reasonable specificity the purpose(s) for which the meeting is to be held and the text of any matter, resolution or action proposed to be voted on by our limited partners at the meeting. Within 10 days following the receipt of the request, our general partner will give notice to all limited partners of the meeting in the manner and for a time and place as specified in our partnership agreement. In addition, our general partner may, and if so requested by our limited partners in the manner described above, must, submit the proposed matter, resolution or action for action by consent of our limited partners, in lieu of a meeting. Also, our general partner may call meetings of our limited partners at any time. However, in lieu of a meeting, any matter that could be voted on at a meeting of our limited partners may be submitted for action by consent of our limited partners.

Voting Rights of Limited Partners

Limited partners owning a majority of our units may take action on any of the following matters without our general partner’s concurrence:

•	an amendment of the partnership agreement, subject to certain limitations discussed in “– Amendment by Limited Partners Without Our General Partner’s Concurrence,” below;

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•	our dissolution;
•	the removal of our general partner and the election of one or more substitute general partners;
•

the sale of all or substantially all of our assets, except in connection with securitization financings or sales in the ordinary course of liquidating our investments after the reinvestment period; and

•

the cancellation of any contract for services to us with our general partner or its affiliates, subject to certain exceptions such as the Origination and Servicing Agreement, without penalty on 60 days notice.

Our general partner and its affiliates may not vote or consent on matters submitted to our limited partners regarding the removal of our general partner or regarding any transaction between us and our general partner or any of its affiliates. In determining the requisite percentage of units necessary to approve a matter on which our general partner or its affiliates may not vote or consent, any units owned by our general partner or its affiliates cannot be included in either the numerator or the denominator.

Limited partners who dissent from any matter approved by limited partners owning a majority of our units are bound by the vote and do not have a right to appraisal or automatic repurchase of their units.

Amendment by Limited Partners Without Our General Partner’s Concurrence

Amendments of our partnership agreement by our limited partners without our general partner’s concurrence may not allow our limited partners to take part in the control or management of our business, or contract away our general partner’s fiduciary duties to our limited partners. In addition, any proposed amendment of the partnership agreement that would:

•	change how our partnership agreement can be amended, will require the consent of all of our limited partners;
•	alter the rights, powers, duties or obligations of our general partner, will require our general partner’s consent; or
•

adversely affect any partner’s share of our cash distributions or allocations of income or loss, other than in connection with the sale of our units in this offering, will require the consent of each partner affected by the change.

Amendment by Our General Partner Without the Consent of the Limited Partners

Our general partner may, without the consent of you and our other limited partners, amend our partnership agreement for the benefit or protection of you and our other limited partners, including any one or more of the following:

•	adding to our general partner’s duties or obligations, or surrendering any of its rights or powers;
•	curing any ambiguity in, or correcting or supplementing any provision of, our partnership agreement;
•	preserving our status as a limited partnership for federal income tax purposes;
•	deleting or adding any provision that the SEC or any other regulatory body or official requires to be deleted or added; or
•	changing our name or the location of our principal office.

Events Causing Dissolution

We will dissolve when any of the following events occurs:

•	withdrawal or removal of our general partner if a substitute general partner has not been admitted;
•	our dissolution is approved on a vote of limited partners owning a majority of our units;

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•	the sale of all or substantially all of our assets other than in connection with a financing transaction, such as a securitization;
•	the expiration of our term; or
•	any other event which would cause us to dissolve under Delaware law.

Liquidation

When a dissolution event occurs, we will liquidate our investments and other assets and we will distribute the proceeds, after we pay our debts and expenses, to our partners in accordance with their percentage ownership in us. Our existence will terminate once we have paid all our debts and expenses and made final distributions to our partners. You are not guaranteed the return of, or a return on, your investment in us as a result of any of these distributions.

Roll-Up Transactions

We may enter into a “roll-up” transaction only on the vote or consent of limited partners owning a majority of our units and on satisfaction of certain other conditions described below. A “roll-up transaction” generally is a transaction involving the acquisition, merger, conversion or consolidation of us, as a partnership, with an entity created by, or surviving, the transaction (the “roll-up entity”), and the issuance of securities by the roll-up entity. The term “roll-up” does not cover specified transactions, including our conversion into a different legal form, if there will be no significant adverse change in unit voting rights, our term, the compensation we pay our general partner and its affiliates, our investment objectives or the federal income tax consequences of owning a unit.

In order for us to enter into a proposed roll-up transaction, the additional conditions set forth below must be met.

•	All of our assets must be appraised by a competent, independent expert, which our partnership agreement defines as a person with no material current or prior business or personal relationship with our general partner or its affiliates who is engaged to a substantial extent in the business of rendering appraisals and who is qualified to perform the work. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal must be filed with the SEC and the states as an exhibit to the registration statement for the offering. Our assets must be appraised on a consistent basis, and the appraisal must be based on an evaluation of all relevant information and indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal must assume an orderly liquidation of our assets over a 12 month period. The terms of the engagement of the independent expert must clearly state that the engagement is for the benefit of us and our limited partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, must be included in a report to our limited partners in connection with the proposed roll-up transaction.
•	The sponsor of the proposed roll-up transaction must offer to our limited partners who vote “no” on the proposal the option of either:
•	accepting the roll-up securities; or
•	one of the following:
•	remaining as limited partners in us on the same terms and conditions as existed previously; or
•	receiving cash equal to the limited partner’s pro rata share of the appraised value of our net assets.
•

We may not participate in any proposed roll-up transaction that would result in our limited partners having voting rights that are less than those provided for under our partnership agreement. If the roll-up entity is a limited partnership, the voting rights of our limited partners must correspond to the voting rights provided for in our partnership agreement to the greatest extent possible.

•

We may not participate in any proposed roll-up transaction that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity). We may not participate in any proposed roll-up transaction that would limit the ability of a limited partner to exercise the voting rights of that limited partner’s securities of the roll-up entity on the basis of the number of our units held by that limited partner.

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•	We may not participate in any proposed roll-up transaction in which our limited partners’ rights of access to the records of the roll-up entity would be less than those provided for under our partnership agreement.
•	We may not participate in any proposed roll-up transaction in which any of the costs of the transaction would be borne by us if the roll-up transaction is not approved by our limited partners.

REDEMPTION OF UNITS

Redemption Price of Units

Your units are illiquid and can be redeemed by us only if the redemption provisions in our partnership agreement, which are summarized below, are met. If we do redeem your units, which is in our general partner’s sole discretion, the redemption price for your units will depend on when you present your units for redemption. If you present your units for redemption:

•	during the offering period, the redemption price will equal $89.50 per unit for units purchased at the Distribution Investment Unit Price with your distributions from us, LEAF I or LEAF II, if any, and $93 per unit for all other units, less distributions paid to you;
•

during the five year portion of the reinvestment period after the final closing date of this offering, the redemption price will equal $91.50 per unit for units purchased at the Distribution Investment Unit Price with your distributions from us, LEAF I or LEAF II, if any, and $95 per unit for all other units, plus a 4% annual return for each full twelve-month period in which you were a limited partner, less distributions paid to you; or

•

during the liquidation period, the redemption price will equal the equity for one unit as set forth on our balance sheet in our most recent periodic report filed with the SEC before your redemption request, less distributions paid to you since the date of the balance sheet.

The redemption price for your units is unlikely to reflect the fair market value of your units at the time of redemption, particularly during the liquidation period. You may realize a greater return by holding on to your units for the duration of our term.

Procedure for Redemption of Units

To redeem your units, you must send us a written request in a form satisfactory to us. The request must be signed by all of the owners of the units. We will consider redemption requests to have been made on the earlier of the date the request is personally delivered with receipt acknowledged; or mailed by certified mail, return receipt requested, postage prepaid, at our general partner’s address set forth in this prospectus. We will accept or deny redemption requests quarterly.

Restrictions on Redemption of Units

We have no obligation to redeem your units, and will do so only in our general partner’s sole discretion. Beginning when you are admitted as a limited partner and at any time thereafter, you may request that we redeem your units. In any calendar year, we will not redeem any units that, in the aggregate, together with all other transfers of units made to date during the calendar year, subject to certain exceptions, exceed 2% of our total capital or profits interests, or that we reasonably believe might exceed 2% of our total capital or profits interests, as of the last day of the calendar year. This limitation is required so that we will not be treated as a publicly traded partnership for tax purposes. If we believe that the 2% limitation may be reached before year-end, we may redeem only a portion, or none, of the units for which redemption is sought, and we may decide to allocate, at the date of request or later in the year, redemption capacity based on the financial hardship of the limited partners requesting redemption.

In addition, we will not redeem units if, in our general partner’ s sole discretion, we do not have sufficient cash on hand. We intend to reinvest a substantial portion of our revenues during the reinvestment period, which begins with the initial closing date in this offering and ends five years after the final closing date of this offering. Also, we will not be redeem units if the redemption would impair our capital or our operations, which our general partner will decide in its sole discretion. Cash used to redeem units will reduce our cash available for making investments, reinvestments and distributions to our remaining limited partners. If we receive requests to redeem more units than there are funds available to redeem, we expect to give priority:

•	first, to hardship redemptions (e.g., requests arising from death, major medical expense, family emergency, disability, a material loss of family income, etc.);

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•	second, to provide liquidity for IRAs or qualified plans to meet required distributions; and
•	third, to all other redemption requests.

Consequences of Redemption of Units

If we redeem all of your units, then you will no longer be a limited partner and you will have no interest in us. However, a redemption of all of your units will not release you from liability to us to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law. Also, any gain realized by you on the redemption of your units, if you held them as a capital asset and held them for more than one year, generally will be a capital gain, but your gain may be treated as ordinary income to the extent of your share of:

•	depreciation recapture on our equipment leased to others under operating leases;
•	our substantially appreciated inventory items; and
•	our unrealized receivables.

See the “Federal Income Tax Consequences – Sale or Other Disposition of Units” section of this prospectus.

You are urged to seek advice based on your particular circumstances from an independent tax advisor with respect to the tax consequences to you of a redemption of your units.

REPORTS TO LIMITED PARTNERS

Tax Reports

By March 15 of each year, we will send you a statement of your share of our income, gains, losses, deductions and credits, if any, for the previous calendar year just ended to enable you to prepare your income tax returns.

Annual Reports

Within 120 days after the end of each year, we will send you an annual report that will include:

•	Our audited financial statements for the fiscal year, including a balance sheet and related statements of operations, cash flows and changes in partners’ equity, accompanied by an auditor’s report containing an opinion of our accountants.
•	A breakdown, by source, of distributions made during the year to you and to our general partner.
•

A status report with respect to each item of equipment that individually represents at least 10% of the aggregate purchase price of our investments at the end of the year, including information relevant to the condition and use of the equipment.

•	A detailed statement of:
•	the services rendered and compensation paid, and any amounts reimbursed, to our general partner and its affiliates; and
•	a summary of the terms and conditions of any contract with our general partner or its affiliates that was not filed as an exhibit to the registration statement of which this prospectus forms a part.
•

The allocation prepared by our general partner of the costs and expenses reimbursed by us to our general partner and its affiliates will be included within the scope of our annual audit by independent public accountants.

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•

Until all amounts contributed to our capital by you and our other limited partners have been invested or committed to investment and reserves, used to pay permitted fees or returned to you and our other limited partners in accordance with our partnership agreement, information regarding investments made by us during the fiscal year.

•	A customer account statement.

Quarterly Reports

Within 60 days after the end of each of the first three quarters in each year, we will send you an interim report for the quarter that will include:

•	Either:
•	our unaudited financial statements for the quarter, including a balance sheet and related statements of operations, cash flows and changes in partners’ equity; or
•	if our units are registered under Section 12(g) of the Securities Exchange Act of 1934, a copy of our Quarterly Report on Form 10-Q filed by us with the SEC.
•	A detailed statement of:
•	the services rendered and compensation paid, and any expenses reimbursed, to our general partner or its affiliates, and
•	a summary of the terms and conditions of any contract with our general partner or its affiliates that was not filed as an exhibit to the registration statement of which this prospectus forms a part.
•

Until all amounts contributed to our capital by you and our other limited partners have been invested or committed to investment and reserves, used to pay permitted fees or returned to you and our other limited partners in accordance with our partnership agreement, information regarding investments made by us during the quarter.

Reports to State Securities Laws Administrators

Our general partner will submit to all state securities law administrators, including Arizona, California and Ohio, any information concerning us that the administrators require, including, but not limited to:

•	reports and statements required by our partnership agreement to be distributed to you and our other limited partners; and
•

reports required to be filed with the administrators under the applicable state securities laws, regulations or policies, which may include copies of our SEC filings under the Securities Exchange Act of 1934.

PLAN OF DISTRIBUTION

Commissions

Our units will be offered on a “best efforts” basis by Chadwick Securities, Inc., which is an affiliate of our general partner, acting as dealer-manager, and by other selected registered broker/dealers that are members of the NASD, acting as selling dealers. Chadwick Securities, Inc. was formed for the purpose of serving as dealer-manager of partnerships sponsored by its affiliates and became an NASD member firm in 2005. This is the first offering in which Chadwick Securities, Inc. has served as dealer-manager. As of the date of this prospectus, however, the president, other officers and other associated persons of Chadwick Securities, Inc. have experience with a broker/dealer serving as the dealer-manager of limited partnership offerings. All of these associated persons of Chadwick Securities, Inc. were previously associated with Anthem Securities, Inc. when Anthem Securities served as the dealer-manager of LEAF Financial’s two previous equipment leasing and financing programs and other limited partnership offerings sponsored by other indirect subsidiaries of Resource America or its former subsidiary, Atlas America, Inc. In this regard, Atlas America was a subsidiary of Resource America until 2005, when Resource America completed a spin-off of Atlas America, Inc. and its subsidiaries, which included Anthem Securities.

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The dealer-manager will manage and oversee the offering of our units as described above. Best efforts generally means that the dealer-manager and selling dealers will not guarantee that a certain number of units will be sold in this offering. Although the dealer-manager may participate in this offering on the same basis as the selling dealers, it does not anticipate that it will directly sell a material number of units. No selling dealers have been identified as of the date of this prospectus.

Units also may be sold by the officers and directors of our general partner in those states where they are licensed to sell our units or are exempt from such licensing requirements. All offers and sales of units by our general partner’s officers and directors will be made under the SEC safe harbor from broker/dealer registration provided by SEC Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the “Act”).

We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our units. Subject to the exceptions described below and in the “How to Subscribe” section of this prospectus, the dealer-manager will receive on each unit sold:

•	a 3% dealer-manager fee;
•	a 7% sales commission; and
•	an up to .5% reimbursement of the selling dealers’ bona fide accountable due diligence expenses.

All of the sales commissions will be reallowed to the selling dealers except sales commissions payable for units sold directly by the dealer-manager, and all of the up to .5% reimbursement of the selling dealers’ bona fide accountable due diligence expenses will be reallowed by the dealer-manager to the selling dealers. With respect to the up to .5% reimbursement of a selling dealer’s bona fide accountable due diligence expenses, any bill presented by a selling dealer to Chadwick Securities, Inc. for reimbursement of costs associated with the selling dealer’s due diligence activities must be for actual costs, including overhead, incurred by the selling dealer and may not include a profit margin. It is the responsibility of our general partner and Chadwick Securities, Inc. to ensure compliance with the above guideline. If the selling dealer provides Chadwick Securities, Inc. a detailed and itemized bill for actual due diligence expenses that is in excess of .5%, then the excess over .5% will not be included within the NASD’s 10% underwriting compensation guideline, but instead will be included within the NASD’s 4.5% organization and offering costs guideline under NASD Conduct Rule 2810. In this regard, the excess will be allocated to issuer costs only if a detailed and itemized invoice is submitted to our general partner.

Out of its 3% dealer-manager fee, the dealer-manager may pay selling dealers a marketing fee for their assistance in marketing this offering and coordinating their sales efforts with those of the dealer-manager in an amount equal to up to 1% of the purchase price of each unit sold by them. The dealer-manager also will have the right, but not the obligation, to use a portion of its dealer-manager fee to provide the selling dealers with, or reimburse them for, permissible non-cash compensation under NASD Conduct Rule 2810, which includes the following:

•	an accountable reimbursement for certain expenses related to bona fide training and education meetings for associated persons of the selling dealers;
•	gifts that do not exceed $100 per person per year, and are not preconditioned on achievement of a sales target;
•

an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment that is neither so frequent nor so extensive as to raise any question of propriety, and is not preconditioned on achievement of a sales target; and

•

contributions to a non-cash compensation arrangement between a selling dealer and its associated persons, provided that neither we, our general partner nor the dealer-manager may directly or indirectly participate in the selling dealer’s organization of a permissible non-cash compensation arrangement.

The dealer-manager is responsible for ensuring that all non-cash compensation arrangements comply with NASD Conduct Rule 2810.

Our general partner also is using the services of wholesalers who are employed by it or its affiliates and are registered through Chadwick Securities, Inc. These individuals receive salaries and expense reimbursements in connection with this offering and also will receive commissions for subscriptions obtained through their efforts, which will be paid from the dealer-manager fee. The dealer-manager will retain the remainder of the dealer-manager fee that is not reallowed to the wholesalers, paid to the selling dealers as a marketing fee, or provided or reimbursed to the selling dealers as permissible non-cash compensation.

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This offering will be made in compliance with NASD Conduct Rule 2810 and all compensation, including permissible non-cash compensation, paid to broker/dealers and wholesalers, regardless of the source, will be limited to 10% of our gross offering proceeds plus the up to .5% reimbursement for bona fide accountable due diligence expenses on each unit sold. Also, this offering will be made in compliance with NASD Conduct Rule 2810(b)(2)(C) and the broker/dealers and wholesalers will not execute a transaction for the purchase of units in a discretionary account without the prior written approval of the transaction by the customer.

Subject to the following, you and our other investors will pay $100 per unit and generally will share in our income, losses, and cash distributions based on your respective number of units. However, the subscription price for:

•	our general partner, its officers, directors, and affiliates;
•	investors who buy units through the officers and directors of our general partner;
•	registered investment advisors, and clients of registered investment advisors who are paid a percentage of assets under management instead of a sales commission on the sale of our units; and
•	the dealer-manager, selling dealers and their registered representatives and principals;

will be reduced by an amount equal to the 7% sales commission, which will not be paid with respect to those sales. In addition, when you subscribe for the minimum investment amount of $5,000 (50 units) you also may elect on your subscription agreement to have your distributions from us invested in additional units during the period we are offering our units for sale, to the extent units are available for purchase, without a minimum investment amount for the additional units and at the Distribution Investment Unit Price. Also, unless you are a resident of Massachusetts, Minnesota or Ohio, if you previously invested in Lease Equity Appreciation Fund I, L.P. (“LEAF I”) or Lease Equity Appreciation Fund II, L.P. (“LEAF II”), which are prior equipment leasing funds sponsored by LEAF Financial, an affiliate of our general partner, you may elect on your subscription agreement to purchase our units with the proceeds of your cash distributions from those funds during our offering period, to the extent units are available for purchase. All units purchased by you with distributions from LEAF I or LEAF II will be purchased on the same terms as our other units are being offered, except that the subscription price for those units will be the Distribution Investment Unit Price and there is no minimum investment amount.

These investors who pay a reduced price for their units generally will share in our income, losses and cash distributions on the same basis as you and our other investors who pay $100 per unit. Although our general partner and its affiliates currently intend to buy not less than 10,000 units ($1 million) and may purchase up to approximately 5% of the total units sold in this offering, if greater, those units will not be applied towards the minimum offering proceeds required for us to begin operations.

To help assure an orderly market for our units, our general partner, the dealer-manager and the selling dealers may use any and all methods as they deem appropriate to allocate units among interested investors if they anticipate that the demand for our units will exceed the available supply, provided that no changes to the dealer-manager’s or the selling dealers’ compensation may be made. These methods may include, but will not be limited to:

•	allocations of units to selling dealers for sale to potential limited partners;
•	priority acceptance of subscriptions from investors in previous partnerships sponsored by LEAF Financial, an affiliate of our general partner;
•

priority treatment for investors whose subscriptions were declined in previous partnerships sponsored by LEAF Financial, an affiliate of our general partner, because the number of units available was not sufficient to accommodate their subscriptions; or

•	any other method that may be approved by our general partner.

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This offering will be conducted in compliance with SEC Rule 10b-9. Also, Chadwick Securities, Inc. and its affiliates will not assist in any transfers of the units, but third-party NASD members may assist with transfers and they must comply with NASD Conduct Rule 2810(b)(2).

After we receive the minimum offering proceeds and the subscription checks have cleared the banking system, the dealer-manager fee, the sales commissions, and the up to .5% reimbursement for bona fide accountable due diligence expenses will be paid to the dealer-manager and the selling dealers approximately every week until this offering closes. However, before breaking escrow and the initial closing of this offering, our general partner may advance the up to .5% reimbursement for bona fide accountable due diligence expenses to the dealer-manager and the selling dealers for units sold by them. In this regard, the up to .5% reimbursement for bona fide accountable due diligence expenses will not be paid for:

•	units sold to our general partner, its officers, directors, and affiliates;
•	units sold to investors who buy units through the officers and directors of our general partner; or
•

units purchased by investors using their distributions, if any, from us, or from LEAF I or LEAF II (except Massachusetts, Minnesota or Ohio residents), at a discounted purchase price as described above and in the “How to Subscribe” section of the prospectus.

Indemnification

The dealer-manager is an underwriter as that term is defined in the 1933 Act and the sales commissions and dealer-manager fees will be deemed underwriting compensation. Our general partner and the dealer-manager have agreed to indemnify each other, and it is anticipated that the dealer-manager and each selling dealer will agree to indemnify each other, against certain liabilities, including liabilities under the 1933 Act.

INVESTOR SUITABILITY

General

Our units are an illiquid asset and are not freely transferable. There is no public market in which to sell our units, and we do not expect a public market for the sale of our units to develop.

You should purchase our units only if you:

•	have adequate financial means;
•	do not need liquidity of your investment; and
•	are able to withstand the risks inherent in a long-term investment.

Our units are not an appropriate investment if you must rely on distributions from us as an important source of income. Thus, you must, at a minimum, meet the requirements described below in order to purchase our units.

We, or the selling dealers selling units on our behalf, must have reasonable grounds to believe, on the basis of information obtained from you, that an investment in our units is suitable and appropriate for you in light of your age, investment objectives, investment experience, income, financial needs and other investments, and that your net worth is sufficient to sustain the risks inherent in an investment in our units. We and the selling dealers will rely on what you tell us in your subscription agreement about your financial situation and investment objectives, and the selling dealers must maintain documents in their files disclosing the basis on which they made the suitability determination of an investment in us by the investors to whom they sold our units. Thus, it is important that you provide complete and accurate information on your subscription agreement.

When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home. Also, you must value the assets included in your net worth calculation at their fair market value. For fiduciary accounts, such as IRAs and HR-10, or Keogh, plans, and other benefit plans or trusts, these suitability standards must be met by the beneficiary, the IRA, plan or trust or the donor or grantor who directly or indirectly supplies the funds to purchase the units, if that donor or grantor is the fiduciary of the IRA, plan or trust. We will maintain your suitability records for a period of six years.

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Basic Investor Suitability

You must meet our basic suitability requirements in order to purchase our units. In general, you must have either:

•	a net worth of at least $45,000, plus $45,000 of annual gross income; or
•	a net worth of at least $150,000.

Different Basic Investor Suitability for Residents of Certain States

Residents of Arizona, California, Kansas, Michigan, Missouri, Oregon, North Carolina and Tennessee must have either of the following in order to purchase our units:

•	a net worth of at least $60,000, plus $60,000 of annual gross income; or
•	a net worth of at least $225,000.

Residents of Massachusetts and New Jersey have either of the following in order to purchase our units:.

•	a net worth of at least $100,000, plus $100,000 of annual gross income; or
•	a net worth of at least $250,000.

Residents of Iowa, Kentucky and Ohio must have either of the following in order to purchase our units:

•	a liquid net worth of at least $70,000, plus $70,000 of annual gross income; or
•	a liquid net worth of at least $250,000.

Residents of New Mexico must have either of the following in order to purchase our units:

•	a net worth of at least $70,000, plus an annual gross income of at least $70,000; or
•	a net worth of at least $250,000.

Additional State Requirements

In addition to the suitability requirements set forth above, residents of the following states must satisfy the following requirements applicable to them.

•	California Investors. California has further limitations on transferring our units, as set forth in the following notice:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

•	Iowa, Minnesota and Nebraska Investors. You must purchase a minimum of 50 units, which is $5,000.
•	Iowa, Oklahoma, Nebraska or Pennsylvania Investors. Your investment may not exceed 10% of your net worth.
•

Kansas Investors. Under suitability guidelines of the Office of the Kansas Securities Commissioner, you are cautioned to carefully evaluate whether your investment in us and substantially similar investments should exceed 10% of your liquid net worth. Liquid net worth is that portion of your net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax penalties that may apply for early distribution.

•	Kentucky and Missouri Investors. Your investment in us may not exceed 10% of your liquid net worth.

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•	Ohio Investors. Your investment in us and our affiliated equipment leasing programs, including LEAF I and LEAF II, may not exceed 10% of your liquid net worth.
•

Pennsylvania Investors. Because the minimum closing amount is less than $12 million (10% of the maximum closing amount of $120 million) in this offering, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions for our units.

Who Should Invest

You should purchase our units only if you:

•	are prepared to hold your investment in us for at least 9 years, which includes:
•	the up to two-year period during which we may offer and sell our units,
•	the period ending five years from when we complete this offering, which is part of the reinvestment period; and
•	the following period of approximately two years, during which we intend to liquidate our assets;
•	have no need for your investment in us to be liquid, other than cash you may receive from our intended monthly distributions; and
•	are prepared to assume the substantial risks associated with an investment in us.

THE OFFERING

Terms of this Offering and the Offering Period

The minimum amount of offering proceeds that we must receive in order to break escrow and hold the initial closing in this offering is $2 million (20,000 units), and the maximum amount of offering proceeds that we can accept in this offering is $120 million, (1,200,000 units). The amount of our minimum required offering proceeds excludes units subscribed for by Iowa and Pennsylvania residents and units subscribed for by our general partner and its affiliates, as discussed in “– Escrow Arrangements,” below.

Your minimum subscription amount is 50 units ($5,000), which also gives you the option to use any distributions you may receive from us during the period we are offering units, to the extent units are available for purchase, to purchase additional units without a minimum amount for the additional units and at the Distribution Investment Unit Price, as described in the “How to Subscribe” section of this prospectus. In addition, unless you are a resident of Massachusetts, Minnesota or Ohio, if you purchased units in Lease Equity Appreciation Fund I, L.P. or Lease Equity Appreciation Fund II, L.P., which are prior equipment leasing funds sponsored by LEAF Financial, an affiliate of our general partner, you may elect on your subscription agreement to use your cash distributions from one or both of those funds to purchase our units during the period we are offering units for sale, to the extent units are available for purchase, on the same terms as we are offering our other units, except that there is no minimum number of units you must purchase and your subscription price will be the Distribution Investment Unit Price as described in the “How to Subscribe” section of this prospectus.

Your subscription to purchase our units will be effective only when it is accepted by our general partner, which reserves the right to reject your subscription in whole or in part, without liability to you. The subscription agreement provided to you for execution must be accompanied by a copy of this prospectus. You have the right to cancel your subscription before it has been accepted by our general partner by giving written notice of your intent to cancel, in a form that is satisfactory to us and is signed by you and every other person who signed your subscription agreement as an investor, if any, to LEAF Asset Management, LLC, 1818 Market Street, 9th Floor, Philadelphia, Pennsylvania 19103. We will not complete a sale of units to you until at least five business days after the date you receive a final prospectus.

This offering will end not later than two years from the date of this prospectus. Some states or jurisdictions may require renewal, requalification or other consents in order for us to continue this offering after the end of one year from the date of this prospectus. In addition, we may end this offering at any time. If we do not receive and accept subscriptions for a minimum of $2 million (20,000 units) before one year from the date of this prospectus, we will promptly return all of the subscription funds we have received together with any interest earned on them and without deduction for any fees.

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Escrow Arrangements

Until we receive subscriptions for the minimum offering proceeds of $2 million (20,000 units) and admit the initial subscribers as limited partners the subscription funds will be held in an escrow account at Commerce Bank, National Association, 1701 Route 70 East, Cherry Hill, New Jersey. Subscription funds held in the escrow account will be invested in interest-bearing savings or bank money market accounts so long as they are not mutual funds. Subscribers may not withdraw their subscription funds from the escrow account. On the earlier of the termination of this offering or the satisfaction of the escrow condition and the initial closing in this offering, any interest that accrues on the funds held in escrow will be distributed to the subscribers whose funds were held in escrow and allocated among them based on the amounts of their respective subscriptions and the number of days that those amounts were on deposit in the escrow account.

Pennsylvania Investors. Because the minimum closing amount is less than $12 million, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of Fund subscriptions.

Subscriptions received from residents of Iowa and Pennsylvania will be placed in a separate escrow account and will not be counted toward satisfaction of our minimum offering proceeds of $2 million (20,000 units). Instead, if you are a Pennsylvania or Iowa resident, we must hold your subscription proceeds in escrow until we receive and accept subscriptions for at least 60,000 units ($6 million) including your subscription. In addition, we must offer you the opportunity to rescind your subscription if we have not received subscriptions for 60,000 units within 120 days of the date the escrow agent receives your subscription proceeds. We must repeat this offer to you every 120 days after that during the period of this offering until we have received and accepted subscriptions for 60,000 units. On the earlier of the termination of this offering or the satisfaction of the escrow condition, any interest that accrues on the funds held in the escrow account or the subscription account will be distributed to the subscribers whose funds were held in escrow and allocated among them based on the amounts of their respective subscriptions and the number of days that those amounts were on deposit in the escrow account.

Offering proceeds will be transferred to us from escrow any time after we receive and accept the minimum offering proceeds of $2 million (20,000 units), other than subscriptions from Iowa and Pennsylvania residents and subscriptions from our general partner and its affiliates. Subject to the foregoing, subscribers whose subscription funds have been held in escrow will be admitted as limited partners in the initial closing in this offering within 15 days after we have received the minimum offering proceeds of $2 million and broken escrow. Subsequent subscriptions will be held in a separate interest-bearing subscription account pending our general partner’s acceptance or rejection of the subscriptions, and no interest will be paid to those subscribers on their subscription amounts if we accept their subscriptions.

Our general partner will accept or reject subsequent subscriptions within 30 days after receipt. Investors whose subscriptions are accepted by our general partner will be admitted as limited partners promptly after their subscriptions are accepted, but in any event no later than the last day of the month following the date the subscription was accepted. We will promptly return rejected subscription funds together with any interest earned and without deduction for any fees. If our general partner accepts your subscription on our behalf, either we or an agent of ours will give your prompt written confirmation of your admission as one of our limited partners.

Our offering proceeds from each closing will be kept in our partnership account and will not be commingled with the funds of any other person or entity. Our general partner will have fiduciary responsibility for the safekeeping and use of all of our funds and assets, whether or not in its immediate possession or control. Also, our general partner will not employ, nor permit any other person to employ, our funds or assets in any manner except for our exclusive benefit.

The escrow agent’s sole role in this offering is that of escrow holder. As the escrow agent, it has not reviewed any of our offering materials and it makes no representations whatsoever as to the nature of this offering or the compliance of this offering with any applicable state or federal laws, rules or regulations. The escrow agent neither endorses, recommends nor guarantees the purchase, value, repayment or any other aspect of an investment in us. The escrow agent does not represent the interests of you or the other potential investors. Its duties are limited as expressly set forth in the escrow agreement. Interested persons may request a copy of the escrow agreement from our general partner.

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HOW TO SUBSCRIBE

If you are investing in us as a natural person, and not as a business or investment entity, you must complete and personally sign the subscription agreement included in Appendix C to this prospectus and deliver it, together with a check for your subscription amount, to a registered representative of a selling dealer. Except as discussed below, your minimum investment amount is 50 units ($5,000). In the case of an IRA or qualified plan, both the owner and the plan fiduciary, if any, must sign the subscription agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, the donor must sign the subscription agreement in the donor’s fiduciary capacity, e.g. trustee, or both the donor and the fiduciary must sign the subscription agreement. In the case of other fiduciary accounts in which the donor neither exercises control over the account nor is a fiduciary of the account, the plan fiduciary alone may sign the subscription agreement.

In addition, when you subscribe for the minimum investment amount of $5,000 (50 units) you also may elect on your subscription agreement to have your distributions from us during the period we are offering our units for sale invested in additional units in us, to the extent units are available for purchase, with no minimum investment amount for the additional units and at a subscription price equal to the Distribution Investment Unit Price.

Also, unless you are a resident of Massachusetts, Minnesota or Ohio, if you previously invested in Lease Equity Appreciation Fund I, L.P. (“LEAF I”) or Lease Equity Appreciation Fund II, L.P. (“LEAF II”), which are prior equipment leasing funds sponsored by LEAF Financial, an affiliate of our general partner, you may elect on your subscription agreement to purchase our units during the period we are offering units for sale, to the extent units are available for purchase, with the proceeds of your cash distributions from those funds during our offering period, to the extent units are then available for purchase. All units purchased by you with distributions from LEAF I or LEAF II will be purchased on the same terms as our other units are being offered, except that the subscription price for those units will be the Distribution Investment Unit Price and there is no minimum number of units you must purchase.

Until we receive and accept offering proceeds of $2 million (20,000 units), excluding units subscribed for by our general partner and its affiliates, or $6 million (60,000 units) in the case of residents of Iowa and Pennsylvania as described in “The Offering – Escrow Arrangements” section of this prospectus, checks for the purchase of units should be made payable to “LEAF Equipment Leasing Income Fund III, L.P. Escrow Account,” even if the selling dealer is a customer carrying broker/dealer. After the initial closing date in this offering, checks for the purchase of units should be made payable to “LEAF Equipment Leasing Income Fund III, L.P. Subscription Account.”

Selling dealers must forward subscription checks to the dealer-manager promptly, but in no event later than noon of the next business day following their receipt. The dealer-manager must forward these subscription checks to the bank escrow agent promptly, but in no event later than noon of the next business day following their receipt by the dealer-manager. Our general partner will promptly review each subscription and either will accept or decline your subscription as a limited partner.

SUPPLEMENTAL SALES LITERATURE

In addition to this prospectus, our general partner intends to use the following sales material with the offering of our units:

•	a brochure entitled “LEAF Equipment Leasing Income Fund III, L.P.”
•	a slide show presentation and script entitled “LEAF Equipment Leasing Income Fund III, L.P.”; and
•	possibly other supplementary materials.

We anticipate that the supplemental materials will include information relating to this offering and our general partner and its affiliates. Our supplemental materials may also include audio-visual materials and taped presentations highlighting and explaining various features of this offering. We may also respond to specific questions from the dealer-manager, the selling dealers and prospective investors. We may send business reply cards, introductory letters and seminar invitations to the dealer-manager and the selling dealers for customer use, and other materials relating to this offering may be made available to them for their internal use.

Except as described above, our general partner has not authorized the use of any other sales material and the offering of our units is made only by means of this prospectus. All sales materials authorized by us for use in this offering are subject to the following conditions:

•	they must be preceded or accompanied by this prospectus;
•	they are not complete;

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•	they will not contain any material information that is not also set forth in this prospectus; and
•	they should not be considered a part of, or incorporated into, this prospectus or the registration statement of which this prospectus is a part.

In addition, supplementary materials, including prepared presentations for group meetings, must be submitted by us to the administrators of applicable state securities laws before they are used, and their use must either be preceded or accompanied by this prospectus. Also, all advertisements of, and oral or written invitations to, “seminars” or other group meetings at which our units are to be described, offered, or sold will clearly indicate the following:

•	that the purpose of the meeting is to offer our units for sale;
•	the minimum purchase price of our units;
•	the suitability standards we will employ; and
•	the name of the selling dealer selling our units.

Also, no cash, merchandise, or other items of value may be offered as an inducement to you or any other prospective investor to attend the meeting. All written or prepared audiovisual presentations, including scripts prepared in advance for oral presentations to be made at the meetings, must be submitted to the state administrators within a prescribed review period. These provisions, however, will not apply to meetings consisting only of the registered representatives of the selling dealers.

You should rely only on the information contained in this prospectus in making your investment decision. No one is authorized to provide you with information that is different.

LEGAL MATTERS

Kunzman & Bollinger, Inc., 5100 N. Brookline, Suite 600, Oklahoma City, OK 73112, has issued its opinion to our general partner regarding the validity and due issuance of our units including assessibility, and its opinion on the material and any significant federal income tax issues to typical individual investors in us. However, the factual statements in this prospectus are our statements or those of our general partner, and counsel has not given any opinions with respect to any of the other tax or legal aspects of this offering except as expressly set forth above.

EXPERTS

The financial statements of LEAF Equipment Leasing Income Fund III, L.P. as of December 31, 2006 and for the period from May 16, 2006 (date of formation) through December 31, 2006 included in this prospectus and in the registration statement have been audited by Grant Thornton LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

The financial statements of LEAF Asset Management, LLC as of December 31, 2006 and September 30, 2006 and for the three months ended December 31, 2006, the period from August 29, 2006 (date of formation) through September 30, 2006 and for the cumulative period from August 29, 2006 (date of formation) through December 31, 2006 included in this prospectus and in the registration statement have been audited by Grant Thornton LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

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FORECASTS

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit that you may receive from the purchase of our units is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC regarding our units offered by this prospectus. As permitted by the SEC’s rules and regulations, this prospectus, which is part of the registration statement, omits certain information about offering expenses, indemnification of officers and directors, exhibits, schedules and undertakings that are set forth in the registration statement. For further information about us and our units being offered by this prospectus, you may want to review the registration statement, including its schedules and the full text of any contracts, agreements or other documents filed as exhibits to the registration statement. The registration statement may be inspected and copied at the public reference room maintained by the SEC at100 F Street, N.E., Washington, D.C. 20549, and the regional offices of the SEC. Copies of these materials can also be obtained on written request from the Public Reference Section of the SEC at100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from the SEC’s web site on the internet at www.sec.gov. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

As a result of this offering, we will file periodic reports and other information with the SEC. These reports and other information may be inspected and copied at the public reference facilities at the SEC at 100 F. Street, N.E., Washington, D.C. 20549, at prescribed rates, or from the SEC’s web site on the internet at www.sec.gov.

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Report of Independent Registered Public Accounting Firm

The Member

LEAF Asset Management, LLC

We have audited the accompanying balance sheets of LEAF Asset Management, LLC (a Delaware Corporation and a development stage enterprise) as of December 31, 2006 and September 30, 2006 the related statements of income, changes in member’s equity and cash flows for the three months ended December 31, 2006, for the period from August 29, 2006 (date of formation) through September 30, 2006 and for the cumulative period from August 29, 2006 (date of formation) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LEAF Asset Management, LLC (a Delaware Corporation and a development stage enterprise) as of December 31, 2006 and September 30, 2006 and the related results of operations and cash flows for the three months ended December 31, 2006, for the period from August 29, 2006 (date of formation) through September 30, 2006 and for the cumulative period from August 29, 2006 (date of formation) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
January 10, 2007

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LEAF Asset Management, LLC

(a development stage enterprise)

BALANCE SHEETS

	December 31, 2006	September 30, 2006

ASSETS
Cash	$1,016,575	$1,004,303
Deferred offering costs	333,176	262,696
Investment in partnership	1,000	1,000

Total assets	$1,350,751	$1,267,999

LIABILITIES AND MEMBER’S EQUITY
Accrued expenses	$—	$96,596
Due to affiliate	335,719	167,100
Due to parent	1,678	1,678
Member’s equity	1,013,354	1,002,625

Total liabilities and member’s equity	$1,350,751	$1,267,999

The accompanying notes are an integral part of this financial statement.

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LEAF Asset Management, LLC

(a development stage enterprise)

STATEMENTS OF INCOME

	Three months ended December 31, 2006	For the period from August 29, 2006 (date of formation) to September 30, 2006	For the period August 29, 2006 (date of formation) to December 31, 2006

Income:
Interest income	$12,272	$4,303	$16,575

Expenses:
General and administrative expenses	1,543	1,678	3,221

Net income	$10,729	$2,625	$13,354

The accompanying notes are an integral part of this financial statement.

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LEAF Asset Management, LLC

(a development stage enterprise)

STATEMENT OF CHANGES IN MEMBER’S EQUITY

For the three months ended December 31, 2006 and

for the period from August 29, 2006 (date of formation) through September 30, 2006

	Member’s Equity	Accumulated Earnings During the Development Stage	Total

Capital contribution from parent	$1,000,000	$—	$1,000,000
Net income	—	2,625	2,625

Balance, September 30, 2006	1,000,000	2,625	1,002,625
Net income	—	10,729	10,729

Balance, December 31, 2006	$1,000,000	$13,354	$1,013,354

The accompanying notes are an integral part of this financial statement.

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LEAF Asset Management, LLC

(a development stage enterprise)

STATEMENTS OF CASH FLOWS

	Three months ended December 31, 2006	For the period August 29, 2006 (date of formation) through September 30, 2006	For the period August 29, 2006 (date of formation) through December 31, 2006

Cash flows from operating activities:
Net income	$10,729	$2,625	$13,354
(Decrease) increase in accrued expenses	(96,596)	96,596	—
Increase in due to parent	—	1,678	1,678
Increase (decrease) in net repayments to affiliates	98,139	(95,596)	2,543

Net cash provided by operating activities	12,272	5,303	17,575

Cash flows from investing activities:
Investment in affiliated partnership	—	(1,000)	(1,000)

Net cash used in investing activities	—	(1,000)	(1,000)

Cash flows from financing activities:
Capital contribution from parent	—	1,000,000	1,000,000

Net cash provided by financing activities	—	1,000,000	1,000,000

Increase in cash	12,272	1,004,303	1,016,575
Cash, beginning of period	1,004,303	—	—

Cash, end of period	$1,016,575	$1,004,303	$1,016,575

The accompanying notes are an integral part of this financial statement.

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LEAF Asset Management, LLC

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

For the three months ended December 31, 2006 and

for the period from August 29, 2006 (date of formation) through September 30, 2006

1.	ORGANIZATION AND BUSINESS OPERATIONS

LEAF Asset Management, LLC (the “Company”), a Delaware Corporation and a development stage enterprise, was formed on August 29, 2006. The Company’s fiscal year ends on September 30. The Company is an indirect wholly owned subsidiary of Resource America, Inc. (“RAI”). RAI is a publicly-traded company (NASDAQ: REXI) operating in financial fund management, real estate, and equipment finance sectors.

The Company was formed to act as the sponsor and general partner of equipment leasing limited partnerships.

On August 31, 2006, the Company contributed $1,000 in exchange for a 1% general partnership interest in LEAF Equipment Leasing Income Fund III, L.P. (the “Fund”). The limited partners will own a 99% limited partnership interest. The Fund will be managed by the Company. Cash distributions, if available, will be made monthly. Distributions from the Fund, net income and net losses will be allocated 1% to the Company as general partner and 99% to the limited partners.

The Fund will acquire leases and secured loans primarily from LEAF Financial Corporation, Inc. an affiliate of the Company. The primary objective of the Fund is to invest the net proceeds raised from the sale of limited partnership units in equipment and portfolios of equipment subject to existing equipment leases and secured loans in order to generate regular cash distributions to the limited partners over the life of the Fund.

The Company is considered to be a development stage enterprise and its sole activity through December 31, 2006 consisted of organization and start-up activities

2.	SIGNIFICANT ACCOUNTING POLICIES

Income Taxes

Federal and state income tax laws provide that the income or losses of the Company are reportable by the Members on their individual tax returns. Accordingly, no provision for such taxes has been made in the accompanying financial statements.

3.	TRANSACTIONS WITH AFFILIATES

The Fund intends to file a registration statement for the sale of its limited partnership units of the Fund. The Company or its affiliates will receive fees to manage the Fund’s operation.

The Company and Chadwick Securities, Inc. (“Chadwick”), a wholly owned subsidiary of RAI, will receive an organization and offering allowance of 3% of the offering proceeds raised. This amount includes reimbursement to Chadwick to use for the selling dealers’ bona fide accountable due diligence expenses of up to 0.5% of the proceeds of each unit sold by them. These charges will be recorded by the Fund as offering costs related to the sale of limited partnership units on the statements of changes in partners’ capital in the Fund’s financial statements.

As of December 31, 2006 and September 30, 2006 the Company incurred $333,176 and 262,695, respectively, of offering costs on behalf of the Fund. These funds were advanced by an affiliate of the Company and will be repaid upon completion of the public offering of units.

The Company and Chadwick will receive an underwriting fee of up to 3% of the offering proceeds for obtaining and managing the group of selling broker-dealers who will sell the Fund’s units in the offering. Chadwick will also receive sales commissions of 7% of the proceeds of each unit that Chadwick sells.

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LEAF Asset Management, LLC

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS (Continued)

For the three months ended December 31, 2006 and

for the period from August 29, 2006 (date of formation) through September 30, 2006

3.	TRANSACTIONS WITH AFFILIATES (continued)

The Company will receive a fee for assisting the Fund in acquiring equipment for lease and portfolios of equipment subject to existing equipment leases and secured loans equal to 2% of the Fund’s purchase price.

The Company will receive a subordinated annual asset management fee equal to 4% of gross rental payments for operating leases, as defined in the partnership agreement, or 2% of gross rental payments for full payout leases, or a competitive fee, whichever is less. An operating lease is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment. During the Fund’s five-year investment period, the management fee will be subordinated to the payment to the Fund’s limited partners of a cumulative annual distribution of 8.5% of their capital contributions, as adjusted by distributions deemed to be a return of capital.

The Company will receive a subordinated commission equal to one-half of a competitive commission, up to a maximum of 3% of the contract sales price, for arranging the sale of the Fund’s equipment after the expiration of a lease. This commission is subordinated to the payment to the limited partners of a cumulative 8.5% annual return on their capital contributions, as adjusted by distributions deemed to be return of capital.

The Company or its affiliates will be reimbursed by the Fund for certain costs of services and materials used by or for the Fund except those items covered by the above-mentioned fees.

The Company will receive a commission equal to the lesser of a competitive rate or 2% of gross rental payments derived from any re-lease of equipment, payable as the Fund receives rental payments from re-lease. The Fund will not, however, pay a re-lease commission if the re-lease is with the original lessee or its affiliates.

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Report of Independent Registered Public Accounting Firm

The Partners

LEAF Equipment Leasing Income Fund III, L.P.

We have audited the accompanying balance sheet of LEAF Equipment Leasing Income Fund III, L.P. (a Delaware limited partnership and a development stage enterprise) as of December 31, 2006 and the related statements of income, changes in partners’ capital and cash flows for the period from May 16, 2006 (date of formation) through December 31, 2006. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LEAF Equipment Leasing Income Fund III, L.P. as of December 31, 2006, and the results of its operations and its cash flows for the period from May 16, 2006 (date of formation) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania January 10, 2007

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LEAF Equipment Leasing Income Fund III, L.P.

(a development stage enterprise)

BALANCE SHEET

December 31, 2006

ASSETS
Cash	$1,018

LIABILITIES AND PARTNERS’ CAPITAL
Partners’ capital
General partner	$1,017
Limited partner	1

$1,018

The accompanying notes are an integral part of this financial statement

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LEAF Equipment Leasing Income Fund III, L.P.

(a development stage enterprise)

STATEMENT OF INCOME

For the Period From May 16, 2006 (date of formation) through December 31, 2006

Income:
Interest income	$17

Expenses:
General and administrative expenses	—

Net income	$17

The accompanying notes are an integral part of this financial statement.

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LEAF Equipment Leasing Income Fund III, L.P.

(a development stage enterprise)

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

For the Period From May 16, 2006 (date of formation) through December 31, 2006

	General Partner	Limited Partner	Total Partners’ Capital

Partner contributions	$1	$1,000	$1,001
Net income	—	17	17

Balance, December 31, 2006	$1	$1,017	$1,018

The accompanying notes are an integral part of this financial statement.

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LEAF Equipment Leasing Income Fund III, L.P.

(a development stage enterprise)

STATEMENT OF CASH FLOWS

For the Period From May 16, 2006 (date of formation) through December 31, 2006

Cash flows from operating activities:
Net income	$17

Net cash provided by operating activities	17

Cash flows from financing activities:
Limited partner capital contribution	1
General partner capital contribution	1,000

Net cash provided by financing activities	1,001

Increase in cash	1,018
Cash, beginning of period	—

Cash, end of period	$1,018

The accompanying notes are an integral part of this financial statement.

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LEAF Equipment Leasing Income Fund III, L.P.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

For the Period From May 16, 2006 (date of formation) through December 31, 2006

1.	ORGANIZATION AND BUSINESS OPERATIONS

LEAF Equipment Leasing Income Fund III, L.P. (the “Fund”), a Delaware limited partnership and a development stage enterprise, was formed on May 16, 2006 by its general partner, LEAF Asset Management, LLC (“the General Partner”). The Fund’s fiscal year ends on December 31. The General Partner, a Delaware corporation, is an indirect wholly owned subsidiary of Resource America, Inc. (“RAI”). RAI is a publicly-traded company (NASDAQ: REXI) operating in financial fund management, real estate, and commercial finance sectors.

The General Partner and the initial limited partner capitalized the Fund on August 31, 2006. Upon the consummation of a public offering, the initial limited partner will withdraw and its capital contribution will be refunded and its units will be retired. The General Partner contributed $1,000 to the Fund for a 1% partnership interest and the initial limited partner contributed $1 to the Fund for a 99% partnership interest. The Fund will be managed by the General Partner.

The Fund is considered to be a development stage enterprise and its sole activity through December 31, 2006 consisted of the organization and start-up of the Fund.

The Fund will acquire leases and secured loans primarily from LEAF Financial Corporation, Inc., an affiliate of the General Partner. The primary objective of the Fund is to invest the net proceeds raised from the sale of limited partnership units in equipment and portfolios of equipment subject to existing equipment leases and secured loans in order to generate regular cash distributions to the limited partners over the life of the Fund.

The Fund shall terminate on Decemeber 31, 2031, unless sooner disolved or terminated as provided for in the partnership agreement.

2.	SIGNIFICANT ACCOUNTING POLICIES

Income Taxes

Federal and state income tax laws provide that the income or losses of the Fund are reportable by the Partners on their individual tax returns. Accordingly, no provision for such taxes has been made in the accompanying financial statements.

3.	TRANSACTIONS WITH AFFILIATES

The Fund intends to file a registration statement for the sale of its limited partnership units. The Fund will rely on the General Partner and its affilites to manage the Fund’s operations and will pay the General Partner or its affiliates fees to manage the Fund.

The General Partner and Chadwick Securities, Inc. (“Chadwick”), a wholly owned subsidiary of RAI, will receive an organization and offering allowance of 3% of the offering proceeds raised. This amount includes reimbursement to Chadwick to use for the selling dealers’ bona fide accountable due diligence expenses of up to 0.5% of the proceeds of each unit sold by them. These charges will be recorded by the Fund as offering costs related to the sale of limited partnership units on the statement of changes in partners’ capital.

The General Partner and Chadwick will receive an underwriting fee of up to 3% of the offering proceeds for obtaining and managing the group of selling broker-dealers who will sell the units in the offering. Chadwick will also receive sales commissions of 7% of the proceeds of each unit that they sell.

The General Partner will receive a fee for assisting the Fund in acquiring equipment for lease, portfolios of equipment subject to existing equipment leases and secured loans equal to 2% of the Fund’s purchase price.

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LEAF Equipment Leasing Income Fund III, L.P.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS (Continued)

For the Period From May 16, 2006 (date of formation) through December 31, 2006

2.	TRANSACTIONS WITH AFFILIATES (Continued)

The General Partner will receive a subordinated annual asset management fee equal to 4% of gross rental payments for operating leases, as defined in the partnership agreement, or 2% of gross rental payments for full payout leases, or a competetive fee, whichever is less. An operating lease is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment. During the Fund’s five-year investment period, the management fee will be subordinated to the payment to the Fund’s limited partners of a cumulative annual distribution of 8.5% of their capital contributions, as adjusted by distributions deemed to be a return of capital.

The General Partner will receive a subordinated commission equal to one-half of a competitive commission, up to a maximum of 3% of the contract sales price, for arranging the sale of the Fund’s equipment after the expiration of a lease. This commission is subordinated to the payment to the limited partners of a cumulative 8.5% annual return on their capital contributions, as adjusted by distributions deemed to be return of capital.

The General Partner or its affiliates will be reimbursed by the Fund for certain costs of services and materials used by or for the Fund except those items covered by the above-mentioned fees.

The General Partner will receive a commission equal to the lesser of a competitive rate or 2% of gross rental payments derived from any re-lease of equipment, payable as the Fund receives rental payments from re-lease. The Fund will not, however, pay a re-lease commission if the re-lease is with the original lessee or its affiliates.

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APPENDIX A

AMENDED AND RESTATED AGREEMENT OF

LIMITED PARTNERSHIP

OF

LEAF EQUIPMENT LEASING INCOME FUND III, L.P.

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I.	DEFINITIONS		1
	1.1	Defined Terms	1
II.	FORMATION OF PARTNERSHIP		12
	2.1	Formation of Partnership	12
III.	NAME		12
	3.1	Name	12
IV.	PLACES OF BUSINESS		12
	4.1	Principal Place of Business	12
	4.2	Other Places of Business	12
V.	NAMES AND ADDRESSES OF PARTNERS		12
	5.1	Names and Addresses of Partners	12
VI.	PURPOSES AND OBJECTIVES		12
	6.1	Purposes	12
	6.2	Investment Objectives	13
VII.	TERM		13
	7.1	Term	13
VIII.	PARTNERS AND CAPITAL		13
	8.1	General Partner	13
	8.2	Original Limited Partner	13
	8.3	Limited Partners and Maximum Offering	13
	8.4	Subscription Documents and Suitability	13
	8.5	Payment of Subscription Price of Units and Limited Partners’ Right (Other Than Residents of Ohio) to Elect to Use Cash Distributions to Purchase Units	14
	8.6	Minimum Subscription Amount	14
	8.7	Subscription for Units by General Partner and its Affiliates	14
	8.8	Partnership Closings	14
	8.9	Acceptance of Units	14
	8.10	Admission to Partnership as Limited Partners	14
	8.11	Escrow Account and Subscription Account	14
	8.12	Separate Escrow Account for Residents of Iowa and Pennsylvania	15
	8.13	Partnership Capital	15
	8.14	Capital Accounts	15
	8.15	Limitations on Additional Capital Contributions	16
	8.16	Loans by Partners	16
IX.	POWERS, RIGHTS AND DUTIES OF GENERAL PARTNER		17
	9.1	Extent of Powers and Duties	17
	9.2	Limitations on the Exercise of Powers of General Partner	20
	9.3	Limitation on Liability of General Partner and its Affiliates; Indemnification	22
	9.4	Compensation of General Partner and its Affiliates	23
	9.5	Other Interests of the General Partner and its Affiliates	26
X.	POWERS AND LIABILITIES OF LIMITED PARTNERS		27
	10.1	Absence of Control Over Partnership Business	27
	10.2	Limited Liability	27
XI.	DISTRIBUTIONS AND ALLOCATIONS		27
	11.1	Distribution of Distributable Cash	27
	11.2	Allocations of Income and Loss	28
	11.3	Distributions and Allocations Among the Limited Partners	30
	11.4	Tax Allocations: Code Section 704(c); Revaluations	31
	11.5	Return of Uninvested Capital Contribution	31
	11.6	No Distributions in Kind	31
	11.7	Partnership Entitled to Withhold	31
XII.	WITHDRAWAL OF GENERAL PARTNER		32
	12.1	Voluntary Withdrawal	32
	12.2	Involuntary Withdrawal	32
	12.3	Consequences of Withdrawal	32
	12.4	Liability of Withdrawn General Partner	33
	12.5	Notice of Withdrawal; Admission of Substitute General Partner; Dissolution if No Substitute General Partner Approved	33
XIII.	TRANSFER OF UNITS		33
	13.1	Withdrawal of a Limited Partner	33
	13.2	Assignment	33
	13.3	Substitution	34
	13.4	Status of an Assigning Limited Partner	35
	13.5	Limited Right of Presentment for Redemption of Units	35
XIV.	DISSOLUTION AND WINDING-UP		37
	14.1	Events Causing Dissolution	37
	14.2	Winding Up of the Partnership; Capital Contribution by the General Partner Upon Dissolution	37
	14.3	Application of Liquidation Proceeds Upon Dissolution	38
	14.4	No Recourse Against Other Partners	38
XV.	FISCAL MATTERS		38
	15.1	Title to Property and Bank Accounts	38
	15.2	Maintenance of and Access to Basic Partnership Documents	38
	15.3	Financial Books and Accounting	40
	15.4	Fiscal Year	40
	15.5	Reports	40
	15.6	Tax Returns and Tax Information	41
	15.7	Accounting Decisions	42
	15.8	Federal Tax Elections	42
	15.9	Tax Matters Partner	42

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XVI.	MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS		43
	16.1	Meetings of the Limited Partners	43
	16.2	Voting Rights of the Limited Partners	44
	16.3	Limitations on Action by the Limited Partners	45
XVII.	AMENDMENTS		45
	17.1	Amendments by the General Partner	45
XVIII.	POWER OF ATTORNEY		46
	18.1	Appointment of Attorney-in-Fact	46
	18.2	Amendments to Agreement and Certificate of Limited Partnership	46
	18.3	Power Coupled With an Interest	46
XIX.	GENERAL PROVISIONS		47
	19.1	Notices, Approvals and Consents	47
	19.2	Further Assurances	47
	19.3	Captions	47
	19.4	Binding Effect	47
	19.5	Severability	47
	19.6	Integration	47
	19.7	Applicable Law	47
	19.8	Counterparts	48
	19.9	Creditors	48
	19.10	Successors and Assigns	48
	19.11	Waiver of Action for Partition	48

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AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

LEAF EQUIPMENT LEASING INCOME FUND III, L.P.

This Amended and Restated Agreement of Limited Partnership is made and entered into by and among LEAF Asset Management, LLC, a limited liability company organized and existing under the laws of the State of Delaware, as the General Partner, LEAF Financial Corporation, as the “Original Limited Partner,” and such other persons who may be admitted to the Partnership from time to time as Limited Partners.

ARTICLE I - DEFINITIONS

1.1 Defined Terms. Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context otherwise requires, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and “Article” and “Section” references are references to the Articles and Sections of this Agreement.

(1)	“Accountants” means any firm of independent certified public accountants that may be engaged from time to time by the General Partner on behalf of the Partnership.
(2)

“Acquisition Expenses” means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to the selection and acquisition of Investments, whether or not acquired, including, but not limited to:

(i)	legal fees and expenses;
(ii)	travel and communication expenses;
(iii)	costs of credit reports, appraisals and reference materials used to evaluate transactions;
(iv)	non-refundable option payments on Investments not acquired;
(v)	accounting fees and expenses;
(vi)	insurance costs;
(vii)

initial direct costs, as that term is defined under United States generally accepted accounting principles (“GAAP”), which includes any origination fees paid by LEAF Funding, Inc. to any Person, including its employees, with respect to acquiring and holding Investments on a temporary basis before they are purchased from LEAF Funding, Inc. by the Partnership; and

(viii)	miscellaneous other expenses, however designated.
(3)

“Acquisition Fees” means all fees and commissions paid by any party in connection with the initial purchase or funding of any Investment, including fees payable to finders and brokers that are not Affiliates of the General Partner. Also, included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, non-recurring management fee, or any fee of a similar nature, however designated.

(4)

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in the Capital Account is less than zero. For this purpose, a Partner’s Capital Account balance shall be:

(i)	reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6);
(ii)

increased for any amount the Partner is unconditionally obligated to contribute to the Partnership no later than the end of the taxable year in which his or her Units, or the General Partner’s Partnership Interest, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after the liquidation; and

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(iii)

increased for any amount the Partner is treated as being obligated to contribute to the Partnership pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, respectively).

(5)	“Adjusted Capital Contribution” means, as to any Limited Partner, as determined from time to time, the Limited Partner’s Capital Contribution reduced, but not below zero, by:
(i)	all distributions previously made to the Limited Partner by the Partnership which are deemed to reduce the Limited Partner’s Capital Contribution under Section 11.3(d)(ii); and
(ii)	all payments previously made to the Limited Partner in Redemption of a portion or all of the Limited Partner’s Units under Section 13.5.
(6)	“Administrator” means the official or agency administering the securities laws of a state or other political subdivision of the United States.
(7)	“Affiliate” means, with respect to any Person:
(i)	any other Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii)	any other Person owning or controlling 10% or more of the outstanding voting securities of such Person;
(iii)	any officer, director or partner of such Person; and
(iv)	if such Person is an officer, director or partner, any other Person for which such Person acts in such capacity.
(8)	“Affiliated Limited Partner” means any of the following Persons who purchase Units and are admitted to the Partnership as Limited Partners:
(i)	the General Partner and any officer, director, employee or other Affiliate of the General Partner;
(ii)	the Dealer-Manager, the Selling Dealers and any registered representative or principal of the Dealer-Manager or a Selling Dealer;
(iii)	registered investment advisors and their clients; and
(iv)	investors who buy Units through the officers and directors of the General Partner.
(9)	“Affiliated Program” means any Program formed by the General Partner or any Affiliate of the General Partner or in which the General Partner or any of its Affiliates has an interest.
(10)	“Agreement” means this Amended and Restated Agreement of Limited Partnership, as it may hereafter be amended, supplemented or restated from time to time.
(11)	“Assessments” means additional amounts of capital which may be mandatorily required of, or paid at the option of, a Limited Partner beyond his subscription commitment.
(12)	“Assignee” means any Person to whom any Unit or Partnership Interest, or part thereof, has been Assigned, in whole or in part, in a manner permitted by Section 13.2.
(13)

“Assignment” means, with respect to any Unit or Partnership Interest, or any part thereof, the sale, assignment, transfer, gift or other disposition of such Unit or Partnership Interest, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto.

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(14)

“Book Value” means, with respect to any Partnership property, the Partnership’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treas. Reg. Section 1.704-1(b)(2)(iv)(d)-(g).

(15)	“Capital Account” means the capital account maintained for each Partner under Section 8.5.
(16)	“Capital Contribution” means:
(i)

as to the General Partner, its initial $1,000 contribution to the capital of the Partnership plus any additional amounts as may be contributed to the capital of the Partnership by the General Partner; and

(ii)

as to any Limited Partner, the gross amount of investment in the Partnership actually paid by the Limited Partner, i.e. either the Gross Unit Price, the Net Unit Price or the Distribution Investment Unit Price, without deduction for Front-End Fees (whether payable by the Partnership or not);

but excluding Distributable Cash reinvested in additional Investments under Section 9.1(b)(xxv) during the Investment Period.

(17)	“Carried Interest” means an interest taken in a Program by a Person, other than a promotional interest, for which full consideration has neither been paid nor is to be paid.
(18)

“Cash Flow” means the Partnership’s Gross Revenues, without deduction for depreciation, but after deducting the Partnership’s cash funds used to pay all other Partnership expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

(19)	“Closing” means the admission of Limited Partners to the Partnership in accordance with Section 8.3.
(20)	“Closing Date” means any date on which any Limited Partner is admitted to the Partnership, and includes the Initial Closing Date, any subsequent Closing Date and the Final Closing Date.
(21)	“Code” means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent laws.
(22)	“Commission” means the Securities and Exchange Commission.
(23)	“Consent” means, as the context may require:
(i)	consent given by vote at a meeting called and held in accordance with the provisions of Section 16.1;
(ii)	the written consent without a meeting of any Person to do the act or thing for which the consent is solicited; or
(iii)	the act of granting the consent.
(24)	“Controlling Person” means, with respect to the General Partner or any Affiliate of the General Partner, any of the following Persons:
(i)	its chairmen, directors, presidents, or other executive or senior officers;
(ii)	any holder of a 5% or greater equity interest in the General Partner or its Affiliate; or
(iii)	any Person having the power to direct or cause the direction of the General Partner or its Affiliate, whether through the ownership of voting securities, by contract or otherwise.
(25)	“Counsel” means any law firm that may be engaged from time to time by the General Partner on behalf of the Partnership.
(26)

“Cumulative Return” means, as to any Limited Partner, an amount equal to an 8.5% annual (0.66667% monthly) cumulative return on the Limited Partner’s Adjusted Capital Contribution (without reduction for any distribution made or to be made to the Limited Partner on the date of calculation) calculated from a date not later than the last day of the calendar quarter in which the Capital Contribution of the Limited Partner as to which the Cumulative Return is being calculated was made.

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(27)	“Dealer-Manager” means Chadwick Securities, Inc., an Affiliate of the General Partner, the broker/dealer which will manage the offer and sale of the Units in all states in the Offering.
(28)

“Dealer-Manager Agreement” means the agreement entered into between the General Partner and the Dealer-Manager, substantially in the form of the Dealer-Manager Agreement filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by its terms.

(29)	“Dealer-Manager Fee” means the fees payable to the Dealer-Manager in an amount equal to 3.0% of the Gross Unit Price per Unit sold, in the aggregate, in the Offering.
(30)	“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as amended, and any successor thereto.
(31)	“Distributable Cash” or “Cash Available for Distribution” means Cash Flow plus any amounts released from Reserves by the General Partner, less amounts allocated to Reserves by the General Partner.
(32)

“Distribution Investment Unit Price” means the Gross Unit Price less an amount equal to 10.5% of the Gross Unit Price (equivalent to the Dealer-Manager Fee, the Sales Commission and the Due Diligence Expenses, which will not be paid on the sale) for each Unit or fraction of a Unit purchased with a Limited Partner’s distributions from the Partnership or, unless the Limited Partner is a resident of Massachusetts, Minnesota or Ohio, distributions from Lease Equity Appreciation Fund I, L.P. or Lease Equity Appreciation Fund II, L.P., during the Offering Period, to the extent Units are available for purchase, pursuant to an election made by the Limited Partner on the Limited Partner’s Subscription Agreement.

(33)

“Due Diligence Expenses” means fees and expenses actually incurred by the Dealer-Manager or the Selling Dealers for bona fide due diligence efforts expended in connection with the Offering, but not to exceed .5% of the Gross Unit Price per Unit sold in the Offering as described in the Prospectus.

(34)	“Effective Date” means the date the Registration Statement is declared effective by the Commission.
(35)

“Equipment” means any new, used or reconditioned equipment and related property acquired by the Partnership, or in which the Partnership has acquired a direct or indirect interest, and shall also be deemed to include such equipment and related property or other tangible and intangible personal property which at any time is subject to, or serves as the collateral for, a Lease or a Secured Loan.

(36)

“Equipment Management” means personnel and services necessary to the leasing activities of the Partnership, including but not limited to, leasing and re-leasing of Partnership Equipment, arranging for necessary maintenance and repair of the Equipment, collecting revenues, paying operating expenses, determining that the Equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the operation of Partnership Equipment.

(37)

“Escrow Account” means an interest-bearing account established and maintained by the Partnership, the General Partner and the Dealer-Manager with the Escrow Agent in accordance with the terms of the Escrow Agreement for the purpose of holding, pending the distribution thereof in accordance with the terms of the Escrow Agreement and this Agreement, any subscription funds received from Persons who may be admitted to the Partnership as Limited Partners on the Initial Closing Date.

(38)

“Escrow Agent” means Commerce Bank, NA, or another United States banking institution with at least $50 million in assets, which shall be selected by the General Partner to serve in such capacity pursuant to the Escrow Agreement.

(39)

“Escrow Agreement” means the Escrow Agreement among the Partnership, the General Partner, the Dealer-Manager and the Escrow Agent, substantially in the form of the Escrow Agreement filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by its terms.

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(40)

“Final Closing Date” means the last Closing Date in the Offering on which a Limited Partner (other than a Substitute Limited Partner) is admitted to the Partnership, which shall be as soon as practicable following the Termination Date.

(41)	“Financing Transaction” means:
(i)

any extension of credit or loan of money to the Partnership that is secured by a security interest in the Partnership’s Equipment or other tangible or intangible personal property of the Partnership, any Lease of any such property or any Secured Loan;

(ii)	any notes issued in connection with a securitization of Equipment, Equipment Leases, Secured Loans, or receivables therefrom; or
(iii)	any transaction in which the Partnership’s Equipment, Equipment Leases or Secured Loans are sold to a Person for purposes of securitization and with customary retained rights or interests.
(42)	“Fiscal Period” means any interim accounting period within a Fiscal Year established by the General Partner.
(43)

“Fiscal Quarter” means, for each Fiscal Year, the 3-calendar-month period which commences on the first day of such Fiscal Year and each additional 3-calendar-month period commencing on the first day of the first month following the end of the preceding such period within such Fiscal Year (or such shorter period ending on the last day of a Fiscal Year).

(44)	“Fiscal Year” means the Partnership’s annual accounting period established pursuant to Section 15.4.
(45)

“Front-End Fees” means fees and expenses paid by any Person for any services rendered during the Partnership’s organizational and offering or acquisition phases, including Sales Commissions, Dealer-Manager Fees, Due Diligence Expenses, Organization and Offering Expense Allowances, Acquisition Fees and Acquisition Expenses (other than any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees unless such Persons are Affiliates of the General Partner) and all other similar fees however designated.

(46)

“Full Payout Lease” means any lease under which the aggregate noncancellable rental payments due during the initial term of the lease, on a net present value basis, are at least sufficient to permit the Partnership to recover the entire Purchase Price of the Equipment subject to the lease.

(47)	“General Partner” means LEAF Asset Management, LLC, and its successors or permitted assigns, as general partner of the Partnership.
(48)	“Gross Asset Value” means, with respect to any asset of the Partnership, the asset’s adjusted tax basis, except that:
(i)	the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of such contribution;
(ii)

the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at the time specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f)(5) if the Partnership so elects;

(iii)	the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;
(iv)

to the extent not otherwise reflected in the Partners’ Capital Accounts, the Gross Asset Values of Partnership assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and

(v)

if on the date of contribution of an asset or a revaluation of an asset in accordance with clauses (ii) through (iv), above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

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(49)	“Gross Offering Proceeds” means the gross amount of Capital Contributions, before deduction of Front-End Fees, of all Limited Partners admitted to the Partnership.
(50)	“Gross Revenues” means gross cash receipts of the Partnership from whatever source, excluding Capital Contributions.
(51)	“Gross Unit Price” means $100.
(52)

“Income” or “Loss” means, for any Fiscal Year, the Partnership’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)

any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Income or Losses shall be applied to increase such taxable income or reduce such loss;

(ii)

any expenditure of the Partnership described in Code Section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Income and Loss, shall be applied to reduce such taxable income or increase such loss;

(iii)

gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

(iv)

in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); and

(v)	any items which are specially allocated pursuant to Section 11.2(f) shall not be taken into account in computing Income or Loss.
(53)

“Indebtedness” means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet of such Person that is prepared in accordance with generally accepted accounting principles as of such date.

(54)

“Independent Expert” means a Person with no material current or prior business or personal relationship with the General Partner or its Affiliates, who is engaged to a substantial extent in the business of rendering appraisals regarding the value of assets of the type held by the Partnership and who is qualified to perform the work.

(55)	“Initial Closing Date” means the first Closing Date for the Partnership on which Limited Partners with Units equal to, or greater than, the Minimum Offering are admitted to the Partnership.
(56)

“Investment in Equipment” means the aggregate amount of Capital Contributions actually paid or allocated to the purchase, manufacture or renovation of Equipment acquired by the Partnership, together with other cash payments such as interest, taxes and Reserves allocable thereto (to the extent that Reserves do not exceed 3% of Capital Contributions), but excluding Front-End Fees.

(57)	“Investment Committee” means a committee of the General Partner’s officers and directors that shall do the following on behalf of the Partnership:
(i)	establish credit review policies and procedures;
(ii)	supervise the efforts of the General Partner’s credit department;

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(iii)	approve significant transactions and transactions which differ from the standards and procedures the Investment Committee has established; and
(iv)	pursuant to Section 9.5, resolve conflicts in allocating Investments among Programs.
(58)	“Investments” means the Partnership’s portfolio, from time to time, of Equipment, Leases and Secured Loans.
(59)	“IRA” means an Individual Retirement Account.
(60)	“IRS” means the Internal Revenue Service or any successor agency thereto.
(61)	“Lease” means any Full Payout Lease, any Operating Lease and any residual value interest therein.
(62)	“Leasing Fee” means the total of all fees and commissions paid by any Person in connection with the initial lease of Equipment acquired by the Partnership or an Affiliated Program.
(63)	“Lender” means any Person that lends cash or cash equivalents to the Partnership, including any Person that acquires by purchase, assignment, or otherwise, an interest in:
(i)	the future amounts payable under any Lease or Secured Loan and in the related Equipment or other assets; or
(ii)	payments due under any Financing Transaction and in any property securing the Financing Transaction.
(64)	“Lessee” means a lessee under a Lease.
(65)	“Limited Partner” means:
(i)	any Person who owns at least a portion of a Unit and who has been admitted to the Partnership as a Limited Partner, including Affiliated Limited Partners; and
(ii)	any Person who becomes a Substitute Limited Partner in accordance with this Agreement;

including the General Partner and its Affiliates to the extent they purchase Units.

(66)

 “Liquidation Period” means the period commencing on the first day following the end of the Reinvestment Period and continuing for the period deemed necessary by the General Partner for the orderly termination of the Partnership’s operations and affairs and the liquidation or disposition of the Partnership’s Investments.

(67)	“Majority” or “Majority Interest” means Limited Partners owning more than 50% of the aggregate outstanding Units from time to time.
(68)

“Management Fees” means, for any month, the following fees, one or all of which may be payable to the General Partner, in an amount equal to the lesser of the maximum fees set forth in clauses (i) through (iv) below, compared with, in each case, fees that are reasonable and competitive and would customarily be paid to non-affiliated third-parties rendering similar services in the same geographic location and for similar types of investments. The maximum permitted Management Fees for the services described in clauses (i) through (iv), below, are as follows:

(i)	an amount equal to 0.08335% (1% annually) of Gross Revenues on Operating Leases managed by third-parties under the General Partner’s supervision;
(ii)	an amount equal to 0.33333% (4% annually) of Gross Revenues on Operating Leases managed by the General Partner or its Affiliates;
(iii)	an amount equal to 0.16667% (2% annually) of Gross Revenues on Full Payout Leases which contain Net Lease Provisions; and/or
(iv)	an amount equal to 0.16667% (2% annually) of Gross Revenues on Secured Loans.

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(69)

“Maximum Offering” means the receipt and acceptance by the Partnership of subscriptions for not more than 1,200,000 Units, excluding the 10 Units subscribed for by the Original Limited Partner, on or before the Final Closing Date.

(70)

“Minimum Offering” means the receipt and acceptance by the Partnership of subscriptions for not less than 20,000 Units, excluding the 10 Units subscribed for by the Original Limited Partner and any Units subscribed for by the General Partner or its officers, directors, employees or other Affiliates.

(71)	“NASD” means the National Association of Securities Dealers, Inc.
(72)

“Net Disposition Proceeds” means the proceeds realized by the Partnership from the sale, refinancing or other disposition of Partnership Equipment, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of the Equipment, less all Partnership liabilities.

(73)

“Net Lease Provisions” means contractual arrangements under which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the non-cancellable rental payments under the lease are absolutely net to the lessor. Notwithstanding, a lease may be deemed to contain net lease provisions even if some minor costs or responsibilities remain with the lessor or if the lessor retains the option to require and pay for a higher standard of care or a greater level of maintenance or insurance than would be imposed on the lessee under the terms of the lease.

(74)

“Net Offering Proceeds” means the Gross Offering Proceeds minus the Dealer-Manager Fees, Sales Commissions, Due Diligence Expenses and the Organization and Offering Expense Allowance payable by the Partnership.

(75)

“Net Unit Price” means the Gross Unit Price less an amount equal to 7% of the Gross Unit Price (equivalent to the Sales Commission, which will not be paid on the sale) for each Unit or fraction thereof purchased by an Affiliated Limited Partner, other than Units purchased by the Affiliated Limited Partner at the Distribution Investment Unit Price.

(76)

“Net Worth” means, for any Person subscribing for Units, the excess of total assets over total liabilities as determined by generally accepted accounting principles, but excluding home, home furnishings and automobiles. Provided, however, that with respect to the General Partner, “Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of the assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of the asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding depreciation does not exceed the fair market value of the asset.

(77)	“Notice” means a writing containing the information required by this Agreement to be communicated to any Person and delivered as follows:
(i)	personally delivered to such Person;
(ii)	sent by registered, certified or regular mail, postage prepaid to such Person at the last known address of such Person; or
(iii)	sent by facsimile, with receipt confirmed by telephone during normal business hours.
(78)	“Offering” means the offering of Units pursuant to the Prospectus.
(79)	“Offering Period” means the period from the Effective Date to the Termination Date of the Offering.
(80)

“Operating Lease” means a lease under which the aggregate noncancellable rental payments during the original term of the lease, on a net present value basis, are not sufficient to recover the entire Purchase Price of the Equipment subject to the lease.

(81)	“Operations” means all operations and activities of the Partnership except Sales.
(82)	“Organization and Offering Expense Allowance” means an amount equal to 3.0% of the Gross Offering Proceeds.

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(83)	“Organization and Offering Expenses” means:
(i)

all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and state securities laws and the securities laws of any other jurisdiction in which Units may be offered or sold and subsequently offering and distributing the Units to the public (except Sales Commissions, Due Diligence Expenses, and Dealer-Manager Fees) including, without limitation:

(A)	printing costs;
(B)	registration and filing fees;
(C)	attorneys’, accountants’ and other professional fees; and
(ii)

the direct costs of salaries to, and expenses (including costs of travel) of, officers and directors of the General Partner or any Affiliate of the General Partner while engaged in organizing the Partnership and registering, offering and selling the Units.

(84)	“Participant” means the holder of a Unit or Partnership Interest.
(85)

“Participant List” means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Units held by, each Limited Partner. The list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

(86)

“Partner” means the General Partner (including any Substitute General Partner) and any Limited Partner or Affiliated Limited Partner (including the Original Limited Partner and any Substitute Limited Partner).

(87)	“Partner Nonrecourse Debt” means any Partnership nonrecourse liability for which any Partner bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).
(88)

“Partner Nonrecourse Debt Minimum Gain” has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Partner Nonrecourse Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

(89)	“Partner Nonrecourse Deductions” consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(i)(2) and (j).
(90)	“Partnership” means LEAF Equipment Leasing Income Fund III, L.P.
(91)	“Partnership Interest” means the Units owned by a Limited Partner or the percentage interest in the Partnership held by the General Partner.
(92)	“Partnership Loan” means any loan made to the Partnership by the General Partner or any Affiliate of the General Partner in accordance with Section 9.2(c).
(93)

“Partnership Minimum Gain” has the meaning specified in Treas. Reg. Sections 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Partnership Minimum Gain pursuant to Treas. Reg. Section 1.704- 2(j)(1)(iii).

(94)	“Partnership Nonrecourse Deductions” consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).
(95)

“Payout” means the time when the aggregate amount of cash distributions (from whatever sources) to a Limited Partner equals the amount of the Limited Partner’s Capital Contribution plus the Cumulative Return compounded daily (in this case only) from a date not later than the last day of the calendar quarter in which the Limited Partner was admitted to the Partnership as a Limited Partner.

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(96)	“Person” means any natural person, partnership, trust, corporation, limited liability company, association or other legal entity.
(97)

“Program” means a limited or general partnership, joint venture, unincorporated association or similar unincorporated organization formed and operated for the primary purpose of investment in, and the operation of, or gain from, an interest in equipment, equipment leases or related instruments.

(98)	“Prospectus” means the prospectus included as part of the Registration Statement, as supplemented or amended.
(99)

“Purchase Price” means, with respect to any Investment, the price paid by, or on behalf of, the Partnership for or in connection with the purchase, acquisition or funding of the Investment, including the amount of the related:

(i)	Acquisition Fees;
(ii)	Acquisition Expenses; and
(iii)	all liens and encumbrances on the Investment, but excluding points and prepaid interest.

“Purchase Price” also includes, with respect to options to acquire an Investment, the sum of the exercise price and the price paid to acquire the option.

(100)	“Qualified Plan” means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, and its related trust.
(101)	“Redemption” means the purchase of a portion or all of any Limited Partner’s Units by the Partnership under Section 13.5.
(102)

“Registration Statement” means the Registration Statement on Form S-1 filed by the Partnership with the Commission under the Securities Act in the form in which the Registration Statement is declared to be effective for the offer and sale of the Partnership’s Units.

(103)	“Reinvestment Period” means the period beginning with the Initial Closing Date and ending five years after the Final Closing Date.
(104)	“Re-Leasing Fee” means, with respect to any Equipment, a fee payable to the General Partner for providing re-leasing services to the Partnership, not to exceed the lesser of:
(i)	the competitive rate for comparable services for similar equipment; or
(ii)

2% of gross rental revenues derived from the re-lease of the Equipment after the time that the re-lease of the Equipment has been consummated as a result of the efforts of the General Partner or its Affiliates.

(105)	“Reserves” means reserves established and maintained by the Partnership for working capital, contingent liabilities and the acquisition of Investments.
(106)

“Roll-Up” means any transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership with, and the issuance of securities of, a Roll-Up Entity. The term does not include:

(i)

a transaction involving securities of the Partnership if they have been listed on a national securities exchange or traded through the NASDAQ Stock Market (National Market System) for at least 12 months; or

(ii)	a transaction involving only the conversion of the Partnership to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in:
(A)	Limited Partners’ voting rights;
(B)	the term of existence of the Partnership;

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(C)	the compensation of the General Partner or its Affiliates from the Partnership;
(D)	the Partnership’s investment objectives; or
(E)	the income taxation of the Partnership or the Limited Partners.
(107)	“Roll-Up Entity” means any partnership, corporation, trust, or other entity that is created by, or surviving after, the successful completion of a proposed Roll-Up transaction.
(108)

“Sale” means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of an Investment.

(109)	“Sales Commissions” means, with respect to any Unit, an amount equal to 7% of the Gross Unit Price per Unit sold in the Offering.
(110)

“Secured Loan” means a loan or other extension of credit provided by the Partnership to a third-party end user to finance the end user’s purchase of Equipment, with that Equipment being used as collateral for the repayment of the loan.

(111)	“Securities Act” means the Securities Act of 1933, as amended.
(112)

“Selling Dealer” means each member broker/dealer firm of the NASD that has been selected by the Partnership or the Dealer-Manager to offer and sell Units in the Offering and has entered into a Selling Dealer Agreement.

(113)	“Selling Dealer Agreement” means each of the agreements entered into between the Partnership or the Dealer-Manager and any Selling Dealer with respect to the offer and sale of Units.
(114)

“Specified Equipment Program” means a Program where, at the time a securities registration is ordered effective, at least 75% of the net proceeds from the sale of program interests are allocable to the purchase or renovation of identified equipment or one specified type of identified equipment. Reserves shall not be included in the 75%.

(115)

“Sponsor” means any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or participate in the management of a program, and any affiliate of any such person. Sponsor does not include a person whose only relation with the program is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of program interests.

(116)	“Subordinated Remarketing Fee” means, with respect to any Investment, a fee in the amount equal to the lesser of:
(i)	3% of the contract sales price applicable to the Investment; or
(ii)	one-half of a brokerage fee that is reasonable, customary and competitive in light of the size, type and location of the Investment.
(117)

“Subscription Account” means the interest-bearing account established and maintained by the Partnership for the purpose of holding subscription funds received from Persons who may be admitted to the Partnership as Limited Partners on any Closing Date subsequent to the Initial Closing Date, pending the acceptance or rejection of their subscriptions by the General Partner.

(118)	“Subscription Agreement” means the subscription agreement substantially in the form filed as an exhibit to the Prospectus.
(119)	“Substitute General Partner” means any Assignee of or successor to the General Partner admitted to the Partnership in accordance with Section 12.5.

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(120)	“Substitute Limited Partner” means any Assignee of Units who is admitted to the Partnership as a Limited Partner under Section 13.3.
(121)	“Termination Date” means the earliest of:
(i)	the date on which the Maximum Offering has been sold;
(ii)

two years after the Effective Date (subject to the renewal, requalification or consent of each Administrator requiring the renewal, requalification or consent of the Offering with respect to the extension of the Offering Period beyond one year following the Effective Date in the Administrator’s jurisdiction); or

(iii)	any earlier date after the Effective Date as may be determined by the General Partner in its sole discretion.
(122)	“Treasury Regulation” or “Treas. Reg.” means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.
(123)

“Unit” or “Partnership Interest of a Limited Partner” means a unit of Limited Partner interest in the Partnership held by any Limited Partner, including rights to profits, losses, income, gain, credits, deductions, cash distributions, returns of capital, voting rights and other attributes of the Units all as provided by, and subject to the terms and provisions of, this Agreement.

(124)

“Unpaid Cumulative Return” means, as to any Limited Partner, the unpaid amount of the Limited Partner’s Cumulative Return calculated through the date as of which the Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions previously made to the Limited Partner by the Partnership that are deemed to be a reduction of the Limited Partner’s Unpaid Cumulative Return under Section 11.3(d)(i).

ARTICLE II - FORMATION OF PARTNERSHIP

2.1 Formation of Partnership. The General Partner and the Original Limited Partner have previously formed the Partnership as a limited partnership under the Delaware Act. The General Partner and the Original Limited Partner hereby amend and restate in its entirety the original Agreement of Limited Partnership of the Partnership and agree that this Amended and Restated Agreement of Limited Partnership shall govern the rights and liabilities of the Partners, except as otherwise expressly provided in this Agreement.

ARTICLE III - NAME

3.1 Name. The business of the Partnership shall be conducted under the name “LEAF Equipment Leasing Income Fund III, L.P.” or such other name as the General Partner shall hereafter designate in writing to the Limited Partners.

ARTICLE IV - PLACES OF BUSINESS

4.1 Principal Place of Business. The principal office and place of business of the Partnership in Delaware shall be 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801. The General Partner may from time to time change the Partnership’s principal place of business in Delaware and, in such event, the General Partner shall notify the Limited Partners of such change in writing no later than 60 days following the effective date of such change.

4.2 Other Places of Business. The Partnership may maintain such other offices and places of business within or outside the State of Delaware as the General Partner deems advisable.

ARTICLE V - NAMES AND ADDRESSES OF PARTNERS

5.1 Names and Addresses of Partners. The name and address of the General Partner shall be as set forth in Section 19.1, and the names and addresses of the Limited Partners shall be as set forth in their respective Subscription Agreements, as the same may be supplemented or amended from time to time. Any Partner may change his, her or its respective place of business or residence, as the case may be, by giving Notice of such change to the Partnership (and, in the case of the General Partner, by also giving Notice thereof to all of the Limited Partners), which Notice shall become effective upon receipt by the Partnership.

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ARTICLE VI - PURPOSES AND OBJECTIVES

6.1 Purposes. The purpose and business of the Partnership are to:

(i)

acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, loan, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create or receive security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment, Equipment Leases and Secured Loans of all kinds; and

(ii)	engage in any and all businesses and to do any and all things permitted to a limited partnership under the Delaware Act.

6.2 Investment Objectives. The investment objectives of the Partnership in conducting its business shall be to:

(i)	preserve, protect and return the Capital Contributions of the Partners;
(ii)	generate regular distributions sufficient to provide the Cumulative Return to the Limited Partners;
(iii)

enter into additional Equipment Leases and Secured Loans during the Reinvestment Period by borrowing funds, including securitizations, using the Partnership’s Equipment, Equipment Leases and Secured Loans (or interests therein) as collateral as described in the “Investment Objectives and Strategies – Borrowing” section of the Prospectus and reinvesting the Partnership’s excess Distributable Cash after paying Partnership expenses, establishing appropriate Reserves and distributing the Cumulative Return to the Limited Partners; and

(iv)

provide additional cash distributions to the Partners after the Reinvestment Period until all of the Partnership’s Investments have matured and terminated on their own terms or have been sold or otherwise disposed of.

ARTICLE VII - TERM

7.1 Term. The term of the Partnership began with the filing of its Certificate of Limited Partnership with the Secretary of State of the State of Delaware on May 16, 2006 and will end at midnight on December 31, 2031, unless sooner dissolved or terminated as provided in Article XIV of this Agreement.

ARTICLE VIII - PARTNERS AND CAPITAL

8.1 General Partner. The General Partner has contributed $1,000 in cash as its Capital Contribution to the Partnership as consideration for its Partnership Interest.

8.2 Original Limited Partner. The Original Limited Partner has made a capital contribution of $1.00 to the Partnership as consideration for 10 Units purchased by it. By its execution of this Agreement, the Original Limited Partner agrees to withdraw as Original Limited Partner, and the parties agree to return its capital contribution, and retire its original 10 Units, and restore its original 10 Units to the Maximum Offering, on the Initial Closing Date when additional Limited Partners are admitted to the Partnership.

8.3 Limited Partners and Maximum Offering. From and after the Initial Closing Date there shall be one class of Limited Partners, which includes Affiliated Limited Partners. The General Partner is hereby authorized to obtain capital for the Partnership through the offer and sale of up to 1,200,000 Units ($120 million) to the Limited Partners.

8.4 Subscription Documents and Suitability. Any Person desiring to become a Limited Partner shall execute and deliver to the General Partner a Subscription Agreement and such other documents as the General Partner reasonably requests. These documents shall be in form and substance reasonably satisfactory to the General Partner. Among other things, each Person shall, subject to acceptance of his subscription by the General Partner, agree to be bound by all of the terms and provisions of this Agreement. Units shall be sold only to Persons:

(i)	who represent that they have either:

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(A)	an annual gross income of at least $45,000 and a Net Worth of at least $45,000; or
(B)	a Net Worth of at least $150,000; or
(ii)

who satisfy the suitability standards applicable in the state or other jurisdiction of their residence or domicile as set forth in the Prospectus, if those standards are more stringent than the standards described in clause (i) above.

8.5 Payment of Subscription Price of Units and Limited Partners’ Right to Elect to Use Cash Distributions to Purchase Units. At the time of subscribing each Limited Partner (other than an Affiliated Limited Partner) shall make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price for each Unit, or portion of a Unit, purchased. At the time of subscribing each Affiliated Limited Partner shall make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit, or portion of a Unit, purchased.

Notwithstanding the foregoing:

(i)

Each Limited Partner who has purchased at least 50 Units ($5,000) may elect on his Subscription Agreement to have his Partnership distributions during the Offering Period invested in additional Units, to the extent that Units are available for purchase, on the same terms as the purchase of the Limited Partner’s original Units, except that there shall be no minimum required number of additional Units to be purchased, and the purchase price of the additional Units shall be the Distribution Investment Unit Price.

(ii)

Each Limited Partner (except Massachusetts, Minnesota and Ohio residents) who has previously invested in Lease Equity Appreciation Fund I, L.P. (“LEAF I”) or Lease Equity Appreciation Fund II, L.P. (“LEAF II”) may elect on his Subscription Agreement to have his cash distributions from those Programs invested in Units during the Offering Period, to the extent that Units are available for purchase, on the same terms as the Units are being offered to other prospective Limited Partners, except that the minimum number of Units required to be purchased by Limited Partners under Section 8.6, below, shall not apply to these Limited Partners and the purchase price of the Units purchased with distributions from LEAF I and/or LEAF II by those Limited Partners shall be the Distribution Investment Unit Price.

8.6 Minimum Subscription Amount. Subject to exceptions for certain classes of Limited Partners described in Section 8.5, above, each Limited Partner must purchase a minimum of 50 Units ($5,000) unless a greater minimum number of Units is required by the Administrator of the Limited Partner’s state or other jurisdiction of residence.

8.7 Subscriptions for Units by General Partner and its Affiliates. The General Partner and any Affiliate of the General Partner shall have the right to subscribe for Units for its own account for investment purposes only; provided that the aggregate number of Units purchased by the General Partner and its Affiliates collectively shall not exceed approximately 5% of all Units sold.

8.8 Partnership Closings. No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. Upon the determination by the General Partner that the Minimum Offering has been achieved, the General Partner shall set the Initial Closing Date. Following the Initial Closing Date, weekly Closings will be held. The General Partner shall notify each subscriber whose subscription has been accepted by the General Partner as promptly as practical of such subscriber’s admission as a Limited Partner.

8.9 Acceptance of Units. Subscriptions for Units shall promptly be accepted or rejected by the General Partner after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of acceptance sent by the General Partner. The General Partner shall have the unconditional right to refuse to admit any subscriber as a Limited Partner. Each subscriber has the right to cancel his or her subscription before it has been accepted by the General Partner by providing written notice to the General Partner, signed by each subscriber, of their intent to cancel, in a form satisfactory to the General Partner. The Partnership may not complete a sale of Units to any Limited Partner until at least five business days after the date the Limited Partner received a final Prospectus.

8.10 Admission to Partnership as Limited Partners. Each Person whose subscription is accepted by the General Partner shall be admitted to the Partnership as a Limited Partner, and shall for all purposes of this Agreement become and be treated as a Limited Partner, not later than 15 days after the Initial Closing Date or, thereafter, the last day of the calendar month following the date the subscription was accepted by the Partnership. The amount of the Capital Contribution made by each Limited Partner shall be set forth on the Partnership’s books and records, which shall be supplemented or amended from time to time promptly following each Closing Date to reflect the name, address and Capital Contribution of each Limited Partner admitted to the Partnership as a result of such Closing; provided that any failure so to attend to such books and records following any Closing Date shall not in any way affect the admission of any Limited Partner to the Partnership for all purposes of this Agreement if such Limited Partner was admitted to the Partnership at such Closing.

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8.11 Escrow Account and Subscription Account. The General Partner shall establish the Escrow Account and the Subscription Account. From the date hereof to, but not including, the Initial Closing Date, all subscription funds shall be deposited in the Escrow Account. From and after the Initial Closing Date, except as provided in Section 8.12, all subscription funds shall be held by the Partnership in the Subscription Account until the General Partner either accepted or rejected the subscription as described below.

On the Initial Closing Date, all Gross Offering Proceeds then held in the Escrow Account with respect to Units purchased by any Person admitted to the Partnership on the Initial Closing Date, together with any interest earned thereon, shall be released to the Partnership. The Partnership shall pay such interest to the Limited Partners, based on the amounts of their respective subscriptions and the number of days that those amounts were held in the Escrow Account, within at least 60 days after the Initial Closing Date. Subscription funds deposited by any Person whose subscription is rejected by the General Partner shall be promptly returned to that Person, together with any interest earned thereon and without deduction for any fees. In no event shall any Gross Offering Proceeds be held in the Escrow Account or a Subscription Account beyond the Termination Date before either being released to the Partnership upon a Closing or, if the Minimum Offering has not been achieved, returned to the subscriber with any interest earned thereon and without deduction for any fees.

8.12 Separate Escrow Account for Residents of Iowa and Pennsylvania. Notwithstanding any provision to the contrary in this Agreement, subscription funds received from residents of Iowa and Pennsylvania shall be held in a separate Escrow Account by the Escrow Agent on the terms set forth in the Escrow Agreement, and shall not be used in computing the Minimum Offering. At such time as subscriptions for 60,000 Units ($6 million) have been received and accepted by the Partnership, including the subscription funds of Iowa and Pennsylvania residents whose subscriptions have been accepted by the General Partner, the subscription funds of the Iowa and Pennsylvania residents whose subscriptions have been accepted shall be released from the Escrow Account to the Partnership, together with any interest earned thereon, and those Iowa and Pennsylvania residents shall be admitted to the Partnership as Limited Partners. The Partnership shall pay such interest to the Pennsylvania and Iowa Limited Partners, based on the amounts of their respective subscriptions and the number of days that those amounts were held in the Escrow Account, within at least 60 days after the applicable Closing Date.

8.13 Partnership Capital

8.13(a). No Interest Paid on Capital Contributions. No Partner shall be paid interest on any Capital Contribution, except for interest earned on subscription funds deposited in an Escrow Account as provided in Sections 8.11 and 8.12.

8.13(b). No Limited Partner Right to Withdraw. In addition to the redemption of the Original Limited Partner’s Units, the Partnership may Redeem Units presented by Limited Partners for Redemption pursuant to Section 13.5 in the General Partner’s sole discretion. No Partner shall have the right to otherwise withdraw or receive any return of such Partner’s Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution shall be returned by the Partnership to any Partner in the form of any property other than cash.

8.13(c). No Limited Partner Priority. Except as otherwise specifically provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to:

(i)	the return of such Limited Partner’s Capital Contribution or Capital Account;
(ii)	such Limited Partner’s share of Income and Losses; or
(iii)	such Limited Partner’s share of Distributable Cash.

8.13(d). No General Partner Personal Liability for Repayment. Neither the General Partner nor any Affiliate of the General Partner shall have any personal liability for the repayment of the Capital Contribution of any Limited Partner.

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8.14 Capital Accounts

8.14(a). Separate Capital Account. A separate Capital Account shall be established and maintained for the General Partner and for each Limited Partner.

8.14(b). General Partner’s Initial Capital Account. The Capital Account of the General Partner initially shall be $1,000.

8.14(c). Limited Partner’s Initial Capital Account. The Capital Account of each Limited Partner initially shall be such Limited Partner’s Capital Contribution.

8.14(d). Increases to Capital Account. The Capital Account of each Partner shall be increased by:

(i)	the amount of any additional money contributed by such Partner to the Partnership;
(ii)

the fair market value of any property contributed by such Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume under Code Section 752); and

(iii)	allocations to such Partner of Income (or items thereof), including but not limited to items of income and gain specially allocated pursuant to Section 11.2(f).

8.14(e). Decreases to Capital Account. The Capital Account of each Partner shall be decreased by:

(i)	the amount of money distributed to or on behalf of such Partner by the Partnership;
(ii)

the fair market value of any property distributed to or on behalf of such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume under Code Section 752); and

(iii)	allocations to such Partner of Partnership Losses (or items thereof), including but not limited to items of loss and deduction specially allocated pursuant to Section 11.2(f).

8.14(f). General Partner’s Single Capital Account. For purposes of this Agreement, a General Partner who also owns Units as a Limited Partner shall have a single Capital Account that reflects both its General Partner and Limited Partner interests in the Partnership, regardless of the time or manner in which such interests were acquired.

8.14(g). General Partner’s Capital Account on Sales. If the Partnership Interest of a General Partner or a Unit is sold or otherwise transferred, the Capital Account of the transferor with respect to the Partnership Interest or the Unit transferred shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l). However, if the transfer causes a termination of the Partnership under Code Section 708(b)(1)(B), the Capital Account that carries over to the transferee shall be adjusted in accordance with the constructive contribution and liquidation rules under Treas. Reg. Section 1.708-1.

8.14(h). Section 754 Election. For any taxable year in which the Partnership has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m). The Partnership shall not be required to make any elections pursuant to Code Section 754.

8.14(i). Revaluation. Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Partners’ Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

8.14(j). Capital Accounts Maintained in Accordance with Treasury Regulations. Notwithstanding anything herein to the contrary, the Partners’ Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising under this Agreement shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement does not provide for the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) does not provide for a particular item, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners based, wherever practicable, on federal tax accounting principles.

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8.15 Limitations on Additional Capital Contributions

8.15(a). Additional Capital Contributions of General Partner. The General Partner shall not be required to make any Capital Contribution in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 14.2(c)(ii) of this Agreement.

8.15(b). Additional Capital Contributions of Limited Partners. No Limited Partner shall be required to make any Capital Contribution in addition to the Capital Contribution required under Section 8.3(c).

8.16 Loans by Partners. Except as provided otherwise in Section 14.2(c)(ii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as Indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions upon which such loan was made.

ARTICLE IX - POWERS, RIGHTS AND DUTIES OF GENERAL PARTNER

9.1 Extent of Powers and Duties

9.1(a). General. Except as expressly limited by the provisions of this Agreement, the General Partner shall have complete and exclusive discretion to manage and control the affairs and business of the Partnership and may employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership.

The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner’s immediate possession or control.

9.1(b). Powers and Duties. Pursuant to the authority granted in this Section 9.1, and subject only to the limitations otherwise provided in this Agreement, the General Partner’s powers and duties shall include, but not be limited to, the following:

(i)

to acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, loan, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create and receive security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Investments and other tangible or intangible property (including securities, debt instruments, contract rights, lease rights, equity interests and, to the extent permitted by Section 9.1(b)(xviii), joint ventures), and to contract with others to do the same on behalf of the Partnership;

(ii)	to select and supervise the activities of any Equipment management agents for the Partnership;
(iii)	to assure the proper application of revenues of the Partnership;
(iv)

to maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to the Partners pursuant to this Agreement or to taxing bodies or other governmental agencies, including Administrators, in accordance with applicable laws and regulations;

(v)	to enter into the Dealer-Manager Agreement with the Dealer-Manager to select Selling Dealers to offer and sell Units;
(vi)	to invest any and all funds held by the Partnership;
(vii)	to designate depositories of the Partnership’s funds, and establish the terms and conditions of such deposits and drawings thereon;
(viii)

without the Consent of a Majority Interest under Section 9.2(i), to enter into Financing Transactions and otherwise to borrow money or procure extensions of credit for the Partnership (except that neither the Partnership nor the General Partner shall borrow money solely for the purpose of making Cash Distributions during the Reinvestment Period that the Partnership would otherwise be unable to make) and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents evidencing Financing Transactions or constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in Investments or any other assets of the Partnership as security therefore;

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(ix)	to hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees, or other entities or agents of or for the Partnership;
(x)

to acquire and enter into any contract which the General Partner deems necessary or appropriate for the protection of the Partnership and (subject to Sections 9.2(b), 9.2(c) and 9.2(g)) the General Partner, for the conservation of Partnership assets, or for any purpose convenient or beneficial to the Partnership;

(xi)

to employ agents, employees, managers, accountants, attorneys, consultants and other persons in the operation and management of the business of the Partnership including, but not limited to, Affiliates of the General Partner, supervisory managing agents, management agents, and lease, loan or securities brokers, on such terms and for such compensation as the General Partner shall determine, provided, however, that, with respect to services provided by the General Partner or its Affiliates, compensation for such services shall be limited as specifically set forth in this Agreement;

(xii)	to cause the Partnership to make or revoke any of the elections referred to in Sections 108, 732, 754 and 1017 of the Code or any similar provisions enacted in lieu thereof;
(xiii)	to select as the accounting year for the Partnership the calendar year or such other fiscal year as may be permitted under the Code or approved by the IRS;
(xiv)

to determine the accounting method or methods to be used by the Partnership (the Partnership intends initially to use the accrual method of accounting in maintaining its books and records) in accordance with the Code;

(xv)

to require in all Partnership obligations to any Person other than a Limited Partner, as such, that the General Partner shall not have any personal liability thereon, but that the person or entity contracting with the Partnership must look solely to the Partnership and its assets for satisfaction;

(xvi)

to invest temporarily the Gross Offering Proceeds or Net Offering Proceeds in short term, highly liquid investments where there is appropriate safety of principal, before such funds are used to make or acquire Investments;

(xvii)	to execute or sign, individually or jointly, a check or certificate on behalf of the Partnership;
(xviii)	to cause the Partnership to invest in a joint venture to own one or more Investments with any one or more Affiliated Programs if the General Partner determines, in its sole discretion, that:
(A)	doing so would be in the best interest of the Partnership and the Affiliated Program;
(B)	the Partnership and the Affiliated Program would have substantially identical investment objectives;
(C)	there would be no duplicate fees;
(D)	the compensation of the sponsor of the Affiliated Program would be substantially identical to the compensation of the General Partner from the Partnership;
(E)	the Partnership would have the right of first refusal to purchase any Investment jointly owned with the Affiliated Program that the Affiliated Program wishes to sell;
(F)	the respective investments in the Investment by the Partnership and the Affiliated Program would be on substantially the same terms and conditions; and

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(G)

the joint venture would be entered into either for the purpose of effecting appropriate diversification for the Partnership and the Affiliated Program, or for the purpose of relieving the General Partner or its Affiliates from a commitment entered into pursuant to Section 9.2(b);

(xix)

to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including those relating to federal, state or local taxation, either in favor of or against the Partnership;

(xx)

to establish and maintain Reserves for such purposes and in such amounts, and to increase or reduce such amounts, as it deems appropriate from time to time, but initially the Partnership’s Reserves shall not be less than an amount equal to 1% of the Gross Offering Proceeds;

(xxi)

subject to Section 8.3, to do all things necessary or advisable, in its sole discretion, to effect the admission of the Limited Partners, including, but not limited to, registering the Units under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Units for sale with Administrators, and determining that the purchase of Units is a suitable and appropriate investment for each Limited Partner, based on information provided by each Limited Partner regarding his financial situation and investment objectives;

(xxii)

to enter into the Escrow Agreement on behalf of the Partnership and provide for such compensation to the Escrow Agent as the General Partner may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organization and Offering Expense payable by the General Partner;

(xxiii)	to cause the Partnership to Redeem, or elect not to Redeem, Units, in its sole discretion, on request therefor by a Limited Partner as provided in Section 13.5;
(xxiv)

to cause the Partnership to obtain and pay the premiums with respect to insurance policies covering such risks as the General Partner deems reasonably necessary to protect the interests of the Partnership; provided that the General Partner, its Affiliates and their respective employees and agents may be named as additional insured parties thereunder only if the cost of premiums payable by the Partnership is not increased thereby or if the additional cost, if any, is paid by the General Partner and its Affiliates; and provided further, that the Partnership shall not incur or assume the cost of any portion of any insurance which insures any party against any liability the indemnification of which is prohibited by Section 9.3(b);

(xxv)

during the Reinvestment Period, but subject to the limitations and requirements of Section 11.1(b), to reinvest all or a substantial portion of the Partnership’s Distributable Cash in additional Investments;

(xxvi)

subject to Section 9.2(m), to enter into on behalf of the Partnership arrangements with itself or its Affiliates to provide services for the Partnership, if necessary, in addition to those provided for under this Agreement or the Origination and Servicing Agreement, which additional arrangements must meet the following criteria:

(A)

the compensation, price or fee charged for providing such services must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods and materials which could reasonably be made available to the Partnership;

(B)	the fees and other terms of the contract shall be fully disclosed; and
(C)	the General Partner or its Affiliate providing the services must be independently engaged in the business of providing those services to Persons other than Affiliates of the General Partner; and
(xxvii)

to take all such actions and execute all such documents and other instruments as the General Partner may deem necessary, convenient or advisable to accomplish or further the purposes or objectives of the Partnership or to protect and preserve Partnership assets.

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9.1(c). Delegation of Powers. Except as otherwise provided under this Agreement or by law, the General Partner may, in its sole discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person, including any Affiliate of the General Partner. Any such delegation by the General Partner shall not relieve the General Partner of responsibility for any of its obligations or duties under this Agreement.

9.1(d). Reliance by Third-Parties. No Person dealing with the Partnership or its Investments or other assets, whether as assignee, lessee, purchaser, borrower, mortgagee, grantee or otherwise, shall be required to investigate the authority of the General Partner in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or of any other material fact signed by the General Partner, or in accepting any instrument signed by the General Partner in the name and on behalf of the Partnership or the General Partner.

9.2 Limitations on the Exercise of Powers of General Partner. The General Partner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the General Partner shall be subject to the following in the administration of the Partnership’s business and affairs:

9.2(a). Investment Company Status. The General Partner shall use its best efforts to assure that the Partnership shall not be deemed to be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

9.2(b). Sales and Leases of Investments from or to the General Partner and its Affiliates. The Partnership shall neither purchase nor lease Investments from, nor sell or lease Investments to, the General Partner, any Affiliate of the General Partner or any Affiliated Program (including any Investment in which the General Partner or any of its Affiliates has an interest) except as provided in this Section 9.2(b). Notwithstanding the foregoing, the Partnership may purchase Investments from the General Partner or any of its Affiliates (but not including an Affiliated Program) if:

(i)	the General Partner determines, in its sole discretion, that making the Investment is in the best interests of the Partnership;
(ii)	the Investment is purchased by the Partnership at a Purchase Price that does not exceed the sum of:
(A)

the cost to the General Partner or the Affiliate of acquiring and holding the Investment (as determined under United States generally accepted accounting principles and as adjusted for any income received, capital or investment returned and reasonable and necessary expenses paid or incurred while holding the Investment); plus

(B)	any compensation to which the General Partner and any Affiliate of the General Partner is entitled to under this Agreement;
(iii)

there is no difference in the interest terms of any Indebtedness secured by the Investment at the time it is acquired by the General Partner or such Affiliate and the time it is acquired by the Partnership;

(iv)

neither the General Partner nor any Affiliate of the General Partner receives any other benefit, other than compensation permitted by this Agreement, as a result of the Partnership purchasing the Investment; and

(v)

at the time of transfer thereof to the Partnership, the General Partner or such Affiliate had held such Investment on a temporary or interim basis (generally not longer than 6 months) for the purposes of:

(A)	facilitating the acquisition of such Investment by the Partnership;
(B)	borrowing money or obtaining financing for the Partnership; or
(C)	any other lawful purpose related to the business of the Partnership.

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9.2(c). Loans to or from the General Partner and its Affiliates. No loans may be made by the Partnership to the General Partner or any Affiliate of the General Partner. The General Partner or any Affiliate of the General Partner may loan or advance funds to the Partnership provided that:

(i)	any interest or other financing charges or fees payable by the Partnership in connection with the loan shall not exceed the lesser of the following:
(A)

the rate of interest and other amounts paid or payable by the General Partner or the Affiliate in connection with the loan (if the General Partner or the Affiliate borrowed money for the specific purpose of making the loan); or

(B)

the rate of interest and other amounts that would be charged to the Partnership (without reference to the General Partner’s or the Affiliate’s financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the General Partner nor the Affiliate borrowed money to make the loan); and

(ii)	all payments of principal and interest on the loan must be due and payable within 12 months after the date on which the loan is made.

If the General Partner or any Affiliate of the General Partner purchases an Investment in its own name and with its own funds in order to facilitate the ultimate purchase of the Investment by the Partnership, the General Partner or the Affiliate, as the case may be, shall be deemed to have made a loan to the Partnership in the amount of the Purchase Price and shall be entitled to receive interest on that amount in accordance with clause (i) above. However, any advances made by the General Partner or any Affiliate of the General Partner for the purpose of paying Organization and Offering Expenses shall not constitute a loan to the Partnership. Instead, those advances shall be reimbursed to the General Partner or the Affiliate (to the extent possible) from the Organization and Offering Expense Allowance without interest thereon in accordance with, and to the extent provided in, Section 9.4(e).

9.2(d). No Exchange of Partnership Units for Investments. The Partnership shall not acquire any Investments in exchange for Units.

9.2(e). Roll-Ups. Any proposal that the Partnership enter into a Roll-Up shall require the Consent of a Majority Interest. The Partnership shall not reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest, nor bear any other costs of the transaction if the Roll-Up is not approved by a Majority Interest. Any proposed Roll-Up shall also be subject to the following:

(i)

An Appraisal of all Partnership assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Commission and applicable Administrators as an exhibit to the registration statement for the offering. Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Partnership’s assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up transaction.

(ii)	The Person sponsoring the Roll-Up transaction shall offer to Limited Partners who vote “no” on the proposal the choice of:
(A)	accepting the securities offered in the proposed Roll-Up transaction; or
(B)	one of the following:
(1)	remaining as Limited Partners, and preserving their Units in the Partnership on the same terms and conditions as existed previously; or
(2)	receiving cash in an amount equal to the Limited Partners’ pro-rata share of the appraised value of the net assets of the Partnership.

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(iii)

The Partnership shall not participate in any proposed Roll-Up transaction which would result in Limited Partners having voting rights which are less than those provided for under this Agreement. If the Roll-Up Entity is a limited partnership, the voting rights of Limited Partners shall correspond to the voting rights provided for in this Agreement to the greatest extent possible. If the Roll-Up Entity is a corporation, then the democracy rights of Limited Partners shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

(iv)

The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Partnership shall not participate in any proposed Roll-Up transaction which would limit the ability of a Limited Partner to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner.

(v)

The Partnership shall not participate in any proposed Roll-Up transaction in which Limited Partners’ rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

9.2(f). No Exclusive Listings. No exclusive listing for the sale of Investments, or of any other Partnership assets, shall be granted to the General Partner or any Affiliate of the General Partner.

9.2(g). Other Transactions Involving the General Partner and its Affiliates. Except as specifically permitted by this Agreement, including but not limited to the Origination and Servicing Agreement, Section 9.1(b)(xxviii) and Subsection (m) below, the General Partner shall not enter into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner, any Affiliate of the General Partner or any Affiliated Program.

Except as permitted by Section 9.4, neither the General Partner nor any Affiliate of the General Partner shall receive, directly or indirectly, a commission or fee in connection with the reinvestment of Distributable Cash in new Investments.

Neither the General Partner nor any of its Affiliates may receive any rebates or “give-ups,” nor may the General Partner or any of its Affiliates participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of this Agreement.

9.2(h). Payments to Investor Advisors. Neither the General Partner nor any Affiliate of the General Partner shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor as an investment advisor as an inducement to such Person to advise the potential investor concerning the Units. Provided, however, this Section 9.2(h) shall not prohibit the payment to any such Person of the Dealer-Manager Fees, Sales Commissions, and Due Diligence Expenses in accordance with the terms of this Agreement and the Dealer-Manager Agreement.

9.2(i). Sale of All or Substantially All Assets; Dissolution. During the Reinvestment Period, the General Partner may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of a Majority Interest.

9.2(j). No Investments in or Underwriting of Interests of Other Programs. The Partnership shall not invest in or underwrite the equity interests of any other Program; provided, however, that nothing herein shall preclude the Partnership from making investments in joint ventures to the extent and in the manner provided in Section 9.1(b)(xviii).

9.2(k). Use of Partnership’s Assets. The General Partner shall not employ, nor permit any other Person to employ, the Partnership’s funds or assets in any manner except for the exclusive benefit of the Partnership. In addition, the Partnership shall not invest from time to time more than 30% of its funds and assets, including but not limited to Capital Contributions and the proceeds of Financing Transactions then available for investment, in Secured Loans.

9.2(l). Fiduciary Duty to Limited Partners. Neither the General Partner nor any Affiliate shall permit a Limited Partner to contract away the fiduciary duty owed to the Limited Partner by the General Partner or its Affiliates under Delaware law and, to the extent applicable, common law.

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9.2(m). Contracts for Goods and Services. All services or goods for which the General Partner or any of its Affiliates is to receive compensation which are not otherwise described or specifically authorized in this Agreement or the Origination and Servicing Agreement shall be subject to the following provisions:

(i)	a written contract shall precisely describe the services to be rendered and all compensation to be paid;
(ii)

the contract may only be modified by a Majority vote of the Limited Partners, and the contract shall contain a clause allowing its termination without penalty by a Majority vote of the Limited Partners on 60 days’ notice to the General Partner or its Affiliates, as the case may be;

(iii)

the compensation, price or fee charged for providing such services must be comparable and competitive with the compensation, price or fee of any other person who is rendering comparable services or selling or leasing comparable goods and materials which could reasonably be made available to the Partnership;

(iv)	the fees and other terms of the contract shall be fully disclosed to the Limited Partners; and
(v)

the General Partner or its Affiliate must be independently engaged in the business of providing such services to other than Affiliates of the General Partner and at least 75% of its gross revenue from providing such services must be derived from other than the General Partner or its Affiliates.

9.3 Limitation on Liability of General Partner and its Affiliates; Indemnification

9.3(a). Limitation on General Partner’s Liability. Neither the General Partner nor any Affiliate of the General Partner shall have any liability to the Partnership or to any Partner for any loss suffered by the Partnership or the Limited Partners that arises out of any action or inaction of the General Partner or its Affiliates if:

(i)	the General Partner and its Affiliates determined in good faith that the course of conduct was in the best interest of the Partnership;
(ii)	the General Partner and its Affiliates were acting within the scope of authority on behalf of, or performing services for, the Partnership; and
(iii)	the course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.

9.3(b). Indemnification of General Partner. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that:

(i)	the General Partner and its Affiliates determined in good faith that the course of conduct that caused the loss or liability was in the best interest of the Partnership;
(ii)	the General Partner and its Affiliates were acting within the scope of authority on behalf of, or performing services for, the Partnership; and
(iii)	the course of conduct was not the result of negligence or misconduct of the General Partner or its Affiliates.

9.3(c). Securities Act Liability. Notwithstanding the above, the General Partner and its Affiliates, including the Dealer-Manager, and any Person acting as a broker-dealer, including the Selling Dealers, shall not be indemnified by the Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless:

(i)

there has been a successful adjudication on the merits of each count involving securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

(ii)

such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

(iii)

a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and a court of competent jurisdiction has found that indemnification of the settlement and related costs should be made.

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In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall apprise the court of the position of the Commission and, if a position be taken by it, the Administrator in any jurisdiction in which Units have been sold, with respect to the issue of indemnification for securities law violations before seeking the court’s approval for the indemnification.

9.3(d). Insurance. Any amounts payable pursuant to this Section 9.3 shall be recoverable solely out of the assets of the Partnership and not from the Limited Partners. The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited; provided, however, that with respect to public liability insurance obtained by the Partnership in connection with any Investment or operations of the Partnership, the General Partner shall be permitted to add itself as an additional insured thereunder so long as and to the extent that the General Partner shall pay for the incremental premium costs resulting from its being added as an additional insured, if any.

For purposes of this Section 9.3, “public liability insurance” shall include insurance which would cover damage to property or personal injury to non-affiliated persons incurred during the performance of services related to the Partnership and its operations.

9.4 Compensation of General Partner and its Affiliates. Neither the General Partner nor any of its Affiliates shall receive any compensation except in accordance with this Section 9.4, Section 9.1(b)(xxvii), Section 9.2(m), Section 14.2, and Section 15.9.

9.4(a). Allocations and Distributions. The General Partner shall be entitled to receive the allocations and distributions provided in Article XI and Article XIV with respect to its Partnership Interest.

9.4(b). Dealer-Manager Fees. Dealer-Manager Fees shall be paid by the Partnership to the Dealer-Manager for each Unit sold.

9.4(c). Sales Commissions. Sales Commissions shall be paid by the Partnership to the Dealer-Manager, all or a portion of which the Dealer-Manager may reallow to the Selling Dealers for the respective Units sold by each of them at the Gross Unit Price, but no Sales Commissions shall be payable by the Partnership for any Units sold by any Person to Affiliated Limited Partners at the Net Unit Price.

9.4(d). Due Diligence Expenses. Due Diligence Expenses shall be paid by the Partnership to the Dealer-Manager, all of which the Dealer-Manager shall reallow to the Selling Dealers for the respective Due Diligence Expenses incurred by each of them; provided that no Due Diligence Expenses shall be payable by the Partnership to the Dealer-Manager for any Units sold to the General Partner and its Affiliates, or any Units sold through the officers and directors of the General Partner on behalf of the Partnership.

9.4(e). Organization and Offering Expense Allowance. The Partnership shall pay, immediately following each Closing Date, the Organization and Offering Expense Allowance to the General Partner without deduction for Dealer-Manager Fees, Sales Commissions and Due Diligence Expenses payable by the Partnership. The General Partner shall bear any Organization and Offering Expenses incurred by the General Partner or its Affiliates (including, without limitation, the Dealer-Manager) in excess of the Organization and Offering Expense Allowance.

9.4(f). Acquisition Fees and Acquisition Expenses. In connection with any Investment, the Partnership shall pay to the General Partner, for services rendered in connection with acquiring such Investment, an Acquisition Fee equal to the difference (to the extent greater than zero) between:

(i)

2% of the Purchase Price paid by the Partnership for any Investment (which Purchase Price shall be determined for purposes of this Section 9.04(f) only, by excluding the General Partner’s Acquisition Fee as calculated under this Section 9.04(f), but including the General Partner’s and its Affiliates’ Acquisition Expenses related to the Investment and all other components of the Purchase Price as that term is defined in this Agreement); and

(ii)	the aggregate amount of Acquisition Fees paid by or on behalf of the Partnership to any other Person in connection with such Investment.

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Provided, however, that:

(i)	no Acquisition Fees shall be paid by or on behalf of the Partnership to any finder or broker that is an Affiliate of the General Partner except to the extent permitted by this Section 9.4(f);
(ii)

Acquisition Fees shall include Acquisition Expenses, except that for purposes of this Section 9.4 fees payable to finders or brokers that are not Affiliates of the General Partner that are otherwise included within Acquisition Fees shall be treated as an expense of the Partnership payable as provided in Section 9.4(j) and shall not be treated as Acquisition Fees or Acquisition Expenses except for purposes of determining the Purchase Price of the Investment;

(iii)

the Partnership shall not pay any Acquisition Fees, fees payable to finders or brokers that are not Affiliates of the General Partner, or other Front-End Fees, or any part thereof, that would cause the Partnership’s Investment in Equipment (including Equipment that at any time is subject to, or is the collateral for, Leases or Secured Loans) to be less than the greater of:

(A)	80% of the Partnership’s Gross Offering Proceeds from the sale of Units, reduced by .0625% for each 1% of Indebtedness encumbering the Partnership’s Investments; or
(B)	75% of the Partnership’s Gross Offering Proceeds.

To calculate the percentage of Indebtedness encumbering the Partnership’s Investments, the aggregate amount of such Indebtedness shall be divided by the aggregate Purchase Price (without deduction for Front-End Fees) paid for all Investments. The quotient so calculated shall be multiplied by .0625% to determine the percentage to be deducted from 80%. Where the Partnership purchases an Investment from the General Partner or one of its Affiliates pursuant to Section 9.2(b) for a Purchase Price that includes the amount of an Acquisition Fee, the Acquisition Fee shall be deemed paid under this Section 9.4(f) and there shall be no duplicate payment of the Acquisition Fee; and.

(iv)

the General Partner and its Affiliates shall not receive reimbursement of their Acquisition Expenses from the Partnership other than indirectly through their receipt of the Purchase Price or the related Acquisition Fee of an Investment or as otherwise provided in Section 9.4(j).

9.4(g). Management Fees. For management services rendered, the Partnership shall pay the Management Fees to the General Partner each month during the Reinvestment Period, but only after Distributable Cash in an amount sufficient to pay any accrued Unpaid Cumulative Return in that month has been either distributed or added to Reserves to be distributed later in that month.

To the extent that the Partnership’s Distributable Cash in any month is insufficient to distribute any accrued Unpaid Cumulative Return in that month and pay the General Partner’s Management Fees for that month, the payment of the Management Fees shall be deferred and paid to the General Partner, without interest, in the next following month in which the Partnership generates sufficient Distributable Cash to pay the Management Fees and distribute any accrued Unpaid Cumulative Return. Reserves established for distributing Unpaid Cumulative Returns as set forth in the first sentence of this Section 9.4(g) shall not be used for any other purpose.

9.4(h). Subordinated Remarketing Fees. For services rendered in connection with the sale of any Investment, the Partnership shall pay the applicable Subordinated Remarketing Fee to the General Partner; provided that:

(i)	no Subordinated Remarketing Fee shall be paid before Payout; and
(ii)

the General Partner shall not be entitled to receive that portion of any Subordinated Remarketing Fee that would cause the total commissions paid to all Persons in connection with the sale of the Investment to exceed a fee for their services that is reasonable, customary and competitive in light of the size, type and location of the Investment. After Payout, any and all Subordinated Remarketing Fees previously earned by the General Partner shall be paid by the Partnership, without any interest, before any other distributions are made by the Partnership to the Partners.

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9.4(i). Re-Leasing Fee. For services rendered, the Partnership shall pay the applicable Re-Leasing Fee to the General Partner in connection with the re-lease of Equipment; provided that the following conditions are met:

(i)	the General Partner has maintained adequate staff to provide re-leasing services;
(ii)	the fee shall be paid as each rental payment is made over the term of the Lease;
(iii)	no fee shall be paid or reimbursed where the Equipment is re-leased to the previous lessee or its Affiliates;
(iv)	the General Partner or its Affiliates shall have rendered substantial re-leasing services in connection with the re-lease; and
(v)	the General Partner or its Affiliates have been paid Management Fees that month for rendering management services.

9.4(j). Partnership Expenses.

(i)

Except as otherwise provided in this Section 9.4(j), Partnership expenses other than those reimbursed in accordance with subsections (b) through (i) of this Section 9.4 shall be billed directly to and paid by the Partnership.

(ii)

Subject to clause (iv), the General Partner and its Affiliates may be reimbursed for the actual cost of goods, materials and services used for or by the Partnership and obtained by it or them from non-Affiliates of the General Partner.

(iii)

Subject to clause (iv), the General Partner and its Affiliates may be reimbursed for the administrative services reasonably necessary, convenient or advisable, in the sole discretion of the General Partner, to the prudent operation of the Partnership (including, without limitation, legal, accounting, remarketing and agency expenses) provided that such reimbursement shall not exceed the lesser of:

(A)	its or their actual cost; or
(B)	the amount the Partnership would be required to pay to non-Affiliates for comparable administrative services in the same geographic location; and

provided, further, that there shall be no reimbursement for such services if the General Partner or its Affiliates are entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 9.4.

(iv)	The General Partner and its Affiliates shall not be reimbursed by the Partnership for amounts expended by them with respect to the following:
(A)	salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the General Partner or its Affiliates; or
(B)	rent, depreciation, utilities, capital equipment or other administrative items.

9.5 Other Interests of the General Partner and its Affiliates

9.5(a). General Partner’s Right to Pursue Other Activities. The General Partner shall be required to devote only such time to the affairs of the Partnership as the General Partner, in its sole discretion, determines in good faith to be necessary for the business and operations of the Partnership. The General Partner and its Affiliates may engage in, or possess an interest in, business ventures (other than the Partnership) of every kind and description, independently or with others, including, but not limited to, serving as sponsor or general partner of other Programs and participating in the equipment leasing or financing business, whether or not those business ventures are competitive with the business or Investments of the Partnership; provided, however, that the General Partner and its Affiliates may not offer for sale interests in another Program before the Termination Date of the Offering unless the other Programs have investment objectives that are different from the Partnership’s or the other Programs are Specified Equipment Programs. The Partnership and the Limited Partners shall have no rights in or to the General Partner’s and its Affiliates’ independent ventures or the related income or profits resulting from them.

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The General Partner and its Affiliates shall not be obligated to present any particular investment opportunity to the Partnership. The General Partner and its Affiliates shall have the right to invest in equipment, portfolios of equipment subject to existing equipment leases, equipment financing and in leasing and re-leasing opportunities, on its or their own behalf or on behalf of other Programs. The General Partner and its Affiliate shall have the right, subject only to the provisions of the immediately succeeding paragraph, to take for their own account (individually or otherwise), or to recommend to any Affiliated Program, any particular investment opportunity.

9.5(b). Resolving Conflicts. Any conflicts in determining and allocating Investments between the General Partner and its Affiliated Programs, on the one hand, and the Partnership, on the other hand, will be resolved by the General Partner’s Investment Committee, which will evaluate the suitability of all prospective Investments. If the Investments available from time to time to the Partnership and to other Affiliated Programs is less than the aggregate amount of the Investments then sought by them, the available Investment shall be allocated by the General Partner to an Affiliated Program (including the Partnership) after taking into consideration at least the following factors:

(i)	which Affiliated Program has been seeking Investments or reinvesting Cash Flow from its Investments for the longest period of time;
(ii)	whether the Affiliated Program has the cash required for the Investment;
(iii)	whether the amount of debt to be incurred with respect to the Investment is acceptable for the Affiliated Program;
(iv)	the effect the Investment would have on the Affiliated Program’s cash flow;
(v)	whether the Investment would further diversify, or unduly concentrate, the Affiliated Program’s Investments in a particular lessee, class or type of equipment, location, industry, etc.; and
(vi)	whether the term of the Investment is within the term of the Affiliated Program.

In the event of a conflict between two or more Affiliated Programs (including the Partnership) that are seeking to re-lease or sell similar equipment contemporaneously (except to the extent that the re-lease or sale is to the lessee, or an Affiliate of the lessee, from the Affiliated Program), the first opportunity to re-lease or sell equipment generally shall be allocated to the Affiliated Program (including the Partnership) attempting to re-lease or sell equipment that was subject to the lease that expired first or, if two or more leases expired simultaneously, the lease that was the first to take effect; provided, however, that the General Partner may, in its sole discretion, provide opportunities to re-lease or sell equipment otherwise if the equipment is subject to remarketing commitments. Notwithstanding anything to the contrary provided in this Section 9.5, the General Partner may allocate an opportunity in any other manner it determines, in its sole discretion if there are other circumstances, in the General Partner’s judgment, under which withholding the opportunity from an Affiliated Program would be inequitable or not economically feasible for that particular Affiliated Program (including the Partnership).

If the financing available from time to time to two or more Affiliated Programs (including the Partnership) is less than the aggregate amount then sought by them, the available financing generally shall be allocated to the Affilliated Program that has been seeking financing for the longest period of time.

ARTICLE X - POWERS AND LIABILITIES OF LIMITED PARTNERS

10.1 Absence of Control Over Partnership Business. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this Agreement. No Limited Partner shall have any of the following rights:

(i)	the right to participate in or have any control over the Partnership’s business;
(ii)	the right or authority to act for, or to bind or otherwise obligate, the Partnership (except if the Limited Partner also is a General Partner, and then only in its capacity as a General Partner);
(iii)	the right to have the Partnership dissolved and liquidated, except as provided in Section 16.2(b) through the Consent or vote of the Majority Interest of the Limited Partners; or

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(iv)	the right to have all or any part of the Limited Partner’s Capital Contribution or Capital Account returned, except as provided in this Agreement.

10.2 Limited Liability. The liability of each Limited Partner, in his capacity as a Limited Partner, shall be limited to the amount of the Limited Partner’s Capital Contribution and pro rata share of any undistributed Income, Cash Flow and other assets of the Partnership. Except as may otherwise be required by law or by this Agreement, after a Limited Partner pays his entire Capital Contribution to the Partnership as set forth on his Subscription Agreement for the purchase of his Units, the Limited Partner shall not:

(i)	have any further obligations to the Partnership;
(ii)	be subject to any additional Assessment; or
(iii)	be required to make any additional Capital Contribution to, or to loan any funds to, the Partnership.

ARTICLE XI - DISTRIBUTIONS AND ALLOCATIONS

11.1 Distribution of Distributable Cash

11.1(a). Prior to the Admission of Limited Partners. Prior to the admission to the Partnership of any Limited Partners, distributions of Distributable Cash shall be made 1% to the General Partner and 99% to the Original Limited Partner.

11.1(b). After Admission to the Partnership. Beginning with the admission to the Partnership of any Limited Partner on the Initial Closing Date, and continuing during the Reinvestment Period, provided that sufficient Distributable Cash is available, in the General Partner’s sole discretion, the General Partner shall distribute Distributable Cash to the Partners in the following order of priority:

(i)	first, 1% to the General Partner and 99% to the Limited Partners in an amount that:
(A)	is equal to the Limited Partners’ Unpaid Cumulative Return; and
(B)

includes an amount of Distributable Cash resulting from Sales and refinancings of the Partnership’s Investments, if any, sufficient for the Limited Partners to pay their federal, state and local income taxes resulting from those Sales, assuming the Limited Partners are in a 30% tax bracket; and

(ii)

thereafter, to investment and reinvestment in Investments or, if the General Partner shall elect not to invest or reinvest such Distributable Cash, 1% to the General Partner and 99% to the Limited Partners.

11.1(c). No Reinvestments After Closing of the Reinvestment Period. After the Reinvestment Period has closed and during the Liquidation Period, no Distributable Cash shall be reinvested in additional Investments. All Distributable Cash shall be distributed 1% to the General Partner and 99% to the Limited Partners.

11.1(d). Liquidation Period. Distributions of Distributable Cash shall be made to the Partners monthly. Subject to Section 11.1(b), the amount of each such monthly distribution shall be determined by the General Partner, in its sole discretion, based upon the amount of the Partnership’s then available Distributable Cash and other funds of the Partnership and the General Partner’s estimate of the Partnership’s total Distributable Cash for such Fiscal Year.

11.2 Allocations of Income and Loss

11.2(a). Deductions for Each Fiscal Year. The Income and Loss of the Partnership shall be determined for each Fiscal Year or Fiscal Period.

11.2(b). Proportionate Part. Except as otherwise provided in this Agreement, whenever a proportionate part of the Partnership’s Income or Loss is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such Income or Loss, or arising from the transactions with respect to which such Income or Loss was realized, shall be allocated to such Partner in the same proportion.

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11.2(c). Reinvestment Period. Income for any Fiscal Period during the Reinvestment Period shall be allocated 1% to the General Partner and 99% to the Limited Partners.

11.2(d). Liquidation Period. Income for any Fiscal Period during the Liquidation Period shall be allocated to the Partners as follows:

(i)	first, to the Partners in proportion to and to the extent of the deficit balances, if any, in their respective Capital Accounts; and
(ii)	thereafter, 1% to the General Partner and 99% to the Limited Partners.

11.2(e). Losses. Losses for any Fiscal Period shall be allocated to the Partners as follows:

(i)

first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate Adjusted Capital Contributions;

(ii)	next, to the Partners in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and
(iii)	thereafter, 1% to the General Partner and 99% to the Limited Partners;

provided, however, that if and to the extent that an allocation of Losses to any Limited Partner pursuant to this subsection (e) or subsection (f), below, would result in any Limited Partner having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Partners in accordance with this subsection (e) and, when no Limited Partner can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the General Partner.

11.2(f). Special Allocations. The following special allocations shall, except as otherwise provided, be made prior to allocations in Sections 11.2(a) through (e) in the following order:

(i)

Minimum Gain Charge-Back. Notwithstanding any other provision of this Article XI, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, before any other allocation under this Article XI each Partner shall be specially allocated items of Partnership Income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

(ii)	Partnership Nonrecourse Deductions. Partnership Nonrecourse Deductions for any Fiscal Period shall be allocated 99% to the Limited Partners and 1% to the General Partner.
(iii)

Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the loan to which such Partner Nonrecourse Deductions are attributable in accordance with the principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

(iv)

Qualified Income Offset. If in any Fiscal Period, any Partner has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Partner shall be allocated items of Partnership Income (consisting of a pro rata portion of each item of Partnership Income for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a “qualified income offset” within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

(v)

Curative Allocations. The special allocations provided for in Section 11.2(e) and in Sections 11.2(f)(i) through (iv) are intended to comply with Treas. Reg. Sections 1.704-1 and 1.704- 2. To the extent that any of those special allocations have been made, subsequent allocations of Income, Loss and items thereof (“curative allocations”) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Partners’ Capital Account balances to be as nearly as possible in the same proportions in which they would have been had the special allocations not occurred. In making these curative allocations, due regard shall be given to the character of the Income and Loss and items thereof that were originally allocated under the provisions of Section 11.2(e) and Sections 11.2(f)(i) through (iv) in order to put the Partners as nearly as possible in the positions in which they would have been had those special allocations not occurred.

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11.2(g). Misallocated Items. If the General Partner determines, after consultation with Counsel, that the allocation of any item of Income or Loss is not specified in this Article XI (an “unallocated item”), or that the allocation of any item of Income or Loss under this Article XI is clearly inconsistent with the Partners’ economic interests in the Partnership determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii) (a “misallocated item”), then the General Partner may allocate the unallocated items, and reallocate the misallocated items, to reflect the Partners’ economic interests in the Partnership.

11.2(h). Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of a state, locality or foreign jurisdiction, including any item(s) of Income or Loss resulting therefrom, shall be specially allocated to that Partner.

11.2(i). Transactions with Partnership. If the adjusted basis of any property contributed by a Partner to the Partnership exceeds the fair market value of the property at the time of the contribution (the “built-in loss”), then, except as provided otherwise by Treasury Regulations, the built-in loss shall be taken into account only in determining the amount of the tax items allocated to the contributing Partner. In determining the amount of tax items allocated to the other Partners, the basis of the contributed property shall be treated as being equal to its fair market value at the time of the contribution. Subject to the foregoing, if, and to the extent that, any Partner is deemed to recognize any item of Income or Loss as a result of any transaction between such Partner and the Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision of the Code now or hereafter in effect, any corresponding Income or Loss or items thereof shall be allocated to the Partner who was charged with such item.

11.2(j). Fees and Commissions Paid to General Partner. It is the intent of the Partnership that any amount paid or deemed paid to the General Partner as a fee or other payment described in Section 9.4 shall be treated as a “guaranteed payment” or a payment to a partner not acting in his capacity as a partner pursuant to Section 707(c) of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the General Partner, and not a guaranteed payment or a payment to a partner not acting in his capacity as a partner, the General Partner shall be allocated an amount of Partnership gross ordinary income equal to such payment.

11.2(k). Sales Commissions, Dealer-Manager Fees, Due Diligence Expenses, Acquisition Fees and Organization and Offering Expense Allowance. Sales Commissions, Dealer-Manager Fees, Due Diligence Expenses, Acquisition Fees and the Organization and Offering Expense Allowance shall be allocated 100% to the Limited Partners. Organization and Offering Expenses in excess of Sales Commissions, Dealer-Manager Fees, Due Diligence Expenses and the Organization and Offering Expense Allowance shall be allocated 100% to the General Partner.

11.2(l). Tax-Exempt Entities. Notwithstanding any other provision of this Agreement, if it is determined that the tax-exempt use property rules of Section 168(h)(6) of the Code or the tax-exempt use loss rules of Section 470 of the Code apply to the Partnership, because one or more of the Partnership’s Limited Partners are tax-exempt entities (including non-U.S. persons as defined by the Code) so that a portion of the Partnership’s depreciation or cost recovery deductions or losses are reduced, suspended or otherwise adversely affected, the resulting depreciation adjustments and tax-exempt use losses shall be specially allocated 100% to the Limited Partners that are tax-exempt entities (including non-U.S. persons as defined by the Code) to be shared among them in proportion to their respective number of Units unless provided otherwise by this Agreement or the Code.

11.3 Distributions and Allocations Among the Limited Partners

11.3(a). In General. Except to the extent otherwise provided in this Agreement, all distributions of Distributable Cash and all allocations of Income and Loss and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Limited Partners in proportion to their respective numbers of Units. Each distribution of Distributable Cash shall be made to the Limited Partners (or their respective assignees) of record as of the last day of the month next preceding the date on which the distribution is made.

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11.3(b). Initial Year of Admission. All distributions of Distributable Cash and all allocations of Income and Loss or items thereof for any Fiscal Year in which any Limited Partners are admitted to the Partnership shall be allocated among the Limited Partners as follows:

(i)	first, the Operations and Sales of the Partnership shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales of the Partnership;
(ii)

second, all Income and Loss for such Fiscal Year shall be allocated among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in such Fiscal Year that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners; and

(iii)

third, all monthly distributions of cash made to the Limited Partners under Section 11.1 shall be distributed among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in the month preceding the month in which the distribution is made that the Units were held by the Limited Partner bears to the sum of that calculation for all Limited Partners. If the General Partner determines at any time that the sum of the monthly distributions made to any Limited Partner during or with respect to a Fiscal Year does not (or will not) properly reflect the Limited Partner’s share of the total distributions made or to be made by the Partnership for the Fiscal Year, the General Partner shall, as soon as practicable, make a supplemental distribution to the Limited Partner, or withhold from a subsequent distribution that otherwise would be payable to the Limited Partner, such amount as shall cause the total distributions to the Limited Partner for the Fiscal Year to be the proper amount.

11.3(c). Transfer. In the event of a transfer of a Unit during a Fiscal Year in accordance with Article XIII, the transferor and transferee shall be allocated a ratable share of Income and Losses for the Fiscal Year based on the number of days in the Fiscal Year that each held the transferred Unit.

11.3(d). Before Admission. Each distribution made to a Limited Partner under Sections 11.1, 11.5 or 14.3, and any interest earned on a Limited Partner’s subscription funds while held in an Escrow Account or Subscription Account before the admission of the Limited Partner to the Partnership and subsequently paid to the Limited Partner under Section 8.11, shall be applied as follows:

(i)	first, in reduction of the Limited Partner’s Unpaid Cumulative Return, to the extent thereof, as determined immediately before the distribution; and
(ii)	thereafter, in reduction of the Limited Partner’s Adjusted Capital Contribution, as determined immediately before the distribution.

11.4 Tax Allocations: Code Section 704(c); Revaluations.

11.4(a). Contribution of Property. In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, Income, Loss and items thereof with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

11.4(b). Adjustments. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (ii) of Section 1.1(47) and Section 8.14, subsequent allocations of Income, Loss, and items thereof with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(6) or the corresponding provision of any final or successor Treasury Regulations.

11.4(c). Elections. Any elections or other decisions relating to the allocations required by subsections (a) and (b), above, shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations under this subsection (c) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Income or Losses under any provision of this Agreement.

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11.5 Return of Uninvested Capital Contribution. If 100% of the Partnership’s Net Offering Proceeds has not been used to make Investments, committed to Reserves (to the extent Reserves have been established and maintained for the acquisition of Investments) or used to pay permitted Front-End Fees within 24 months from the date of the Prospectus, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Limited Partners, pro rata based upon their respective number of Units, as a return of capital, without interest. Funds shall be deemed to have been committed to investment and need not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts are executed and not terminated during the applicable 24-month period described above, if such investments are ultimately consummated within a further period of 12 months. Funds deemed committed which are not actually so invested within such 12 month period will be promptly distributed, without interest, to the Limited Partners on a pro rata basis, as a return of capital, except that Investments using funds from Ohio investors must be completed within a three-month period or such funds must be returned.

11.6 No Distributions in Kind. Distributions in kind shall not be permitted except upon dissolution and liquidation of the Partnership’s assets and then only to a liquidating trust established for the purpose of liquidating the assets transferred to it and distributing the net cash proceeds of such liquidation in cash to the Partners in accordance with the provisions of this Agreement.

11.7 Partnership Entitled to Withhold. The Partnership shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner or former Partner arising as a result of such Partner’s participation in the Partnership. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Article XI and Article XIV, as the case may be, to the extent such Partner is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Partner exceeds the amount to which such Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to 12% per annum simple interest from the date of such payment or withholding until such excess is repaid to the Partnership either by deduction from any distributions subsequently payable to such Partner under this Agreement or earlier payment of such excess and interest by such Partner to the Partnership.

The excess withholdings or payments, together with interest thereon, shall, in any case, be payable not less than 30 days after demand therefor by the General Partner. However, the General Partner shall demand payment only if it determines that the Partner is not likely to be entitled to distributions within 12 months from the date of such withholding or payment by the Partnership in an amount sufficient to pay such excess and interest. If the payments referred to in this Section 11.7 are made on behalf of a Person who cannot be identified or located, the General Partner shall treat the payments as a distribution of Distributable Cash made 1% to the General Partner and 99% to the Limited Partners, provided that this deemed distribution shall not reduce the Limited Partners’ Unpaid Cumulative Return or Adjusted Capital Contribution under Section 11.3(d). Also, the withholdings and payments referred to in this Section 11.7 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner has received an opinion of Counsel, at the Partner’s expense, or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable or that no withholding or tax payment is required.

ARTICLE XII - WITHDRAWAL OF GENERAL PARTNER

12.1 Voluntary Withdrawal. The General Partner may not voluntarily withdraw as a General Partner from the Partnership unless:

(i)	the Limited Partners have received 60 days’ advance written notice of the General Partner’s intention to withdraw;
(ii)

the Partnership has received an opinion of Counsel to the Partnership to the effect that the withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes; and

(iii)	a Substitute General Partner has been selected, and the Substitute General Partner has:
(A)	consented to its admission as General Partner;
(B)	received the written Consent of a Majority Interest to its admission as General Partner; and
(C)	a Net Worth sufficient, in the opinion of Counsel to the Partnership, for the Partnership to continue to be classified as a partnership for federal income tax purposes and to satisfy the Net Worth requirements for “sponsors” under applicable laws, rules, regulations and policies of Administrators.

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12.2 Involuntary Withdrawal. The General Partner shall be deemed to have involuntarily withdrawn as a General Partner from the Partnership upon the removal of the General Partner pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect. For purposes of this Section 12.2 and Article XVI, neither the General Partner nor any Affiliate of the General Partner may participate in any vote by the Limited Partners to involuntarily remove the General Partner.

12.3 Consequences of Withdrawal

12.3(a). Upon Withdrawal. Upon withdrawal of the General Partner as such from the Partnership:

(i)

the Partnership shall pay to the withdrawn General Partner the fair market value of the Partnership Interest then held by the General Partner, calculated in the manner set forth in subsection (b), below,and payable as set forth in subsection (c), below; and

(ii)

an amount equal to the difference between any Management Fees and other fees accrued but not yet paid to the General Partner, plus all other amounts due and owing to the General Partner by the Partnership, minus any amounts due and owing by the General Partner to the Partnership, which shall be payable in cash within 30 days of the date of withdrawal, by the debtor party to the creditor party.

12.3(b). Determination of Fair Market Value. For purposes of this Section 12.3, the fair market value of the withdrawn General Partner’s Partnership Interest shall be determined, in good faith, by the withdrawn General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn General Partner and the Partnership.

12.3(c). Method of Payment. The method of payment to the General Partner upon withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn General Partner otherwise would have received under the Partnership Agreement had the General Partner not withdrawn. When the withdrawal is involuntary, unless otherwise agreed by the withdrawn General Partner and the Partnership, the method of payment shall be a promissory note providing for repayments of principal thereunder in 60 equal monthly installments, together with accrued but unpaid interest, bearing interest on the outstanding principal amount thereof at the lesser of:

(i)

the rate of interest (inclusive of any points or other loan charges) which the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount; or

(ii)	the “Prime Rate” of interest published in the Money Rates section of the Wall Street Journal, plus 4%.

12.4 Liability of Withdrawn General Partner. If the business of the Partnership is continued after withdrawal of the General Partner, the General Partner, or its estate, successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but they shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time such withdrawal became effective.

12.5 Notice of Withdrawal; Admission of Substitute General Partner; Dissolution if No Substitute General Partner Approved. If the General Partner voluntarily withdraws from the Partnership, the General Partner, or its estate, successors or legal representatives, shall deliver to the Limited Partners a Notice that includes the effective date of its withdrawal. Within 90 days following a voluntary or involuntary withdrawal, a Majority Interest shall agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the withdrawn General Partner’s withdrawal, of a Substitute General Partner. Such Substitute General Partner shall execute a counterpart of this Agreement. If such action is not taken within 90 days following the date of the General Partner’s withdrawal, then the Partnership shall dissolve.

ARTICLE XIII - TRANSFER OF UNITS

13.1 Withdrawal of a Limited Partner. A Limited Partner may withdraw from the Partnership only by Assigning or Redeeming all Units owned by the Limited Partner in accordance with this Article XIII. The withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. If a Limited Partner withdraws because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of the Limited Partner shall be deemed to be the Assignee of the Limited Partner’s Units and may become a Substitute Limited Partner on compliance with the provisions of Section 13.3.

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13.2 Assignment

13.2(a). Assignment by a Limited Partner. Subject to the provisions of subsections (b) and (c), below, and Section 13.3, any Limited Partner may Assign all or any portion of his Units to an Assignee if:

(i)	the Limited Partner and the Assignee each execute a written Assignment, which:
(A)	sets forth the terms of the Assignment;
(B)

in the case of Assignments other than by operation of law, states the intention of the Limited Partner that the Assignee shall become a Substitute Limited Partner and, in all cases, evidences the acceptance by the Assignee of all of the terms and provisions of this Agreement; and

(C)

includes a representation by both the Limited Partner and the Assignee that the Assignment was made in accordance with all applicable laws and regulations (including, without limitation, the minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

(ii)	the Assignee pays to the Partnership an aggregate amount, not exceeding $150, for expenses reasonably incurred by the Partnership in connection with the Assignment.

13.2(b). General Partner Must Consent to the Withdrawal. Notwithstanding the foregoing, unless the General Partner specifically Consents, no Units may be Assigned:

(i)	to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of that Person);
(ii)

to any Person if, in the opinion of Counsel, the Assignment would result in the termination of the Partnership’s taxable year or its status as a partnership for federal income tax purposes, provided that the Partnership may permit the Assignment to become effective if and when, in the opinion of Counsel, the Assignment would no longer result in the termination of the Partnership’s taxable year or its status as a partnership for federal income tax purposes;

(iii)	to any Person if the Assignment, in the opinion of Counsel, would affect the Partnership’s existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;
(iv)	to any Person not permitted, in the opinion of Counsel, to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;
(v)	if the Assignment would result in the transfer of less than 50 Units (unless the Assignment is all the Units owned by the Limited Partner);
(vi)	if the Assignment would result in the retention by the Limited Partner of a portion of his Units representing less than 50 Units; or
(vii)	if, in the opinion of Counsel, the effect of the Assignment would be to cause the “equity participation” in the Partnership by “benefit plan investors” (within the meaning of Department of Labor Reg. Section 2510.3-101(f)) and possibly other tax-exempt investors (as determined by the General Partner after consultation with Counsel) to equal or exceed 25% of the Partnership’s total outstanding Units.

Any attempt to make any Assignment of Units in violation of this Section 13.2(b) shall be without force or effect.

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13.2(c). Publicly Traded Partnership Prohibition. So long as there are adverse federal income tax consequences from being treated as a “publicly traded partnership” for federal income tax purposes, in the opinion of Counsel, the General Partner shall not permit any interest in a Unit to be Assigned (including Redemptions of Units under Section 13.5) on a “Secondary Market.” For purposes of this Section 13.2(c), any Assignment which fails to meet one or more of the secondary market “safe-harbor” provisions of Treas. Reg. Section 1.7704-1 or any substitute safe-harbor provisions that subsequently may be established by Treasury Regulations or published notices, shall be treated as an Assignment on a Secondary Market under this Section 13.2(c).

If the General Partner determines, pursuant to an opinion of Counsel, that an Assignment was or will be effected on a Secondary Market, the Partnership and the General Partner shall not recognize the Assignment and shall not admit the transferee as a Substitute Limited Partner, nor recognize any rights of the transferee in the Partnership, such as the right to receive distributions of Distributable Cash or any interest in Partnership capital or profits. Each Limited Partner agrees to provide to the General Partner all information with regard to any Assignment by the Limited Partner, whether proposed or purportedly completed, which the General Partner deems necessary in order to determine whether the Assignment by the Limited Partner occurred or will occur on a Secondary Market.

13.2(d). Effectiveness of Assignment. Assignments made in accordance with this Section 13.2 shall be considered effective on the last day of the month on which all of the conditions of this Section 13.2 have been satisfied. Distributions to the Assignee shall begin the month following effectiveness of the Assignment.

13.3 Substitution

13.3(a). Condition on Substitution. An Assignee of a Limited Partner shall be admitted to the Partnership as a Substitute Limited Partner only if:

(i)	the General Partner has reasonably determined that all of the conditions specified in Section 13.2 have been satisfied and that no adverse effect to the Partnership will result from the admission; and
(ii)

the Assignee has executed a transfer agreement and the other forms, including a power of attorney to the effect required by Article XVIII, as the General Partner reasonably may require to determine compliance with this Article XIII.

13.3(b). Effect of Assignment Without Substitution. An Assignee of Units who does not become a Substitute Limited Partner in accordance with this Section 13.3 and who desires to make a further Assignment of his Units shall be subject to all of the provisions of Sections 13.2, 13.3 and 13.4 to the same extent and in the same manner as a Limited Partner desiring to make an Assignment of his Units. Failure or refusal of the General Partner to admit an Assignee as a Substitute Limited Partner, if the Assignment otherwise complies with Section 13.2, and subsection (c) thereof in particular, shall not affect the right of the Assignee to receive Distributable Cash and the share of Income or Losses to which his predecessor in interest would have been entitled in accordance with Article XI and Article XIV.

13.3(c). Amendment of Records. The Partnership shall amend its records at least once each calendar quarter to effect the substitution of Substitute Limited Partners.

13.4 Status of an Assigning Limited Partner. If a Limited Partner Assigns all of his Units to an Assignee who becomes a Substitute Limited Partner, the assignor Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner.

13.5 Limited Right of Presentment for Redemption of Units

13.5(a). Limited Right to Redeem Units. Subject to the limitations set forth below, beginning with the admission of a Limited Partner to the Partnership, each Limited Partner (other than the General Partner or its Affiliates if they own Units) may request that the Partnership Redeem, for cash, up to 100% of the Limited Partner’s Units. This right of presentment shall be subject to the limitations set forth below.

(i)

The Partnership shall be under no obligation to Redeem any Units of any Limited Partner and shall do so only with the prior Consent of the General Partner, which is in the sole discretion of the General Partner. In this regard, the General Partner may take into consideration the time of year during which a Redemption request is made, and the effect making a Redemption would have on the Partnership’s compliance with the 2% limitation described in clause (ii), below.

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(ii)

The Partnership shall not, in any calendar year, Redeem Units that, in the aggregate along with all Units otherwise transferred in that calendar year, would exceed 2% of the total Units outstanding as of the last day of that year.

(iii)

No Reserves shall be established by the Partnership for the Redemption of Units. The availability of funds for the Redemption of any Unit shall be subject to the availability of sufficient Cash Flow. Furthermore, Units may be Redeemed only if the Redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of the Partnership’s taxable year or its federal income tax status as a partnership, all as determined in the sole discretion of the General Partner.

13.5(b). Applicable Redemption Price. The Redemption price for a Limited Partner’s Units (the “Applicable Redemption Price”) will depend on when the Limited Partner presents his Units for Redemption and shall be determined as set forth below. If a Limited Partner presents his Units for Redemption:

(i)	during the Offering Period, the Redemption price will equal $89.50 per Unit for Units purchased by a Limited Partner at the Distribution Investment Unit Price, if any, and $93 per Unit for all other Units, less 100% of previous distributions paid to the Limited Partner per Unit;
(ii)

during the Reinvestment Period, but after the Offering Period of the Offering, the Redemption price will equal $91.50 per Unit for Units purchased by a Limited Partner at the Distribution Investment Unit Price, if any, and $95 per Unit for all other Units, plus a 4% annual return for each full twelve-month period since the Limited Partner was admitted as a Limited Partner, less 100% of previous distributions paid to the Limited Partner per Unit; or

(iii)	during the Liquidation Period, the Redemption price will equal the equity per Unit as set forth on the Partnership’s balance sheet in its most recent periodic report filed with the Securities and Exchange Commission before the Redemption request, less 100% of any distributions paid to the Limited Partner per Unit since the date of the balance sheet.

13.5(c). Procedure for Presentment. A Limited Partner desiring to have a portion or all of his Units Redeemed shall submit a written request to the General Partner on a form approved by the General Partner and duly signed by all owners on the books of the Partnership of the Units to be Redeemed. Redemption requests shall be deemed given on the earlier of the date they are:

(i)	personally delivered with receipt acknowledged; or
(ii)	mailed by certified mail, return receipt requested, postage prepaid, at the General Partner’s address set forth in this Agreement.

Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, collectively “Hardship Redemptions,” shall be treated as having been received at 12:01 A.M. EST on the day of receipt and all other Redemption requests shall be deemed received with the start of the business day during which received.

13.5(d). Priority of Redemption Requests. If the General Partner receives requests for the Partnership to redeem more Units than there are funds sufficient to redeem, the General Partner shall use its reasonable efforts to honor requests for Redemptions of Units with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other Redemption requests.

13.5(e). Notice and Closing of Redemption of Units. Redemption requests shall be accepted or rejected quarterly following the date on which the General Partner receives a written request from any Limited Partner to Redeem the Limited Partner’s Units, and the General Partner shall deliver a written notice to the Limited Partner (the “Notice”):

(i)	stating the number, if any, of the Units to be Redeemed; and
(ii)	if appropriate:

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(A)	stating the date of the Redemption of the Units, which shall be a date within 30 days following the date of the Notice;
(B)	stating the Applicable Redemption Price with respect to the Units to be Redeemed; and
(C)

advising the Limited Partner that not less than 10 days before the Redemption date stated in the Notice (the “Delivery Date”) that the Limited Partner must duly execute and deliver to the Partnership all transfer instruments and other documents requested by the Partnership to evidence the Redemption of the Units. In the General Partner’s discretion, these transfer instruments and documents may be prepared by the Partnership and enclosed with the Notice.

On or before the Redemption date stated in the Notice, the Partnership shall pay the Applicable Redemption Price to the Limited Partner for each Unit Redeemed if:

(i)

all of the Limited Partner’s transfer instruments and other documents requested by the Partnership are duly executed and returned to the Partnership no later than the Delivery Date stated in the Notice; and

(ii)	the transfer instruments and other documents are in good order and acceptable to the General Partner, in its sole discretion.

13.5(f). Effect of Redemption. If all of the Units owned by a Limited Partner are Redeemed by the Partnership, then the Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner in the Partnership.

ARTICLE XIV - DISSOLUTION AND WINDING-UP

14.1 Events Causing Dissolution. The Partnership shall be dissolved on the happening of any of the following events (each a “Dissolution Event”):

14.1(a). Withdrawal of General Partner. The withdrawal of the General Partner, whether voluntarily or involuntarily, unless a Substitute General Partner has been admitted to the Partnership in accordance with Section 12.5.

14.1(b). Voluntary Dissolution. The voluntary dissolution of the Partnership either by:

(i)	the General Partner with the Consent of the Majority Interest; or
(ii)	the Consent of a Majority Interest without action by the General Partner.

14.1(c). Sale of All Assets. The Sale of all or substantially all of the assets of the Partnership not constituting a Financing Transaction, but only with the vote or Consent of the Majority Interest.

14.1(d). Expiration of Term. The expiration of the Partnership’s term as set forth in Section 7.1.

14.1(e). Dissolution Under Delaware Act. Any other event that causes the dissolution or winding-up of the Partnership under the Delaware Act.

14.2 Winding Up of the Partnership; Capital Contribution by the General Partner Upon Dissolution

14.2(a). Effectiveness of Dissolution. Dissolution of the Partnership shall be effective on the day on which the Dissolution Event occurs, but the Partnership shall not terminate until a certificate of termination has been filed in accordance with the Delaware Act and the assets of the Partnership have been distributed as provided in Section 14.3. Notwithstanding the dissolution of the Partnership as provided above, its business and the affairs of the Partners, as such, shall continue to be governed by this Agreement until the Partnership is terminated.

14.2(b). Liquidation. On dissolution of the Partnership, the General Partner (or any other Person effecting the winding-up) shall liquidate the assets of the Partnership and apply and distribute the proceeds as set forth in Section 14.3. Notwithstanding anything to the contrary contained in this Article XIV, if the General Partner (or any other Person effecting the winding-up) determines that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the General Partner (or any other Person effecting the winding-up), in order to avoid such loss, may, after having notified all of the Limited Partners, to the extent not then prohibited by law, defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy the Partnership’s debts and obligations.

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14.2(c). Procedures on Liquidation. In connection with the dissolution of the Partnership:

(i)

all Income or Losses or items thereof, and all amounts required to be specially allocated for the period before final termination, shall be credited or charged, as the case may be, to the Partners in accordance with Article XI;

(ii)

if after all requirements of clause (i) of this subsection (c) have been accomplished, the General Partner has a deficit balance in its Capital Account, then within 30 days the General Partner shall contribute the amount of the deficit balance to the Partnership as a Capital Contribution.

For this purpose, any payments made by the General Partner as co-signatory or guarantor of any Indebtedness of the Partnership that has not yet been reimbursed to the General Partner by the Partnership at the time of dissolution of the Partnership, and any amounts due and unpaid to the General Partner with respect to any Partnership Loans at the time of dissolution, shall be deemed to be Capital Contributions by the General Partner to the Partnership and any obligation of the Partnership to reimburse or repay those amounts to the General Partner shall then cease;

(iii)	the proceeds from Sales and all other assets of the Partnership shall be applied and distributed in liquidation of the Partnership as provided in Section 14.3; and
(iv)

the General Partner (or any other Person effecting the winding-up) shall file all certificates and other documents as may be required by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.

14.2(d). Fees for Winding-Up. Whether the winding-up of the Partnership is effected by the General Partner or any other Person (whether selected by the Majority Interest or as required by law), either the General Partner or the other Person, as the case may be, shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third-parties rendering similar services in respect of similar entities in the same geographic location.

14.3 Application of Liquidation Proceeds Upon Dissolution. Following the occurrence of any Dissolution Event, the proceeds of liquidation Sales and the other assets of the Partnership shall be applied as follows and in the following order of priority:

(i)	first, to the payment of creditors of the Partnership in order of priority as provided by law, except obligations to Partners or their Affiliates;
(ii)

next, to setting up any Reserve that the General Partner (or any other Person effecting the winding-up) determines is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the General Partner; the Reserve may, in the sole discretion of the General Partner (or the other Person effecting the winding-up) be deposited with an escrow agent selected by it to be held in escrow for the purpose of disbursing the Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the General Partner (or the other Person effecting the winding-up) deems advisable, to distribute the remaining balance as provided in subsections (c) through (f), below;

(iii)	next, to the payment of all obligations to the Partners in proportion to, and to the extent of, advances made by them to the Partnership under the provisions of this Agreement;
(iv)	next, to the payment of all reimbursements to which the General Partner and its Affiliates may be entitled under this Agreement;
(v)	next, to the Partners in proportion to and to, the extent of, the positive balances of their Capital Accounts; and

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(vi)	thereafter, 1% to the General Partner and 99% to the Limited Partners.

14.4 No Recourse Against Other Partners. Each Limited Partner shall look solely to the assets of the Partnership for the return of, and any return on, the Limited Partner’s Capital Contribution (whether before or after a Dissolution Event). If, after the complete payment and discharge of all debts, liabilities and other obligations of the Partnership, the assets of the Partnership are insufficient to provide the return of, or a return on, the Capital Contribution of any Limited Partner, the Limited Partner shall have no recourse against any other Limited Partner, the Partnership or the General Partner, except to the extent that the General Partner is obligated to make an additional Capital Contribution to the Partnership under Section 14.2.

ARTICLE XV - FISCAL MATTERS

15.1 Title to Property and Bank Accounts. Unless trustees, nominees or other agents are used as permitted under this Agreement, all Investments and other assets of the Partnership shall be held in the name of the Partnership. The funds of the Partnership shall be deposited in the name of the Partnership in any bank account or accounts as are designated by the General Partner, and withdrawals therefrom shall be made on the signature of the General Partner or any Person or Persons as are designated in writing by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person.

15.2 Maintenance of and Access to Basic Partnership Documents

15.2(a). Maintenance of Documents. The General Partner shall maintain at the General Partner’s principal office, on behalf of the Partnership, the following documents:

(i)	the Participant List;
(ii)

a copy of the certificate of limited partnership and all amendments thereto, together with executed copies of any powers of attorney under which the certificate or any such amendment has been executed;

(iii)	copies of this Agreement and any amendments hereto;
(iv)

copies of the audited financial statements of the Partnership for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners’ equity at or for such Fiscal Year, together with the report of the Partnership’s independent auditors with respect thereto;

(v)	copies of the Partnership’s federal, state and local income tax returns and reports, if any, for its three most recently completed Fiscal Years;
(vi)	records as required by applicable tax authorities including those specifically required to be maintained by “reportable transactions,” if so required of the Partnership; and
(vii)	investor suitability records for Units sold for a period of six years.

15.2(b). Access to Records. Each Limited Partner and his designated representative shall be given access to the records specified in Section 15.2(a)(i)-(vi) and any other records of the Partnership that relate to the business affairs and financial condition of the Partnership, and may inspect the same and make copies of the same during normal business hours, subject to the following:

(i)	a reasonable copying charge;
(ii)

providing reasonable advance written notice to the General Partner that states the date and time of the intended visit and identifies with reasonable specificity the documents that the Limited Partner or his representative will wish to examine or copy or both; and

(iii)	in the case of copying the Participant List, compliance with subsection (c), below.

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15.2(c). Maintenance of Participant List. The General Partner shall mail a copy of the Participant List to any Limited Partner or his representative within 10 days of the Partnership’s receipt of the Limited Partner’s written request therefor together with a check in payment of the reasonable copying charge permitted under subsection (b), above; provided that, in connection with any request for a copy of the Participant List, the Limited Partner shall provide the certification required in the penultimate sentence of subsection (d), below.

15.2(d). General Partner’s Refusal to Provide Participant List. If the General Partner refuses or neglects to:

(i)

permit a Limited Partner or his representative to examine the Participant List at the General Partner’s principal office on behalf of the Partnership during normal business hours and with reasonable notice to the General Partner; or

(ii)	mail a copy of the Participant List to the Limited Partner or his representative as required by subsection (c);

the General Partner shall be liable to such Limited Partner who requested the Participant List for the costs, including reasonable attorneys’ fees, incurred by such Limited Partner to compel production of the Participant List, and for the actual damages (if any) suffered by such Limited Partner by reason of such refusal or neglect. It shall be a defense that the requesting Limited Partner has failed or refused to provide the General Partner with the certification called for in the next sentence or that the actual purpose and reason for a request for inspection or a copy of the Participant List is to secure the Participant List or other information for the purpose of the sale, reproduction or other use thereof for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership. In connection with any such request, the General Partner will require the Limited Partner requesting the Participant List to certify that the Participant List is not being requested for the purpose of the sale, reproduction or other use thereof for a commercial purpose unrelated to such Limited Partner’s interest in the Partnership or for any unlawful purpose. The remedies provided under this Section 15.2(d) to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state.

15.3 Financial Books and Accounting. The General Partner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

15.4 Fiscal Year. Except as may otherwise be determined from time to time by the General Partner (in a manner which is consistent with the Code and the Treasury Regulations thereunder or as consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.

15.5 Reports

15.5(a). Quarterly Reports. Within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during such Fiscal Quarter the following written materials:

(i)	a report containing the same financial information as is contained in the Partnership’s quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended;
(ii)

a detailed statement identifying any services rendered or to be rendered to the Partnership by the General Partner or any of its Affiliates and the compensation received therefor and summarizing the terms and conditions of any contract which was not filed as an exhibit to the Registration Statement; provided that the requirement for such statement shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the General Partner or its Affiliates; and

(iii)

until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 11.5), a special report concerning all Investments made during such Fiscal Quarter which shall include:

(A)	a description of the types of Investments made;
(B)	the total Purchase Price paid for each category of Investment;

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(C)	the amounts of cash used to acquire such Investments;
(D)	the Acquisition Fees and Acquisition Expenses paid, identified by party, in connection therewith; and
(E)	the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

15.5(b). Annual Reports. Within 120 days after the end of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during such Fiscal Year the following written materials:

(i)

financial statements for the Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners’ equity, which shall be prepared in accordance with Section 15.3 and shall be accompanied by an auditor’s report containing an opinion of the Accountants;

(ii)

an analysis prepared by the General Partner (which need not be audited, but shall be reviewed by the Accountants) of distributions made to the General Partner and the Limited Partners during such Fiscal Year, separately identifying the portion (if any) of such distributions from:

(A)	Cash Flow during such period;
(B)	Cash Flow from prior periods which had been held as Reserves;
(C)	Cash Flow and/or Distributable Cash from Sales and refinancings; and
(D)	Capital Contributions originally used to establish a Reserve;
(iii)

a status report with respect to each Investment which individually represents at least 10% of the aggregate Purchase Price of the Partnership’s Investments held at the end of such Fiscal Year, which report shall state:

(A)	the condition of the Equipment and each material item thereof and of any collateral securing any Investment to which such report applies;
(B)

how such Equipment or collateral was being used as of the end of such Fiscal Year (e.g., leased, serving as collateral for Secured Loans, operated directly by the Partnership, or held for lease, repair or Sale);

(C)	the projected or intended use of such Equipment or collateral during the next following Fiscal Year;
(D)	the remaining term of the Investment; and
(E)	such other information as may be relevant to the value or use of such Equipment or collateral as the General Partner, in good faith, deems appropriate;
(iv)

a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the General Partner or its Affiliates by the Partnership during such Fiscal Year identified (and properly allocated) as to type and amount:

(A)	in the case of any fees and other compensation, such breakdown shall provide the information required under Section 15.5(a)(ii); and

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(B)

in the case of reimbursed costs and expenses, the General Partner shall also prepare an allocation of the total amount of all such items in accordance with this Agreement. Such cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Partnership for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such Accountants shall state that, in connection with the performance of such audit, such Accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the General Partner or its Affiliates, the cost of whose services were reimbursed. The additional costs of the special review required by this clause will be itemized by the Accountants on a Program by Program basis and shall be reimbursed to the General Partner by the Partnership only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the amount the Partnership would be required to pay independent third-parties for comparable administrative services in the same geographic location; and

(v)	a special report containing the information required by Section 15.5(a)(iii).

15.5(c). Reports to State Securities Law Administrators. The General Partner shall submit to all state securities law Administrators, including Arizona, California and Ohio, any information which such Administrator requires, including, but not limited to:

(i)	reports and statements required by this Agreement to be distributed to Limited Partners; or
(ii)	reports required to be filed with the Administrator by state securities laws, regulations or policies.

15.6 Tax Returns and Tax Information. The General Partner shall:

(i)

prepare, or cause the Accountants to prepare, in accordance with applicable laws and regulations, the Partnership’s tax returns (federal, state, local and foreign, if any) for each Fiscal Year within 75 days after the end of such Fiscal Year; and

(ii)

deliver to each Partner by March 15 following each Fiscal Year a Schedule K-1 or other statement permitted under the Code or by the IRS setting forth such Partner’s share of the Partnership’s Income or Loss for such Fiscal Year.

15.7 Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary in this Agreement, shall be made by the General Partner in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the Accountants, and the General Partner may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or generally accepted accounting principles.

15.8 Federal Tax Elections. The Partnership, in the sole discretion of the General Partner, may make elections for federal tax purposes as follows:

15.8(a). Elections Under Section 754 of the Code. In case of a transfer of all or part of a General Partner’s Partnership Interest or a Limited Partner’s Units, the Partnership may timely elect under Section 754 of the Code (or corresponding provisions of future law), and under similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In that event, any basis adjustment attributable to the election shall be allocated solely to the transferee.

15.8(b). Other Elections. All other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the General Partner in such a manner as will, in the opinion of the General Partner (as advised by Counsel or the Accountants as the General Partner deems necessary), be most advantageous to the Limited Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

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15.8(c). Agreement to be Bound by Elections. The Partnership, the General Partner and each Limited Partner hereby agree to be legally bound by the provisions of this subsection (c) and further agree that, in the General Partner’s sole discretion, the Partnership and all of its Partners may elect a safe harbor under which the fair market value of a Partnership Interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest for transfers on or after the date final regulations providing the safe harbor are published in the Federal Register. If the General Partner determines that the Partnership and all of its Partners will elect the safe harbor, which determination may be made solely in the best interests of the General Partner, the Partnership, the General Partner and each Limited Partner further agree that:

(i)	the Partnership shall be authorized and directed to elect the safe harbor;
(ii)

the Partnership and each of its Partners (including any Person to whom a Partnership Interest is transferred in connection with the performances of services) shall comply with all requirements of the safe harbor with respect to all Partnership Interests transferred in connection with the performance of services while the election remains effective; and

(iii)	the General Partner, in its sole discretion, may cause the Partnership to terminate the safe harbor election, which determination may be made in the sole interests of the General Partner.

15.9 Tax Matters Partner

15.9(a). Designation of Tax Matters Partner. The General Partner is hereby designated the Partnership’s “Tax Matters Partner” under Section 6231(a)(7) of the Code, and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the IRS with respect to Partnership matters. Any Partner, other than the Tax Matters Partner, shall have the right to participate in such administrative or judicial proceedings relating to the determination of Partnership items at the Partnership level to the extent provided by Section 6224 of the Code and at the Partner’s own expense. The Limited Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the General Partner as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Limited Partners, except as provided below.

15.9(b). Duties of Tax Matters Partner. The Tax Matters Partner shall have the following duties:

(i)

to the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, number of Units and taxpayer identification number of each Limited Partner to the Secretary of the Treasury or his delegate (the “Secretary”); and

(ii)

to the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall keep each Limited Partner informed of administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Limited Partner for income tax purposes (such judicial proceedings referred to hereinafter as “judicial review”).

15.9(c). Indemnification of Tax Matters Partner. Subject to Section 9.3, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Distributable Cash. Neither the General Partner nor any Affiliate nor any other Person except the Partnership shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, shall be in the sole discretion of the Tax Matters Partner. The provisions on limitations of liability of the General Partner and indemnification set forth in Section 9.3 shall be fully applicable to the General Partner acting in its capacity as Tax Matters Partner.

15.9(d). Authority of Tax Matters Partner. The Tax Matters Partner is hereby authorized, but not required:

(i)

to enter in to any settlement with the IRS with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the IRS providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;

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(ii)

if a notice of a final administrative adjustment at the partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership’s principal place of business is located, the United States Court of Claims or any other appropriate forum;

(iii)	to intervene in any action brought by any other Partner for judicial review of a final adjustment;
(iv)

to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file a petition for judicial review with respect to such request;

(v)

to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Partner for tax purposes, or an item affected by such item; and

(vi)	to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

ARTICLE XVI - MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS

16.1 Meetings of the Limited Partners

16.1(a). Procedure for Limited Partner Meetings. A meeting of the Limited Partners for any purpose(s) may be called by the General Partner. A meeting of the Limited Partners shall be called by the General Partner following its receipt of written request(s), either in person or by registered mail, for a meeting on any matter on which the Limited Partners may vote as set forth in this Article XVI from Limited Partners holding 10% or more of the then outstanding Units. Every such request for a meeting shall state with reasonable specificity the purpose(s) for which such meeting is to be held and the text of any matter, resolution or action proposed to be voted upon by the Limited Partners at such meeting. Within 10 days following the receipt of such a request, the General Partner shall give Notice to all Limited Partners of such meeting in the manner and for a time and place as specified in subsection (b), below. In addition, the General Partner may, and if so requested by the Limited Partners in the manner described above, shall, submit the proposed matter, resolution or action for action by Consent of the Limited Partners, in lieu of a meeting.

16.1(b). Delivery of Notice. A Notice of any such meeting or action by written Consent shall be given to all Limited Partners either:

(i)	personally or by certified mail (if such meeting is being called, or Consent action is being solicited, by the General Partner upon the request of the Limited Partners); or
(ii)	by regular mail (if such meeting is being called, or Consent action is being solicited, by the General Partner).

A meeting called pursuant to such Notice shall be held, or Consent action taken, not less than 15 days nor more than 60 days after the date such Notice is distributed, subject to extension to the extent necessary to comply with applicable requirements of the Commission and Administrators. Such Notice shall be delivered or mailed to each Limited Partner at his record address, or at such other address as he may have furnished in writing to the General Partner as his address for receipt of Notices and, with respect to meetings, shall state the place, date and time of such meeting (which shall be the place, date and time specified in the request for such meeting or, if none, such other place, date and time as the General Partner shall determine to be reasonable and convenient to the Limited Partners) and, with respect both to meetings or solicitations of Consent actions, shall state the purpose(s) for which such meeting is to be held or Consent action requested.

If any meeting of the Limited Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of a Majority Interest shall constitute a quorum at all meetings of the Limited Partners; provided, however, that, if there be no such quorum, holders of a majority of the Units so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Limited Partner otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

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16.1(c). Record Date for Voting. For the purpose of determining the Limited Partners entitled to vote on any matter submitted to the Limited Partners at any meeting of such Limited Partners, or to take action by Consent in lieu thereof, or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than 60 days nor less than 10 days prior to any such meeting (or Consent action), for the purpose of any such determination.

16.1(d). Proxies. Any Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy in respect of all matters as to which such Limited Partner is entitled to participate, including matters proposed for actions by Consent. Every proxy must be signed by a Limited Partner or his attorney-in- fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

16.1(e). Procedure at Meeting. At each meeting of the Limited Partners, the Limited Partners present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

16.2 Voting Rights of the Limited Partners. Subject to Section 16.3, the Limited Partners, acting by Consent of the Majority Interest or by vote of the Majority Interest at a meeting duly called for such purpose, may take the following actions without the concurrence of the General Partner:

(i)	amend this Agreement;
(ii)	dissolve the Partnership;
(iii)	remove the General Partner and elect one or more Substitute General Partners;
(iv)

approve or disapprove of the Sale or series of Sales of all, or substantially all, of the assets of the Partnership, except for any Sale or series of Sales that is in connection with a Financing Transaction or in the ordinary course of liquidating the Partnership’s Investments during the Liquidation Period; and

(v)

modify or terminate on 60 days’ notice any contract or arrangement with the General Partner or any of its Affiliates to provide goods or services for the Partnership, other than contracts specifically authorized under this Agreement, including without limitation the Origination and Servicing Agreement, as provided for in Section 9.2(m).

The General Partner and its Affiliates may not vote or Consent on matters submitted to the Limited Partners regarding the removal of the General Partner or regarding any transaction between the Partnership and the General Partner or any of its Affiliates. In determining the requisite percentage of Units necessary to approve a matter on which the General Partner or its Affiliates may not vote or Consent, any Units owned by the General Partner or its Affiliates shall not be included in either the numerator or the denominator.

16.3 Limitations on Action by the Limited Partners. This Agreement may not be amended by the Limited Partners to do the following:

16.3(a). No Authority to Manage. Allow the Limited Partners to take part in the control or management of the Partnership’s business or otherwise subject a Limited Partner to liability as a general partner under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own an Investment.

16.3(b). Alter Rights. Alter the rights, powers, duties or obligations of the General Partner without the Consent of the General Partner.

16.3(c). Contract Away Fiduciary Duty. Contract away the fiduciary duty owed to any Limited Partner by the General Partner.

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16.3(d). Alter Income or Loss. Except in connection with the offer and sale of the Units as provided in this Agreement, alter the interest of any Partner in any item of Income or Loss or in distributions without the consent of each affected Partner.

16.3(e). Amend the Procedure to Amend the Agreement. Without the consent of all of the Limited Partners, amend the provisions of this Agreement relating to how this Agreement may be amended.

ARTICLE XVII - AMENDMENTS

17.1 Amendments by the General Partner. In addition to any amendments by the Limited Partners under Section 16.2, as limited by Section 16.3, this Agreement may be amended, at any time and from time to time, by the General Partner without the Consent of a Majority Interest:

17.1(a). Add to Representations. To add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner in this Agreement;

17.1(b). Cure Ambiguity. To cure any ambiguity in this Agreement, to correct or supplement any provision in this Agreement that may be inconsistent with any other provision in this Agreement, or to add any provision to this Agreement with respect to matters or questions arising under this Agreement that is not inconsistent with the other provisions of this Agreement;

17.1(c). Preserve the Status. To preserve the status of the Partnership as a partnership for federal income tax purposes, or as a limited partnership under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified;

17.1(d). Regulatory Compliance. To delete any provision of this Agreement, or add any provision to this Agreement, required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any “blue sky” commission), or by any Administrator or similar such official;

17.1(e). ERISA Compliance. To permit the Units to fall within any exemption from the definition of “plan assets” contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations or any successor regulation or law;

17.1(f). Amendments to Allocations. If the Partnership is advised by Counsel, the Accountants or the IRS that any allocation of Income, Loss or distribution provided for in this Agreement is unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with that advice to the minimum extent necessary to comply with federal income tax requirements and still effect, as nearly as practicable, the original plan of allocations and distributions set forth in this Agreement; and

17.1(g). Change the Name. To change the name of the Partnership or the location of its principal office.

ARTICLE XVIII - POWER OF ATTORNEY

18.1 Appointment of Attorney-in-Fact. By subscribing for Units and being admitted as a Limited Partner of the Partnership under this Agreement, each Limited Partner makes, constitutes and appoints the General Partner, each authorized officer of the General Partner and each Person who thereafter becomes a Substitute General Partner during the term of the Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Limited Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

(i)

this Agreement, the Partnership’s certificate of limited partnership and any amendment of any thereof, including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners (or the Capital Contribution made by any such Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute General Partner and any Substitute Limited Partner) to the Partnership;

(ii)

any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Limited Partner voted in favor of or otherwise Consented to such action;

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(iii)

any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the General Partner deems advisable;

(iv)	any certificate of dissolution or cancellation of the certificate of limited partnership that may be reasonably necessary to effect the termination of the Partnership; and
(v)

any instrument or documents required to continue or terminate the business of the Partnership under Section 12.5 and Article XIV; provided that no such attorney-in-fact shall take any action as attorney-in-fact for any Limited Partner if such action could in any way increase the liability of such Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of such Limited Partner under Article XI, unless (in either case) such Limited Partner has given a power of attorney to such attorney-in-fact expressly for such purpose.

18.2 Amendments to Agreement and Certificate of Limited Partnership. If, under this Agreement, any action, adoption proposal, right, power or authority requires the Consent, vote, ratification or approval of fewer than all of the Limited Partners, then, on the satisfaction of that requirement, the Consent, vote, ratification or approval shall be deemed, and each Limited Partner hereby agrees that it shall constitute, that of all of the Limited Partners for all purposes, including unanimity requirements under the Delaware Act. Limited Partners who did not respond in connection with the proposed Consent, vote, ratification or approval shall be deemed to have abstained for all purposes under this Agreement.

18.3 Power Coupled With an Interest. The grant of authority by each Limited Partner in Section 18.1:

(i)

is a special power of attorney coupled with an interest in favor of the attorney-in-fact and shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of the Limited Partner;

(ii)

may be exercised for the Limited Partner by a signature of the attorney-in-fact or by listing or referring to the names of all of the Limited Partners, including that Limited Partner, and executing any instrument with a single signature of any one of the attorneys-in-fact acting as attorney-in- fact for all of them; and

(iii)

shall survive the Assignment by any Limited Partner of all or any portion of the Limited Partner’s Units, provided that, if any Assignee of all of a Limited Partner’s Units has furnished to the General Partner a power of attorney complying with the provisions of Section 18.1 and the admission to the Partnership of the Assignee as a Substitute Limited Partner has been approved by the General Partner, this power of attorney shall survive the Assignment with respect to the assignor Limited Partner for the sole purpose of enabling the attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect the Assignment and admission and shall thereafter terminate with respect to the assignor Limited Partner.

ARTICLE XIX - GENERAL PROVISIONS

19.1 Notices, Approvals and Consents. All Notices, approvals, Consents or other communications under this Agreement shall be in writing and signed by the party giving the same and, except as otherwise specifically provided in this Agreement, shall be deemed to have been delivered when the same are deposited in the United States mail and sent by first class or certified mail, postage prepaid; hand delivered; sent by overnight courier; or sent by facsimile and confirmed by telephone during normal business hours.

In each case, delivery shall be made to the parties at the addresses set forth below or at any other addresses as the parties may designate by Notice to the Partnership as specified in Section 5.1:

(i)

If to the Partnership: LEAF Equipment Leasing Income Fund III, L.P., 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801, with a copy to c/o LEAF Asset Management, LLC, General Partner, 1818 Market Street, 9th Floor, Philadelphia, Pennsylvania 19103; Telephone Number: 800-819-5556 (the Partnership) and 215-569-1844 (the General Partner); Fax Number: 215-561-0844 (the Partnership) and 215-561-6249 (the General Partner).

(ii)	If to the General Partner: LEAF Asset Management, LLC, 1818 Market Street, 9th Floor, Philadelphia, Pennsylvania 19103; Telephone Number: 215-569-1844; Telecopier Number: 215-561-6249.

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(iii)	If to any Limited Partner, at the address set forth in the Limited Partner’s Subscription Agreement unless a different address has been provided to the Partnership under Section 5.1.

19.2 Further Assurances. The Partners agree to execute, acknowledge and deliver all further instruments and do all further acts and things as may reasonably be necessary to carry out the intent and purpose of this Agreement.

19.3 Captions. Captions contained in this Agreement are inserted only as a matter of convenience and do not define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement.

19.4 Binding Effect. Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of, or be enforceable by, any creditor of the Partnership.

19.5 Severability. If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement and any other application thereof shall not be affected or impaired in any way thereby, and the remaining provisions shall be interpreted consistently with the omission of the invalid, illegal or unenforceable provision or applicable thereof.

19.6 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings of the parties in connection with the subject matter of this Agreement that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

19.7 Applicable Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

19.8 Counterparts. This Agreement may be signed by each party to this Agreement on a separate counterpart (including, in the case of a Limited Partner, a separate Subscription Agreement or signature page executed by one or more such Partners), but all such counterparts, when taken together, shall constitute but one and the same instrument.

19.9 Creditors. No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor.

19.10 Successors and Assigns. Each and every covenant, term, provision and agreement contained in this Agreement shall be binding on and inure to the benefit of the successors and assigns of the respective parties to this Agreement. In furtherance of, and not in limitation of, the foregoing, the General Partner may assign, as collateral security or otherwise, any items of compensation payable to it under the terms of this Agreement. Notwithstanding any such assignment, however, the General Partner, and not any such assignee, shall remain solely liable for its obligations under this Agreement.

19.11 Waiver of Action for Partition. Each of the parties to this Agreement irrevocably waives during the term of the Partnership any right that he may have to maintain any action for partition with respect to the Partnership’s Investments and other property and assets.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this ___________ day of ____________________, 200_.

GENERAL PARTNER:
LEAF Asset Management, LLC
By:

Name:

Its:

ORIGINAL LIMITED PARTNER:

LIMITED PARTNERS:
By: LEAF Asset Management, LLC, as Attorney in Fact
By:

Name:

Its:

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Appendix B

PRIOR PERFORMANCE TABLES

The following Tables I, II, III and IV, which are unaudited, provide certain information concerning Lease Equity Appreciation Fund I, L.P. (“LEAF I”) and Lease Equity Appreciation Fund II, L.P. (“LEAF II”), previous public equipment leasing programs sponsored by LEAF Financial Corporation, an affiliate of our general partner, and a former subsidiary of LEAF Financial Corporation. In this regard, beginning in 2002 LEAF I was sponsored by LEAF Asset Management, Inc., a former subsidiary of LEAF Financial that was merged into LEAF Financial in June 2004.

The following Tables I, II, III and IV, which are unaudited, provide certain information concerning Lease Equity Appreciation Fund I, L.P. (“LEAF I”) and Lease Equity Appreciation Fund II, L.P. (“LEAF II”), previous public equipment leasing programs sponsored by LEAF Financial Corporation, an affiliate of our general partner, and a former subsidiary of LEAF Financial Corporation. In this regard, beginning in 2002 LEAF I was sponsored by LEAF Asset Management, Inc., a former subsidiary of LEAF Financial that was merged into LEAF Financial in June 2004.

Buying a unit in us will not give you any ownership interest in any of LEAF Financial’s prior programs, and you should not assume that you will experience investment results or returns, if any, comparable to those of the investors in those prior programs sponsored by LEAF Financial. See the “Other Programs Managed by Our General Partner or Its Affiliates” section in the prospectus for a narrative discussion of the prior public equipment leasing and finance programs sponsored by LEAF Financial.

Additional information in the Form 10-K Annual Report and the Form 10-Q Quarterly Report filed with the SEC by LEAF I and LEAF II for each reporting period may be obtained without charge by contacting LEAF Financial Corporation, 1818 Market Street, 9th Floor, Philadelphia, Pennsylvania 19103, Attention: Corporate Secretary. The reports are also available on request at the SEC’s website on the Internet at http://www.sec.gov.

TABLE I

Experience In Raising And Investing Funds

The following table sets forth certain information, as of September 30, 2006, concerning the experience of LEAF Financial Corporation, an affiliate of our general partner, in raising and investing limited partners’ funds in previous equipment leasing programs.

	LEAF I			LEAF II

Date offering closed	08/15/04		TBD
Dollar amount offered	$50,000,000		$60,000,000

Dollar amount raised	$17,060,774	100.00%	$58,922,691	100%
Less: Offering expenses
Sales commissions	$1,284,700	7.53%	$4,001,306	6.79%
Underwriting fees	$320,727	1.88%	$1,735,410	2.95%
Organization and offering expenses paid to general partner or its affiliates	$511,688	3.00%	$2,062,282	3.50%
Reserves	$298,782	1.75%	$511,237	0.87%

Offering proceeds available for investment	$14,644,877	85.84%	$50,612,456	85.90%

Debt proceeds	$82,171,624		$102,507,584
Total equipment acquired	$164,767,337		$340,740,000
Acquisition fees paid to general partner	$3,113,679		$2,769,643

Equipment acquisition cost as a percentage of amount raised:
Purchase price	965.77%		578.28%
Acquisition fees paid to general partner	18.25%		4.70%
Percent invested	85.84%		85.90%
Percent leverage	82.81%		63.50%
Date offering commenced	08/15/02		12/22/04
Maximum offering period (in months)	24		24
Actual offering period (in months)	24		22
Months to invest 90% of amount available for investment	14		9

Past performance is not necessarily indicative of future performance.

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TABLE II

Compensation to Our General Partner and Affiliates

Except as otherwise noted below, the following table sets forth certain information, as of September 30, 2006 concerning the compensation derived by their general partner, LEAF Financial, an affiliate of our general partner and LEAF I’s former general partner, LEAF Financial’s former subsidiary, LEAF Asset Management, Inc. that was merged into LEAF Financial in 2004, from previous equipment leasing programs. Also, all amounts presented are cumulative from the beginning of the offering of each program to September 30, 2006.

	LEAF I	LEAF II

Date offering commenced	8/15/02	12/22/04
Date offering closed	8/15/04	TBD
Dollar amount raised	$17,060,774	$58,922,691

The following information is as of September 30, 2006
Amounts paid to general partner and its affiliates from offering proceeds:
Underwriting commissions	$320,727	$1,735,410

Organization and offering expense reimbursements	$511,688	$2,062,282

Acquisition fees	$3,113,679	$2,769,642

Dollar amount of cash generated from operations before deducting payments/accruals to general partner and affiliates	$9,954,648	$8,544,363

Amounts paid or accrued to general partner and its affiliates from operations:

Acquisition fees	$3,113,679	$2,769,643

Management fees	$2,097,019	$749,022

Administrative expense reimbursements	$2,051,712	$833,589

Past performance is not necessarily indicative of future performance.

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TABLE III

Operating Results of Prior Public Programs – LEAF I

The following table summarizes the operating results of Lease Equity Appreciation Fund I, L.P., which was sponsored by LEAF Financial Corporation, an affiliate of our general partner, and by a former subsidiary of LEAF Financial that was merged into LEAF Financial in 2004. The program’s records are maintained in accordance with Generally Accepted Accounting Principles (“GAAP”) for financial statement purposes. No results are shown for 2002, because the program did not conduct any activities, other than holding an escrow account for subscription proceeds, until it achieved its minimum required offering proceeds in March, 2003.

	9 Months Ended 09/30/06	2005	2004	2003

Revenues
Net gain (loss) on sales or remarketing of equipment	358,786	126,281	60,764	(10,206)
Gross revenue	5,860,390	7,577,548	3,476,359	983,261

Less:
Interest expense	(3,352,125)	(4,344,009)	(1,873,986)	(321,472)
Depreciation expense	(491,642)	(820,650)	(342,865)	(167,622)
Management fees - general partner	(799,723)	(840,403)	(383,798)	(73,095)
Administrative expense reimbursement - general partner	(419,936)	(554,611)	(482,180)	(594,985)
General and administrative	(367,988)	(475,828)	(309,040)	(207,166)
Provision for (reversal of) bad debts (2)	(569,254)	(1,352,191)	(394,928)	(5,000)
Net (loss) income – GAAP	218,508	(683,863)	(249,674)	(396,285)

Net (loss) income – GAAP – allocable to limited partners	216,323	(677,024)	(247,178)	(392,322)
Taxable income (loss) from operations (1)(3)	86,522	(1,218,140)	(2,162,550)	(202,837)
Cash provided by (used in) operating activities	3,125,225	(285,980)	2,189,315	(734,969)
Cash used in investing activities	(5,396,650)	(29,050,817)	(30,867,192)	(24,713,077)
Cash provided by financing activities	(3,680,183)	30,231,648	29,958,363	26,477,439
Cash generated from operations, sales, and refinancing	1,408,758	894,851	1,280,486	1,029,393

Less:
Cash distributions to investors from operations, sales and refinancing	1,031,427	1,373,982	967,980	474,950
Cash distributions to general partner from operations, sales and refinancing	10,419	13,879	9,768	4,794

Cash generated from (used by) operations, sales and refinancing after cash distributions	(366,912)	(493,010)	302,738	549,649
Tax data and distributions per $1,000 limited partner investment
Federal income tax results:
Taxable income from operations (1)(3)	5	(71)	(158)	(33)
Cash distributions to investors	60	80	71	78
Source (on GAAP basis)
Return of capital	60	80	71	78
Source (on cash basis)
Operations	—	—	—	—
Sales	—	—	—	—
Refinancing	—	—	—	—
Other	60	80	71	78
Weighted average number of limited partnership ($100) units outstanding	171,746	171,746	137,000	61,149

(1)

The difference between Net income – GAAP and Taxable income from operations is because of different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP, and different methods of recognizing revenue on direct finance leases under GAAP that generally are similar to full payout leases as defined under LEAF I’s partnership agreement.

(2)

The program records a provision for bad debts to provide for estimated credit losses in its portfolio. This policy is based on an analysis of the aging of the program’s portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3)	Taxable income is not calculated on an interim basis, only at the end of a year.

Past performance is not necessarily indicative of future performance.

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TABLE III (Continued)

Operating Results of Prior Public Programs – LEAF II

The following table summarizes the operating results of Lease Equity Appreciation Fund II, L.P., which was sponsored by LEAF Financial Corporation, an affiliate of our general partner, and by a former subsidiary of LEAF Financial that was merged into LEAF Financial in 2004. The program’s records are maintained in accordance with Generally Accepted Accounting Principles (“GAAP”) for financial statement purposes. No results are shown for 2004, because the program did not conduct any activities, other than holding an escrow account for subscription proceeds, until it achieved its minimum required offering proceeds in April, 2005.

	9 Months Ended 09/30/06	2005

Revenues
Net gain (loss) on sales or remarketing of equipment	180,708	(4,704)
Gross revenue	7,308,956	1,198,352

Less:
Interest expense	(3,179,394)	(583,833)
Depreciation expense	(2,062,281)	(247,080)
Management fees - general partner	(609,021)	(140,001)
Administrative expense reimbursement - general partner	(493,663)	(339,926)
General and administrative	(367,929)	(190,706)
Provision for (reversal of) bad debts (2)	(505,410)	(130,000)
Net (loss) income – GAAP	271,966	(437,898)

Net (loss) income – GAAP – allocable to limited partners	269,246	(433,520)
Taxable income (loss) from operations (1)(3)	107,689	(438,164)
Cash provided by (used in) operating activities	2,116,863	(480,581)
Cash used in investing activities	(99,487,980)	(42,344,345)
Cash provided by financing activities	106,273,208	43,857,864
Cash generated from operations, sales, and refinancing	8,902,091	1,032,938

Less:
Cash distributions to investors from operations, sales and refinancing	1,444,359	328,953
Cash distributions to general partner from operations, sales and refinancing	14,625	3,327

Cash generated from (used by) operations, sales and refinancing after cash distributions	7,443,107	700,658
Tax data and distributions per $1,000 limited partner investment
Federal income tax results:
Taxable income from operations (1)(3)	4	(86)
Cash distributions to investors	49	64
Source (on GAAP basis)
Return of capital	49	64
Source (on cash basis)
Operations	—	—
Sales	—	—
Refinancing	—	—
Other	49	64
Weighted average number of limited partnership ($100) units outstanding	(293,140)	51,053

(1)

The difference between Net income – GAAP and Taxable income from operations is because of different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP, and different methods of recognizing revenue on direct finance leases under GAAP that generally are similar to full payout leases as defined under LEAF I’s partnership agreement.

(2)

The program records a provision for bad debts to provide for estimated credit losses in its portfolio. This policy is based on an analysis of the aging of the program’s portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3)	Taxable income is not calculated on an interim basis, only at the end of a year.

Past performance is not necessarily indicative of future performance.

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TABLE IV

HISTORICAL DISPOSITION OF PROPERTIES

The following table is a summary as of September 30, 2006, of equipment sales and dispositions made by Lease Equity Appreciation Fund I, L.P. (“LEAF I”) and Lease Equity Appreciation Fund II, L.P. (“LEAF II”), previous equipment leasing programs sponsored by LEAF Financial Corporation, an affiliate of our general partner.

TYPE OF EQUIPMENT	YEAR ACQUIRED	YEAR OF SALE	COST	SALE PROCEEDS	GAAP GAIN (LOSS)

ATM Machines	2004	2005	2,778	1,343	553
ATM Machines	2004	2005	771	1	(0)
ATM Machines	2004	2005	2,850	—	(1)
ATM Machines	2004	2005	940	—	(1)
ATM Machines	2004	2005	1,042	—	(1)
ATM Machines	2004	2005	796	—	(1)
ATM Machines	2004	2005	786	—	—
ATM Machines	2004	2005	565	—	(1)
ATM Machines	2004	2005	1,065	—	48
ATM Machines	2004	2006	63,198	45,037	8,818
ATM Machines	2004	2006	4,594	2,090	(107)
Auto Body/Spray Booths	2004	2004	36,248	43,291	4,175
Auto Body/Spray Booths	2005	2005	28,705	29,491	784
Auto Body/Spray Booths	2004	2005	1,014	—	—
Auto Body/Spray Booths	2004	2006	15,339	10,500	(2,263)
Automotive	2004	2004	2,871	1,846	(13)
Automotive	2004	2004	1,534	—	(1)
Automotive	2004	2004	5,526	1,190	249
Automotive	2003	2005	15,148	—	(0)
Automotive	2004	2005	2,588	—	(0)
Automotive	2004	2005	4,024	—	(1)
Automotive	2004	2005	17,454	2,856	446
Automotive	2005	2005	100,975	112,771	4,129
Automotive	2004	2005	5,737	—	287
Automotive	2005	2005	9,418	8,542	218
Automotive	2005	2005	8,394	7,654	290
Automotive	2004	2005	2,424	—	—
Automotive	2004	2005	2,412	—	—
Automotive	2004	2005	1,794	—	—
Automotive	2004	2005	1,182	—	(1)
Automotive	2004	2005	1,261	—	(1)
Automotive	2005	2005	8,581	8,000	(942)
Automotive	2005	2005	12,442	—	534
Automotive	2004	2005	21,263	18,654	1,846
Automotive	2005	2005	16,955	—	—
Automotive	2004	2005	7,862	—	(1)
Automotive	2004	2005	743	—	(1)
Automotive	2005	2005	73,510	75,000	2,356
Automotive	2004	2005	77,385	68,176	6,278
Automotive	2005	2005	34,412	33,276	1,363
Automotive	2005	2005	38,781	—	(0)
Automotive	2005	2005	17,274	—	5,000
Automotive	2005	2005	43,281	28,484	962
Automotive	2005	2005	64,436	74,768	10,243
Automotive	2005	2005	62,289	69,838	9,361
Automotive	2005	2005	107,170	—	7,405
Automotive	2005	2005	26,015	20,534	1,340
Automotive	2005	2006	87,848	55,655	2,993
Automotive	2005	2006	155,687	74,318	4,450

Past performance is not necessarily indicative of future performance.

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TABLE IV (CONT’D)

LEAF I

TYPE OF EQUIPMENT	YEAR ACQUIRED	YEAR OF SALE	COST	SALE PROCEEDS	GAAP GAIN (LOSS)

Automotive	2003	2006	39,474	15,360	(7,682)
Automotive	2005	2006	53,497	42,485	4,134
Automotive	2005	2006	17,690	16,044	(867)
Automotive	2005	2006	204,469	208,290	27,041
Automotive	2005	2006	19,616	4,341	1,309
Automotive	2005	2006	3,083	—	—
Automotive	2005	2006	23,011	101	101
Automotive	2004	2006	5,633	1,943	55
Automotive	2003	2006	35,860	3,000	3,000
Automotive	2004	2006	18,970	—	(0)
Automotive	2003	2006	21,377	—	790
Automotive	2004	2006	2,418	—	40
Automotive	2004	2006	5,022	1,470	37
Automotive	2004	2006	26,497	18,114	(290)
Automotive	2005	2006	4,126	—	2
Automotive	2005	2006	172,706	—	0
Automotive	2005	2006	32,186	22,084	2,274
Automotive	2005	2006	48,763	5,004	3,232
Broadcasting Equipment	2005	2006	97,707	70,856	2,872
Clinical Lab Equipt	2004	2006	134,738	—	(0)
Commercial Refrig Equipt	2004	2004	24,067	25,351	1,692
Commercial Refrig Equipt	2004	2004	27,574	5,612	(0)
Commercial Refrig Equipt	2004	2006	48,919	—	(0)
Commercial Refrig Equipt	2005	2006	47,171	6,000	(2,463)
Compressor Equipment	2004	2004	1,720	1	—
Compressor Equipment	2003	2005	9,604	—	319
Computer Systems	2003	2003	10,686	9,790	282
Computer Systems	2003	2004	36,197	32,986	2,873
Computer Systems	2003	2004	97,321	—	(1)
Computer Systems	2003	2004	2,219	—	(1)
Computer Systems	2003	2004	2,057	—	(1)
Computer Systems	2003	2004	72,606	32,885	426
Computer Systems	2003	2004	4,176	—	(19)
Computer Systems	2003	2004	101,456	93,558	7,296
Computer Systems	2004	2004	19,012	1,412	(16,778)
Computer Systems	2003	2004	8,590	936	(47)
Computer Systems	2004	2004	1,675	799	32
Computer Systems	2003	2004	17,261	10,543	2,246
Computer Systems	2003	2004	64,708	18,581	(11)
Computer Systems	2004	2004	4,116	1,617	—
Computer Systems	2004	2004	1,462	706	41
Computer Systems	2004	2004	35,822	13,352	2,060
Computer Systems	2004	2005	1,348	—	—
Computer Systems	2004	2005	11,125	9,373	1,410
Computer Systems	2004	2005	22,294	1,746	189
Computer Systems	2004	2005	7,359	—	(1)
Computer Systems	2004	2005	40,459	—	2,512
Computer Systems	2004	2005	897	—	—
Computer Systems	2004	2005	17,180	—	—
Computer Systems	2004	2005	3,547	—	—
Computer Systems	2004	2005	1,328	—	(1)
Computer Systems	2004	2005	1,192	—	(1)
Computer Systems	2004	2005	3,833	—	(1)
Computer Systems	2004	2005	1,866	—	(1)

Past performance is not necessarily indicative of future performance.

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TABLE IV (CONT’D)

LEAF I

TYPE OF EQUIPMENT	YEAR ACQUIRED	YEAR OF SALE	COST	SALE PROCEEDS	GAAP GAIN (LOSS)

Computer Systems	2003	2005	1,380	—	(39)
Computer Systems	2005	2005	59,911	76,096	10,960
Computer Systems	2003	2005	22,955	2,818	(169)
Computer Systems	2004	2005	19,368	12,515	(2,557)
Computer Systems	2004	2005	21,758	—	263
Computer Systems	2003	2005	1,395	—	48
Computer Systems	2003	2005	7,309	—	20
Computer Systems	2003	2005	50,518	—	—
Computer Systems	2004	2005	3,703	—	(1)
Computer Systems	2003	2005	62,041	—	(1)
Computer Systems	2003	2005	1,913	—	(1)
Computer Systems	2003	2005	2,532	—	(336)
Computer Systems	2004	2005	27,121	8,253	3,336
Computer Systems	2004	2005	26,987	—	(0)
Computer Systems	2003	2005	56,431	727	726
Computer Systems	2004	2005	18,901	11,008	1,055
Computer Systems	2004	2005	55,932	1	—
Computer Systems	2003	2005	30,383	—	(1)
Computer Systems	2004	2005	22,054	1	(0)
Computer Systems	2003	2005	31,025	6,000	5,520
Computer Systems	2003	2005	16,014	3,427	1,431
Computer Systems	2003	2005	31,580	—	(1,315)
Computer Systems	2003	2005	30,135	—	(1,459)
Computer Systems	2003	2005	30,778	—	(1,478)
Computer Systems	2003	2005	45,211	—	(1,999)
Computer Systems	2003	2005	75,241	—	(3,914)
Computer Systems	2003	2005	111,374	—	(5,322)
Computer Systems	2003	2005	108,311	—	(5,371)
Computer Systems	2003	2006	4,695	434	(30)
Computer Systems	2003	2006	37,393	3,685	133
Computer Systems	2003	2006	68,383	—	—
Computer Systems	2003	2006	4,433	343	52
Computer Systems	2004	2006	25,672	12,353	1,243
Computer Systems	2005	2006	116,519	123,500	15,131
Computer Systems	2005	2006	46,156	21,600	(8,607)
Computer Systems	2004	2006	45,791	5,700	986
Computer Systems	2004	2006	71,448	9,820	(137)
Computer Systems	2003	2006	4,711	—	—
Computer Systems	2003	2006	24,033	—	—
Computer Systems	2004	2006	45,906	—	—
Computer Systems	2003	2006	29,467	—	(2)
Computer Systems	2004	2006	17,544	6,864	—
Computer Systems	2003	2006	8,360	6,444	1,624
Computer Systems	2003	2006	35,074	—	275
Computer Systems	2003	2006	22,307	22,307	(0)
Computer Systems	2003	2006	11,712	—	3
Computer Systems	2004	2006	7,541	—	(1)
Computer Systems	2004	2006	30,618		292
Computer Systems	2004	2006	24,903	—	—
Computer Systems	2006	2006	47,326	51,125	9,003
Construction Equipment	2004	2004	21,358	16,568	451
Construction Equipment	2005	2005	95,053	108,828	16,355
Construction Equipment	2005	2005	93,963	106,843	15,774
Construction Equipment	2005	2006	30,963	28,204	(1,631)

Past performance is not necessarily indicative of future performance.

Back to Contents

TABLE IV (CONT’D)

LEAF I

TYPE OF EQUIPMENT	YEAR ACQUIRED	YEAR OF SALE	COST	SALE PROCEEDS	GAAP GAIN (LOSS)

Construction Equipment	2005	2006	97,435	10,874	28
Construction Equipment	2005	2006	141,199	66,297	4,633
Copiers	2003	2005	8,252	55	(655)
Copiers	2004	2005	116,154	90,823	1,120
Copiers	2003	2005	9,077	5,698	1,000
Copiers	2003	2005	6,957	—	—
Copiers	2003	2005	3,660	882	(84)
Copiers	2004	2006	18,662	12,919	1,078
Copiers	2004	2006	38,675	—	—
Copiers	2004	2006	17,280	8,000	8,000
Copiers	2004	2006	16,261	—	(215)
Copiers	2003	2006	3,758	5,914	2,219
Dental Equipt	2003	2005	133,747	92,371	3,054
Dental Equipt	2003	2006	105,825	43,276	2,993
Dental Equipt	2006	2006	42,678	43,749	1,823
Dental Equipt	2004	2006	28,160	29,069	4,815
Dental Equipt	2006	2006	16,544	15,735	—
Desktops	2004	2005	125,029	—	—
Desktops	2005	2005	37,245	32,953	3,744
Desktops	2004	2006	517	1	14
Dry-Clean Machines	2004	2004	40,216	40,397	3,624
Dry-Clean Machines	2003	2005	157,979	113,994	4,935
Dry-Clean Machines	2003	2005	18,459	—	(1)
Dry-Clean Machines	2004	2005	17,184	—	(1)
Dry-Clean Machines	2004	2005	6,617	—	(1)
Dry-Clean Machines	2003	2005	41,121	21,000	(2,018)
Dry-Clean Machines	2004	2006	3,299	—	—
Dry-Clean Machines	2003	2006	101,188	61,615	6,957
Dry-Clean Machines	2004	2006	8,810	—	33
Dry-Clean Machines	2005	2006	111,918	91,782	13,027
Energy Mngt Sys/Lighting	2004	2005	1,194	—	(1)
Farm Machines	2005	2006	18,094	5,965	(9,230)
Farm Machines	2005	2006	18,094	—	9,230
Faxes	2003	2005	5,660	—	(1)
Fork Lift/Material HDLG	2003	2004	23,466	—	—
Fork Lift/Material HDLG	2003	2004	4,320	771	43
Fork Lift/Material HDLG	2004	2005	21,031	18,789	1,111
Fork Lift/Material HDLG	2004	2005	27,976	21,686	1,369
Fork Lift/Material HDLG	2003	2006	17,555	12,890	(2,021)
Furniture	2003	2004	600,600	550,581	55,559
Furniture	2003	2004	18,838	6,906	25
Furniture	2003	2005	23,238	—	(403)
Furniture	2005	2005	38,401	33,416	(308)
Furniture	2005	2005	83,280	61,683	7,897
Furniture	2005	2005	16,522	—	—
Furniture	2004	2005	58,224	40,679	(3,420)
Furniture	2005	2005	49,058	40,725	1,895
Furniture	2005	2005	92,116	92,817	8,061
Furniture	2003	2005	46,770	—	(498)
Furniture	2005	2006	146,520	106,115	8,772
Furniture	2005	2006	6,055	3,805	—
Furniture	2003	2006	49,295	4,800	(756)
Furniture	2006	2006	435,825	372,000	(8,064)
Furniture	2004	2006	51,475	—	—

Past performance is not necessarily indicative of future performance.

Back to Contents

TABLE IV (CONT’D)

LEAF I

TYPE OF EQUIPMENT	YEAR ACQUIRED	YEAR OF SALE	COST	SALE PROCEEDS	GAAP GAIN (LOSS)

Furniture	2003	2006	16,019	358	369
Furniture	2005	2006	50,019	13,940	1,433
Furniture	2005	2006	72,131	—	13,301
Furniture	2005	2006	74,461	14,204	2,729
Furniture	2005	2006	89,909	72,425	618
Global Positioning System	2003	2006	39,359	—	1,141
HVAC Equipment	2003	2005	12,480	8,087	303
HVAC Equipment	2005	2005	24,434	15,170	83
HVAC Equipment	2003	2006	74,426	—	—
HVAC Equipment	2003	2006	43,080	—	447
Imaging Systems	2004	2005	58,078	1	—
Imaging Systems	2003	2006	7,484	1,917	714
Imaging Systems	2004	2006	23,765	3,995	3,995
Laptops	2003	2004	9,002	1,712	(33)
Lasers	2003	2004	43,274	44,342	4,933
Lasers	2004	2005	61,022	56,900	(12,914)
Lasers	2005	2005	26,802	26,471	(867)
Laundry Equipment	2004	2004	30,820	30,443	2,717
Laundry Equipment	2004	2004	18,721	15,364	(21)
Laundry Equipment	2004	2004	1,077	655	150
Laundry Equipment	2004	2004	1,520	828	577
Laundry Equipment	2004	2004	1,651	1,500	(84)
Laundry Equipment	2004	2004	460	—	(1)
Laundry Equipment	2004	2004	17,012	9,672	(53)
Laundry Equipment	2004	2004	1,667	735	(59)
Laundry Equipment	2004	2004	2,077	1,592	1,833
Laundry Equipment	2004	2004	2,250	1,230	485
Laundry Equipment	2004	2004	2,250	1,230	485
Laundry Equipment	2004	2004	1,146	477	477
Laundry Equipment	2004	2004	1,065	306	105
Laundry Equipment	2004	2004	1,049	28	(0)
Laundry Equipment	2004	2005	28,678	24,723	834
Laundry Equipment	2004	2005	3,087	—	(1)
Laundry Equipment	2004	2005	38,347	29,622	275
Laundry Equipment	2004	2005	3,383	—	(1)
Laundry Equipment	2004	2005	712	145	10
Laundry Equipment	2004	2005	999	—	(1)
Laundry Equipment	2004	2005	35,148	36,879	4,131
Laundry Equipment	2004	2005	20,822	868	806
Laundry Equipment	2004	2005	1,562	—	729
Laundry Equipment	2004	2005	384	—	6
Laundry Equipment	2004	2005	1,527	—	(1)
Laundry Equipment	2004	2005	1,347	—	(1)
Laundry Equipment	2004	2005	1,912	—	(116)
Laundry Equipment	2004	2005	1,922	—	(157)
Laundry Equipment	2004	2005	25,915	17,989	1,051
Laundry Equipment	2004	2005	27,304	26,828	3,697
Laundry Equipment	2004	2005	24,549	16,849	992
Laundry Equipment	2004	2005	789	—	319
Laundry Equipment	2004	2005	685	—	295
Laundry Equipment	2004	2005	1,177	—	—
Laundry Equipment	2004	2005	1,042	—	(1)
Laundry Equipment	2004	2005	947	—	(1)
Laundry Equipment	2004	2005	960	—	(1)

Past performance is not necessarily indicative of future performance.

Back to Contents

TABLE IV (CONT’D)

LEAF I

TYPE OF EQUIPMENT	YEAR ACQUIRED	YEAR OF SALE	COST	SALE PROCEEDS	GAAP GAIN (LOSS)

Laundry Equipment	2004	2005	1,201	—	(1)
Laundry Equipment	2004	2005	1,033	—	(1)
Laundry Equipment	2004	2005	1,285	—	(1)
Laundry Equipment	2004	2005	2,152	—	(1)
Laundry Equipment	2004	2005	4,406	—	(1)
Laundry Equipment	2004	2005	19,630	—	(1)
Laundry Equipment	2004	2005	1,016	—	145
Laundry Equipment	2004	2005	852	—	80
Laundry Equipment	2004	2005	1,381	—	(1)
Laundry Equipment	2004	2005	17,533	16,574	2,111
Laundry Equipment	2004	2005	23,061	1	(0)
Laundry Equipment	2004	2005	166,882	112,638	5,717
Laundry Equipment	2004	2005	7,170	2,813	23
Laundry Equipment	2004	2005	36,119	—	0
Laundry Equipment	2004	2005	36,435	1	(0)
Laundry Equipment	2004	2006	16,616	6,785	3,987
Laundry Equipment	2004	2006	14,610	9,904	1,150
Laundry Equipment	2004	2006	31,522	28,407	4,053
Laundry Equipment	2004	2006	27,824	1,184	(1,605)
Laundry Equipment	2004	2006	26,968	21,228	(1,141)
Laundry Equipment	2004	2006	34,726	23,560	5,640
Laundry Equipment	2004	2006	34,047	—	8,314
Laundry Equipment	2004	2006	16,893	13,080	2,857
Laundry Equipment	2004	2006	18,801	—	668
Laundry Equipment	2004	2006	9,229	—	436
Laundry Equipment	2004	2006	45,135	31,097	3,724
Laundry Equipment	2004	2006	23,612	6,750	239
Laundry Equipment	2004	2006	25,265	17,451	(304)
Laundry Equipment	2004	2006	16,333	3,532	(26)
Laundry Equipment	2005	2006	55,484	25,179	513
Lawn Care Equipment	2003	2006	16,578	—	—
Machine Tools	2003	2003	5,976	6,040	(99)
Machine Tools	2003	2003	22,845	23,090	(376)
Machine Tools	2003	2003	3,983	4,026	(52)
Machine Tools	2003	2003	6,328	6,396	(104)
Machine Tools	2003	2004	8,829	8,923	(186)
Machine Tools	2003	2004	15,820	15,990	(334)
Machine Tools	2003	2004	42,345	42,798	(893)
Machine Tools	2003	2004	10,495	10,608	(222)
Machine Tools	2003	2004	63,657	64,339	(1,343)
Machine Tools	2003	2004	4,673	4,723	(99)
Machine Tools	2003	2004	8,789	8,883	(186)
Machine Tools	2003	2004	14,149	10,052	1,587
Machine Tools	2003	2004	15,940	9,898	441
Machine Tools	2004	2004	3,518	2,805	146
Machine Tools	2004	2004	16,924	19,822	3,222
Machine Tools	2004	2005	265	4	3
Machine Tools	2004	2005	19,999	—	(1)
Machine Tools	2004	2005	3,110	—	(3,320)
Machine Tools	2004	2005	6,696	6,903	(680)
Machine Tools	2003	2005	11,726	8,921	1,016
Machine Tools	2004	2005	1,104	—	(1)
Machine Tools	2005	2005	148,751	107,481	(599)
Machine Tools	2003	2006	21,957	2,450	21

Past performance is not necessarily indicative of future performance.

Back to Contents

TABLE IV (CONT’D)

LEAF I

TYPE OF EQUIPMENT	YEAR ACQUIRED	YEAR OF SALE	COST	SALE PROCEEDS	GAAP GAIN (LOSS)

Machine Tools	2005	2006	75,551	16,000	(11,439)
Machine Tools	2004	2006	18,599	—	(0)
Machine Tools	2004	2006	16,779	4,240	3,939
Machine Tools	2003	2006	8,089	—	205
Machine Tools	2003	2006	89,770	1	—
Machine Tools	2004	2006	11,238	—	419
Mailing Machines	2003	2005	14,605	8,058	(152)
Mailing Machines	2003	2005	21,569	12,003	406
Mailing Machines	2003	2006	15,444	7,150	(586)
Mailing Machines	2004	2006	4,656	3,770	692
Mailing Machines	2003	2006	27,365	7,424	156
Mailing Machines	2006	2006	2,753	—	(2,826)
Mailing Machines	2004	2006	17,423	15,879	657
Mailing Machines	2004	2006	2,494	2,254	(82)
Mailing Machines	2003	2006	1,455	1,485	96
Mailing Machines	2003	2006	3,959	—	(2,977)
Mailing Machines	2003	2006	2,903	2,647	295
Mailing Machines	2003	2006	1,424	1,308	22
Mailing Machines	2005	2006	55,994	42,797	945
Monitors	2004	2005	29,380	24,738	3,261
Monitors	2005	2006	11,493	10,496	1,776
Monitors	2004	2006	41,038	27,285	11
MRI	2004	2006	496,316	466,101	16,051
Other	2003	2004	38,382	8,258	229
Other Computer Equipment	2004	2005	25,607	25,543	(923)
Other Computer Equipment	2004	2005	1,948	1,915	(196)
Other Computer Equipment	2004	2005	28,353	26,104	275
Other Computer Equipment	2004	2005	86,112	90,223	(6,595)
Other Computer Equipment	2005	2005	67,850	62,822	4,212
Other Computer Equipment	2004	2005	10,820	9,674	—
Other Computer Equipment	2004	2006	7,058	3,040	(2,483)
Other Computer Equipment	2004	2006	7,039	—	(0)
Other Computer Equipment	2004	2006	45,276	13,296	1,362
Other Industrial Equipt	2003	2004	73,451	—	—
Other Industrial Equipt	2004	2004	29,431	12,805	(16,349)
Other Industrial Equipt	2003	2004	68,723	21,358	—
Other Industrial Equipt	2004	2004	17,981	25,887	14,586
Other Industrial Equipt	2004	2004	5,625	—	(6)
Other Industrial Equipt	2004	2004	7,402	3,044	1,161
Other Industrial Equipt	2004	2004	31,959	—	(26,332)
Other Industrial Equipt	2004	2004	36,229	—	(27,288)
Other Industrial Equipt	2004	2004	28,777	32,952	6,298
Other Industrial Equipt	2004	2004	1,563	652	105
Other Industrial Equipt	2004	2004	602	143	10
Other Industrial Equipt	2004	2004	1,563	—	(1)
Other Industrial Equipt	2004	2004	839	—	(1)
Other Industrial Equipt	2004	2004	1,563	(652)	(105)
Other Industrial Equipt	2004	2004	4,358	189	—
Other Industrial Equipt	2004	2004	1,358	1,956	891
Other Industrial Equipt	2004	2004	923	769	602
Other Industrial Equipt	2004	2004	770	284	98
Other Industrial Equipt	2004	2004	5,417	1	1
Other Industrial Equipt	2004	2004	2,911	373	103
Other Industrial Equipt	2004	2005	161	—	—

Past performance is not necessarily indicative of future performance.

Back to Contents

TABLE IV (CONT’D)

LEAF I

TYPE OF EQUIPMENT	YEAR ACQUIRED	YEAR OF SALE	COST	SALE PROCEEDS	GAAP GAIN (LOSS)

Other Industrial Equipt	2004	2005	510	—	—
Other Industrial Equipt	2004	2005	3,620	—	—
Other Industrial Equipt	2004	2005	4,853	—	4
Other Industrial Equipt	2004	2005	1,042	—	(3)
Other Industrial Equipt	2004	2005	16,152	14,487	4,780
Other Industrial Equipt	2004	2005	2,714	2,085	254
Other Industrial Equipt	2004	2005	2,658	1,691	157
Other Industrial Equipt	2004	2005	700	795	6
Other Industrial Equipt	2004	2005	20,569	14,135	(184)
Other Industrial Equipt	2004	2005	3,499	3,443	(318)
Other Industrial Equipt	2004	2005	33,795	26,700	(399)
Other Industrial Equipt	2004	2005	6,191	—	2,558
Other Industrial Equipt	2004	2005	986	—	—
Other Industrial Equipt	2004	2005	2,004	—	—
Other Industrial Equipt	2004	2005	5,291	—	(1)
Other Industrial Equipt	2004	2005	700	—	(1)
Other Industrial Equipt	2004	2005	1,188	1	(0)
Other Industrial Equipt	2004	2005	30,500	29,109	(916)
Other Industrial Equipt	2003	2005	176,713	89,943	3,978
Other Industrial Equipt	2004	2005	670	—	—
Other Industrial Equipt	2004	2005	2,029	—	(82)
Other Industrial Equipt	2005	2005	21,680	—	(90)
Other Industrial Equipt	2004	2005	20,072	—	(1)
Other Industrial Equipt	2004	2005	819	—	(1)
Other Industrial Equipt	2004	2005	906	—	(92)
Other Industrial Equipt	2005	2005	20,939	18,000	384
Other Industrial Equipt	2004	2005	2,022	—	—
Other Industrial Equipt	2004	2005	15,627	4,112	(7)
Other Industrial Equipt	2004	2005	7,154	1,545	1,376
Other Industrial Equipt	2004	2005	30,343	20,164	654
Other Industrial Equipt	2004	2005	2,880	—	(1)
Other Industrial Equipt	2005	2005	126,524	111,062	2,331
Other Industrial Equipt	2005	2005	29,644	26,039	563
Other Industrial Equipt	2005	2005	16,880	—	—
Other Industrial Equipt	2004	2005	31,197	18,932	1
Other Industrial Equipt	2004	2005	31,049	—	(1)
Other Industrial Equipt	2004	2005	17,887	13,204	2,026
Other Industrial Equipt	2004	2005	26,345	—	2,373
Other Industrial Equipt	2003	2005	81,624	9,870	2,145
Other Industrial Equipt	2005	2005	50,212	42,417	217
Other Industrial Equipt	2004	2005	1,030	—	—
Other Industrial Equipt	2004	2005	518	—	—
Other Industrial Equipt	2004	2005	1,194	—	—
Other Industrial Equipt	2004	2005	27,760	—	—
Other Industrial Equipt	2004	2005	455	—	—
Other Industrial Equipt	2004	2005	22,165	—	—
Other Industrial Equipt	2004	2005	15,921	—	—
Other Industrial Equipt	2004	2005	666	—	—
Other Industrial Equipt	2004	2005	1,480	—	—
Other Industrial Equipt	2004	2005	4,755	—	—
Other Industrial Equipt	2004	2005	10,534	—	—
Other Industrial Equipt	2003	2005	4,438	—	—
Other Industrial Equipt	2004	2005	35,437	—	(1)
Other Industrial Equipt	2004	2005	3,241	—	(1)

Past performance is not necessarily indicative of future performance.

Back to Contents

TABLE IV (CONT’D)

LEAF I

TYPE OF EQUIPMENT	YEAR ACQUIRED	YEAR OF SALE	COST	SALE PROCEEDS	GAAP GAIN (LOSS)

Other Industrial Equipt	2004	2005	1,245	—	(1)
Other Industrial Equipt	2004	2005	722	—	(1)
Other Industrial Equipt	2004	2005	1,034	—	(1)
Other Industrial Equipt	2004	2005	1,475	—	(1)
Other Industrial Equipt	2004	2005	872	—	(1)
Other Industrial Equipt	2004	2005	2,002	—	(1)
Other Industrial Equipt	2004	2005	3,109	—	(1)
Other Industrial Equipt	2004	2005	4,597	—	(1)
Other Industrial Equipt	2004	2005	20,089	—	(1)
Other Industrial Equipt	2004	2005	19,298	—	(1)
Other Industrial Equipt	2004	2005	55,000	—	(1,023)
Other Industrial Equipt	2003	2005	148,883	—	—
Other Industrial Equipt	2004	2005	28,410	23,655	1,916
Other Industrial Equipt	2004	2005	16,699	—	0
Other Industrial Equipt	2004	2005	16,002	2,479	(263)
Other Industrial Equipt	2005	2005	43,120	47,363	4,833
Other Industrial Equipt	2004	2005	38,910	—	(3,236)
Other Industrial Equipt	2004	2005	8,978	7,305	601
Other Industrial Equipt	2004	2005	15,771	8,736	695
Other Industrial Equipt	2004	2005	17,062	—	3,238
Other Industrial Equipt	2004	2005	4,661	—	266
Other Industrial Equipt	2004	2005	1,099	—	—
Other Industrial Equipt	2004	2005	21,427	—	—
Other Industrial Equipt	2004	2005	16,061	—	—
Other Industrial Equipt	2004	2005	11,187	—	—
Other Industrial Equipt	2004	2005	29,725	—	(1)
Other Industrial Equipt	2004	2005	961	—	(1)
Other Industrial Equipt	2004	2005	2,326	—	(1)
Other Industrial Equipt	2003	2005	4,126	—	(1)
Other Industrial Equipt	2004	2005	31,105	—	—
Other Industrial Equipt	2004	2005	22,867	3,051	1,389
Other Industrial Equipt	2005	2005	47,158	41,257	1,695
Other Industrial Equipt	2004	2005	17,398	—	1,673
Other Industrial Equipt	2004	2005	31,027	1	0
Other Industrial Equipt	2005	2005	5,522	6,011	415
Other Industrial Equipt	2005	2005	339,372	293,317	(18,681)
Other Industrial Equipt	2004	2005	39,603	40,481	4,930
Other Industrial Equipt	2003	2005	67,087	32,465	(109)
Other Industrial Equipt	2005	2005	201,337	160,000	(3,950)
Other Industrial Equipt	2005	2006	75,300	71,651	10,070
Other Industrial Equipt	2004	2006	9,588	1,357	47
Other Industrial Equipt	2005	2006	109,050	36,066	11,066
Other Industrial Equipt	2004	2006	15,417	5,356	899
Other Industrial Equipt	2005	2006	68,492	26,841	4,521
Other Industrial Equipt	2004	2006	17,970	4,391	1,079
Other Industrial Equipt	2004	2006	18,527	6,102	146
Other Industrial Equipt	2003	2006	16,479	—	—
Other Industrial Equipt	2003	2006	93,279	—	(31,668)
Other Industrial Equipt	2004	2006	82,793	53,058	1,425
Other Industrial Equipt	2004	2006	4,717	2,500	(51)
Other Industrial Equipt	2004	2006	105,900	83,536	(526)
Other Industrial Equipt	2004	2006	12,219	1,284	595
Other Industrial Equipt	2004	2006	4,173	1,902	(1,126)
Other Industrial Equipt	2004	2006	23,042	1	1

Past performance is not necessarily indicative of future performance.

Back to Contents

TABLE IV (CONT’D)

LEAF I

TYPE OF EQUIPMENT	YEAR ACQUIRED	YEAR OF SALE	COST	SALE PROCEEDS	GAAP GAIN (LOSS)

Other Industrial Equipt	2004	2006	33,296	—	(0)
Other Industrial Equipt	2004	2006	33,555	2,433	(42)
Other Industrial Equipt	2004	2006	2,572	—	267
Other Industrial Equipt	2005	2006	95,646	79,626	5,366
Other Industrial Equipt	2005	2006	31,235	10,903	2,503
Other Industrial Equipt	2004	2006	17,064	—	—
Other Industrial Equipt	2004	2006	15,167	—	(2,759)
Other Industrial Equipt	2004	2006	38,432	29,672	1,555
Other Industrial Equipt	2003	2006	32,552	—	(1)
Other Industrial Equipt	2004	2006	34,753	20,639	1,744
Other Industrial Equipt	2004	2006	21,074	—	214
Other Industrial Equipt	2004	2006	21,949	2,555	409
Other Industrial Equipt	2004	2006	17,761		304
Other Industrial Equipt	2004	2006	18,731	3,320	423
Other Industrial Equipt	2004	2006	34,994	—	0
Other Industrial Equipt	2004	2006	868	—	(16)
Other Industrial Equipt	2005	2006	104,471	89,996	9,822
Other Medical Equipment	2004	2004	2,716	981	14
Other Medical Equipment	2004	2005	4,306	—	(1)
Other Medical Equipment	2003	2005	150,848	30,372	4,690
Other Medical Equipment	2003	2005	24,283	16,792	574
Other Medical Equipment	2004	2005	27,141	—	4,582
Other Medical Equipment	2003	2005	29,552	—	1,495
Other Medical Equipment	2005	2005	41,579	37,298	3,579
Other Medical Equipment	2005	2005	34,545	33,609	3,032
Other Medical Equipment	2005	2006	85,026	78,553	11,194
Other Medical Equipment	2005	2006	19,354	6,793	355
Other Medical Equipment	2005	2006	115,237	102,697	15,157
Other Medical Equipment	2003	2006	41,475	—	(2,006)
Other Medical Equipment	2004	2006	107,049	113,130	18,431
Other Medical Equipment	2005	2006	34,015	26,000	(6,127)
Other Medical Equipment	2005	2006	5,119	—	529
Other Medical Equipment	2003	2006	11,908	2,464	(1,045)
Other Office Equipment	2004	2004	2,752	1,136	(43)
Other Office Equipment	2004	2005	29,912	—	(1)
Other Office Equipment	2004	2005	1,276	88	20
Photographic Develop Eq	2005	2006	34,034	24,074	426
Photographic Develop Eq	2005	2006	1,627	841	1
Photographic Develop Eq	2005	2006	6,204	6,260	(0)
Photographic Develop Eq	2005	2006	13,321	8,601	333
Photographic Develop Eq	2005	2006	11,680	5,567	1
Photographic Develop Eq	2005	2006	22,675	18,750	1,485
Photographic Develop Eq	2005	2006	28,058	18,179	52
Photographic Develop Eq	2005	2006	10,710	—	2,180
Photographic Develop Eq	2005	2006	6,444	—	931
Photographic Develop Eq	2005	2006	6,520	5,743	—
Photographic Develop Eq	2005	2006	40,895	36,019	—
Photographic Develop Eq	2005	2006	26,618	19,517	(7,638)
Photographic Develop Eq	2005	2006	19,201	2,478	—
Photographic Develop Eq	2005	2006	26,334	2,744	8
Photographic Develop Eq	2005	2006	38,600	10,348	(12,388)
Photographic Develop Eq	2005	2006	11,412	—	474
Photographic Develop Eq	2006	2006	17,993	16,976	283
Photographic Develop Eq	2006	2006	78,347	103,695	23,727

Past performance is not necessarily indicative of future performance.

Back to Contents

TABLE IV (CONT’D)

LEAF I

TYPE OF EQUIPMENT	YEAR ACQUIRED	YEAR OF SALE	COST	SALE PROCEEDS	GAAP GAIN (LOSS)

Photographic Develop Eq	2006	2006	9,624	—	1
Photographic Develop Eq	2006	2006	12,551	—	425
Printers	2003	2004	16,270	9,688	1,632
Printers	2003	2005	4,231	420	20
Printers	2003	2005	10,294	—	—
Printers	2003	2006	51,153	—	0
Printing Equipment	2004	2005	9,908	—	—
Printing Equipment	2003	2005	4,886	—	0
Printing Equipment	2004	2005	4,865	1	0
Radiology Equipt (X-ray)	2003	2004	29,945	24,801	2,617
Radiology Equipt (X-ray)	2003	2005	277,427	200,297	(6,256)
Radiology Equipt (X-ray)	2003	2006	163,370	119,362	8,675
Radiology Equipt (X-ray)	2003	2006	46,479	—	(904)
Radiology Equipt (X-ray)	2003	2006	59,596	36,981	(328)
Rehab/Physic/Therapy/Fitn	2003	2005	41,636	28,966	911
Rehab/Physic/Therapy/Fitn	2005	2006	4,058	1,612	431
Restaurant Equipment	2004	2004	17,280	14,000	(3,888)
Restaurant Equipment	2004	2004	394	489	188
Restaurant Equipment	2004	2005	662	—	(1)
Restaurant Equipment	2004	2005	26,119	—	(1)
Restaurant Equipment	2004	2005	1,351	—	(1)
Restaurant Equipment	2003	2005	66,801	2,532	(1)
Restaurant Equipment	2003	2005	23,907	1	(1)
Restaurant Equipment	2004	2005	3,889	—	(1)
Restaurant Equipment	2003	2005	27,945	—	(1)
Restaurant Equipment	2005	2005	72,850	68,281	6,552
Restaurant Equipment	2005	2006	27,445	22,842	3,166
Restaurant Equipment	2005	2006	108,242	96,002	8,909
Restaurant Equipment	2005	2006	58,001	57,944	—
Restaurant Equipment	2003	2006	44,768	—	—
Restaurant Equipment	2003	2006	23,476	—	—
Restaurant Equipment	2004	2006	7,854	3,744	361
Restaurant Equipment	2005	2006	6,649	—	429
Routers, Hubs	2003	2005	10,772	—	(1)
Routers, Hubs	2004	2005	3,603	—	619
Routers, Hubs	2003	2005	11,690	1,048	(577)
Routers, Hubs	2003	2005	70,485	6,319	(3,687)
Routers, Hubs	2003	2005	30,682	—	(1,261)
Routers, Hubs	2003	2005	53,088	—	(1,443)
Routers, Hubs	2003	2005	102,073	—	(4,414)
Routers, Hubs	2003	2006	56,100	—	—
Routers, Hubs	2004	2006	38,827	4,432	1,476
Routers, Hubs	2005	2006	7,197	—	178
Scales	2004	2005	1,219	—	(1)
Servers	2003	2005	36,086	—	651
Servers	2003	2005	26,980	—	487
Servers	2003	2005	26,980	—	487
Servers	2003	2005	26,980	—	(487)
Servers	2003	2006	28,109	3,922	2,077
Servers	2004	2006	53,219	42,536	(1,802)
Servers	2004	2006	38,945	—	—
Servers	2003	2006	12,237	—	394
Servers	2004	2006	30,768	—	6
Servers	2004	2006	16,589	10,401	705

Past performance is not necessarily indicative of future performance.

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TABLE IV (CONT’D)

LEAF I

TYPE OF EQUIPMENT	YEAR ACQUIRED	YEAR OF SALE	COST	SALE PROCEEDS	GAAP GAIN (LOSS)

Software	2003	2004	18,089	1,341	1,341
Software	2003	2004	27,157	17,263	250
Software	2004	2004	20,252	15,834	724
Software	2003	2004	15,411	10,120	(540)
Software	2004	2005	1,444	—	(1)
Software	2004	2005	1,690	845	845
Software	2004	2005	15,382	—	—
Software	2004	2005	1,949	—	(1)
Software	2004	2005	8,402	—	(1)
Software	2003	2005	53,900	—	(1)
Software	2003	2005	35,501	—	(1)
Software	2003	2005	16,990	—	(1)
Software	2004	2005	7,105	—	(223)
Software	2003	2005	17,412	—	3
Software	2003	2005	42,647	—	—
Software	2003	2005	15,627	—	(1)
Software	2004	2005	5,033	2,987	(246)
Software	2003	2005	44,107	—	1,614
Software	2003	2005	56,688	—	12
Software	2005	2005	13,976	3,158	(238)
Software	2004	2005	50,888	40,729	2,518
Software	2004	2005	63,825	1	—
Software	2003	2006	16,790	187	(178)
Software	2003	2006	30,835	650	(620)
Software	2003	2006	24,953	5,790	86
Software	2004	2006	8,534	2,904	2
Software	2004	2006	75,254	—	—
Software	2003	2006	46,477	3,188	(26)
Software	2003	2006	48,906	—	1,703
Software	2003	2006	27,157	—	804
Software	2003	2006	45,277	—	—
Software	2003	2006	17,479	—	—
Software	2003	2006	61,553	—	—
Software	2003	2006	17,493	—	—
Software	2003	2006	16,875	—	—
Software	2003	2006	53,400	—	1
Software	2003	2006	46,741	—	1,701
Software	2003	2006	2,391	—	—
Software	2003	2006	30,003	—	1,071
Software	2004	2006	30,805	—	—
Software	2004	2006	28,129	—	1,650
Software	2004	2006	23,474	591	807
Software	2004	2006	6,760	—	768
Surveillnce Camera/Monito	2004	2004	2,272	2,210	(30)
Surveillnce Camera/Monito	2004	2005	1,086	—	(1)
Surveillnce Camera/Monito	2004	2005	949	—	(1)
Surveillnce Camera/Monito	2004	2005	744	—	(1)
Surveillnce Camera/Monito	2004	2005	744	—	(1)
Surveillnce Camera/Monito	2004	2005	1,158	—	(1)
Surveillnce Camera/Monito	2005	2006	134,645	—	(1,668)
Surveillnce Camera/Monito	2005	2006	383,409	300,894	60,337
Surveillnce Camera/Monito	2005	2006	140,629	113,372	19,464
Telephone System	2004	2004	510	—	(1)
Telephone System	2003	2004	15,303	15,916	2,507

Past performance is not necessarily indicative of future performance.

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TABLE IV (CONT’D)

LEAF I

TYPE OF EQUIPMENT	YEAR ACQUIRED	YEAR OF SALE	COST	SALE PROCEEDS	GAAP GAIN (LOSS)

Telephone System	2004	2004	15,347	9,269	(65)
Telephone System	2004	2005	1,248	—	(1)
Telephone System	2003	2005	4,433	1,092	(0)
Telephone System	2004	2005	2,318	—	(1)
Telephone System	2003	2005	3,462	—	(1)
Telephone System	2003	2005	3,819	—	(1)
Telephone System	2003	2005	40,175	—	7,404
Telephone System	2003	2005	30,421	7,200	2,882
Telephone System	2003	2005	38,265	—	(3,424)
Telephone System	2003	2006	6,321	—	(3,409)
Telephone System	2003	2006	5,174	1,989	1,989
Telephone System	2004	2006	32,911	8,000	(12,809)
Telephone System	2003	2006	51,354	—	(0)
Telephone System	2004	2006	51,587	—	4,774
Telephone System	2004	2006	15,557	7,983	199

Past performance is not necessarily indicative of future performance.

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TABLE IV (CON’T)

HISTORICAL DISPOSITION OF PROPERTIES

TYPE OF EQUIPMENT	YEAR ACQUIRED	YEAR OF SALE	COST	SALE PROCEEDS	GAAP GAIN (LOSS)

ATM Machines	2005	2006	5,811	5,675	373
Automotive	2005	2005	9,789	9,733	(829)
Automotive	2005	2006	11,009	3,420	1,790
Automotive	2005	2006	1,291	—	246
Automotive	2005	2006	132,004	118,382	15,230
Commercial Refrig Equipt	2005	2005	36,438	40,783	1,549
Computer Systems	2005	2005	4,174	—	773
Computer Systems	2005	2006	52,556	18,437	(102)
Computer Systems	2005	2006	23,108	7,233	752
Computer Systems	2005	2006	40,640	6,000	(1,989)
Computer Systems	2005	2006	5,487	—	(1,011)
Computer Systems	2005	2006	19,760	6,697	(552)
Computer Systems	2005	2006	3,482	—	(746)
Computer Systems	2006	2006	3,098	3,827	612
Computer Systems	2006	2006	3,300	4,076	652
Computer Systems	2006	2006	2,231	2,752	437
Computer Systems	2006	2006	2,210	2,479	186
Computer Systems	2005	2006	98,296	23,283	4,188
Computer Systems	2005	2006	26,732	25,028	4,714
Computer Systems	2004	2006	1,914	313	—
Construction Equipment	2005	2006	15,232	11,477	—
Copiers	2005	2005	14,740	12,321	279
Copiers	2005	2006	5,582	5,515	474
Copiers	2005	2006	17,149	11,193	515
Copiers	2005	2006	12,634	15,643	2,810
Copiers	2006	2006	10,602	9,652	(1,004)
CT Scan	2006	2006	85,295	106,136	18,918
Desktops	2005	2005	13,438	13,299	(864)
Desktops	2005	2006	10,606	11,569	2,375
Desktops	2006	2006	9,626	—	(6,920)
Desktops	2006	2006	6,211	—	(4,491)
Energy Mngt Sys/Lighting	2005	2005	20,640	19,364	610
Energy Mngt Sys/Lighting	2005	2006	2,334	2,399	—
Energy Mngt Sys/Lighting	2005	2006	4,038	4,151	(342)
Farm Machines	2006	2006	6,174	6,580	806
Global Positioning System	2006	2006	27,918	36,551	4,337
Global Positioning System	2006	2006	8,673	11,392	2,471
HVAC Equipment	2005	2006	7,998	3,624	309
Imaging Systems	2005	2005	18,046	15,963	614
Imaging Systems	2005	2006	12,038	—	1
Lasers	2005	2005	31,351	31,273	(705)
Lasers	2005	2006	33,571	36,680	(858)
MRI	2006	2006	701,816	718,609	68,249
MRI	2006	2006	121,376	140,731	13,358
MRI	2006	2006	6,123	—	1,260
Other Building Systems	2005	2005	10,294	10,195	(714)
Other Building Systems	2005	2006	2,998	2,371	233
Other Industrial Equipt	2005	2005	13,058	14,261	678
Other Industrial Equipt	2005	2006	13,424	—	(1)
Other Industrial Equipt	2005	2006	10,699	7,586	65
Other Industrial Equipt	2006	2006	50,856	50,857	(1,418)
Other Industrial Equipt	2005	2006	31,688	12,067	870

Past performance is not necessarily indicative of future performance.

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TABLE IV (CONT’D)

LEAF II

TYPE OF EQUIPMENT	YEAR ACQUIRED	YEAR OF SALE	COST	SALE PROCEEDS	GAAP GAIN (LOSS)

Other Industrial Equipt	2004	2006	51,766	16,314	(3,378)
Other Medical Equipment	2005	2006	52,778	53,346	4,107
Other Medical Equipment	2005	2006	3,804	2,722	104
Other Medical Equipment	2005	2006	3,431	398	1
Other Medical Equipment	2005	2006	234,086	203,403	17,478
Other Medical Equipment	2006	2006	100,150	102,972	897
Other Medical Equipment	2006	2006	100	—	(101)
Photographic Develop Eq	2005	2006	86,937	127,875	25,720
Photographic Develop Eq	2005	2006	92,381	79,568	(44)
Photographic Develop Eq	2005	2006	53,545	40,806	—
Photographic Develop Eq	2005	2006	62,927	29,966	(29,606)
Photographic Develop Eq	2005	2006	74,256	54,850	3,067
Photographic Develop Eq	2005	2006	17,093	15,951	1,021
Photographic Develop Eq	2005	2006	116,617	111,275	(7,695)
Photographic Develop Eq	2005	2006	59,071	40,633	3,310
Photographic Develop Eq	2005	2006	56,342	39,652	2,928
Photographic Develop Eq	2006	2006	706	763	(9)
Photographic Develop Eq	2005	2006	46,864	20,000	2,601
Photographic Develop Eq	2006	2006	91,582	119,038	25,715
Photographic Develop Eq	2005	2006	62,894	27,248	(3,668)
Photographic Develop Eq	2006	2006	290	—	290
Pos Systems	2006	2006	13,494	13,515	(538)
Printing Equipment	2005	2006	57,600	42,598	3,672
Radiology Equipt (X-ray)	2005	2005	29,587	30,343	(2,677)
Rehab/Physic/Therapy/Fitn	2006	2006	19,792	24,577	5,326
Rehab/Physic/Therapy/Fitn	2006	2006	19,343	19,342	(735)
Restaurant Equipment	2005	2006	8,046	131	729
Servers	2005	2006	17,391	16,305	1,373
Servers	2006	2006	41,333	32,824	—
Software	2005	2006	4,990	2,641	(165)
Software	2005	2006	4,626	529	(32)
Software	2006	2006	26,453	24,161	826
Telephone System	2005	2005	113,851	95,750	(3,500)
Telephone System	2005	2006	3,901	4,446	404
Telephone System	2005	2006	10,295	—	2,095
Telephone Systems	2005	2006	4,666	—	(3,785)
Ultrasound	2005	2006	9,815	2,055	1

Past performance is not necessarily indicative of future performance.

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Appendix C

LEAF Equipment Leasing Income Fund III, L.P.

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

Consult with your registered representative or financial planner regarding suitability requirements and subscriber representations.

1. INVESTMENT	• Each unit costs $100; and • the minimum initial investment is 50 units ($5,000); • except as provided under “4. Distribution Investment Elections,” below.
2. REGISTRATION INFORMATION

•         Complete all of the information requested in sections 2(a) and 2(c) on page C-4. If you are not a United States citizen, please specify the country of which you are a citizen.

•         Complete section 2(b) on page C-4 only if you are investing in us as an IRA, Qualified Plan, Keogh plan or trust.

3. FORM OF OWNERSHIP	• Mark only one box, section 3 on page C-4. • Consult your registered representative with any questions about designating the form of ownership.
4. DISTRIBUTION INVESTMENT ELECTIONS

•         You may elect in Section 1 on page C-4 to reinvest your distributions from us in additional units during our offering period on the same terms as your initial purchase of our units, subject to availability, except that there is no minimum amount of additional units you must purchase and your subscription price for those additional units will be $89.50 per unit.

•         Unless you are a resident of Massachusetts, Minnesota or Ohio, if you previously invested in Lease Equity Appreciation Fund I, L.P. (“LEAF I”) and/or Lease Equity Appreciation Fund II, L.P. (“LEAF II”), then you may elect in Section 1 on page C-4 to invest your distributions from one or both of those funds in our units during our offering period on the same terms as our units are sold to other investors, subject to availability, except that there is no minimum amount of our units that you are required to purchase and your subscription price for those units will be $89.50 per unit. In addition, you must complete, date, sign and mail the original Letter of Direction and Authorization to LEAF Financial Corporation set forth on page C-10 to LEAF Financial Corporation with a copy of the letter provided to our general partner with your original pages C-4 and C-5 of this Subscription Agreement.

5. DIRECT DEPOSIT AND ALTERNATIVE PAYEES ELECTION

•         All subscribers except IRAs should complete section 5 on page C-4 if you wish to have your distributions from us sent to an address different from the address shown in section 2(a) on page C-4, and you should complete this section if you want direct deposit.

6. SIGNATURES AND INITIALS

•         All investors must sign and initial the various sections on pages C-4 and C-5 to the extent applicable to them as indicated in the form. The signature of an authorized partner, manager or officer is required for a partnership, limited liability company or corporation investor.

7. SELLING DEALER INFORMATION	• The registered representative must complete and sign section 7 on page C-5, or the subscription cannot be accepted.

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8. SUBSCRIPTION CHECKS, MAILING INSTRUCTIONS AND CONFIRMATIONS

•         Checks should be made payable to “LEAF Equipment Leasing Income Fund III, L.P. Subscription Account,” unless the escrow has not yet been terminated (as disclosed in a prospectus supplement to this prospectus), in which event checks should be made payable to “LEAF Equipment Leasing Income Fund III, L.P. Escrow Account.”

•         Wire transfer instructions are available on request.

Mailing:

•         IRAs, Qualified Plans and Keogh plan investors should: mail all of their subscription documents with their check and transfer instructions to their designated custodian.

•         All other investors should mail all their subscription documents with their check and transfer instructions to:

Chadwick Securities, Inc.
1845 Walnut Street, 10th Floor
Philadelphia, PA 19103
Telephone: (866) 323-0241
Fax: (215) 574-8176

•         We will send you a confirmation letter for your records after your subscription to purchase units in us has been approved by our general partner.

•         Mail the white original and the pink copy of your signed Subscription Agreement as set forth above. Your registered representative should keep the yellow copy for his/her records. We will return the pink copy to you for your records after your subscription has been either accepted or rejected.

YOUR SUBSCRIPTION AGREEMENT WILL NOT BE PROCESSED BY US UNLESS IT IS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL, EXCEPT AS OTHERWISE PROVIDED IN THESE INSTRUCTIONS REGARDING UNITS PURCHASED WITH CASH DISTRIBUTIONS. ANY SUBSCRIPTION PAYMENT THAT IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY NOTICE OF ACCEPTANCE OF THE SUBSCRIPTION BY OUR GENERAL PARTNER TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED WITH THE DISHONORED PAYMENT.

If you have any questions about completing this Subscription Agreement, please call Chadwick Securities, Inc. Investor Services at (866) 323-0241.

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IMPORTANT INFORMATION FOR POTENTIAL SUBSCRIBER(S)

•	.No offer to sell our units to you may be made except by means of this prospectus.
•

You should not rely on any oral statements made by any person, or on any written information other than this prospectus or supplements to this prospectus in deciding whether or not to purchase our units.

•

An investment in our units involves certain risks including, without limitation, the matters set forth in this prospectus under the captions “Risk Factors,” “Conflicts of Interest,” “Investment Objectives and Strategies,” and “Federal Income Tax Consequences.”

•

The representations you make in the “Investor Suitability Requirements and Subscriber Representations” section of this Subscription Agreement are not a waiver of any of your rights under the Delaware Revised Uniform Limited Partnership Act or applicable federal and state securities laws.

•	Our units are subject to substantial restrictions on transferability.
•	There will be no public market for our units.
•	It may not be possible for you to readily liquidate your units, if at all, even in the event of an emergency.
•	Any transfer of units is subject to our approval and must comply with the terms of Article XIII of the partnership agreement.
•

As described in the “Investor Suitability” section of this prospectus, some states impose more stringent suitability standards that must be met by prospective purchasers of units than our general requirements.

•	The State of California has additional restrictions on the transfer of our units, as summarized in the following legend:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

•

Under suitability guidelines of the Office of the Kansas Securities Commissioner, you are cautioned to carefully evaluate whether your investment in us and substantially similar investments should exceed 10% of your liquid net worth.

Pennsylvania Investors. Because the minimum closing amount is less than $12 million, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of Fund subscriptions.

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SUBSCRIPTION AGREEMENT

LEAF EQUIPMENT LEASING INCOME FUND III, L.P.

A Delaware Limited Partnership

GENERAL PARTNER USE ONLY
Date:
No. of Units:
Blue Sky State:
Officer Approval:

1. Initial Investment: (please complete the blanks and check the applicable box)

Initial Subscription Amount: $___________ ($5,000 minimum)
No. of Initial Units: __________________ (50 units minimum)
                                                                       No. of Additional Units: __________

      Check this box if you are using your cash distributions from us to purchase units in addition to your initial units, or if you are using your cash distributions from LEAF I and/or LEAF II to purchase units as set forth in section 4, below.

2. Registration Information: (please type or print clearly)	(a) Subscriber Information
Name(s)
Tax I.D. No. or Social Security No.
Residential Street Address
	City	State		Zip Code
	Telephone No. (Day)		(Evening)		Email address:
(b) Trustee or Custodial Information (IRA’s, Qualified Plans, other SEP, Keogh, Trustee, etc.) (if applicable)
	Trustee/Custodian’s Name(s)		Tax I.D. No.

Date Trust or Account Established			Grantor’s Name(s)
(c) Citizenship (check one)	U.S. Citizen	U.S. Resident Alien	Non-Resident Specify Country:

3. Form of Ownership: (check only one)	Individual Ownership	Spouses as Community Property	C Corporation	S Corporation	Profit Sharing Plan	IRA, SEP, Keogh
	Joint Tenants	Tenants in Common	Limited Liability Company	Partnership	Trust	Custodial Account

Note to Corporations: Please attach a copy of the corporate resolution to purchase units and articles of incorporation and by-laws, as amended

Note to Partnerships:  Please attach a copy of the current partnership agreement, as amended

Note to Trusts:            Please attach a copy of the instrument creating the trust, as amended

Note to Estates:         Please attach a copy of the will and current letters testamentary

Note to LLCs:           Please attach a copy of the limited liability company resolution to purchase units and articles of organization and operating agreement, as amended

4. Distributions Investment Elections	Check if:

    You want your distributions from us reinvested in additional units during the Offering Period, which will be on the same terms as your initial investment, except there is no minimum investment amount for additional units and the subscription price is $89.50 per unit.

    You invested in Lease Equity Appreciation Fund I, L.P. (“LEAF I”) and/or Lease Equity Appreciation Fund II, L.P. (“LEAF II”), you are not a resident of Massachusetts, Minnesota or Ohio, and you want your distributions invested in our units during the Offering Period, which will be on the same terms as our units are being offered and sold to other investors, except that there is no minimum amount of our units that you must purchase and the subscription price is $89.50 per unit. In addition, you must complete, date, sign and mail the original Letter of Direction and Authorization to LEAF Financial Corporation set forth on page C-10 of this Subscription Agreement and send the original of that letter to our general partner with your original pages C-4 and C-5 of this Subscription Agreement.

5. Direct Deposit and Alternative Payees Elections: (Complete if Payee is different from Section 2(a) or 2(b) above, or if distributions are to be reinvested)	Check if:

    You want direct deposits of your distributions or to split your distributions between one or more Payees. If you elect this alternative you must complete the Special Payment Instruction Form on page C-9 hereof. Split distributions are available only for direct deposit by ACH (“Automated Clearing House,” a financial network run by the Federal Reserve to transfer funds electronically). Not available for IRAs or Keogh plans.

     You want your distributions sent to the Payee and Address listed below. Complete the following section:

	Payee Name		ABA No.		Account Type
	Branch No.		Acct. No.		Account Holder
Street Address
	City	State		Zip	Bank Routing No.

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6. Initials and Signatures:
The undersigned confirms that he/she/it:
• Received the Prospectus and has read pages C-1 and C-2 of this Subscription Agreement. (Initial ________) (Initial _______)
• Makes the representations contained on pages C-6 and C-7 of this Subscription Agreement. (Initial ________) (Initial _______)
• Acknowledges that an investment in us is not liquid. (Initial ________) (Initial _______)

•       Declares that, to the best of his/her/its knowledge, all applicable information on pages C-4 and C-8 of this Subscription Agreement is accurate and may be relied on by the General Partner. (Initial _______) (Initial ______)

• Appoints the General Partner as his/her/its attorney-in-fact as described in Paragraph 2 on page C-6 hereof. (Initial ______) (Initial ______)

•         If a Kansas resident, the investor has considered the 10% of liquid net worth cautionary statement on this and similar investments as set forth on page C-3 hereof. (Initial ________) (Initial _______)

• Meets the minimum income and net worth standards set forth in the prospectus. (Initial ________) (Initial _______)

• Is purchasing the units for his/her/its own account. (Initial ________) (Initial _______)

Your Subscription cannot be accepted without your initials and signature(s)	Sign Here X		Sign Here X
		Investor’s Signature Date		Authorized Signature Date
(Custodian/Trustee/Officer/Partner)
Print Name
Print Name

	Sign Here X		Sign Here X
		Co-Investor’s Signature Date	Authorized Signature Date
(Custodian/Trustee/Officer/Partner)
Print Name
Print Name

7. Selling Dealer Information:	The registered representative who solicited your subscription must sign below and, by doing so, represents that he/she:

(Please type or print clearly)	(i) is duly licensed by, and in good standing with, the NASD and may lawfully offer our units in this offering the State(s) listed in Section 2(a) on page C-4 of this Subscription Agreement;

(ii)     has reasonable grounds to believe, based on information obtained from the Subscriber concerning his/her/its investment objectives, other investments, financial situation and needs, and any other information about the Subscriber known by the registered representative, that the investment described in Section 1 or Section 4 on page C-4 of this Subscription Agreement is suitable in light of the Subscriber’s income, net worth and other characteristics; and

(iii)     the registered representative has informed the Subscriber as to the risks of ownership and limited liquidity of our units, and delivered a current copy of the Prospectus to the Subscriber in connection with the offering of our units.

Broker/Dealer Firm Name
Supervisor	Telephone No.
Registered Representative Name
Rep. No.	Telephone No.	Email address:
Representative’s Street Address
City	State	Zip Code
Signature X

(Registered Representative) The subscription cannot be completed without a signature.

8. Investment Check and Subscription Agreement:

Mail the completed Subscription Agreement [pages C-4 and C-5], your Taxpayer Identification Certification [page C-8] and, if applicable, the Special Payment Instruction Form for Distributions [page C-9] and/or the Letter of Direction and Authorization to LEAF Financial Corporation [page C-10], with a check for your initial subscription amount as set forth in Section 1 of your Subscription Agreement [page C-4] made payable as instructed in Section 8 [on page C-2], to:

Chadwick Securities, Inc., 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103
Telephone: (866) 323-0241         Fax: (215) 576-8176

Wiring instructions available on request Acceptance of Subscription Agreement by General Partner of LEAF Equipment Leasing Income Fund III, L.P.	LEAF Asset Management, LLC, General Partner
By:
Authorized Signature Date

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INVESTOR SUITABILITY REQUIREMENTS AND SUBSCRIBER REPRESENTATIONS

1.	Subscription for Units.
•	I, by signing my name in Section 5 on page C-4, hereby:
(a)	subscribe for the number of units and dollar subscription amount set forth in Section 1 on page C-4 and, if applicable, the units I have subscribed for under Section 4 on page C-4;
(b)	agree to become a limited partner of LEAF Equipment Leasing Income Fund III, L.P. on the acceptance of my subscription by the general partner; and
(c)	adopt and agree to be bound by each and every provision of LEAF Equipment Leasing Income Fund III, L.P.’s partnership agreement and my Subscription Agreement.
•

I am is tendering good funds with my Subscription Agreement in full payment for the units I have subscribed for (if I am required to do so under Sections 1 and 4 on page C-4) at the per unit subscription price applicable to me.

2.	Appointment of the General Partner as Subscriber’s Attorney-in-Fact.
•

By signing my name in Section 6 on page C-5, (and effective on my admission as a limited partner of LEAF Equipment Leasing Income Fund III, L.P.), I hereby make, constitute and appoint the general partner, each authorized officer of the general partner and each person who may thereafter become a substitute general partner of LEAF Equipment Leasing Income Fund III, L.P. with full power of substitution, as the true and lawful attorney-in-fact of, in my name, place and stead to the full extent and for the purposes and duration, set forth in Article XVIII of the partnership agreement (all of the terms of which are hereby incorporated in this Subscription Agreement by this reference).

•	Such purposes include, without limitation, the power to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish any of the following:
(a)

the partnership agreement, certificates of limited partnership and any amendment thereof, including amendments reflecting the admission or substitution of any general partner or limited partner (or their capital contributions) and any other document, certificate or instrument required to reflect the admission of any partner (including any substitute general partner and any substitute limited partner);

(b)

any other document, certificate or instrument required to reflect any action of the partners provided for in the partnership agreement (whether or not I voted in favor of or otherwise consented to the action);

(c)

any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which LEAF Equipment Leasing Income Fund III, L.P. is doing or intends to do business or that the general partner deems advisable;

(d)	any certificate of dissolution or cancellation of the certificate of limited partnership that may be reasonably necessary to effect the termination of LEAF Equipment Leasing Income Fund III, L.P.; and
(e)

any instrument or papers required to continue or terminate the business of LEAF Equipment Leasing Income Fund III, L.P. under Section 12.5 or Article XIV of the partnership agreement; provided that no such attorney-in-fact shall take any action as attorney-in-fact for me if the action could in any way increase my liability beyond the liability expressly set forth in the partnership agreement or alter my rights under Article XI of the partnership agreement, unless (in either case) I have given a power of attorney to the attorney-in-fact expressly for that purpose.

•

The foregoing appointment shall not in any way limit the authority of the general partner as my attorney-in-fact under Article XVIII of the partnership agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive my death, incapacity, insolvency, dissolution or termination or my delivery of any assignment of all or any portion of my units.

3.	General Subscriber Representations.
•

As a condition to my being admitted as a limited partner of LEAF Equipment Leasing Income Fund III, L.P., I represent and warrant to the general partner and LEAF Equipment Leasing Income Fund III, L.P. that I:

(a)	either:

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(i)

have annual gross income of $45,000, plus a net worth of at least $45,000 (exclusive of my investment in LEAF Equipment Leasing Income Fund III, L.P., home furnishings, automobiles and equity in my home), or a net worth of at least $150,000 (determined in the same manner); or

(ii)	meet any higher investor gross income and/or net worth standards applicable to residents of my State, as set forth in the “Investor Suitability” and “The Offering” sections of the prospectus;
(b)	if I am investing as an IRA, Qualified Plan, HR-10 (Keogh) plan or other benefit plan or trust, I have accurately been identified as such in Sections 2(b) and 3 on page C-4;
(c)	have been accurately identified in Section 2(c) on Page C-4 as either a U.S. Citizen or a non-U.S. Citizen; and
(d)	am not less than 21 years of age.
•

If I am investing in a fiduciary or representative capacity, the investment is being made for one or more persons, entities or trusts, all of which meet the applicable suitability requirements described above.

4.	Additional Fiduciary and Entity Representations.
•

If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the subscriber, including, without limitation, a corporation, a partnership, an IRA, a Qualified Plan, a Keogh plan, or a trust (other than a Qualified Plan or Keogh plan), the signatory, by signing his/her/its name in Section 5 of Page C-4, represents and warrants to the general partner and LEAF Equipment Leasing Income Fund III, L.P. that:

(a)	he or she is duly authorized to:
(i)	execute and deliver this Subscription Agreement;
(ii)	make the representations contained in this Subscription Agreement on behalf of the Subscriber; and
(iii)	bind the Subscriber by signing this Subscription Agreement; and
(b)

this investment is an authorized investment for the Subscriber under applicable documents and/or agreements (articles of incorporation or corporate bylaws or action, partnership agreement, trust indenture, etc.) and applicable law.

[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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Taxpayer Identification Number Certification – You should check the first box below, unless you are a foreign investor or you are investing as a U.S. grantor trust.

Note: If there is a change in circumstances that makes any of the information provided by you in the certification below incorrect, then you are under a continuing obligation so long as you own units in LEAF Equipment Leasing Income Fund III, L.P. to notify the general partner and furnish the general partner a new certificate within thirty (30) days of the change.

Under penalties of perjury, you certify that:

(1)	the number provided in this Subscription Agreement is your correct “TIN” (i.e., social security number or taxpayer identification number);
(2)

you are not subject to backup withholding because (a) you are exempt from backup withholding under §3406(g)(1) of the Internal Revenue Code and the related regulations, or (b) you have not been notified by the Internal Revenue Service (IRS) that you are subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified you that you are no longer subject to backup withholding; and

(3)	you are a U.S. person (which includes U.S. citizens, resident aliens, entities or associations formed in the U.S. or under U.S. law, and U.S. estates and trusts.)

(Note: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.)

Foreign Partner. You are at least 21 years of age and you have provided LEAF Equipment Leasing Income Fund III, L.P. with the appropriate Form W-8 certification or, if a joint account, each joint account owner has provided LEAF Equipment Leasing Income Fund III, L.P. the appropriate Form W-8 certification, and if any one of the joint account owners has not established foreign status, that joint account owner has provided LEAF Equipment Leasing Income Fund III, L.P. with a certified TIN.

U.S. Grantor Trusts. Under penalties of perjury, I certify that:

(1)

the trust designated as the Subscriber on the Subscription Agreement is a United States grantor trust that the person(s) designated as the grantor(s) of the trust on the Subscription Agreement can amend or revoke while living;

(2)	under subpart E of subchapter J of the Internal Revenue Code (check only one of the boxes below):
(a)	100% of the trust is treated as owned by the grantor;
(b)	the trust is treated as owned in equal shares by the grantor and the grantor’s spouse; or
(c)	____% of the trust is treated as owned by ________________________, and the remainder is treated as owned _____% by the grantor and _____% by the grantor’s spouse); and
(3)	each grantor or other owner of any portion of the trust has provided LEAF Equipment Leasing Income Fund III, L.P. with the appropriate Form W-8 or Form W-9 certification.

Note: If you check the box in (2)(c), you must insert the information called for by the blanks.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

ON YOUR EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND ITS ACCEPTANCE BY THE GENERAL PARTNER, PAGES C-4 AND C-5 OF THIS SUBSCRIPTION AGREEMENT WILL BECOME A PART OF THE PARTNERSHIP AGREEMENT.

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SPECIAL PAYMENT INSTRUCTION FORM FOR DISTRIBUTIONS

LEAF Equipment Leasing Income Fund III, L.P.

1845 Walnut Street, 10th Floor, Philadelphia, PA 19103

Please return this form with your Subscription Agreement if you want your cash distributions to be directly deposited into an account and/or sent to more than one account, location or payee. IRAs may not use this form.

First Payee			Name of
Bank Name:			Account Holder
Bank Address:			Account No.
City	State	Zip	Account Type
Branch No.			Bank Routing Number
% to be Paid*

Second Payee			Name of
Bank Name:			Account Holder
Bank Address:			Account No.
City	State	Zip	Account Type
Branch No.			Bank Routing Number
% to be Paid*

Third Payee			Name of
Bank Name:			Account Holder
Bank Address:			Account No.
City	State	Zip	Account Type
Branch No.			Bank Routing Number
% to be Paid*

Fourth Payee			Name of
Bank Name:			Account Holder
Bank Address:			Account No.
City	State	Zip	Account Type
Branch No.			Bank Routing Number
% to be Paid*

Fifth Payee			Name of
Bank Name:			Account Holder
Bank Address:			Account No.
City	State	Zip	Account Type
Branch No.			Bank Routing Number
% to be Paid*

*	The total of all the “% to be Paid” boxes must equal 100%.
Sign Here X	Sign Here X
Investor’s Signature	Authorized Signature (Custodian/Trustee/Officer/Partner)

Print Name	Print Name

Sign Here X	Sign Here X
Co-Investor’s Signature	Authorized Signature (Custodian/Trustee/Officer/Partner)
Print Name	Print Name
Date	Date

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Letter of Direction and Authorization to LEAF Financial Corporation

By this letter you are directed and authorized to use all of the distributions for my account(s) from the fund(s) checked below to purchase units in LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”), beginning with the first distribution from the fund(s) checked below after my Subscription Agreement to purchase units in LEAF III has been accepted, and including all subsequent distributions for my account(s) from the fund(s) checked below during the offering period of LEAF III, to the extent LEAF III has units available to sell.

I understand that if my Subscription Agreement to purchase units in LEAF III is accepted by LEAF Asset Management, LLC, acting as general partner on behalf of LEAF III, then on my payment of the subscription price for units in LEAF III pursuant to this letter and my Subscription Agreement, I will be promptly admitted to LEAF III as a limited partner as provided in LEAF III’s partnership agreement with respect to those units in LEAF III.

I represent, warrant and confirm that :

•	I am not a resident of Massachusetts, Minnesota or Ohio;
•

I understand that I am subscribing for an indeterminate amount of units in LEAF III based primarily on the amount of my cash distributions from LEAF I or LEAF II, or both, as indicated by the fund(s) and accounts I have checked below;

•	I understand that units in LEAF III purchased by me pursuant to this letter will be sold to me on the same terms as LEAF III’s units are being offered and sold to other investors, except that:
•	there is no minimum amount of units that I must purchase; and
•	my subscription price is $89.50 per unit.

My cash distributions from the fund(s) and from the fund accounts checked below are to be used to purchase units in LEAF III as described in this letter:

Lease Equity Appreciation Fund I, L.P. (“LEAF I”)

All LEAF I accounts I own or of which I am the beneficial owner.
Only my following accounts in LEAF I: ___________________________________________

Lease Equity Appreciation Fund II, L.P. (“LEAF II”)

All LEAF II accounts I own or of which I am the beneficial owner.
Only my following accounts in LEAF II: ___________________________________________

I understand that I can at any time stop you from using my distributions from my accounts in either LEAF I, LEAF II or both, as indicated by the fund(s) and accounts I have checked above, to purchase units in LEAF III for my account by giving written notice to you, but only with respect to distributions for my account that have not been made before your receipt of my written notice revoking, in whole or in part, the authorization and directions I have given you in this letter to use my distributions from LEAF I, LEAF II or both, as indicated above, to purchase units in LEAF III for my account.

Name of Investor:___________________________________________________________(please print)

(For IRA accounts, the Custodian of the IRA must sign this letter.)

______________________________________________(investor’s signature)	Date: __________________

Investor’s Social Security Number:  ___ ___ ___ - ___ ___ - ___ ___ ___ ___

Name of Co-Investor: _______________________________________________________ (please print)

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______________________________________________(co-investor’s signature)	Date: ________________
Co-Investor’s Social Security Number: ___ ___ ___ - ___ ___ - ___ ___ ___ ___

Custodian if Investor is an IRA

Sign Here X

Authorized Signature of Custodian

Print Name

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No person is authorized to give any information or make any representation that is not contained in this prospectus. You must not rely on any unauthorized representations or information. This prospectus is an offer to sell only the units of limited partnership interest offered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

LEAF EQUIPMENT LEASING INCOME FUND III, L.P.

Units of Limited Partnership Interest

$100.00 per unit

PROSPECTUS

February 7, 2007